Filed pursuant to Rule 424(b)(2)
Registration No.: 333-181822

This prospectus supplement and the prospectus are not complete and may be changed. This prospectus supplement and the prospectus are not an offer to sell these securities and we are not seeking an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED September 28, 2012

Prospectus Supplement to Prospectus dated September 28, 2012

US$600,000,000

SMART ABS Series 2012-4US Trust

Issuing Entity or Trust

Perpetual Trustee Company Limited

(ABN 42 000 001 007)

in its capacity as trustee of the Trust

Issuer Trustee

Macquarie Leasing Pty Limited (ABN 38 002 674 982) Depositor, Sponsor, Originator and Servicer	Macquarie Securities Management Pty Limited (ABN 26 003 435 443) Manager

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page S-30 of this prospectus supplement and on page 5 of the prospectus.

The notes will be obligations of the issuer trustee in its capacity as trustee of the trust and will not be obligations of the issuer trustee’s affiliates or obligations of or interests in Macquarie Leasing Pty Limited, Macquarie Securities Management Pty Limited or any of their affiliates.

This prospectus supplement may be used to offer and sell the US$ notes only if accompanied by the prospectus.

The issuer trustee, in its capacity as trustee of the SMART ABS Series 2012-4US Trust, will issue:

	Initial Principal Balance	Interest Rate	Maturity Date*
Class A-1 Notes	US$144,000,000	[ ]%	Distribution Date in October 2013
Class A-2a Notes	{US$186,000,000}	[ ]%	Distribution Date in June 2015
Class A-2b Notes		One-month LIBOR + [ ]%
Class A-3a Notes	{US$188,000,000}	[ ]%	Distribution Date in March 2017
Class A-3b Notes		One-month LIBOR + [ ]%
Class A-4a Notes	{US$82,000,000}	[ ]%	Distribution Date in August 2018
Class A-4b Notes		One-month LIBOR + [ ]%

Total	US$600,000,000

*	If not a business day, the next business day.

•	This prospectus supplement and the prospectus relate to “Class A notes” (also called the “US$ notes”). The issuer trustee will also issue five classes of Australian dollar denominated notes that are not offered under this prospectus supplement or the prospectus (the “A$ notes”, and together with the US$ notes, the “notes”) with an aggregate initial principal balance of A$71,998,000. The A$ notes will initially be retained by the sponsor or one or more of its affiliates.

•	The notes will be backed by a pool of lease contracts, hire purchase contracts and loan contracts in relation to motor vehicle assets (including cars, trucks, buses, trailers, forklifts and motorcycles) located in Australia.

•	The notes are not deposits and neither the notes nor the underlying receivables are insured or guaranteed by any company or governmental agency or instrumentality.

•

Interest and principal on the notes will be paid on the 14th day of each calendar month (or if not a business day, the next business day). The first distribution date will be November 14, 2012, or if not a business day, the next business day. Each class of US$ notes will be paid in full on its maturity date (or if not a business day, the next business day) if not paid in full prior to such date.

•	Credit enhancement for the US$ notes consists of subordination and excess spread. Liquidity enhancement for the US$ notes consists of a liquidity reserve account and the re-direction of principal.

•	Macquarie Bank Limited (ABN 46 008 583 542) is the fixed rate swap provider and Australia and New Zealand Banking Group Limited (ABN 11 005 357 522) is the currency swap provider.

The pricing terms of the US$ notes are:

	Price to Public	Underwriting Commissions and Discounts	Proceeds to Depositor
Class A-1 Notes	[ ]%	[ ]%	[ ]%
Class A-2a Notes	[ ]%	[ ]%	[ ]%
Class A-2b Notes	[ ]%	[ ]%	[ ]%
Class A-3a Notes	[ ]%	[ ]%	[ ]%
Class A-3b Notes	[ ]%	[ ]%	[ ]%
Class A-4a Notes	[ ]%	[ ]%	[ ]%
Class A-4b Notes	[ ]%	[ ]%	[ ]%

Total	US$[ ]	US$[ ]	US$[ ]

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

Joint Lead Managers and Bookrunners for the US$ notes

J.P. Morgan and RBS

Joint Lead Manager for the US$ notes

Macquarie

Co-Manager for the US$ notes

ANZ Securities

The date of this prospectus supplement is October [    ], 2012

ii

Page
APPENDIX C: STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS SECURITISATIONS UNDER THE SMART SECURITISATION PROGRAMME	C-1

iii

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS

SUPPLEMENT AND THE PROSPECTUS

This prospectus supplement and the prospectus provide information about the SMART ABS Series 2012-4US Trust and the terms of the US$ notes to be issued by the issuer trustee in its capacity as trustee of the SMART ABS Series 2012-4US Trust. The A$ notes are not being offered by this prospectus supplement or the prospectus.

We describe the US$ notes in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to the US$ notes and (2) this prospectus supplement, which describes the specific terms of the US$ notes.

Neither this prospectus supplement nor the prospectus contains all of the information included in the registration statement. The registration statement also includes copies of various contracts and documents referred to in this prospectus supplement and the prospectus. You may obtain copies of these documents for review. See “Where You Can Find More Information” in the prospectus. You should rely only on information provided or referenced in this prospectus supplement and the prospectus. We have not authorised anyone to provide you with other information.

This prospectus supplement begins with the following brief introductory sections:

•	Transaction Structure Diagram — illustrates the structure of this securitisation transaction,

•	Transaction Parties and Documents Diagram — illustrates the role that each transaction party and transaction document plays in this securitisation transaction,

•	Summary — describes the main terms of the notes, the cash flows in this securitisation transaction and the credit enhancement available to the notes, and

•	Risk Factors — describes some of the risks of investing in the US$ notes.

The other sections of this prospectus supplement contain more detailed descriptions of the notes and the structure of the trust that will be formed in connection with the issuance of your notes. We include cross-references in this prospectus supplement and in the prospectus to captions in these materials where you can find further related discussions. The preceding Table of Contents and the Table of Contents included in the prospectus provide the pages on which these captions are located.

In this prospectus supplement, the terms “we”, “us” and “our” refer to Macquarie Leasing Pty Limited. In addition, “Macquarie Management” refers to Macquarie Securities Management Pty Limited, “Macquarie Leasing” refers to Macquarie Leasing Pty Limited and “Macquarie Bank” refers to Macquarie Bank Limited.

i

An index of defined terms with page numbers of definitions of all defined terms can be found in Appendix A of this prospectus supplement and in Appendix A of the prospectus, and a glossary of certain defined terms can be found in Appendix B of this prospectus supplement and in Appendix B of the prospectus.

DISCLAIMERS

No Guarantee by Macquarie Entities

The notes do not represent deposits or other liabilities of Macquarie Bank or any member company of the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. None of Macquarie Bank, Macquarie Leasing, the manager or any other member company of the Macquarie Group guarantees any particular rate of return on, or the performance of, the notes nor do they guarantee the repayment of capital from the notes.

No Guarantee by Other Transaction Parties

The notes do not represent deposits of Perpetual Trustee Company Limited, in its personal capacity, as trustee of the SMART ABS Series 2012-4US Trust or as trustee of any other trust, or deposits or liabilities of P.T. Limited, in its personal capacity or as security trustee of the security trust or as security trustee of any other trust, The Bank of New York Mellon, in its personal capacity or as US$ note trustee, principal paying agent, US$ note registrar or agent bank, Australia and New Zealand Banking Group Limited (ABN 11 005 357 522), as currency swap provider, the underwriters or any of their respective associates.

Perpetual Trustee Company Limited’s liability as issuer trustee to make payments of interest and principal on the notes is limited to the extent of the assets of the trust available therefor. All claims against Perpetual Trustee Company Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

None of Perpetual Trustee Company Limited, in its personal capacity, as trustee of the SMART ABS Series 2012-4US Trust or as trustee of any other trust, P.T. Limited, in its personal capacity or as security trustee of the security trust or as security trustee of any other trust, The Bank of New York Mellon, in its personal capacity or as US$ note trustee, principal paying agent, US$ note registrar or agent bank, Australia and New Zealand Banking Group Limited, as currency swap provider, the underwriters or any of their respective associates, guarantees the payment or repayment or the return of any principal invested in, or any particular rate of return on, the notes or the performance of the assets of the trust.

In addition, none of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the SMART ABS Series 2012-4US Trust, or of the manager are guaranteed in any way by Perpetual Trustee Company Limited, in its personal capacity or as trustee of any other trust, P.T. Limited, in its personal capacity or as security trustee of the security trust or as security trustee of any other trust, The Bank of New York Mellon, in its personal capacity or as US$ note trustee, principal paying agent, US$ note registrar or agent bank, Australia and New Zealand Banking Group Limited, as currency swap provider, the underwriters or any of their respective associates.

The Notes are Subject to Investment Risk

The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

For further details of the investment risk involved, see “Risk Factors” in the prospectus and in this prospectus supplement.

Additional Disclaimers

The notes will be the obligations solely of the issuer trustee in its capacity as trustee of the SMART ABS Series 2012-4US Trust.

The issuer trustee is not liable to satisfy any obligations or liabilities in relation to the notes or the trust from its personal assets except any obligations or liabilities arising from (and to the extent of) any reduction in its indemnity from the assets of the trust resulting from any fraud, negligence or wilful default (as defined in the transaction documents) on the part of the issuer trustee or any other person whose acts or omissions the issuer trustee is liable for under the transaction documents.

Save as summarised in the above paragraph, each noteholder is required to accept a final distribution of moneys under the master security trust deed and the general security deed in full and final satisfaction of all moneys owing to it, and any debt represented by any shortfall that exists after any such final distribution will be extinguished.

The US$ notes will be issued as book-entry notes. The A$ notes will be issued in the form of registered debt securities.

None of the underwriters or any of their respective affiliates has independently verified the information set forth herein, assumes any responsibility for such information’s accuracy or completeness, or makes any representations or warranties as to the accuracy or completeness of the information contained in this prospectus supplement and the prospectus, and nothing herein will be deemed to constitute such a representation or warranty by the underwriters or their respective affiliates, or a promise or representation as to the future performance of the SMART Receivables or the other related assets of the trust.

Neither Perpetual Trustee Company Limited (in its individual capacity or as trustee of the SMART ABS Series 2012-4US Trust) nor P.T. Limited (in its individual capacity or as security trustee) has had any involvement in the preparation of this prospectus supplement or the prospectus (other than (i) in respect of the sections of this prospectus supplement entitled “Transaction Parties—The Issuer Trustee”, “Transaction Parties—The Security Trustee” and, only to the extent that it relates to the trustee or the security trustee, “Legal Proceedings” and (ii) in respect of the sections of the prospectus entitled “The Issuer Trustee” and “The Security Trustee”), nor have they authorised or caused the issue of this prospectus supplement or the prospectus.

The currency swap provider has not had any involvement in the preparation of this prospectus supplement or the prospectus (other than in respect of the section of this prospectus supplement entitled “The Currency Swaps—The Currency Swap Provider”, including in respect of any documents incorporated by reference into this prospectus supplement referred to in that section), nor has it authorised or caused the issue of this prospectus supplement or the prospectus.

The fixed rate swap provider has not had any involvement in the preparation of this prospectus supplement or the prospectus (other than in respect of the section of this prospectus supplement entitled “The Fixed Rate Swap—The Fixed Rate Swap Provider”), nor has it authorised or caused the issue of this prospectus supplement or the prospectus.

All information contained in this prospectus supplement and the prospectus is given as of the date hereof. Neither the delivery of this prospectus supplement or the prospectus nor any sale made in connection with this prospectus supplement or the prospectus will, under any circumstances, create any implication that:

•	there has been no change in the information contained in this prospectus supplement and the prospectus since the date hereof;

•

there has been no material change in the affairs of the trust or any party named in this prospectus supplement or the prospectus since the date of this prospectus supplement or the prospectus or the date upon which this prospectus supplement or the prospectus has been most recently amended or supplemented; or

•

any other information supplied in connection with the US$ notes is correct as of any time subsequent to the date on which it is supplied or, if different, the date indicated in the document containing the same.

The contents of this prospectus supplement or the prospectus should not be construed as providing legal, business, accounting or tax advice. You should consult your own legal, business, accounting and tax advisers prior to making a decision to invest in the US$ notes.

Investor Representations and Restrictions on Resale

Each purchaser of US$ notes, by its acceptance thereof, will be deemed to have represented to, warranted and agreed with the issuer trustee, Macquarie Management, Macquarie Leasing, the US$ note trustee, the security trustee and the underwriters that (i) the purchaser is not a “retail client” within the meaning of section 761G of the Australian Corporations Act 2001 (Cth) who received its offer in any state or territory of Australia, (ii) the purchaser is not an “associate” (as defined in Section 128F of the Australian Income Tax Assessment Act of 1936 (Cth)) of the issuer trustee, Macquarie Leasing or Macquarie Bank and (iii) either (a) the purchaser is not acquiring such US$ notes (or an interest therein) with the plan assets of (1) an “employee benefit plan” (as defined in Section 3(3) of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”)), that is subject to Title I of ERISA, (2) a “plan” (as defined in Section 4975(e)(1) of the United States Internal Revenue Code of 1986, as amended (the “Code”), that is subject to Section 4975 of the Code, (3) an entity that is deemed to hold “plan assets” of the foregoing under 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA (each such entity, and each plan described in

v

(1) or (2), a “Benefit Plan Investor”); or (4) a non-U.S., governmental or church plan that is subject to any non-U.S. or U.S. federal, state or local law that is similar to Section 406 of ERISA or Section 4975 of the Code (“Similar Law”) or (b) the acquisition and holding of such US$ notes will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code (due to the applicability of a statutory or administrative exemption from the prohibited transaction rules) or a violation of any Similar Law; provided, further, that if, at the time of acquisition of the US$ notes, the ratings on the US$ notes are below investment grade or have been characterized as other than indebtedness for applicable local law purposes, the purchaser or transferee will be deemed to represent and warrant that it is not a Benefit Plan Investor. Each purchaser of US$ notes, by its acceptance thereof, will be deemed to have agreed that any transfer of the US$ notes in violation of the foregoing representations and warranties will be void. No purchaser may offer to resell or resell a US$ note unless the offer or sale (i) is made to a person who is not a “retail client” within the meaning of section 761G of the Australian Corporations Act 2001 (Cth), receiving its offer in any state or territory of Australia and (ii) complies with any applicable laws in all jurisdictions in which the offer or sale is made.

European Union (“EU”) Article 122a

EU member states are in the process of implementing Article 122a of the Capital Requirements Directive 2006/48/EC (as amended by Directive 2009/111/EC) (“Article 122a”) that, among other things, places certain restrictions on the ability of an EU-regulated credit institution to invest in asset-backed securities. Article 122a requires such credit institutions to only invest in asset-backed securities where the sponsor or originator has disclosed to investors that it will retain a specified minimum net economic interest in the securitisation transaction. Additionally, the credit institution must be able to demonstrate that it has a comprehensive and thorough understanding of the securitisation transaction and its structural features by satisfying due diligence and monitoring requirements prior to investing in an asset-backed security.

None of the Sponsor, the Manager or the Underwriters nor any of their respective affiliates is obligated to retain a material net economic interest in the securitisation described in this prospectus supplement and the accompanying prospectus or to provide any additional information that may be required to enable a credit institution to satisfy the due diligence and monitoring requirements of Article 122a. Failure to comply with any of the requirements set forth in Article 122a may result in the imposition of a penalty regulatory capital charge on an EU regulated credit institution holding, or possibly holding exposure to, asset-backed securities such as the US$ notes. Purchasers of the US$ notes are responsible for analysing their own regulatory position and are advised to consult with their own advisors regarding the suitability of the US$ notes for investment and the requirements for compliance with Article 122a.

Notice to Residents of the United Kingdom

THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS MAY NOT BE COMMUNICATED IN THE UNITED KINGDOM OTHER THAN TO PERSONS AUTHORISED TO CARRY ON A REGULATED ACTIVITY UNDER THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED (THE “FSMA”) OR OTHERWISE HAVING PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND QUALIFYING AS INVESTMENT PROFESSIONALS UNDER ARTICLE 19(1), OR TO

PERSONS QUALIFYING AS HIGH NET WORTH PERSONS UNDER ARTICLE 49(1) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005, OR TO ANY OTHER PERSON TO WHICH IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. NEITHER THE US$ NOTES NOR THIS PROSPECTUS SUPPLEMENT NOR THE ACCOMPANYING PROSPECTUS ARE AVAILABLE TO OTHER CATEGORIES OF PERSONS IN THE UNITED KINGDOM AND NO ONE FALLING OUTSIDE SUCH CATEGORIES IS ENTITLED TO RELY ON, AND MUST NOT ACT ON, ANY INFORMATION IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. THE TRANSMISSION OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS TO ANY PERSON IN THE UNITED KINGDOM OTHER THAN THE CATEGORIES STATED ABOVE, OR ANY PERSON TO WHOM IT IS OTHERWISE LAWFUL TO COMMUNICATE THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS, IS UNAUTHORISED AND MAY CONTRAVENE THE FINANCIAL SERVICES AND MARKETS ACT 2000, AS AMENDED.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus supplement and the prospectus constitute forward-looking statements. Because forward-looking statements made in this prospectus supplement involve risks and uncertainties, there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, those described herein under “Risk Factors”, the composition of the receivables, loss ratios, delinquency ratios, the actions of competitors, general economic conditions (especially in Australia), changes in interest rates, unemployment, the rate of inflation and consumer perceptions of the economy, compliance with U.S. and Australian federal and state laws, including consumer protection laws, tort laws and, in relation to the U.S., ERISA and changes in such laws, customer preferences and various other matters, many of which are beyond the control of the Sponsor, Macquarie Management and their respective affiliates.

PRESENTATION OF CURRENCIES AND OTHER INFORMATION

In this prospectus supplement and the prospectus, references to “U.S. Dollars” and “US$” are references to U.S. currency and references to “Australian Dollars” and “A$” are references to Australian currency. Unless otherwise stated in this prospectus supplement or the prospectus, any translations of Australian Dollars into U.S. Dollars have been made at a rate of US$1.03* = A$1.00, or the “US$ Exchange Rate”. Use of such rate is not a representation that Australian Dollar amounts actually represent such U.S. Dollar amounts or could be converted into U.S. Dollars at that rate.

Prior to the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, determinations and payments to US$ Noteholders in respect of principal and interest will be converted from Australian Dollars to U.S. Dollars at the US$ Exchange Rate described in “The Currency Swaps and the Fixed Rate Swap—The Currency Swaps—Payments under the Currency Swaps” in this prospectus supplement and paid in accordance with the provisions set forth in “Description of the Notes—Application of Available Income”, “—Available Income and Other Calculations” and “—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement. Following the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, determinations and payments to US$ Noteholders in respect of principal and interest will be converted from Australian Dollars to U.S. Dollars and paid in accordance with the priorities set forth in “Description of the Notes—Post-Enforcement Priority of Payments” in this prospectus supplement.

References in this prospectus supplement and the prospectus to statutes followed by “(Cth)” are to legislation enacted by the federal parliament of the Commonwealth of Australia.

*	Indicative US$ Exchange Rate, subject to revision and finalization.

SUMMARY

This summary highlights selected information from this prospectus supplement and the prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. All of the information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus supplement and the prospectus.

Transaction Overview

Perpetual Trustee Company Limited, in its capacity as trustee of the SMART ABS Series 2012-4US Trust, will use the proceeds from the issuance and sale of the notes to purchase a pool of receivables from Perpetual Trustee Company Limited, in its capacity as trustee of each of the warehouse trusts established under the SMART securitisation programme. See “Description of the Assets of the Trust—Acquisition of the SMART Receivables on the Closing Date” in the prospectus.

The receivables consist of lease contracts, hire purchase contracts and loan contracts in relation to motor vehicle assets (including cars, trucks, buses, trailers, forklifts and motorcycles) that are located in Australia and are not subject to the Australian National Credit Code or the Australian Consumer Credit Code. Perpetual Trustee Company Limited, in its capacity as trustee of the SMART ABS Series 2012-4US Trust, will rely on collections (including proceeds of the SMART Receivables) to make payments on the notes and will be solely liable for the payment of the notes.

Transaction Parties

Issuing Entity	Perpetual Trustee Company Limited (ABN 42 000 001 007), in its capacity as trustee of the trust
Trust	SMART ABS Series 2012-4US Trust
Issuer Trustee	Perpetual Trustee Company Limited (ABN 42 000 001 007), in its capacity as trustee of the trust
Depositor	Macquarie Leasing Pty Limited (ABN 38 002 674 982)
Manager	Macquarie Securities Management Pty Limited (ABN 26 003 435 443)
Sponsor	Macquarie Leasing Pty Limited (ABN 38 002 674 982)
Originator	Macquarie Leasing Pty Limited (ABN 38 002 674 982)

Receivables Sellers

Perpetual Trustee Company Limited, in its capacity as trustee of each of SMART RBS Warehouse Trust, SMART J Warehouse Trust and SMART ANZ Warehouse Trust (the “warehouse trusts”). Macquarie Securities Management Pty Limited is the manager of each of the warehouse trusts. Macquarie Leasing Pty Limited is the beneficial owner of each of the warehouse trusts.

Servicer	Macquarie Leasing Pty Limited (ABN 38 002 674 982)
Security Trustee	P.T. Limited (ABN 67 004 454 666)
US$ Note Trustee, Principal Paying Agent, Agent Bank and US$ Note Registrar	The Bank of New York Mellon
Income Unitholder	Macquarie Leasing Pty Limited (ABN 38 002 674 982)
Capital Unitholder	Macquarie Bank Limited (ABN 46 008 583 542)
Underwriters for US$ Notes	J.P. Morgan Securities LLC
RBS Securities Inc.
Macquarie Capital (USA) Inc.
ANZ Securities, Inc.
Fixed Rate Swap Provider	Macquarie Bank Limited (ABN 46 008 583 542)
Currency Swap Provider	Australia and New Zealand Banking Group Limited (ABN 11 005 357 522)

Transaction Structure Diagram

1.	On the closing date, Macquarie Bank will deposit A$6,545,222.72 (an amount representing approximately 1.00% of the aggregate of the initial pool balance on the closing date) in the liquidity reserve account maintained by the issuer trustee.
2.	In the event that the issuer trustee has received insufficient income collections in any monthly period, after giving effect to a draw from the liquidity reserve, to meet payments of interest on the US$ notes and certain expenses, the issuer trustee will apply available principal collections in the amount of that deficit towards those required payments. Principal collections applied towards such required payments may be reimbursed by the application of excess income collections received by the issuer trustee in subsequent monthly periods, if any, or by drawing on the liquidity reserve to the extent the balance of the liquidity reserve exceeds the required reserve amount.
3.	Interest payments on the A$ notes will always be subordinated to interest payments on the US$ notes. Principal payments on the A$ notes will be subordinated to principal payments on the US$ notes only if the pro rata paydown test is not satisfied. The priority of payments of interest and principal will change after the enforcement of the Security under the master security trust deed and the general security deed. The initial amount of subordination provided by the A$ notes for the US$ notes will be 11% of the initial aggregate outstanding principal balance of the SMART Receivables Pool, or A$71,998,000 (based on the indicative US$ exchange rate of US$1.03=A$1.00).
4.	Excess spread in the form of excess interest collections is available, as a component of available income, for allocation towards total principal collections to satisfy any unreimbursed principal draws, defaulted amounts and prior unreimbursed charge-offs.
5.	The issuer trustee will make fixed rate A$ payments to the fixed rate swap provider and the fixed rate swap provider will make floating rate A$ (based on the BBSW swap rate) payments to the issuer trustee. The payments will be netted against each other and one net payment will be made between the issuer trustee and the fixed rate swap provider.

6.	The currency swap provider will receive A$ floating rate payments (based on the BBSW swap rate and the applicable spread) from the issuer trustee in respect of interest on the US$ notes and pay US$ fixed rate or floating rate (at LIBOR plus the applicable spread) amounts as interest on the US$ notes to the principal paying agent for distribution to US$ noteholders. The currency swap provider will receive A$ principal payments on the US$ notes from the issuer trustee and convert such A$ payments to US$ at the exchange rate specified in the currency swap agreement, which US$ amount will be paid as principal to the principal paying agent for distribution to US$ noteholders.
7.	The residual interest in the trust will be held by Macquarie Leasing Pty Limited, the initial income unitholder, and Macquarie Bank Limited, the capital unitholder and an affiliate of the sponsor. On a current basis the income unitholder will receive excess interest collections not required to make prior ranking payments.

Transaction Parties and Documents Diagram

1.	The benefits of the representations and warranties Macquarie Leasing made with respect to the receivables when they were sold to the warehouse trusts are held by the issuer trustee, in its capacity as trustee of the trust, from the closing date with effect from the cut-off date. If any of the representations and warranties was incorrect when made, the issuer trustee may require Macquarie Leasing to repurchase the relevant receivables (if the breach was discovered within a specified period from the date of sale) or may make an indemnity claim against Macquarie Leasing (if the breach was discovered after such period).
2.	Generally, only the US$ note trustee may enforce, or direct the security trustee to enforce, the obligations of the issuer trustee or the manager to the US$ noteholders under the US$ notes and any other transaction document. No US$ noteholder is entitled to proceed directly against the issuer trustee, Macquarie Leasing or the manager in respect of the US$ notes or any other transaction document. The US$ note trustee will act at the direction of the US$ noteholders. See “Description of the Transaction Documents—The US$ Note Trust Deed—Duties of the US$ Note Trustee” in the prospectus.

Summary of the Notes

The Class A-1 notes, the Class A-2a notes, the Class A-3a notes and the Class A-4a notes bear a fixed rate of interest (the “US$ fixed rate notes”). The Class A-2b notes, the Class A-3b notes and the Class A-4b notes bear a floating rate of interest (the “US$ floating rate notes”). In addition to the US$ notes, the issuer trustee will also issue the Class B notes, the Class C notes, the Class D notes, the Class E notes and the seller notes, which are denominated in A$ and are not being offered by this prospectus supplement or the prospectus. It is contemplated that the A$ notes will be sold in private transactions, initially to affiliates of Macquarie Bank. The A$ notes are transferable, subject to relevant restrictions on transfer, and there is no requirement that affiliates of Macquarie Bank retain any portion of the A$ notes. It is a condition to the issuance of the US$ notes that each class of the A$ notes be issued on the closing date.

The US$ notes and the A$ notes will be limited recourse obligations of the issuer trustee backed by the same pool of receivables. The initial principal balance for the US$ notes will be finalised once the exchange rate under the currency swaps has been determined.

The Class A-2a notes and the Class A-2b notes are collectively referred to as the “Class A-2 notes”. The Class A-3a notes and the Class A-3b notes are collectively referred to as the “Class A-3 notes”. The Class A-4a notes and the Class A-4b notes are collectively referred to as the “Class A-4 notes”. Each of the Class A-2a notes, the Class A-2b notes, the Class A-3a notes, the Class A-3b notes , and the Class A-4a notes and the Class A-4b notes is referred to as a “sub-class” of the Class A notes. The notes will be issued in nine classes: the Class A-1 notes, the Class A-2 notes, the Class A-3 notes, the Class A-4 notes, the Class B notes, the Class C notes, the Class D notes, the Class E notes and the seller notes, each referred to as a “class” of notes.

Money Market Notes

The Class A-1 notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the United States Investment Company Act of 1940, as amended. Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to a portfolio of maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 notes, you or your advisor should consider these requirements and consider whether an investment in the Class A-1 notes satisfies the fund’s investment objectives and policies before making a purchase.

Key Terms of the Notes

Indicative Cut-Off Date	The open of business on September 1, 2012
Cut-Off Date	The open of business on October 1, 2012

Closing Date	Subject to the satisfaction of certain conditions precedent, on or about October 11, 2012
Distribution Dates	The 14th day of each calendar month (or if such day is not a business day, the next business day). The first distribution date is November 14, 2012.
Business Day	A day on which banks are open for business in Sydney, Melbourne, New York City and London

US$ Notes

US$ Notes to be Issued at Closing	Class A-1 notes	Class A-2a notes	Class A-2b notes	Class A-3a notes	Class A-3b notes	Class A-4a notes	Class A-4b notes

Initial Invested Amount	US$144,000,000	US$186,000,000		US$188,000,000		US$82,000,000

% of Total Initial Invested Amount of notes (based on A$ equivalents)*	[21.360]%	[27.590]%		[27.887]%		[12.163]%

Interest Rate	[ ]%	[ ]%	One-month LIBOR + [ ]%	[ ]%	One-month LIBOR + [ ]%	[ ]%	One-month LIBOR + [ ]%

Interest Accrual Method	Actual/360	30/360	Actual/360	30/360	Actual/360	30/360	Actual/360

Clearance/Settlement	DTC/Euroclear/Clearstream, Luxembourg

CUSIP	83172L AA9	83172L AB7	83172L AE1	83172L AC5	83172L AF8	83172L AD3	83172L AG6

ISIN	US83172LAA98	US83172LAB71	US83172LAE11	US83172LAC54	US83172LAF85	US83172LAD38	US83172LAG68

Maturity Date	Distribution Date in October 2013	Distribution Date in June 2015	Distribution Date in June 2015	Distribution Date in March 2017	Distribution Date in March 2017	Distribution Date in August 2018	Distribution Date in August 2018

A$ Notes

A$ Notes to be Issued at Closing	Class B notes	Class C notes	Class D notes	Class E notes	Seller notes
Initial Invested Amount*	A$7,200,000	A$23,890,000	A$16,363,000	A$14,727,000	A$9,818,000

% of Total Initial Invested Amount of notes (based on A$ equivalents) *	[1.100]%	[3.650]%	[2.500]%	[2.250]%	[1.500]%

Interest Rate	One-month BBSW + [ ]%	One-month BBSW + [ ]%	One-month BBSW + [ ]%	One-month BBSW + [ ]%	One-month BBSW + [ ]%

Interest Accrual Method	Actual/365	Actual/365	Actual/365	Actual/365	Actual/365

Clearance/Settlement	Registered

Maturity Date	The Distribution Date falling in October 2019.

*	Based on the indicative US$ exchange rate of US$1.03=A$1.00, subject to revision and finalization.

Establishment of the SMART ABS Series 2012-4US Trust

Macquarie Leasing and the manager established the SMART securitisation programme pursuant to a master trust deed dated March 11, 2002. The master trust deed provides the general terms and structure for securitisation under the SMART securitisation programme. The series supplement to be entered into by and among the manager, Macquarie Bank, Macquarie Leasing and the issuer trustee sets out the specific details of the trust including, among other things, the notes that will be issued in respect of the SMART ABS Series 2012-4US Trust by the issuer trustee and the distributions of interest and principal payments by the issuer trustee in respect of the trust. These details may vary from the terms set forth in the master trust deed.

Each securitisation under the SMART securitisation programme is a separate transaction with a separate trust. The assets of the SMART ABS Series 2012-4US Trust will not be available to pay the obligations of any other trust established under the SMART securitisation programme, and the assets of other trusts will not be available to pay the obligations of the SMART ABS Series 2012-4US Trust. See “The SMART Securitisation Programme” in the prospectus.

The beneficial interest in the trust is held by Macquarie Leasing Pty Limited as the initial income unitholder and Macquarie Bank Limited as the capital unitholder. The income unit may be transferred. The capital units are not transferable. The unitholders are only entitled to receive payments or distributions after payment of all prior ranking entitlements described under “Description of the Notes—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement.

As of the closing date and prior to the issuance of the notes, the issuer trustee has no indebtedness as trustee of the trust and the trust is capitalised to A$10 for the benefit of the income unitholder and the capital unitholder.

Following the issuance of the notes, assets of the trust will include:

•	the SMART Receivables Pool, including all payments made on the SMART Receivables and proceeds received in relation to the underlying motor vehicles;

•	all retained title rights in relation to the SMART Receivables;

•

rights under the mortgages and any collateral securities securing the SMART Receivables and the insurance policies in relation to any mortgages or collateral securities relating to the SMART Receivables (see “Legal Aspects of the Receivables” in the prospectus for a description of the concept of a mortgage and its enforcement);

•

the other authorised short-term investments of the trust, including amounts on deposit in the bank accounts established in connection with the trust and any instruments in which these amounts or other assets of the trust are invested; and

•	the issuer trustee’s rights under the transaction documents.

See “Description of the Assets of the Trust—Assets of the Trust” and “—Acquisition of the SMART Receivables on the Closing Date” in the prospectus.

The SMART Receivables Pool

The SMART Receivables Pool will consist of lease contracts, hire purchase contracts and loan contracts in relation to motor vehicle assets located in Australia. The finance leases and novated leases described below that constitute SMART Receivables both arise pursuant to lease contracts. The chattel mortgage contracts described below that constitute SMART Receivables arise under loan contracts.

A finance lease is an agreement where the lessor, as owner, rents a motor vehicle to the lessee. The lease agreement specifies the rental, term, payment timing, residual value and other general terms and conditions. The residual value is set in accordance with Australian tax guidelines. Upon the return of the motor vehicle to the lessor upon termination or expiration of the lease agreement, the lessee is required to pay the lessor the amount, if any, by which the residual value exceeds the sale proceeds of the motor vehicle. The lessee does not have a guaranteed option to purchase the motor vehicle at the end of the lease term but typically negotiates to do so.

A significant portion of the lease contracts included in the SMART Receivables are novated leases. A novated lease is an agreement where an employee, as lessee, leases a motor vehicle and then novates it to the employer who pays the lease rentals while the lessee remains its employee. The lessee remains fully liable to perform and observe all of the other obligations under the lease agreement not related to payment of the rentals, including obligations relating to the residual value.

A hire purchase contract is an agreement whereby the purchaser of a motor vehicle obtains possession of the motor vehicle before paying in full for it or obtaining legal title. Under a hire purchase contract, the purchaser pays prescribed instalments which together with an initial deposit (if any) and a final balloon payment (if any) enable Macquarie Leasing, as owner of the motor vehicle, to recoup its capital outlay and interest on that outlay. The purchaser has a guaranteed option to purchase the motor vehicle during the term of the hire purchase contract. Before the purchaser exercises its option to purchase and pays all amounts owed to Macquarie Leasing under the relevant hire purchase contract, Macquarie Leasing remains the legal owner of the motor vehicle, subject to the issuer trustee’s beneficial ownership of the motor vehicle being legally perfected following the occurrence of a perfection of title event. For a description of when a perfection of title event will be triggered, see “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in the prospectus.

A chattel mortgage contract is an alternative method of financing motor vehicles. Under a chattel mortgage contract, the purchaser of a motor vehicle executes a mortgage document over the motor vehicle against which Macquarie Leasing provides a loan financing the purchase on agreed terms. The purchaser remains the legal owner of the motor vehicle and Macquarie Leasing takes a mortgage over the motor vehicle. See “Origination of the SMART Receivables—Types of SMART Receivables—Chattel Mortgage Contracts” in the prospectus.

The manager expects the SMART Receivables Pool to be acquired on the closing date to have characteristics similar to those in the following table, except that the number of contracts and the aggregate outstanding principal balance of the actual SMART Receivables Pool may be smaller:

Selected Data for the Indicative Receivables Pool as of the Indicative Cut-Off Date

Number of Receivables	39,840
Outstanding Principal Balance (A$)	1,286,193,984.49
Weighted Average Receivable Interest Rate (% p.a.)	8.45
Average Receivable Balance	32,283.99
Maximum Receivable Balance (A$)	478,412.65
Minimum Receivable Balance (A$)	324.49
Maximum Term Remaining (months)	61.00
Range of Original Term (months)	6 to 61
Range of Remaining Term (months)	3 to 61
Weighted Average Original Term (months)	49.68
Weighted Average Term Remaining (months)	41.76
Weighted Average Seasoning (months)	7.92
Weighted Average Balloon (A$)	13,794.60
Weighted Average Balloon by Original Balance (%)	26.02%
Weighted Average Balloon by Current Balance (%)	31.50%
Largest Customer Exposure (A$)	747,213.11
Largest Customer Exposure (%)	0.06%
New Vehicles by Current Balance (%)	63.30%
Used Vehicles by Current Balance (%)	36.70%

The information in the above table sets forth in summary format various details relating to the Indicative Receivables Pool. All percentages are by aggregate outstanding principal balance of the Receivables in the relevant category. All amounts have been rounded to the nearest Australian cent. The information is provided as of the indicative cut-off date. The cut-off date for the actual SMART Receivables Pool to be acquired by the issuer trustee on behalf of the trust on the closing date will be the open of business on October 1, 2012.

The aggregate outstanding principal balance of the actual SMART Receivables Pool will be A$654,522,271.84 as of the cut-off date based on the indicative US$ exchange rate of US$1.03=A$1.00 in order that the US$ notes constitute 89% of the initial pool balance and 89% of the total amount of US$ notes and A$ notes issued. See “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in this prospectus supplement.

The Receivables in the Indicative Receivables Pool were randomly selected by Macquarie Leasing for inclusion in the Indicative Receivables Pool from those motor vehicle receivables held by Perpetual Trustee Company Limited, in its capacity as trustee of each of warehouse trusts established under the SMART securitisation programme which comply with the eligibility criteria set out under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in this prospectus supplement as at the indicative cut-off date. The SMART Receivables will be randomly selected by Macquarie Leasing for inclusion in the SMART Receivables Pool from the Receivables in the Indicative Receivables Pool which comply with the eligibility criteria as at the cut-off date. While the characteristics of the actual SMART Receivables Pool may vary somewhat from the characteristics of the Indicative Receivables Pool, Macquarie Leasing does not expect that variance to be material.

The manager may substitute Receivables proposed to be acquired by the issuer trustee on the closing date with other eligible Receivables, add additional eligible Receivables or remove eligible Receivables at any time up until the closing date.

Security for the Notes

The issuer trustee will pledge all of the assets of the trust to the security trustee in order to secure the issuer trustee’s payment obligations to the US$ noteholders, the A$ noteholders and the other secured creditors. See

“Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—The Security” in the prospectus. The security trustee’s role in the transaction will be to maintain the Security over the assets of the trust and to take steps to liquidate the assets of the trust upon the occurrence of certain events of default. See “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus.

Representations and Warranties of Macquarie Leasing and Certifications of the Manager

In connection with each transfer of Receivables by Macquarie Leasing to the warehouse trusts, Macquarie Leasing has previously provided certain representations and warranties as at the cut-off date relating to each such transfer of those Receivables from Macquarie Leasing to the relevant warehouse trust. For those Receivables transferred to the issuer trustee as SMART Receivables, the issuer trustee will hold the benefit of such representations and warranties previously given by Macquarie Leasing from the closing date. See “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in the prospectus.

If any representation and warranty provided by Macquarie Leasing in respect of a SMART Receivable was incorrect when given at the time of transfer to the warehouse trust, and is not remedied to the satisfaction of the issuer trustee within 5 business days of Macquarie Leasing, the manager or the issuer trustee giving notice of the breach to the other two parties, Macquarie Leasing is required to repurchase the relevant SMART Receivable. This repurchase remedy is available to the issuer trustee only if Macquarie Leasing gives or receives notice of the breach not later than 5 business days before the end of a 120-day prescribed period commencing on the date on which Macquarie Leasing sold the SMART Receivables to the relevant warehouse trust.

If the issuer trustee discovers the breach after the last day that the notice of breach described above can be given, the issuer trustee (as purchaser of the SMART Receivables sold from the warehouse trust) will have an indemnity claim against Macquarie Leasing for costs, damages or losses resulting from such representation and warranty being incorrect when given. The issuer trustee and Macquarie Leasing must agree on the amount of such costs, damages or losses; otherwise, Macquarie Leasing’s external auditors must make such determination. The amount of such costs, damages or losses will not exceed the principal amount outstanding, together with any accrued but unpaid interest and any outstanding fees, in respect of the SMART Receivable.

During the 120-day prescribed period, the issuer trustee’s sole remedy for any of the representations or warranties in respect of a SMART Receivable being incorrect when given is the right to require repurchase of such SMART Receivable as described above. Macquarie Leasing has no other liability for any loss or damage caused by any breach of any representations or warranties to the issuer trustee, any noteholder or any other person. After the 120-day prescribed period has ended, the issuer trustee’s sole remedy for a breach of a representation or warranty with respect to a SMART Receivable is the right to make an indemnity claim against Macquarie Leasing, and Macquarie Leasing will not be required to repurchase any of the SMART Receivables with respect to which it has breached a representation or warranty. See “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables—

Consequences of a Breach of the Representations and Warranties” in the prospectus. With respect to a significant portion of the SMART Receivables to be acquired by the issuer trustee on the closing date, the 120-day prescribed period has expired.

Macquarie Leasing has not received any requests to repurchase or indemnity claims with respect to an underlying asset due to a breach of any representation or warranty in regard to any of its prior securitisation transactions.

The manager will also certify to the issuer trustee that to the best of its knowledge and belief all SMART Receivables purchased by the issuer trustee under a transfer proposal and included in the SMART Receivables Pool comply with the eligibility criteria described under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in this prospectus supplement at the cut-off date. However, the manager is not required to make any inquiry or investigation into whether any SMART Receivable complies with any of the specified eligibility criteria. The issuer trustee’s sole remedy for breach by the manager is to bring an action against the manager. There is no contractual indemnity or repurchase obligation by the manager.

Credit Enhancement

The following forms of credit enhancement will be available to support payments of interest and principal on the US$ notes:

Subordination

The A$ notes will always be subordinated to the US$ notes in their right to receive interest payments.

To the extent the Pro Rata Paydown Test is not satisfied with respect to the applicable distribution date prior to the enforcement of the Security under the master security trust deed and the general security deed, the issuer trustee will pay principal to each class of notes sequentially, beginning with the Class A-1 notes, and will not pay principal on any class of notes until the principal amount of all more senior classes of notes is paid in full. The A$ notes will be subordinated to the US$ notes in their right to receive principal payments. Principal payments on each more junior class of the Class A notes will be subordinated to principal payments on the most senior class of the Class A notes, with each of (i) the Class A-2a notes and the Class A-2b notes, (ii) the Class A-3a notes and the Class A-3b notes and (iii) the Class A-4a notes and the Class A-4b notes constituting a single class.

To the extent the Pro Rata Paydown Test is satisfied with respect to the applicable distribution date prior to the enforcement of the Security under the master security trust deed and the general security deed, the issuer trustee will pay principal pari passu and on a pro rata basis towards each of the Class A notes, the Class B notes, the Class C notes, the Class D notes, the Class E notes and the seller notes. Among the Class A notes, all principal allocated to the Class A notes will be applied sequentially by class, with principal payments on each more junior class of the Class A notes subordinated to principal payments on the most senior class of Class A notes, with each of (i) the Class A-2a notes and the Class A-2b notes, (ii) the Class A-3a notes and the Class A-3b notes and (iii) the Class A-4a notes and the Class A-4b notes constituting a single class.

Following the enforcement of the Security under the master security trust deed and the general security deed, the security trustee or a receiver will pay principal sequentially towards repayment of the Class A notes, the Class B notes, the Class C notes, the Class D notes, the Class E notes and the seller notes. Among the Class A notes, principal payments will first be made to reduce the collateralised amount of the Class A-1 notes and will then be made pari passu and on a pro rata basis to reduce the collateralised amounts of the Class A-2 notes, the Class A-3 notes and the Class A-4 notes, with each of (i) the Class A-2a notes and the Class A-2b notes, (ii) the Class A-3a notes and the Class A-3b notes and (iii) the Class A-4a notes and the Class A-4b notes constituting a single class. The A$ notes will be fully subordinated to the US$ notes in their right to receive principal payments following the enforcement of the Security under the master security trust deed and the general security deed.

The support provided to the US$ notes by the A$ notes is intended to enhance the likelihood that the US$ notes will receive expected payments of interest and principal. The initial amount of support provided by the A$ notes to the US$ notes as a percentage of the total initial invested amount of the notes is 11.00%.

Excess Interest Collections

On each distribution date, any available income (other than the liquidity reserve balance excess) remaining after payment of (i) interest on the notes (other than seller notes) and (ii) trust expenses will be allocated towards total principal collections to the extent needed to satisfy unreimbursed principal draws, defaulted amounts and unreimbursed charge-offs.

See “Description of the Notes—Application of Available Income”, “—Payments of Principal Prior to Enforcement of the Security” and “—Credit Enhancement” in this prospectus supplement and “Description of the Notes—Credit and Liquidity Enhancement” in the prospectus.

Liquidity Enhancement

The following forms of liquidity enhancement will be available to enhance the likelihood of timely payment of interest on the US$ notes:

Liquidity Reserve Balance

On the closing date, Macquarie Bank will deposit A$6,545,222.72 (an amount representing approximately 1.00% of the aggregate of the initial pool balance on the closing date) in the liquidity reserve account maintained by the issuer trustee to be applied as the liquidity reserve balance. In the event that the issuer trustee has received insufficient collections in any monthly period to meet payments of interest on the US$ notes and certain expenses, the issuer trustee may in certain circumstances apply the liquidity reserve balance to make those required payments.

Each liquidity reserve draw is repayable on the next distribution date to the extent that the issuer trustee has sufficient funds available to it for this purpose. See “Description of the Notes—Available Income and Other Calculations—The Liquidity Reserve Draw” in this prospectus supplement.

Re-Direction of Principal

In the event that the issuer trustee has received insufficient income collections in any monthly period, after giving effect to a draw from the liquidity reserve, to meet payments of interest on the US$ notes and certain expenses, the issuer trustee will apply available principal collections in the amount of that deficit towards those required payments. Principal collections applied towards such required payments may be reimbursed by the application of excess income collections received by the issuer trustee in subsequent monthly periods, if any, or by drawing on the liquidity reserve to the extent the balance of the liquidity reserve exceeds the required reserve amount. See “Description of the Notes—Available Income and Other Calculations—Principal Draws” in this prospectus supplement.

Charge-Offs

Any losses will be allocated to the notes in the following order: seller notes, Class E notes, Class D notes, Class C notes, Class B notes and Class  A notes, in the manner described in “Description of the Notes—Charge-Offs” in this prospectus supplement.

Hedging Arrangements

To hedge its interest rate and currency exposures:

•

the issuer trustee will enter into an interest rate swap to hedge the interest rate risk between the fixed interest rates on the receivables and the floating payment obligations of the issuer trustee, including the issuer trustee’s payment obligations under the currency swaps (see “The Currency Swaps and the Fixed Rate Swap—The Fixed Rate Swap” in this prospectus supplement); and

•

the issuer trustee will enter into seven currency swaps, one for each class or sub-class of US$ notes, to hedge the currency risk and the interest rate risk between the A$ floating rate payments received by the issuer trustee (under the fixed rate swap) and the US$ fixed rate payments and the US$ floating rate payments required to be made in respect of the US$ fixed rate notes and the US$ floating rate notes, respectively (see “The Currency Swaps and the Fixed Rate Swap—The Currency Swaps” in this prospectus supplement).

Collections

Collections will include the following amounts:

•

the sum of all amounts for which a credit entry is made to the accounts established in the servicer’s records for the SMART Receivables (but excluding any Adjustment Advances to be paid to each warehouse trust on the closing date) less (i) any credit entries made relating to SMART Receivables which have been written off as uncollectible and less (ii) any reversals made to such credit entries where the original credit entry (or part thereof) was made in error or was made but subsequently reversed due to funds not being cleared;

•

any amount received, which had previously been written off, by the servicer in relation to the SMART Receivables less any reversals made in respect of any such amount received where the original credit entry (or part thereof) was made in error or subsequently reversed due to funds not being cleared;

•

any amounts received by the issuer trustee from Macquarie Leasing in respect of any SMART Receivables repurchased by Macquarie Leasing as a result of the discovery that any representation or warranty of Macquarie Leasing relating to the SMART Receivables was incorrect when given;

•	solely for the monthly period immediately preceding Macquarie Leasing’s exercise of the clean-up call, any amounts the manager reasonably expects the issuer trustee to receive upon Macquarie Leasing’s exercise of its right to acquire the assets of, and extinguish, the trust;

•	any damages received by the issuer trustee;

•	any amounts received by the issuer trustee as a result of the sale of the assets of the trust on or following the termination event date;

•	for the first monthly period only, any note proceeds received by the issuer trustee that are not used to acquire SMART Receivables;

•	any insurance proceeds received in relation to the SMART Receivables by the servicer or the issuer trustee;

•

any amounts received by the issuer trustee in respect of a sale of assets of the trust to another trust established under the master trust deed after the exercise of the clean-up call or the occurrence of a tax redemption event; and

•

any other amount received by the issuer trustee (excluding any amount drawn from the liquidity reserve balance, certain collateral or prepayment amounts provided under any support facility to the issuer trustee and the amount of any interest received in respect of a SMART Receivable which was already accrued at the time that the relevant SMART Receivable was acquired by the issuer trustee), less any amount debited to the accounts established in the servicer’s records for the SMART Receivables representing fees or charges imposed by any governmental agency, bank accounts debits tax or similar taxes or duties imposed by any governmental agency, insurance premiums paid by the servicer or any amounts received by Macquarie Leasing or the servicer in respect of goods and services tax, hiring duty, rental business duty or credit business duty in relation to a SMART Receivable. See “Description of the Notes—Available Income and Other Calculations—The Income Collections” in this prospectus supplement.

Interest on the Notes

Prior to enforcement of the Security under the master security trust deed and the general security deed, interest on each of the US$ notes and the A$ notes is payable monthly in arrears on each distribution date.

The issuer trustee will apply available income pari passu and rateably towards payments to the currency swap provider of the A$ equivalent (converted at the exchange rate under the relevant currency swap) of the aggregate interest owing in respect of each class or sub-class of US$ notes for the interest period relating to that distribution date plus any interest amounts in respect of such US$ notes remaining unpaid from prior distribution dates and interest owing on any such unpaid amounts.

Upon the currency swap provider receiving the amount in respect of interest owing in respect of the US$ notes pursuant to the previous paragraph, the currency swap provider will in turn pay an amount in US$ to the principal paying agent to be applied towards interest due on that class or sub-class of US$ notes.

Interest on a US$ note is calculated for an interest period by dividing:

•	(A) the product of:

•	the interest rate applicable to the relevant US$ note;

•	the outstanding invested amount of the relevant US$ note as at the beginning of that interest period; and

•	where the relevant US$ note is a:

•

Class A-2a note, Class A-3a note or Class A-4a note, 30 (or the number of days in that interest period assuming a 30/360 day count convention, in the case of (i) the first interest period and (ii) the last interest period, if the last interest period does not end on a distribution date); or

•	Class A-1 note, Class A-2b note, Class A-3b note or Class A-4b note, the actual number of days in that interest period,

•	by (B) 360.

Interest will accrue on the notes from and including the prior distribution date (or the closing date, in the case of the first distribution date) to but excluding the current distribution date.

Interest will be paid on the US$ notes on a distribution date only after the payments of certain fees, expenses and other obligations of the issuer trustee.

Interest will be paid on the A$ notes on a distribution date only after the payments of interest on the US$ notes and the payments of certain fees, expenses and other obligations of the issuer trustee are made.

See “Description of the Notes—Application of Available Income” in this prospectus supplement.

For a description of how the priority of payments of interest change after enforcement of the Security, see “— Events of Default, Acceleration of Notes and Changes to the Priority of Payments” below.

Application of Available Income on a Distribution Date

Prior to the enforcement of the Security, available income (other than any liquidity reserve balance excess) for the relevant monthly period will be applied on the distribution date for the monthly period as follows:

i

•	First, up to A$1 to the income unitholder at the manager’s discretion.

i

•	Second, towards trust expenses in the order set out in “Description of the Notes—Application of Available Income—Trust Expenses” in this prospectus supplement.

i

•	Third, pari passu and rateably towards:

•

the net amount (if any) (including any termination payments payable to the fixed rate swap provider) payable by the issuer trustee to the fixed rate swap provider under the fixed rate swap for the relevant interest period (unless a fixed rate swap provider event of default is subsisting); and

•

the net amount (if any) (including any termination payments payable to the currency swap provider but excluding any amount which would otherwise be payable to the currency swap provider pursuant to the bullet point immediately below) payable by the issuer trustee under the currency swaps for the relevant interest period (unless a currency swap provider event of default is subsisting).

i

•

Fourth, pari passu and rateably to the currency swap provider of the A$ floating amounts due on that distribution date with respect to each class or sub-class of the US$ notes, together with any such amounts remaining unpaid from prior distribution dates and interest on any such unpaid amount, which will be exchanged for US$ to pay interest on the US$ notes.

i

•	Fifth, an amount equal to the aggregate of all liquidity reserve draws remaining unreimbursed from preceding distribution dates, to be allocated to the liquidity reserve balance.

i

•	Sixth, towards interest in respect of the Class B notes due on that distribution date plus any such interest remaining unpaid from prior distribution dates.

i

•	Seventh, towards interest in respect of the Class C notes due on that distribution date plus any such interest remaining unpaid from prior distribution dates.

i

•	Eighth, towards interest in respect of the Class D notes due on that distribution date plus any such interest remaining unpaid from prior distribution dates.

i

•	Ninth, towards interest in respect of the Class E notes due on that distribution date plus any such interest remaining unpaid from prior distribution dates.

i

•	Tenth, an amount equal to any unreimbursed principal draws, to be allocated towards total principal collections.

i

•	Eleventh, an amount equal to the defaulted amount, to be allocated towards total principal collections.

i

•

Twelfth, an amount equal to any unreimbursed charge-offs applied against the notes, other than any charge-offs against the seller notes, remaining unreimbursed from prior distribution dates, to be allocated towards total principal collections.

i

•	Thirteenth, pari passu and rateably:

•	if a fixed rate swap provider event of default is subsisting, in payment towards any net amounts payable to the fixed rate swap provider under the fixed rate swap for the relevant interest period; and

•	if a currency swap provider event of default is subsisting, in payment towards any net amounts payable to the currency swap provider under the currency swap for the relevant interest period.

i

•	Fourteenth, to Macquarie Leasing towards any accrued interest adjustment* owing, if any.

i

•	Fifteenth, to the holders of the seller notes in payment of any interest due on that distribution date plus any interest remaining unpaid from prior distribution dates.

i

•	Sixteenth, an amount equal to any unreimbursed charge-offs against the seller notes to be allocated towards total principal collections.

i

•	Seventeenth, an amount equal to any unreimbursed redirected liquidity reserve balance excess to Macquarie Bank.

i

•	Finally, the balance to the income unitholder (or in accordance with its directions).

*	There is no accrued interest adjustment payable to Macquarie Leasing by the issuer trustee in this transaction.

Principal on the Notes Prior to Enforcement of the Security

The issuer trustee will pay principal on the US$ notes and the A$ notes on each distribution date to the extent total principal collections are available. The priority in which such principal repayments are to be made depends upon (a) whether an event of default has occurred under the master security trust deed and the general security deed, (b) whether the Security imposed by the master security trust deed and the general security deed has been enforced, and (c) whether or not the Pro Rata Paydown Test is satisfied or will be satisfied immediately following a sequential paydown. For a description of the enforcement of the Security and the action required of the noteholders to enforce the Security (unless the security trustee elects in certain limited circumstances to act without noteholder direction), see “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Enforcement of the Security” in the prospectus, and for a description of how the Pro Rata Paydown Test is determined, see “Description of the Notes—Payments of Principal Prior to Enforcement of the Security—Pro Rata Paydown Test” in this prospectus supplement.

Prior to the enforcement of the Security, the issuer trustee will apply total principal collections on each distribution date towards the repayment of principal on the notes in the sequential order of priority set out in the table immediately below, until such time that the Subordination Percentage (after taking into account the repayment of any principal on the notes in accordance with this provision on that distribution date) equals 18.9%. Prior to the enforcement of the Security and as long as the Subordination Percentage is 18.9% or higher, the issuer trustee will apply total principal collections to the notes pro rata in the order of priority set out in the second table below.

In addition, once the total collateralised amount (using the A$ equivalent in the case of the US$ notes) of the notes expressed as a percentage of the aggregate initial invested amount (using the A$ equivalent in the case of the US$ notes) of the notes is less than or equal to 10%, the issuer trustee will apply total principal collections towards the repayment of the principal on the notes in the sequential order of priority set out in the table immediately below. See “Description of the Notes—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement.

For a description of how the priority of payments of principal changes after enforcement of the Security, see “Description of the Notes—Post-Enforcement Priority of Payments” in this prospectus supplement.

Sequential Payment of Total Principal Collections – Pro Rata Paydown Test Not Satisfied

Prior to the enforcement of the Security, to the extent that the Pro Rata Paydown Test is not satisfied, the issuer trustee will apply total principal collections for the relevant monthly period on the distribution date for that monthly period as follows, until the Pro Rata Paydown Test becomes satisfied immediately following such payments:

i

•	First, towards repayment of the Class A-1 notes until the adjusted invested amount of the Class A-1 notes is reduced to zero.

i

•	Second, pari passu and rateably towards:

•	repayment of the Class A-2a notes until the adjusted invested amount of the Class A-2a notes is reduced to zero; and

•	repayment of the Class A-2b notes until the adjusted invested amount of the Class A-2b notes is reduced to zero.

i

•	Third, pari passu and rateably towards:

•	repayment of the Class A-3a notes until the adjusted invested amount of the Class A-3a notes is reduced to zero; and

•	repayment of the Class A-3b notes until the adjusted invested amount of the Class A-3b notes is reduced to zero.

i

•	Fourth, pari passu and rateably towards:

•	repayment of the Class A-4a notes until the adjusted invested amount of the Class A-4a notes is reduced to zero; and

•	repayment of the Class A-4b notes until the adjusted invested amount of the Class A-4b notes is reduced to zero.

i

•	Fifth, towards repayment of the Class B notes until the invested amount of the Class B is reduced to zero.

i

•	Sixth, towards repayment of the Class C notes until the invested amount of the Class C notes is reduced to zero.

i

•	Seventh, towards repayment of the Class D notes until the invested amount of the Class D notes is reduced to zero.

i

•	Eighth, towards repayment of the Class E notes until the invested amount of the Class E notes is reduced to zero.

i

•	Ninth, towards repayment of the seller notes until the invested amount of the seller notes is reduced to zero.

i

•	Tenth, to the capital unitholder.

Pro Rata Payment of Total Principal Collections – Pro Rata Paydown Test Satisfied

Prior to the enforcement of the Security, to the extent that the Pro Rata Paydown Test is, or immediately following the payments or allocations made in accordance with the preceding table becomes, satisfied, the issuer trustee will apply the balance of total principal collections for the relevant monthly period on the distribution date for that monthly period as follows:

i

•	First, pari passu and rateably:

•	towards the US$ notes (to be applied among the US$ notes in the following priority):

•	towards repayment of the Class A-1 notes until the adjusted invested amount of the Class A-1 notes is reduced to zero;

•	pari passu and rateably towards repayment of the Class A-2a notes and the Class A-2b notes until the adjusted invested amount of the Class A-2a notes and the Class A-2b notes is reduced to zero;

•	pari passu and rateably towards repayment of the Class A-3a notes and the Class A-3b notes until the adjusted invested amount of the Class A-3a notes and the Class A-3b notes is reduced to zero; and

•	pari passu and rateably towards repayment of the Class A-4a notes and the Class A-4b notes until the adjusted invested amount of the Class A-4a notes and the Class A-4b notes is reduced to zero;

•	towards repayment of the Class B notes until the invested amount of the Class B notes is reduced to zero;

•	towards repayment of the Class C notes until the invested amount of the Class C notes is reduced to zero;

•	towards repayment of the Class D notes until the invested amount of the Class D notes is reduced to zero;

•	towards repayment of the Class E notes until the invested amount of the Class E notes is reduced to zero; and

•	towards repayment of the seller notes until the invested amount of the seller notes is reduced to zero.

i

•	Second, to the capital unitholder.

The issuer trustee will make the principal payments on the US$ notes described above by making the payment in A$ to the currency swap provider, who will pay the US$ equivalent to the principal paying agent for distribution to the US$ noteholders.

Reimbursement of Charge-Offs

If there is sufficient available income for a monthly period on a distribution date, that available income will be applied sequentially towards the reimbursement of charge-offs. See further discussion under “Description of the Notes—Application of Available Income” and “—Reimbursements of Charge-Offs” in this prospectus supplement.

Any reimbursement of a charge-off from available income will be allocated to total principal collections and will be applied towards principal payments on the notes on the next distribution date in the manner described in “Description of the Notes—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement.

Events of Default, Acceleration of Notes and Changes to the Priority of Payments

A failure by the issuer trustee to pay any principal or interest owed on the US$ notes within 10 days of the date on which it is due in accordance with the corresponding transaction documents will give rise to an event of default. In addition, certain other events such as an insolvency of Perpetual Trustee Company Limited in its capacity as the issuer trustee will also give rise to an event of default. See “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” in the prospectus for a comprehensive list of the events of default in relation to the trust.

Upon the occurrence of an event of default, the Security under the master security trust deed and the general security deed will automatically and immediately become fixed over all of the secured property other than in very limited circumstances where the Security will only automatically and immediately become fixed over specific items of the secured property affected by the relevant event of default. See further discussion under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—The Security” in the prospectus.

If the security trustee becomes actually aware that an event of default has occurred, it must notify the secured creditors (including the holders of the US$ notes) and each hired rating agency and convene a meeting of the voting secured creditors to seek directions as to what, if any, action it should take, including whether to accelerate the repayment of the notes. Except in limited circumstances, the US$ note trustee will be the voting secured creditor representing the US$ noteholders in such a meeting and will vote on behalf of the US$ noteholders. Enforcement of the Security under the master security trust deed and the general security deed will not occur until such a meeting is convened and the voting secured creditors provide a direction to the security trustee to take an action unless, in the opinion of the security trustee, the delay required to obtain the consent of the voting secured creditors would be prejudicial to the interests of the secured creditors. The voting secured creditors may direct the security trustee to declare the secured moneys in relation to the trust immediately due and payable, to appoint a receiver over the secured property, to sell and realise the secured property or to take such other actions as the voting secured creditors may otherwise specify. The directions which the security trustee is obliged to seek and the procedure through which the voting secured creditors may give those directions are set out under the heading “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Enforcement of the Security” in the prospectus.

Following the occurrence of an event of default and the enforcement of the Security (whether or not the notes have been accelerated), the security trustee or a receiver will make payments in accordance with payment priorities that differ from those which apply prior to enforcement of the Security. See “Description of the Notes—Post-Enforcement Priority of Payments” in this prospectus supplement for a description of the payment priorities applicable following enforcement of the Security.

Early Redemption – Clean-Up Call Option and Redemption for Taxation Reasons

When directed by the manager (at the manager’s option), the issuer trustee will redeem all, but not less than all, of the issued notes at their then outstanding invested amount or, in certain circumstances, their collateralised amount, together with all accrued but unpaid interest, on any distribution date that occurs prior to enforcement of the Security and that falls on or after the distribution date on which the aggregate principal balance of the SMART Receivables, expressed as a percentage of the aggregate principal balance of the SMART Receivables on the closing date, is below 10%.

In addition, if a tax redemption event occurs, the issuer trustee must, when so directed by the manager, redeem all, but not less than all, of the notes on any subsequent distribution date at their then outstanding invested amount, or in certain circumstances, their collateralised amount, together with all accrued but unpaid interest. A tax redemption event will occur if the manager satisfies the issuer trustee that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the issuer trustee becomes subject (or the application or official interpretation thereof) from that in effect on the closing date, either (i) on the next distribution date the issuer trustee will be required to deduct or withhold from any payment of principal or interest in respect of the notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed, or (ii) the total amount of interest payable for a monthly period on any SMART Receivable ceases to be receivable by the issuer trustee by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed.

The manager may not direct the issuer trustee to redeem the notes as described above unless (i) the issuer trustee will have sufficient funds available to it to comply with that direction and to discharge certain other of its liabilities and (ii) the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the closing date is below 25%.

See “Description of the Notes—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” in this prospectus supplement.

Transaction Fees

Certain transaction parties involved in the securitisation transaction will be entitled to certain fees for their services. The issuer trustee on behalf of the trust generally will pay these fees ahead of payments of interest on and principal of the US$ notes and the A$ notes. The following table describes each party’s fee rate or the other basis of calculating its fee as of the date of this prospectus supplement:

Party	Annual Fee Rate	Explanation
Issuer Trustee and Security Trustee	*	A single monthly fee to the issuer trustee, to be allocated by the issuer trustee between the issuer trustee and the security trustee, in respect of the duties of the issuer trustee and the security trustee. This monthly fee is calculated by multiplying the annual fee rate by the aggregate invested amount of the notes as at the beginning of the interest period immediately preceding each distribution date and dividing by 12, plus GST, to the extent applicable.

US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank	*	A flat annual fee to the US$ note trustee, the principal paying agent, the US$ note registrar and the agent bank in respect of their various duties under the transaction documents.

Manager	0.02%	A monthly fee to the manager calculated by multiplying the annual fee rate by the aggregate invested amount of the notes as at the beginning of the interest period immediately preceding each distribution date and dividing by 12, plus GST, to the extent applicable.

Servicer	0.22%	A monthly fee to the servicer calculated by multiplying the annual fee rate by the aggregate invested amount of the notes as at the beginning of the interest period immediately preceding each distribution date and dividing by 12, plus GST, to the extent applicable.

Custodian	0.01%	A monthly fee to the custodian calculated by multiplying the annual fee rate by the aggregate invested amount of the notes as at the beginning of the interest period immediately preceding each distribution date and dividing by 12, plus GST, to the extent applicable.

*	The aggregate amount of the fees payable to the issuer trustee, the security trustee, the US$ note trustee, the principal paying agent, the US$ note registrar and the agent bank over the life of the transaction, expressed as a percentage of the initial invested amounts of the notes, is not expected to exceed 0.10%.

The fees payable to the parties set out above may change at any time without consent of noteholders (but, in the case of the fees payable to the servicer and the manager, upon the manager issuing a Rating Notification, and in the case of the fees payable to the issuer trustee, the US$ note trustee, the principal paying agent, the US$ note registrar and the agent bank, upon notice to the hired rating agencies) in accordance with the provisions described in “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—The Issuer Trustee’s Fees and Expenses”, “—The Master Trust Deed and the Series Supplement—The Manager’s Fees and Expenses”, “—The Master Sale and Servicing Deed—The Servicer’s Fees and Expenses”, “—The US$ Note Trust Deed—The US$ Note Trustee’s Fees and Expenses”, “—The Agency Agreement—Fees Payable under the US$ Note Trust Deed and the Agency Agreement”, “—The Master Security Trust Deed and the General Security Deed—The Security Trustee’s Fees and Expenses” and “Servicing of the SMART Receivables—Document Custody—The Custodian’s Fee” in the prospectus.

Australian Tax Considerations

Taxation of Interest on US$ Notes

Payments of principal and interest on the notes will be reduced by any applicable withholding taxes. The issuer trustee is not obligated to pay any additional amounts to the noteholders to cover any withholding taxes.

In the opinion of Allen & Overy, Australian tax counsel for the manager, under current Australian tax laws, non-resident noteholders (who do not hold their notes as part of a business carried on in Australia, or through a permanent establishment in Australia), are not subject to Australian withholding tax on payments of interest where the interest withholding tax exemption under section 128F of the Australian Tax Act applies.

In the opinion of Allen & Overy, if an exemption from interest withholding tax under section 128F of the Australian Tax Act does not apply, any withholding tax applying to payments of interest will be a final tax and no further amount of Australian tax will be levied.

One or more underwriters have agreed with the issuer trustee to offer the US$ notes for subscription or purchase in accordance with certain agreed procedures and conditions contained in the underwriting agreement. It is expected that the issuer trustee will be able to demonstrate that the relevant public offer tests under section 128F will be satisfied in relation to the issuance and sale of the US$ notes if the agreed procedures and conditions contained in the underwriting agreement are complied with. One of these conditions is that the issuer trustee must not know or have reasonable grounds to suspect that a US$ note, or an interest in a US$ note, was being, or would later be, acquired directly or indirectly by any Offshore Associates of the issuer trustee, the capital unitholder or the income unitholder. Accordingly, subject to limited exceptions, Offshore Associates of the issuer trustee, the capital unitholder or the income unitholder should not acquire the US$ notes. See “Australian Tax Matters— Taxation of Interest on US$ Notes—Non-Australian Noteholders – Interest Withholding Tax” in the prospectus.

Under current tax law, tax will be deducted on payments to an Australian resident noteholder or a non-resident holding the notes at or through a permanent establishment in Australia who does not provide the issuer trustee with a tax file number or an Australian business number (where applicable) or proof of an appropriate exemption to quote such numbers.

Taxation of Profit on US$ Notes

In the opinion of Allen & Overy, non-resident noteholders will not be subject to Australian income tax on any profits derived from the sale or disposal of the notes, including by way of part or full repayment of principal on the notes by the issuer trustee, provided the profits do not have an Australian source, or where the non-resident is located in a country with which Australia has concluded a tax treaty, the notes are not held, and the sale and disposal of the notes does not occur, as part of a business carried on at or through a permanent establishment in Australia.

Prospective noteholders should obtain taxation advice from their own tax advisers in relation to the tax implications of an investment in the notes.

Tax Status of the Trust

In the opinion of Allen & Overy, based on current Australian tax laws and the rulings and published guidance of the Australian Commissioner of Taxation, and subject to certain assumptions, including assumptions in relation to the operation of the trust, the trust would not have any liabilities in respect of Australian income tax. See “Australian Tax Matters—Tax Status of the Trust” in the prospectus.

Goods & Services Tax (GST)

Some activities of the trust may require the trust to pay Australian GST. In the opinion of Allen & Overy, no GST would be payable by the trust on the issue of the notes or the payment of principal or interest on those notes. Based on the current Australian legislation and factual assumptions as to the activities of the trust, in the opinion of Allen & Overy, the amount of Australian GST (net of recoveries) that the trust may incur is not likely to be material. See “Australian Tax Matters—GST” in the prospectus.

U.S. Tax Considerations

Upon issuance of the US$ notes, Skadden, Arps, Slate, Meagher & Flom LLP, as special tax counsel to the trust, will render an opinion to the effect that, subject to the assumptions and representations set forth therein, the US$ notes will be treated as debt for U.S. federal income tax purposes and the trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. In addition, noteholders will agree, by acquiring US$ notes, to treat such notes as debt for U.S. federal, state and local income and franchise tax purposes. See “United States Federal Income Tax Matters” in the prospectus and in this prospectus supplement.

ERISA Considerations

Subject to certain restrictions, the US$ notes generally will be eligible for purchase by benefit plan investors.

You should consult your counsel with respect to the consequences under ERISA and Section 4975 of the Code of a plan’s acquisition and ownership of the US$ notes. See “ERISA Considerations” in the prospectus and in this prospectus supplement.

Ratings

The sponsor expects that the US$ notes will receive credit ratings from two hired rating agencies.

The ratings of the US$ notes will reflect the likelihood of the timely payment of interest and the ultimate payment of principal on the US$ notes according to their terms. Each hired rating agency rating the US$ notes will monitor the ratings using its normal surveillance procedures. Any hired rating agency may change or withdraw an assigned rating at any time. In addition, a rating agency not hired by the sponsor to rate the transaction may provide an unsolicited rating that differs from (or is lower than) the ratings provided by the hired rating agencies. A rating is based on each rating agency’s independent evaluation of the receivables and the availability of any credit enhancement for the notes. A rating, or a change or withdrawal of a rating, by one rating agency will not necessarily correspond to a rating, or a change or a withdrawal of a rating, from any other rating agency. No transaction party will be responsible for monitoring any changes to the ratings on the US$ notes. See “Risk Factors—Risk Relating to the Notes—Withdrawal or downgrading of the initial ratings of the notes, the issuance of unsolicited ratings on the notes, or unfavourable regulatory actions with respect to the hired rating agencies may adversely affect the value of your notes” in this prospectus supplement.

Form and Minimum Denomination

The US$ notes will be issued in book-entry form and will be available in minimum denominations of US$1,000 and in integral multiples of US$1,000 in excess thereof.

Investment Risks

There are material risks associated with an investment in the notes. See “Risk Factors” in the prospectus and in this prospectus supplement.

RISK FACTORS

You should consider the following risk factors (and the risks described in the section captioned “Risk Factors” in the prospectus) in deciding whether to purchase any of the notes.

Risk Relating to the Notes

You may have difficulty selling your notes or obtaining your desired price due to the absence of a secondary market or financial market disruptions

•      The underwriters are not required to assist you in reselling your notes. A secondary market for your notes may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your notes readily or at the price you desire. The market value of your notes is likely to fluctuate, which could result in significant losses to you.

•      Over the past several years, major disruptions in the global financial markets caused a significant reduction in liquidity in the secondary market for asset-backed securities. While some conditions in the financial markets and the secondary markets have recently improved, volatility remains due to several factors, including the uncertainty surrounding the level and sustainability of the sovereign debt of several European countries and the possible breakup of the eurozone, and there can be no assurance that future events will not occur that could have a similar adverse effect on the liquidity of the secondary market. If the lack of liquidity in the secondary market reoccurs, it could adversely affect the market value of your notes and/or limit your ability to resell your notes.

Payment priorities increase the risk of loss or delay in payment to certain classes and sub-classes of notes

•      Based on the priorities described under “Description of the Notes—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement, classes and sub-classes of notes that receive principal payments in priority to other classes and sub-classes of notes will be repaid more rapidly than such other classes and sub-classes of notes. In addition, because principal of each class of Class A notes will be paid sequentially (so long as no event of default has occurred and from funds available for payment to the Class A noteholders whether or not the Pro Rata Paydown Test is satisfied), classes of notes that have higher sequential numerical class designations (i.e., 2 being higher than 1) will be outstanding longer. Therefore, prior to the enforcement of the Security, holders of notes with higher sequential numerical class designations will be exposed to the risk of losses on the receivables after other classes of notes have been receiving most or all amounts payable on their notes, and after a disproportionate amount of credit enhancement may have been applied and not replenished. Following enforcement of the Security, the Class A-1 notes will be repaid principal in priority to the other classes of Class A notes (which will be paid pari passu and rateably among the Class A-2 notes, the Class A-3 notes and the Class A-4 notes) except to the limited extent of the exchange rate differential between the A$ exchange rate and the spot exchange rate or the application of currency swap termination proceeds in certain circumstances where any of the currency swaps have been terminated.

•      In accordance with the priority of payments on the notes, the yields on the Class A-2 notes, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes. Similarly, the Class A-3 notes and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes and the Class A-2 notes, and the Class A-4 notes will be relatively more sensitive to losses on the receivables and the timing of such losses than the Class A-1 notes, the Class A-2 notes and the Class A-3 notes. If the actual rate and amount of losses exceed your expectations and allocations from available income are insufficient to satisfy any defaulted amount insufficiencies, the yield to maturity on your notes may be lower than anticipated, and you could suffer a loss. For further information with respect to the Pro Rata Paydown Test, see “Description of the Notes—Payments of Principal Prior to Enforcement of the Security” in this prospectus supplement.

•      Classes and sub-classes of notes that receive payments earlier than expected are exposed to greater reinvestment risk, and classes and sub-classes of notes that receive principal later than expected are exposed to greater risk of loss. In either case, the yields on your notes could be materially and adversely affected.

Withdrawal or downgrading of the initial ratings of the notes, the issuance of unsolicited ratings on the notes, or unfavourable regulatory actions with respect to the rating agencies engaged by the sponsor may adversely affect the value of your notes

•      The sponsor expects that the US$ notes will receive credit ratings from the rating agencies engaged by the sponsor. A rating is not a recommendation to purchase, hold or sell the notes, inasmuch as such rating does not address the market price or the suitability for a particular investor of a security. The ratings of the notes address the likelihood of the payment of principal and interest on the notes pursuant to their terms but does not address the timing of distributions of principal on the notes prior to their applicable maturity date. There is no assurance that a rating will remain for any given period of time or that a rating will not be qualified, lowered or withdrawn entirely by a hired rating agency, if in its judgment circumstances in the future so warrant, or as a result of errors in analysis or otherwise. Any action taken by a hired rating agency to lower or withdraw the rating on your note could adversely affect the value of that note on resale. In addition, if a hired rating agency changes its rating or withdraws its rating, no one has any obligation to provide additional credit enhancement or to restore the original rating. You should make your own evaluation of an investment in the US$ notes and not rely solely on the ratings on the notes.

•      The sponsor has engaged two hired rating agencies to rate the US$ notes and will pay each of them a fee to assign ratings on the US$ notes. The sponsor has not hired any other nationally recognised statistical rating organization, or “NRSRO,” to assign ratings on the notes and is not aware that any other NRSRO has assigned ratings on the notes. However, under SEC rules, information provided to a hired NRSRO for the purpose of assigning or monitoring the ratings on the notes is required to be made available to each qualified NRSRO in order to make it possible for such non-hired NRSROs to assign unsolicited ratings on the notes. If such information was not made available to the non-hired NRSROs, a hired NRSRO could withdraw its ratings on the notes, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

•      An unsolicited rating could be assigned at any time, including prior to the closing date, and none of the sponsor, the manager, the trust, the issuer trustee, the security trustee, the underwriters or any of their respective affiliates will have any obligation to monitor or inform you of any unsolicited ratings assigned after the date of this prospectus supplement. Consequently, you should monitor whether an unsolicited rating of the notes has been assigned by a non-hired NRSRO and should consult with your financial and legal advisors regarding the impact of the assignment of an unsolicited rating to a class of notes.

•      NRSROs, including the hired rating agencies, have different methodologies, criteria, models and requirements. If any non-hired NRSRO assigns an unsolicited rating on the notes, there can be no assurance that such rating will not be lower than the ratings provided by the hired rating agencies, which could adversely affect the market value of your notes and/or limit your ability to resell your notes.

•      Furthermore, the NRSROs have been and may continue to be under scrutiny by United States federal and state legislative and regulatory bodies for their roles in the recent financial crisis and such scrutiny and any actions such legislative and regulatory bodies may take as a result thereof may also have an adverse effect on the price that a subsequent purchaser would be willing to pay for the notes and your ability to resell your notes.

Risk Relating to SMART Receivables

A decline in Australian economic conditions or a change in macroeconomic variables may lead to losses on your notes

•      If the Australian economy were to experience a decline in economic conditions, the number of obligors who fail to make payments when due under the SMART Receivables may rise. Any resultant increases in delinquencies or losses on the SMART Receivables may cause delays in payment and/or losses on your notes.

Failure of obligors to make payments on their SMART Receivables after making prepayments may result in delays in payment and/or losses on your notes

•      There is a possibility that obligors who have prepaid an amount of principal under a SMART Receivable will not continue to make scheduled payments under the terms of such SMART Receivable. Consistent with standard Australian banking practice, the servicer does not consider such a SMART Receivable to be in arrears until such time as the actual principal balance has exceeded the then current scheduled principal balance.

•      The failure of obligors to make payments when due after an amount has been prepaid under a SMART Receivable may affect the ability of the issuer trustee to make timely payments of interest and principal to noteholders. If the above situation arises, or if the issuer trustee otherwise has insufficient funds to pay interest on the notes, the issuer trustee will make a liquidity reserve draw for the amount of the deficiency up to the liquidity reserve balance. The liquidity reserve balance mitigates the risk of such a deficiency but may not be sufficient to cover the whole of the deficiency.

Delinquency and default rates on the SMART Receivables may be higher than historical rates on similar assets

•      There can be no assurance that delinquency and default rates affecting the SMART Receivables will remain at levels corresponding to historic rates of assets similar to the SMART Receivables. In addition, the historical delinquency and net loss information of the aggregate portfolio of receivables originated under the SMART securitisation programme set out under “Appendix C: Static Pool Information Regarding Certain Previous Securitisations Under the SMART Securitisation Programme” of this prospectus supplement was affected by a number of variables that are likely to differ in the future and accordingly there can be no assurance that the delinquency and net loss information presented in such Appendix C with respect to the aggregate receivables portfolio under the SMART securitisation programme will reflect the actual experience with respect to the SMART Receivables to be sold to the issuer trustee. In particular, a decline in Australian economic conditions may result in obligors failing to make payments when due under a SMART Receivable, which may result in increased delinquency and default rates in respect of the SMART Receivables and cause delays in payment and/or losses on your notes. Noteholders will bear the investment risk resulting from the delinquency and default experience of the SMART Receivables.

This prospectus supplement provides information regarding the characteristics of the Indicative Receivables Pool as of the indicative cut-off date that may differ from the characteristics of the actual SMART Receivables Pool to be acquired by the issuer trustee on behalf of the trust on the closing date

•      This prospectus supplement describes the characteristics of the Indicative Receivables Pool as of the indicative cut-off date. The actual SMART Receivables Pool to be acquired by the issuer trustee on behalf of the trust on the closing date may have characteristics that differ somewhat from the characteristics of the Indicative Receivables Pool described in this prospectus supplement. These differences include, but are not limited to, higher seasoning, lower remaining terms, lower contract balances and varying percentage values within certain data stratifications. Any differences result from, among other things, the cut-off date being one month after the indicative cut-off date and the disproportionate effect, if any, of a smaller pool size on percentage values within certain data stratifications. Macquarie Leasing does not expect the characteristics (as of the cut-off date) of the actual SMART Receivables Pool to be acquired by the issuer trustee on behalf of the trust on the closing date to differ materially from the characteristics (as of the indicative cut-off date) of the Indicative Receivables Pool described in this prospectus supplement. Each SMART Receivable to be acquired by the issuer trustee on behalf of the trust on the closing date must satisfy the eligibility criteria set out under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” of this prospectus supplement. If you purchase a note, you must not assume that the characteristics of the actual SMART Receivables Pool to be acquired by the issuer trustee on behalf of the trust on the closing date will be identical to the characteristics of the Indicative Receivables Pool disclosed in this prospectus supplement.

Risk Relating to Macquarie Entities

You may suffer losses on your notes because the servicer may commingle collections with its own funds

•      The servicer will be required to remit collections on the SMART Receivables within two business days of receipt, or within four business days of receipt for so long as Macquarie Bank qualifies as an eligible depository and Macquarie Leasing is the servicer. The servicer may, however, retain the collections until the business day prior to the relevant distribution date if the collections account is maintained with Macquarie Bank and the servicer retains the collections in an account maintained with Macquarie Bank. Prior to remittance, the servicer may use collections at its own risk and for its own benefit and may commingle collections on the SMART Receivables with its own funds. If the servicer does not remit these amounts to the collections account by the next distribution date (which could occur if the servicer becomes subject to a bankruptcy proceeding), payments on your notes could be reduced or delayed. See “Description of the Notes—The Collections Account” in this prospectus supplement.

Replacement of an entity or entities within the Macquarie Group in any capacity under this transaction could require replacement of such entity or entities in other capacities, which could adversely affect the noteholders

•      Entities within the Macquarie Group act in various capacities in this transaction. These capacities include Macquarie Bank Limited, as fixed rate swap provider, Macquarie Securities Management Pty Limited, as manager, Macquarie Leasing, as depositor, originator, sponsor and servicer, Macquarie Leasing Pty Limited, as initial income unitholder, Macquarie Bank Limited, as capital unitholder, Macquarie Capital Products Limited, as substitute issuer trustee and as substitute security trustee and Macquarie Capital (USA) Inc., as an underwriter of the US$ notes. See also “Affiliations and Related Transactions” in this prospectus supplement. If any entity within the Macquarie Group must be replaced in respect of any one of these capacities, there can be no assurance that it will not also be necessary to replace any other entity (including, without limitation, Macquarie Capital Products

Limited as substitute issuer trustee and/or as substitute security trustee) within the Macquarie Group in any of its other capacities. There can also be no assurance that replacing any entities within the Macquarie Group in their various capacities at the same time will not result in any adverse consequences to noteholders.

Certain fees and indemnity payments to certain transaction parties may be adjusted and will be made prior to payments on your notes

•      The fees payable to the issuer trustee, the servicer, the manager, the custodian and the security trustee may be adjusted without the consent of the noteholders (but, in the case of the fees payable to the servicer and the manager, upon the manager issuing a Rating Notification, and in the case of the fees payable to the issuer trustee, the US$ note trustee, the principal paying agent, the US$ note registrar and the agent bank, upon notice to the hired rating agencies) and will be paid in their entirety prior to payments on your notes. Further, all indemnities and reimbursements payable by the issuer trustee under the transaction documents will be paid prior to payments on your notes. Such fees and indemnities are not capped under the priority of payments. See “Description of the Notes—Application of Available Income” and “—Application of Available Income—Trust Expenses” in this prospectus supplement.

Risk Relating to Hedge Agreements

Default by a fixed rate swap counterparty or currency swap counterparty or termination of a fixed rate swap or currency swap could reduce or delay payments and may cause an event of default or a reduction in the ratings of the notes

•      To provide a hedge against the fixed rates payable on the fixed rate SMART Receivables and the floating amounts payable by the issuer trustee under the currency swap, the issuer trustee will exchange payments calculated by reference to the weighted average fixed rate charged on the fixed rate SMART Receivables for variable rate payments based on BBSW. Under the terms of the fixed rate swap, the fixed rate swap may be amended by the manager, the issuer trustee and the fixed rate swap provider and may be terminated by the issuer trustee, in each case, without the consent of the US$ note trustee. If the fixed rate swap is terminated or the fixed rate swap provider fails to perform its payment obligations, noteholders will be exposed to the risk that the issuer trustee will not be able to enter into a replacement fixed rate swap and will not receive sufficient funds to make payments under the currency swaps when due. This could result in the principal paying agent receiving insufficient funds to pay interest on the US$ notes. If this failure continues for 10 days it will cause an event of default under the master security trust deed and the general security deed.

•      In addition, the payments the issuer trustee receives from the SMART Receivables and from the fixed rate swap provider will be denominated in Australian dollars and, in the case of payments received from the fixed rate swap provider to be applied to pay interest on the US$ notes, will be calculated by reference to BBSW. However, the principal paying agent (on behalf of the issuer trustee) will be required to make payments on the US$ notes in U.S. dollars. Interest payments will be calculated by reference to a fixed rate (in the case of the US$ fixed rate notes) or a LIBOR based floating rate (in the case of the US$ floating rate notes). If the currency swap is terminated or the currency swap provider fails to perform its payment obligations, noteholders will be exposed to the risk that the issuer trustee will not be able to enter into replacement currency swaps and will not receive sufficient funds to make payments on the US$ notes. In such event, an event of default will occur under the master security trust deed and the general security deed as of the applicable distribution date (subject to a 10-day cure period) unless a replacement currency swap is entered into or a termination payment in an amount of U.S. dollars sufficient to pay interest and principal payable on the US$ notes is payable to the issuer trustee and is actually paid in a timely manner. Neither the issuer trustee nor the principal paying agent is permitted to enter into spot exchanges in the foreign exchange market.

•      If the ratings of a fixed rate swap provider or currency swap provider set forth in the relevant fixed rate swap or currency swap are reduced below certain levels set by the relevant rating agencies, the fixed rate swap provider or currency swap provider, as the case may be, will be required to (a) assign its rights and obligations under the fixed rate swap or currency swap, as the case may be, to a replacement swap provider, (b) post collateral and/or (c) make other arrangements satisfactory to the relevant rating agencies within certain grace periods. If the fixed rate swap provider or currency swap provider, as applicable, fails to do so, the fixed rate swap or currency swap, as applicable, may be terminated or an event of default may occur under it. If a swap is terminated, or the swap provider fails to perform its obligations (whether following a ratings downgrade or otherwise) under the swap, there is no assurance that the issuer trustee would be able to enter into a replacement swap, particularly in the limited timeframe available before the next distribution date in the case of the currency swap.

•      The issuer trustee will enter into a currency swap in relation to each class or sub-class of the US$ notes. One or more of the currency swaps may be transferred or assigned to one or more replacement currency swap providers, and each swap counterparty presents its own counterparty credit risk. When applying income collections on a determination date, the issuer trustee will apply amounts received from a currency swap counterparty in respect of interest due on a class or sub-class of Class A notes to the related class or sub-class only. Therefore, if a currency swap counterparty fails to perform its obligations under the related currency swap, the noteholders of the affected class or sub-class will be exposed to the risk that the issuer trustee will not receive sufficient U.S. dollars to pay interest on such notes, whereas noteholders who do not hold the affected class or sub-class of notes may not be adversely affected on the applicable distribution date if the currency swap counterparty for the class or sub-class of notes owned by such noteholder has not defaulted.

•      The occurrence of an event of default under the master security trust deed and general security deed and subsequent enforcement of the Security will constitute an additional termination event under the currency swap which then entitles the currency swap provider to terminate the currency swap whether or not the notes are accelerated. Following such enforcement of the Security, the security trustee will determine the amount of Australian dollars to be allocated to the US$ noteholders by multiplying the U.S. dollar amount owed to the US$ noteholders (i) by the A$ exchange rate specified in the currency swap, if the currency swap has not been terminated, or (ii) by the A$ exchange rate or the spot exchange rate, if the currency swap has been terminated, whichever rate produces the lesser amount of Australian dollars. The US$ noteholders will be exposed to ongoing foreign exchange risk because the security trustee must then exchange all Australian dollar amounts allocated to the US$ noteholders to U.S. dollars at the rate that it is able to acquire the U.S. dollars in the Australian spot foreign exchange market, even if the currency swap has not been terminated. This may result in a lesser amount of U.S. dollars being available for payments to the US$ noteholders at certain steps in the post-enforcement priority of payments than would otherwise be the case because (i) a lesser amount of Australian dollars may have been allocated to the US$ noteholders and/or (ii) the spot exchange rate may not be favourable at the time the

Australian dollar amounts are exchanged for U.S. dollars by the security trustee. In the case of the Class A-1 notes in particular, although the principal on the Class A-1 notes is generally paid in priority to the other classes of Class A notes after enforcement of the Security, the Class A-1 notes may be paid a portion of principal rateably with the other classes of Class A notes if any of the currency swaps has been terminated. In addition, the allocation of currency swap termination proceeds may cause principal payments to be made to other Class A notes prior to payment of principal in full on the Class A-1 notes. See “Description of the Notes—Post-Enforcement Priority of Payments” in this prospectus supplement.

Any termination payments required to be made on any fixed rate swap or currency swap may adversely affect the payment of interest and principal on your notes

•      If the issuer trustee is required to make a termination payment to any fixed rate swap provider or any currency swap provider upon the termination of a fixed rate swap or a currency swap (as the case may be), the issuer trustee (as directed by the manager) will make the termination payment from the assets of the trust. Prior to an event of default and the enforcement of the Security and provided that a fixed rate swap provider event of default or a currency swap provider event of default (as the case may be) is not continuing, that termination payment to the fixed rate swap provider or the currency swap provider (as the case may be) will be made before any interest payment on any of the notes. Thus, there may not be sufficient funds remaining to pay interest on the notes on the next applicable distribution date, and the principal on the notes may be repaid later or may not be repaid in full. In addition, following an event of default under the master security trust deed and general security deed subsequent enforcement of the Security, the termination payments due to the fixed rate swap provider and the currency swap provider will be paid pari passu with the interest and principal payments due on the US$ notes, which may result in insufficient funds being available for payments to the US$ noteholders.

•      If any fixed rate swap provider or currency swap provider is in default, payments due to it by the issuer trustee, including any termination payments, are subordinated to: payments of interest due on the US$ notes (and amounts due to the currency swap provider relating to interest on the US$ notes), interest due on the A$ notes, reimbursements of certain previous applications of principal collections to cover shortfalls in income collections and reimbursements of any defaulted or charge-off amounts. However, court challenges have arisen in recent years regarding the enforceability of provisions that subordinate payments to a swap counterparty that is in default where the default is the insolvency of the counterparty. In litigation involving a Lehman Brothers subsidiary in the United Kingdom, the subordination provisions were ultimately upheld under English law by the United Kingdom Supreme Court. But in similar Lehman litigation in United States bankruptcy court the subordination provisions were held unenforceable under United States bankruptcy law. Consequently, there is uncertainty regarding the enforceability of such provisions, particularly in the context of bankruptcy, insolvency or similar proceedings. If any fixed rate swap provider or currency swap provider (initially both Australian financial institutions) were the subject of an insolvency proceeding under Australian law, there is no direct precedent for whether an Australian court would uphold the subordination provisions. Nor is it known whether an Australian court would recognise a judgment obtained in a foreign proceeding invalidating the subordination provisions.

•      If the subordination provisions were not enforceable, any payments, including termination payments, due to the applicable fixed rate swap provider or currency swap provider at a time when that swap provider was in default would be payable before interest payments on the US$ notes. In such circumstances, there may not be sufficient funds remaining to pay interest on the US$ notes and the principal of the US$ notes may be repaid later or may not be repaid in full.

Risk Relating to Certain Conflicts of Interests

Conflicts of interests of certain parties to the transaction could adversely affect the value of and return on your notes

•      Macquarie Bank and certain of the parties to the transaction (including, without limitation, Perpetual Trustee Company Limited, the underwriters, the manager and Macquarie Leasing) may effect transactions in which they may have, directly or indirectly, a material interest or a relationship with another party to such transaction or a related transaction. This may involve a potential conflict with an existing contractual duty to the issuer trustee under this offering, or with another transaction party, including a noteholder, and could adversely affect the value of and return on the US$ notes. For a description of certain relationships between parties to the transaction and related transactions, see “Affiliations and Related Transactions” in this prospectus supplement.

Risk Relating to Certain Legal Aspects of the Transaction

Australian tax reform proposals

•      The Australian government has announced proposed changes to update the law regarding taxation of trusts. No draft legislation has been released and there is nothing to suggest that the law will necessarily be amended in a way that would cause the trust to become subject to any tax liability; however, it does remain a possibility.

Financial regulatory reforms in the United States could have a significant impact on Macquarie Leasing’s securitisation programme, the trust, the issuer trustee, the manager or Macquarie Leasing

•      On July 21, 2010, the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the “Dodd-Frank Act”, was signed into law in the United States. The legislation and related rules increase the regulation of the securitisation and derivative markets. Among other things, the Dodd-Frank Act (a) requires U.S. federal regulators to adopt significant regulations regarding the clearing, margin posting and reporting for derivatives transactions, (b) requires U.S. federal regulators to adopt regulations requiring securitisers or originators to retain at least 5% of the credit risk of securitised exposures unless the underlying exposures meet certain underwriting standards to be determined by regulation; (c) increases oversight of credit rating agencies; and (d) requires the SEC to promulgate rules generally prohibiting firms from underwriting or sponsoring a securitisation that would result in a material conflict of interest with respect to investors in that securitisation. In many cases, it is not yet clear how securitisation or derivative market participants, including the trust, the issuer trustee, the manager or Macquarie Leasing, will be affected.

•      In particular, Title VII of the Dodd-Frank Act imposes a new regulatory framework on swap transactions, including interest rate and currency swaps of the type to be entered into by the issuer trustee. The United States Commodity Futures Trading Commission, or “CFTC”, has primary regulatory jurisdiction over swap transactions, although some regulations are jointly issued with the SEC and others also have input from other U.S. regulatory agencies. Many of the key regulations implementing Title VII are now in final form, and some will become effective shortly after the issuance of the US$ notes. However, in many instances, the interpretation and potential impact of these regulations is not yet entirely clear. It is possible that compliance with these regulations and emerging interpretations could result in the imposition of higher administration expenses, including expenses relating to swap data reporting requirements, on the trust, the issuer trustee, the manager or Macquarie Leasing.

•      Moreover, certain changes in the U.S. Commodity Exchange Act and related CFTC regulations make it possible that entities that enter into swap transactions, potentially including the trust, may be treated by the CFTC as “commodity pools,” which could subject them and certain related transaction parties, which could include Macquarie Leasing, to increased regulation and the potential imposition of penalties or sanctions by the CFTC. Although securitisation market participants generally do not believe that securitisation entities such as the trust would constitute “commodity pools,” guidance from the CFTC is limited and the CFTC has interpreted “commodity pool” broadly in other contexts. If the trust were treated as a “commodity pool”, in addition to the potential penalties and sanctions noted above and possible private litigation, certain regulations applicable to commodity pools could adversely affect the trust’s and/or Macquarie Leasing’s operations unless an exemption or other regulatory relief were to be made available. Although industry groups have sought clarification from the CFTC that securitisation entities would not be treated as commodity pools, there can be no assurance that any guidance, exemptive order, no-action or other relief will be provided before the October 12, 2012 effective date of certain CFTC regulations. In addition, there can be no assurance that any guidance, exemptive order, no-action or other relief would be sufficient to cover securitisation entities such as the trust which enter into multiple swaps or to cover all consequences of treatment as a commodity pool.

•      Prospective investors such as investment funds, other investment vehicles or special purpose entities (including issuers of asset-backed securities) should consult their own legal advisors with regard to potential consequences of an investment in an entity that may be viewed by the CFTC as a commodity pool.

•      CFTC regulations that will require certain swap transactions to be cleared and proposed regulations relating to margin requirements for uncleared swaps may make it more difficult, or even impracticable, for the issuer trustee to replace, novate or amend the terms of the currency swap agreement and fixed rate swap agreement entered into at closing should this become necessary in the future. Similarly, the potential commodity pool regulatory issue described above, together with the Commodity Exchange Act definition of the term “eligible contract participant” (a status required for the entry into over-the-counter swap transactions such as the currency swap agreement and the fixed rate swap agreement), and the CFTC’s related regulations, also could make it more difficult, or impracticable, for the issuer trustee to replace, novate or amend the terms of the currency swap agreement and fixed rate swap agreement entered into at closing should this become necessary in the future.

•      No assurance can be given that the Dodd-Frank Act and implementing rules and regulations (including CFTC regulations), the final version of the SEC’s Regulation AB or any other new legislation or regulations will not have a significant impact on Macquarie Leasing’s securitisation programme or on the regulation and supervision of the trust, the issuer trustee, the manager or Macquarie Leasing or on the asset-backed securities market in the United States generally.

TRANSACTION PARTIES

The following information identifies the transaction parties for this securitisation transaction.

The Issuing Entity

The “Issuing Entity” for this securitisation transaction is Perpetual Trustee Company Limited, in its capacity as trustee of the Trust.

The “Trust” for this securitisation transaction is SMART ABS Series 2012-4US Trust. The Trust is a trust that was established on September 25, 2012 under the laws of the Australian Capital Territory, Australia, by the Issuer Trustee executing a “Trust Creation Deed” and the Manager depositing A$10 with the Issuer Trustee as the initial assets of the Trust. A “Series Supplement”, to be entered into by and among the Manager, Macquarie Bank, Macquarie Leasing and the Issuer Trustee, sets out the specific details of the Trust and the Notes, which may vary from the terms set forth in the Master Trust Deed. The Trust will be governed by the laws of the Australian Capital Territory, Australia.

The Trust is the twentieth trust established under the Master Trust Deed. The address of the Trust is c/o Perpetual Trustee Company Limited, in its capacity as Issuer Trustee of the SMART ABS Series 2012-4US Trust, Level 12, 123 Pitt Street, Sydney, New South Wales 2000, Australia, and its phone number is +61 2 9229 9000. The fiscal year end of the Trust will be March 31.

The following table illustrates the debt capitalisation* of the Trust as of the Cut-Off Date, as if the issuance and sale of the Notes at 100% of their principal balances had taken place on that date:

Class A-1 Notes	US$144,000,000

Class A-2a Notes and Class A-2b Notes	collectively, US$186,000,000

Class A-3a Notes and Class A-3b Notes	collectively, US$188,000,000

Class A-4a Notes and Class A-4b Notes	collectively, US$82,000,000

Class B Notes	A$7,200,000

Class C Notes	A$23,890,000

Class D Notes	A$16,363,000

Class E Notes	A$14,727,000

Seller Notes	A$9,818,000

*	Indicative initial principal balance.

As of the Closing Date and prior to the issue of the Notes and purchase of the SMART Receivables Pool, the Issuer Trustee has no indebtedness as trustee of the Trust and the Trust is capitalised to A$10 for the benefit of the Unitholders.

On and after the Closing Date, the liabilities of the Trust will include obligations to holders of the Notes, payments to swap providers and fees and expenses as detailed under “Summary—Transaction Fees” in this prospectus supplement.

On the Closing Date, Macquarie Leasing Pty Limited as Income Unitholder will contribute capital into the Trust equal to A$[            ], which represents the amount of the discount at which the Notes were sold.

For a description of the rights and responsibilities of the Issuing Entity, you should read “The Issuing Entity” in the prospectus.

The Issuer Trustee

The Issuer Trustee is Perpetual Trustee Company Limited (ABN 42 000 001 007). Perpetual Trustee Company Limited’s registered office is located at Level 12, 123 Pitt Street, Sydney, New South Wales 2000, Australia.

Perpetual Trustee Company Limited is a wholly-owned subsidiary of Perpetual Limited, which is a publicly listed company on the Australian Securities Exchange. Perpetual Trustee Company Limited and its related companies are leading trustee companies in Australia and are experienced in serving as trustee in connection with transactions under securitisation programmes of Australian issuers. They have acted in over 500 securitisations since 2002, including 20 securitisations under the SMART securitisation programme.

As of September 30, 2012, the directors of Perpetual Trustee Company Limited were as follows:

Name	Business Address	Principal Activities
Christopher Green	Level 12, 123 Pitt Street, Sydney, New South Wales 2000	Director

Roger Burrows	Level 12, 123 Pitt Street, Sydney, New South Wales 2000	Director

Geoff Vincent Lloyd	Level 12, 123 Pitt Street, Sydney, New South Wales 2000	Director

Andrew Thomas	Level 12, 123 Pitt Street, Sydney, New South Wales 2000	Director

For a description of the rights and responsibilities of the Issuer Trustee and information with respect to the powers and obligations of the Issuer Trustee, you should read “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement” in the prospectus.

The Macquarie Group

Macquarie Group is a global provider of banking, financial, advisory, investment and funds management services. It employs more than 14,200 people in over 28 countries. At March 31, 2012, Macquarie Group had assets under management of A$327 billion.

The Depositor, Sponsor, Originator and Servicer

Macquarie Leasing is the Depositor, Sponsor, Originator and Servicer of this securitisation transaction. Macquarie Leasing’s registered office is located at Level 1, No. 1 Martin Place, Sydney, New South Wales 2000, Australia.

In October 2009, Macquarie Leasing completed the acquisition of an A$1.0 billion portfolio of auto leases and loans from Ford Credit Australia. Macquarie Leasing acquired a second approximately A$1.0 billion portfolio of retail auto leases and loans from GMAC Australia, the Australian auto finance subsidiary of GMAC Inc., in April 2010. The acquired portfolios comprise a mix of commercial and consumer contracts. In September 2012, Macquarie Leasing began servicing certain auto loans and leases originated by one of its affiliates in the United Kingdom. As of August 31, 2012 Macquarie Leasing had approximately 326 full time staff and approximately 213,000 receivables contracts denominated in Australian dollars in place and its receivables under management totalled approximately A$6.2 billion. No receivables purchased by Macquarie Leasing in connection with the recent portfolio acquisitions, no receivables originated in the United Kingdom and no consumer receivables are included in the assets of the Trust.

Macquarie Leasing has sponsored an aggregate of approximately A$11.3 billion (or equivalent at the time of issue) in principal amount of asset backed securities through 16 funded issues under the SMART securitisation programme. Six of these transactions (the SMART Series 2010-1US Trust, the SMART Series 2011-1US Trust, the SMART Series 2011-2US Trust, the SMART Series 2011-4US Trust, the SMART Series 2012-1US Trust and the SMART ABS Series 2012-2US Trust), have involved issuances of US$ denominated notes. All six of these issues, plus the SMART Series 2007-3E Trust, were comprised solely of motor vehicle assets. The SMART Series 2008-3 Trust was comprised of 50% motor vehicle assets and 50% equipment assets and the SMART 2012-3EQ Trust was comprised of 100% equipment assets. All others were representative of Macquarie Leasing’s commercial portfolio mix of motor vehicle and equipment assets in all material respects. The SMART Receivables Pool to be transferred to the Issuer Trustee on the Closing Date will relate exclusively to new or used motor vehicle assets (including cars, trucks, buses, trailers, forklifts and motorcycles), which as at August 31, 2012 represented approximately 93% of Macquarie Leasing’s receivables portfolio by receivables balance.

All receivables originated under the SMART securitisation programme are initially financed by Macquarie Leasing, which has access to a diversified platform of funding sources through the Macquarie Bank balance sheet, term securitisations and warehouse funding arrangements.

All prior securitisations sponsored by Macquarie Leasing under the SMART securitisation programme have performed in line with (or in excess of) expectations, which has resulted in the upgrading of a number of classes of notes. None of the prior securitisation issues sponsored by Macquarie Leasing has defaulted in respect of payment obligations on issued notes, nor has any early amortisation-type event or similar event been triggered in respect of such issued notes. Further, no Perfection of Title Event has occurred in relation to any trust established under the SMART securitisation programme.

The following table sets out the aggregate principal amount of asset backed securities sponsored by Macquarie Leasing under the SMART securitisation programme and issued during the year ended March 31 for each of the past five years. The amounts are set out in Australian Dollars and reflect the conversion of all public issue amounts denominated in currencies other than Australian Dollars into Australian Dollars, at the rate applicable under the currency swap relating to the relevant transaction, at the time of issue.

	Year Ended March 31
	2012	2011	2010	2009	2008
Total aggregate principal amount of asset backed securities sponsored and issued (A$ million)	$2,609	$1,981	$675	$1,760	$1,780

Since inception of the business in 1998, Macquarie Leasing has originated approximately 543,500 contracts. The following table sets forth the total original amount financed of motor vehicle and equipment receivables originated by Macquarie Leasing during the year ended March 31 for the last five years.

	Year Ended March 31
	2012	2011	2010	2009	2008
Total Original Amount Financed (A$ million)	$2,949	$2,630	$1,960	$1,560	$1,940

Macquarie Leasing serves as the Servicer of all receivables relating to the Trust. Macquarie Leasing is not currently, nor has it previously been, in default of any of the material servicing obligations which it owes in respect of the SMART securitisation programme.

The following tables set forth the delinquency experience and loss experience of motor vehicle and equipment receivables denominated in A$ serviced by Macquarie Leasing (including receivables sold in prior securitisations that Macquarie Leasing continues to service) as at March 31 for the last five years (excluding acquisitions). See “Servicing of the SMART Receivables—Collections and Enforcement—Collections and Enforcement Procedures” in the prospectus for information regarding how delinquencies and charge-offs are determined.

The portfolio has shown considerable growth through the year ended March 31, 2012 to approximately A$5.8 billion. Gross and net charge-offs as a percentage of the outstanding principal balance of the portfolio during the year ended March 31, 2012 have remained at a low level. Delinquencies as a percentage of the outstanding principal balance of the portfolio have remained stable. Delinquency and loss may be influenced by a variety of economic, social, geographic and other factors beyond the control of Macquarie Leasing. No assurance can be made that the delinquency and loss experience of a particular pool of receivables, including the SMART Receivables, will be similar to the historical experience shown below or that any trends shown in the tables will continue for any period.

Delinquency and Loss Experience of Receivables Portfolio

Originated and Serviced by Macquarie Leasing

	At March 31,
	2012	2011	2010	2009	2008
Delinquency Experience
Number of all outstanding receivables[1]	199,400	172,062	149,267	142,829	134,817
Outstanding principal balance[2] of all receivables (A$)	5,753,584,046	4,942,789,907	4,114,207,236	4,030,377,163	3,928,986,131
Outstanding principal balance of motor vehicle receivables as a percentage of outstanding principal balance of all receivables (%)	93%	91%	91%	89%	88%
Outstanding principal balance of equipment receivables as a percentage of outstanding principal balance of all receivables (%)	7%	9%	9%	11%	12%
Outstanding principal balance of all receivables delinquent 31-60 days (A$)	10,259,751	11,394,105	7,937,486	9,014,705	9,743,607
Outstanding principal balance of all receivables delinquent 31-60 days as a percentage of outstanding principal balance of all receivables (%)	0.18%	0.23%	0.19%	0.22%	0.25%
Number of all receivables delinquent 31-60 days	325	314	286	247	268
Number of all receivables delinquent 31-60 days as a percentage of the number of all receivables (%)	0.16%	0.18%	0.19%	0.17%	0.20%
Outstanding principal balance of all receivables delinquent over 60 days[3](A$)	12,078,619	9,874,941	9,292,738	8,471,960	6,187,181
Outstanding principal balance of all receivables delinquent over 60 days as a percentage of outstanding principal balance of all receivables (%)	0.21%	0.20%	0.23%	0.21%	0.16%
Number of all receivables delinquent over 60 days	380	249	255	232	152
Number of all receivables delinquent over 60 days as a percentage of the number of all receivables (%)	0.19%	0.14%	0.17%	0.16%	0.11%

	For the Year Ended March 31,
	2012	2011	2010	2009	2008
Loss Experience
Period end outstanding principal balance[2] of all receivables (A$)	5,753,584,046	4,942,789,907	4,114,207,236	4,030,377,163	3,928,986,131
Period end outstanding principal balance of motor vehicle receivables as a percentage of outstanding principal balance of all receivables (%)	93%	91%	91%	89%	88%
Period end outstanding principal balance of equipment receivables as a percentage of outstanding principal balance of all receivables (%)	7%	9%	9%	11%	12%
Average outstanding principal balance[4] of all receivables (A$)	5,339,186,976	4,519,498,572	4,072,292,200	3,979,681,647	3,692,657,049
Number of receivables outstanding at period end	199,400	172,062	149,267	142,829	134,817
Average number of receivables outstanding[5] during the period	185,731	160,665	146,048	138,823	126,852
Gross charge offs (A$)[6]	23,110,861	16,620,910	20,389,069	15,428,210	9,527,044
Gross charge offs as a percentage of period end outstanding principal balance of all receivables (%)	0.40%	0.34%	0.50%	0.38%	0.24%
Gross charge offs as a percentage of average outstanding balance of all receivables (%)	0.43%	0.37%	0.50%	0.39%	0.26%
Recoveries (A$)[7]	5,099,409	4,867,733	4,195,970	2,017,139	2,077,323
Net charge offs (A$)[8]	18,011,452	11,753,177	16,193,099	13,411,071	7,449,721
Net charge offs as a percentage of period end outstanding principal balance of all receivables (%)	0.31%	0.24%	0.39%	0.33%	0.19%
Net charge offs as a percentage of average outstanding principal balance of all receivables (%)	0.34%	0.26%	0.40%	0.34%	0.20%

1.	Receivables: Finance Leases, Novated Leases, Hire Purchase Contracts and Chattel Mortgage Contracts
2.	Outstanding principal balance: outstanding principal balance of receivables as at March 31 or for the period ending March 31
3.	Receivables delinquent over 60 days: all contracts not yet written off (a) with arrears payments greater than A$50 which are more than 60 days past due in respect of rent or principal; (b) where Macquarie Leasing determines that the Obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) where the related motor vehicles or equipment have been repossessed and are awaiting sale.
4.	Average outstanding principal balance: (i) the sum of (x) the prior year period end outstanding principal balance and (y) current year period end outstanding principal balance divided by (ii) 2
5.	Average number of receivables outstanding: (i) the sum of (x) the prior year period end number of receivables outstanding and (y) current year period end number of receivables outstanding divided by (ii) 2
6.	Gross charge offs: outstanding principal balance of receivables written off during the period ending March 31 (gross loss)
7.	Recoveries: sale proceeds in respect of charge off receivables
8.	Net charge offs: gross charge offs reduced by Recoveries (net loss)

For further information with respect to the historical delinquency and loss experience of motor vehicle and equipment receivables originated under the SMART securitisation programme and serviced by the Servicer, see “The SMART Receivables Pool and the Indicative Receivables Pool—Static Pool Information Regarding Certain Previous Securitisations under the SMART Securitisation Programme” and “Appendix C: Static Pool Information Regarding Certain Previous Securitisations under the SMART Securitisation Programme” in this prospectus supplement.

As of September 30, 2012, the directors of Macquarie Leasing were as follows:

Name	Business Address
Lloyd Owen Thomas	Level 1, No. 1 Martin Place, Sydney, New South Wales 2000

Karleen Anne Munns	Level 1, No. 1 Martin Place, Sydney, New South Wales 2000

Garry Andrew Farrell	Level 1, No. 1 Martin Place, Sydney, New South Wales 2000

For a description of the rights and responsibilities of the Sponsor, Originator and Servicer, you should read “The Macquarie Parties—Macquarie Leasing Pty Limited, as Depositor, Sponsor, Originator and Servicer” and “Description of the Transaction Documents—The Master Sale and Servicing Deed” in the prospectus.

Repurchases of Receivables—Prior Securitised Pools

The transaction documents for prior pools of motor vehicle and equipment receivables that were securitised under the SMART securitisation programme contain covenants requiring the repurchase of a receivable or the payment of an indemnity, in respect of a breach of a representation or warranty relating to the receivable. In the past year, none of Macquarie Leasing, Macquarie Management, or the trustee of any trust established under the SMART securitisation programme has received any demand to repurchase or any indemnity claim with respect to any receivable underlying a securitisation under the SMART securitisation programme. Macquarie Management, as securitiser, has previously disclosed all fulfilled and unfulfilled repurchase requests and indemnity claims for receivables that were the subject of a demand to repurchase or an indemnity claim on SEC Form ABS-15G. Macquarie Management filed its most recent Form ABS-15G with the SEC on February 14, 2012. Macquarie Management’s CIK number is 0001541418. In the future, Macquarie Leasing, as securitiser, will disclose all fulfilled and unfulfilled repurchase requests and indemnity claims for receivables that were the subject of a demand to repurchase or an indemnity claim on SEC Form ABS-15G. Macquarie Leasing’s CIK number is 0001549785.

For more information on obtaining a copy of the Form ABS–15G filed by Macquarie Management or Macquarie Leasing, you should read “Where You Can Find More Information” in the prospectus.

The Manager

Macquarie Management’s registered office is located at Level 1, No. 1 Martin Place, Sydney, New South Wales 2000, Australia.

In addition to the duties described in the prospectus, the Manager will calculate all income and expenses allocated to the Trust in accordance with the allocation of cash flows in the Transaction Documents, as described in this prospectus supplement and the prospectus. The Manager will also manage all ongoing noteholder reporting requirements of the Trust as required by the Transaction Documents.

No prior securitisation under the SMART securitisation programme has defaulted in respect of payment obligations on issued notes, nor has any early amortisation type event or similar event been triggered in respect of such issued notes.

Macquarie Management is also the manager of each trust established under the SMART securitisation programme and is responsible for the management of the SMART securitisation programme.

For a description of the rights and responsibilities of the Manager, you should read “The Macquarie Parties—Macquarie Securities Management Pty Limited, as Manager” and “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement” in the prospectus.

The Security Trustee

The Security Trustee is P.T. Limited (ABN 67 004 454 666). P.T. Limited has acted as security trustee of each of the trusts established under the SMART securitisation programme since 2007. P.T. Limited is also experienced in serving as security trustee in connection with transactions under securitisation programmes of other Australian issuers. P.T. Limited has acted in over 500 securitisations since 2002, including 20 securitisations under the SMART securitisation programme. P.T. Limited’s registered office is located at Level 12, 123 Pitt Street, Sydney, New South Wales 2000.

For a description of the rights and responsibilities of the Security Trustee, you should read “The Security Trustee” and “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed” in the prospectus.

The Substitute Issuer Trustee

In certain circumstances, Macquarie Capital Products Limited may be required to act as the substitute Issuer Trustee under the Master Trust Deed until another entity is appointed as Issuer Trustee. In addition, in certain circumstances, Macquarie Capital Products Limited may be required to act as the substitute Security Trustee under the Master Security Trust Deed until another entity is appointed as Security Trustee. Macquarie Capital Products Limited’s registered office is located at Level 1, No. 1 Martin Place, Sydney, New South Wales 2000, Australia. Macquarie Capital Products Limited has not previously acted as a trustee or as a security trustee of a securitisation transaction.

The US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank

The Bank of New York Mellon will serve as the “US$ Note Trustee”, the “Principal Paying Agent”, the “US$ Note Registrar” and the “Agent Bank” for the US$ Notes. The corporate trust office of the US$ Note Trustee responsible for the administration is located at 101 Barclay Street, 4E, New York, New York 10286.

The Bank of New York Mellon is a New York banking corporation organized under the laws of the state of New York. The Bank of New York Mellon has been, and currently is, serving as indenture trustee and trustee for numerous securitisation transactions.

The US$ Note Trustee must satisfy the minimum capitalisation requirement of US$50,000,000 set forth in the US$ Note Trust Deed. If at any time it does not satisfy this requirement, it must retire as US$ Note Trustee.

For additional information with respect to the roles and responsibilities of the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank, see “Description of the Transaction Documents—The US$ Note Trust Deed” and “—The Agency Agreement” in the prospectus.

THE SMART RECEIVABLES POOL AND THE INDICATIVE RECEIVABLES POOL

General

The “SMART Receivables” are the Receivables sold to the Issuer Trustee, as trustee of the Trust, and referred to in a Transfer Proposal issued by the Manager on or before the Closing Date. The SMART Receivables are secured by new and used motor vehicles (including cars, trucks, buses, trailers, forklifts and motorcycles). Macquarie Leasing originated the SMART Receivables in the ordinary course of its business. The SMART Receivables were initially originated from new applications with a view to inclusion in the SMART securitisation programme. Prior to this securitisation transaction, the SMART Receivables were held and financed by the Warehouse Trusts. On the Closing Date, the Warehouse Trusts will sell the SMART Receivables to the Issuer Trustee effective as of the Cut-Off Date through a Transfer Proposal issued by the Manager on or before the Closing Date. The Issuer Trustee will grant a security interest for the purposes of the PPSA and a first ranking floating charge over the Trust’s assets in favour of the Security Trustee to secure the Issuer Trustee’s obligations to, amongst others, the holders of the US$ Notes.

The SMART Receivables Pool to be acquired by the Issuer Trustee on the Closing Date will be selected from the pool of Receivables referred to as the “Indicative Receivables Pool”. The Receivables in the Indicative Receivables Pool are currently held by the Warehouse Trusts. The information concerning the Indicative Receivables Pool presented throughout this prospectus supplement is provided as of the Indicative Cut-Off Date. The characteristics of the actual SMART Receivables Pool to be acquired by the Issuer Trustee on the Closing Date may vary somewhat from the characteristics of the Indicative Receivables Pool described in this prospectus supplement; however, Macquarie Leasing does not expect the variance to be material. The size of the actual SMART Receivables Pool may be smaller than the size of the Indicative Receivables Pool.

Eligibility Criteria and Selection of the SMART Receivables

The Receivables in the Indicative Receivables Pool were randomly selected by Macquarie Leasing for inclusion in the Indicative Receivables Pool from those motor vehicle receivables held by the Warehouse Trusts that Macquarie Leasing determined comply with the Eligibility Criteria set out below as at the Indicative Cut-Off Date. The SMART Receivables will be randomly selected by Macquarie Leasing for inclusion in the SMART Receivables Pool from the Receivables in the Indicative Receivables Pool which comply with the Eligibility Criteria as at the Cut-Off Date.

Based on the indicative US$ Exchange Rate of US$1.03=A$1.00, determined on September 26, 2012, the aggregate outstanding principal balance of the actual SMART Receivables Pool will be A$654,522,271.84 as of the Cut-Off Date. The Manager will add or remove Receivables to or from the SMART Receivables Pool to reflect any change in the final US$ Exchange Rate (which will be established at or shortly after the time of pricing of the Notes) from this indicative rate. The Manager will make such changes in the pool composition in order that the aggregate initial Adjusted Invested Amount of the US$ Notes comprises 89% of each of (i) the sum of the aggregate initial Adjusted Invested Amount of the US$ Notes and the aggregate Initial Invested Amount of the A$ Notes and (ii) the pool balance (as of the Cut-Off Date) of the actual SMART Receivables Pool to be acquired on the Closing Date.

At any time up until the Closing Date, the Manager may also substitute Receivables proposed to be acquired by the Issuer Trustee on the Closing Date with other eligible Receivables, add additional eligible Receivables or remove eligible Receivables. However, the Manager will not substitute, add or remove any Receivables prior to the Closing Date if this would result in a material adverse change in any of the characteristics of the SMART Receivables Pool from those characteristics in the table under the heading “Summary—The SMART Receivables Pool—Selected Data for the Indicative Receivables Pool as of the Indicative Cut-Off Date” in this prospectus supplement, unless a revised prospectus supplement is delivered to prospective investors which contains an update of the pool characteristics described in the tables under “—Details of the Indicative Receivables Pool” below.

Each SMART Receivable included in the SMART Receivables Pool must, as at the Cut-Off Date, and each Receivable included in the Indicative Receivables Pool must, as at the Indicative Cut-Off Date, meet the following “Eligibility Criteria”:

•	be denominated and payable in Australian Dollars in Australia;

•	relate to the financing of an asset which is a new or used car, motor vehicle, truck, bus, trailer, forklift or motorcycle;

•	be governed by the laws of one of the following Australian states or territories:

•	New South Wales;

•	Victoria;

•	Western Australia;

•	Queensland;

•	South Australia;

•	Tasmania;

•	Northern Territory; or

•	the Australian Capital Territory;

•	require the Obligor to make payments (including any final balloon payment) which will amortise the outstanding balance of the receivable to zero over the remaining term of the receivable;

•	relate to the financing of an asset in relation to which the interest of Macquarie Leasing in that asset, or a Chattel Mortgage in relation to that asset:

•

if the relevant interest or Chattel Mortgage came into existence before January 30, 2012, was registered, if required by law in a particular state or territory to ensure the validity of the Seller’s interest in that asset or Chattel Mortgage, in the relevant register of encumbered vehicles, chattel mortgage register or comparable register; or

•

if the relevant interest or Chattel Mortgage came into existence on or after January 30, 2012, is registered in the PPS Register and, where that asset is of a kind that the PPSA or any regulations made under the PPSA provide must (rather than may) be described by serial number in a registration, it is so described in that registration;

•	be approved and originated by Macquarie Leasing in the ordinary course of its business;

•	have a remaining contractual term that does not exceed 60 months;

•	not be in arrears more than 30 days and not be otherwise in default;

•	the sale of an equitable interest in which, or the sale of an equitable interest in any other security in relation to that SMART Receivable, does not contravene any law;

•	together with any Mortgage or other security in relation to that SMART Receivable, have been or will be stamped with all applicable duty;

•	be subject to the terms and conditions of a standard term agreement (a copy of which has been provided to and approved by the Manager) which provides that:

•	interest or finance charges on that SMART Receivable is or are payable monthly or according to an agreed schedule,

•

at the contractual end date (and upon early termination upon the relevant Obligor’s exercise of any option to terminate early or for any other reason), Macquarie Leasing has the right to recover an amount which is at least equal to the outstanding principal balance of the SMART Receivable, as stated in the books of Macquarie Leasing (including any residual value or other agreed balloon payment or, if the terms of the SMART Receivable permit the Obligor to return the vehicle being financed by that SMART Receivable, any excess of the residual value over the proceeds of disposition), and

•	additional rental or interest payments by the Obligor are due if that SMART Receivable is not discharged or paid in full by its contractual end date;

•	not be governed or regulated by the Australian National Credit Code or the Australian Consumer Credit Code;

•

not incorporate a balloon payment that is greater than 55% of the total of all payments under that SMART Receivable, unless the initial term of that SMART Receivable is less than or equal to 12 months, in which case any balloon payment in relation to that SMART Receivable must not exceed 70% of the total of all payments under that SMART Receivable;

•	have had at least one payment made by the Obligor in respect of it;

•	bear a fixed interest rate (or, in the case of a SMART Receivable which is a Hire Purchase Contract or a Lease Contract, fixed rental payments) for its remaining term;

•	have an Obligor which is a resident of Australia;

•	provide that payments will continue to be made even if there is a defect in the asset being financed by that SMART Receivable or the asset breaks down or is damaged;

•	require the Obligor to keep the asset being financed by that SMART Receivable in good repair and order at its own expense; and

•

require the relevant Obligor to keep the asset being financed by that SMART Receivable insured for its full insurable value at its own expense (or, in certain cases, for such other amount as Macquarie Leasing requires) against fire, accident and theft and for all other risks as Macquarie Leasing requires.

Eligibility Criteria are consistent in material respects across all transactions under the SMART securitisation programme. The criteria have been defined in such a way as to allow Macquarie Leasing’s non-arrears receivables to be eligible for all transactions (subject to any applicable asset type constraints).

There are no material direct or contingent claims that parties other than the Security Trustee have on any SMART Receivable.

Pool Underwriting

As described in “Origination of the SMART Receivables—Credit Approval Process” in the prospectus, under Macquarie Leasing’s origination process, credit applications are evaluated in accordance with Macquarie Leasing’s lending manual on an individual basis by credit personnel with specified credit limits. To the extent that a credit application exceeds the credit limit of an individual employee, that employee must seek approval from a supervisor in order to approve an application. 37,189 SMART Receivables, having an aggregate principal balance of approximately A$1,154,000,000 (approximately 90% of the pool balance as of the Indicative Cut-Off Date) were approved by credit personnel within their specified credit limits, while 2,651 SMART Receivables, having an aggregate principal balance of approximately A$132,000,000 (approximately 10% of the pool balance as of the Indicative Cut-Off Date) required the approval of a supervisor with appropriate authority. None of the SMART Receivables in the SMART Receivables Pool were originated with exceptions to the underwriting policies set out in Macquarie Leasing’s lending manual.

Depositor Review of Receivables

As required by Item 1111 of Regulation AB and Rule 193 of the Securities Act, the Depositor has performed a review of the SMART Receivables designed and effected to provide reasonable assurance that the disclosure about the SMART Receivables in this prospectus supplement and the prospectus are accurate in all material respects. This review consisted of a statistical data review, a contract review, reviews of data and information by securitisation funding personnel and reviews of factual information by senior management and legal office personnel of the Depositor, and is supported by the Depositor’s business and internal control processes. The Depositor also engaged third parties to assist it in its statistical data review and the contract review using procedures designed and established by the Depositor and determined by the Depositor to be sufficient for purposes of its review of the SMART Receivables.

A quality assurance review of the SMART Receivables selected for this securitisation transaction was performed in which the Depositor’s securitisation funding personnel applied systemic and manual filters to confirm that each SMART Receivable included in the SMART Receivables Pool, as at the Cut-Off Date, and each Receivable included in the Indicative Receivables Pool, as at the Indicative Cut-Off Date, meets the Eligibility Criteria described in “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in this prospectus supplement. As part of the pool selection process, the Depositor reviewed the data and information about the Receivables that was extracted from the Depositor’s receivables servicing system (Infolease) and has confirmed that there were no discrepancies.

The pool composition and stratification tables in “Summary—The SMART Receivables Pool” and “The SMART Receivables Pool and the Indicative Receivables Pool—Details of the Indicative Receivables Pool” in this prospectus supplement were created from the Depositor’s Infolease system. The Depositor’s securitisation funding personnel reviewed the data and information in these tables, and have confirmed that they found no discrepancies in the pool composition and stratification tables.

To verify the Depositor’s findings, the Depositor has engaged a third party to review a sample of 120 contract files randomly selected from the contracts in the Indicative Receivables Pool and compare certain contract information in the sample contracts relevant to the data and information about the SMART Receivables in this prospectus supplement, such as original principal balance, contract yield, maturity date and remaining term, to the information in the Depositor’s Infolease system, which the Depositor made available on data tapes. The third party reviewer found 12 errors out of 1,800 data points reviewed or compared in the sample contracts. The Depositor considers the errors to be immaterial and non-financial in nature and that the findings of the third party reviewer do not indicate any systemic errors in the receivables data or other errors that could have a material adverse effect on the data and information about the SMART Receivables in this prospectus supplement.

The Depositor’s senior management and legal office personnel have confirmed that they performed a comprehensive management and legal review of the information about the SMART Receivables contained in this prospectus supplement and the prospectus and that the descriptions of the general information about the SMART Receivables and how they are originated and serviced are accurate. The Depositor’s legal office personnel also reviewed and confirmed that the descriptions of the material terms of the SMART Receivables and the Transaction Documents accurately reflect the terms of the underlying contracts and the related Transaction Documents respectively. External legal counsel reviewed and confirmed that the descriptions of the legal and regulatory considerations that may materially affect the performance of the SMART Receivables accurately reflect current Australian law and regulations. In addition to this review, the Depositor performs periodic internal control reviews and internal audits of various processes, including its origination and reporting system process.

The Depositor determined the nature, extent and timing of the review and the level of assistance provided by third parties. The Depositor has ultimate authority and control over, and assumes responsibility for the adequacy of, the review and the findings and conclusions of the review, and attributes the findings and conclusions to itself. After completion of the review described above, the Depositor has concluded that it has reasonable assurance that the disclosure about the SMART Receivables in this prospectus supplement and the prospectus are accurate in all material respects.

Details of the Indicative Receivables Pool

The statistical information in the following tables sets forth in summary format various details relating to the Indicative Receivables Pool as of the Indicative Cut-Off Date. While the characteristics of the actual SMART Receivables Pool to be acquired by the Issuer Trustee on the Closing Date may vary somewhat from the characteristics of the Indicative Receivables Pool described in this prospects supplement, Macquarie Leasing does not expect the variance to be material. All amounts have been rounded to the nearest Australian cent. The sum of any column may not equal the total indicated due to rounding.

Indicative Pool Summary

Number of Receivables	39,840
Outstanding Principal Balance (A$)	1,286,193,984.49
Weighted Average Receivable Interest Rate (% p.a.)	8.45
Average Receivable Balance (A$)	32,283.99
Maximum Receivable Balance (A$)	478,412.65
Minimum Receivable Balance (A$)	324.49
Maximum Term Remaining (months)	61.00
Weighted Average Original Term (months)	49.68
Weighted Average Term Remaining (months)	41.76
Weighted Average Seasoning (months)	7.92
Weighted Average Balloon (A$)	13,794.60
Weighted Average Balloon by Original Balance (%)	26.02%
Weighted Average Balloon by Outstanding Principal Balance (%)	31.50%
Number of Customers	38,131
Largest Customer Exposure (A$)	747,213.11
Largest Customer Exposure (% of Outstanding Principal Balance)	0.06%

The distribution of the Receivables in the Indicative Receivables Pool as of the Indicative Cut-Off Date by various metrics is as follows:

Receivables By Outstanding Principal Balance

Outstanding Principal Balance	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
0.01 - 10,000.00		25,314,065.12	1.97%	3,770	9.46%	47.0%
10,000.01 - 20,000.00		125,977,115.76	9.79%	8,390	21.06%	44.8%
20,000.01 - 30,000.00		218,750,989.16	17.01%	8,782	22.04%	32.1%
30,000.01 - 40,000.00		271,548,196.82	21.11%	7,791	19.56%	30.5%
40,000.01 - 50,000.00		228,975,939.55	17.80%	5,145	12.91%	30.1%
50,000.01 - 60,000.00		157,921,697.99	12.28%	2,899	7.28%	29.4%
60,000.01 - 70,000.00		84,381,117.34	6.56%	1,309	3.29%	28.2%
70,000.01 - 80,000.00		53,255,176.53	4.14%	716	1.80%	28.1%
80,000.01 - 90,000.00		29,108,047.42	2.26%	344	0.86%	27.1%
90,000.01 - 100,000.00		18,543,868.96	1.44%	196	0.49%	23.8%
100,000.01 - 125,000.00		27,786,266.36	2.16%	252	0.63%	26.0%
125,000.01 - 150,000.00		14,338,061.66	1.11%	105	0.26%	24.3%
150,000.01 - 175,000.00		7,612,938.27	0.59%	47	0.12%	18.0%
175,000.01 - 200,000.00		5,732,495.47	0.45%	31	0.08%	21.6%
200,000.01 - 225,000.00		3,166,158.58	0.25%	15	0.04%	21.7%
>=225,000.01		13,781,849.50	1.07%	48	0.12%	22.5%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Balloon Amount

Balloon Amount	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
0.00		224,450,421.24	17.45%	8,165	20.49%	0.0%
0.01 - 2,500.00		1,176,316.71	0.09%	93	0.23%	15.4%
2,500.01 - 5,000.00		27,068,387.70	2.10%	1,854	4.65%	28.6%
5,000.01 - 7,500.00		101,969,274.03	7.93%	5,163	12.96%	32.1%
7,500.01 - 10,000.00		161,633,579.48	12.57%	6,306	15.83%	34.3%
10,000.01 - 12,500.00		166,586,486.72	12.95%	5,380	13.50%	36.2%
12,500.01 - 15,000.00		155,001,448.43	12.05%	4,295	10.78%	38.0%
15,000.01 - 17,500.00		114,972,202.21	8.94%	2,835	7.12%	39.9%
17,500.01 - 20,000.00		89,153,074.42	6.93%	1,947	4.89%	40.8%
20,000.01 - 22,500.00		60,339,567.19	4.69%	1,194	3.00%	41.9%
22,500.01 - 25,000.00		45,902,706.52	3.57%	852	2.14%	44.0%
25,000.01 - 27,500.00		31,387,899.38	2.44%	523	1.31%	43.6%
27,500.01 - 30,000.00		22,675,500.25	1.76%	345	0.87%	43.8%
30,000.01 - 32,500.00		14,279,898.12	1.11%	207	0.52%	45.2%
32,500.01 - 35,000.00		11,953,072.72	0.93%	159	0.40%	44.7%
35,000.01 - 37,500.00		8,553,407.05	0.67%	110	0.28%	46.5%
37,500.01 - 40,000.00		5,073,481.30	0.39%	61	0.15%	46.6%
40,000.01 - 42,500.00		4,789,149.55	0.37%	49	0.12%	42.3%
42,500.01 - 45,000.00		4,487,605.70	0.35%	49	0.12%	48.0%
45,000.01 - 47,500.00		3,131,338.84	0.24%	35	0.09%	51.6%
47,500.01 - 50,000.00		3,468,877.00	0.27%	33	0.08%	46.8%
>=50,000.01		28,140,289.93	2.19%	185	0.46%	45.9%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Vehicle Cost

Vehicle Cost	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
0.01 - 10,000.00		5,495,978.62	0.43%	817	2.05%	36.3%
10,000.01 - 20,000.00		67,147,393.79	5.22%	5,078	12.75%	30.9%
20,000.01 - 30,000.00		188,403,791.35	14.65%	9,102	22.85%	30.5%
30,000.01 - 40,000.00		266,772,492.51	20.74%	9,250	23.22%	32.3%
40,000.01 - 50,000.00		256,850,804.78	19.97%	6,988	17.54%	32.9%
50,000.01 - 60,000.00		185,051,676.20	14.39%	4,098	10.29%	32.9%
60,000.01 - 70,000.00		105,615,227.02	8.21%	1,949	4.89%	30.7%
70,000.01 - 80,000.00		62,934,375.93	4.89%	995	2.50%	29.9%
80,000.01 - 90,000.00		34,970,547.60	2.72%	498	1.25%	29.5%
90,000.01 - 100,000.00		22,846,202.00	1.78%	292	0.73%	27.0%
100,000.01 - 125,000.00		33,728,203.33	2.62%	373	0.94%	27.9%
125,000.01 - 150,000.00		17,289,234.14	1.34%	160	0.40%	27.1%
150,000.01 - 175,000.00		9,500,285.75	0.74%	77	0.19%	28.4%
175,000.01 - 200,000.00		7,350,677.05	0.57%	51	0.13%	26.7%
>=200,000.01		22,237,094.42	1.73%	112	0.28%	30.2%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Receivable Yield

Receivable Yield	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
2.001 - 3.000		—	0.00%	—	0.00%	0.0%
3.001 - 4.000		—	0.00%	—	0.00%	0.0%
4.001 - 5.000		—	0.00%	—	0.00%	0.0%
5.001 - 6.000		187,356.16	0.01%	2	0.01%	38.9%
6.001 - 7.000		35,115,348.91	2.73%	695	1.74%	29.4%
7.001 - 8.000		416,603,314.24	32.39%	10,146	25.47%	26.2%
8.001 - 9.000		614,232,931.79	47.76%	17,749	44.55%	32.0%
9.001 - 10.000		152,350,192.08	11.85%	6,425	16.13%	41.2%
10.001 - 11.000		41,723,161.95	3.24%	2,493	6.26%	47.9%
11.001 - 12.000		12,692,711.34	0.99%	937	2.35%	25.1%
12.001 - 13.000		5,718,639.40	0.44%	464	1.16%	17.5%
13.001 - 14.000		1,830,035.17	0.14%	177	0.44%	19.9%
14.001 - 15.000		2,155,023.22	0.17%	231	0.58%	19.7%
15.001 - 16.000		946,588.52	0.07%	113	0.28%	25.7%
16.001 - 17.000		170,359.90	0.01%	22	0.06%	22.4%
17.001 - 18.000		25,855.49	0.00%	4	0.01%	15.3%
18.001 - 19.000		26,769.74	0.00%	4	0.01%	9.5%
19.001 - 20.000		2,085,596.82	0.16%	331	0.83%	26.7%
>=20.001		330,099.76	0.03%	47	0.12%	20.1%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Original Term

Original Term in Months	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
1 - 12		29,137,853.47	2.27%	1,866	4.68%	64.1%
13 - 24		66,134,380.86	5.14%	3,195	8.02%	44.1%
25 - 36		252,755,955.94	19.65%	7,757	19.47%	38.5%
37 - 48		225,654,346.44	17.54%	6,070	15.24%	28.6%
49 - 60		548,198,101.83	42.62%	16,716	41.96%	23.8%
61 - 66		164,313,345.95	12.78%	4,236	10.63%	39.5%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Remaining Term

Remaining Term in Months	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
1 - 12		121,285,227.11	9.43%	8,451	21.21%	70.1%
13 - 24		88,878,521.93	6.91%	3,889	9.76%	44.3%
25 - 36		269,406,961.02	20.95%	7,964	19.99%	36.9%
37 - 48		249,336,725.39	19.39%	6,557	16.46%	27.1%
49 - 60		538,464,394.89	41.86%	12,613	31.66%	20.1%
61		18,822,154.15	1.46%	366	0.92%	28.5%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Seasoning

Months of Seasoning	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
0**		65,701,991.47	5.11%	1,721	4.32%	17.9%
1 - 3		514,714,870.95	40.02%	13,768	34.56%	26.4%
4 - 6		375,074,088.00	29.16%	10,574	26.54%	29.9%
7 - 9		115,610,589.16	8.99%	3,397	8.53%	31.8%
10 - 12		68,075,511.02	5.29%	2,063	5.18%	32.1%
13 - 15		22,573,204.43	1.76%	743	1.86%	37.9%
16 - 18		12,890,843.54	1.00%	447	1.12%	41.2%
19 - 60		111,552,885.92	8.67%	7,127	17.89%	65.1%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.
**	A SMART Receivable will be categorised as 0 months seasoning if the relevant Loan Contract, Lease Contract or Hire Purchase Contract commenced less than 1 month prior to the Indicative Cut-Off Date. All SMART Receivables with 0 months seasoning have an advance payment cycle and the first payment has been made.

Receivables by Start Date

Start Date	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
2007Q4		19,419,425.21	1.51%	1,585	3.98%	86.7%
2008Q1		25,797,013.51	2.01%	2,034	5.11%	73.1%
2008Q2		34,988,963.30	2.72%	2,263	5.68%	63.7%
2008Q3		409,454.00	0.03%	29	0.07%	59.6%
2008Q4		701,014.68	0.05%	47	0.12%	59.3%
2009Q1		539,487.23	0.04%	24	0.06%	52.7%
2009Q2		959,665.35	0.07%	48	0.12%	45.6%
2009Q3		454,670.63	0.04%	19	0.05%	50.9%
2009Q4		648,917.46	0.05%	31	0.08%	58.8%
2010Q1		6,137,487.48	0.48%	261	0.66%	48.3%
2010Q2		6,994,958.11	0.54%	272	0.68%	46.3%
2010Q3		2,335,916.08	0.18%	97	0.24%	46.9%
2010Q4		8,849,689.05	0.69%	297	0.75%	44.1%
2011Q1		11,636,675.13	0.90%	414	1.04%	41.2%
2011Q2		17,534,326.60	1.36%	584	1.47%	39.3%
2011Q3		52,386,498.72	4.07%	1,612	4.05%	34.3%
2011Q4		95,024,602.19	7.39%	2,837	7.12%	31.2%
2012Q1		253,719,868.82	19.73%	7,242	18.18%	30.7%
2012Q2		592,425,168.02	46.06%	16,083	40.37%	28.0%
2012Q3		155,230,182.92	12.07%	4,061	10.19%	19.8%

Total:	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Maturity Date

Maturity Date	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
2012Q4		18,749,920.22	1.46%	1,637	4.11%	86.1%
2013Q1		35,847,790.32	2.79%	2,686	6.74%	73.8%
2013Q2		55,701,549.16	4.33%	3,526	8.85%	64.1%
2013Q3		13,074,086.53	1.02%	723	1.81%	60.1%
2013Q4		9,937,887.59	0.77%	498	1.25%	48.4%
2014Q1		21,679,411.13	1.69%	945	2.37%	48.1%
2014Q2		39,375,238.78	3.06%	1,655	4.15%	43.8%
2014Q3		21,791,118.01	1.69%	882	2.21%	38.5%
2014Q4		25,275,670.39	1.97%	817	2.05%	41.5%
2015Q1		65,065,523.02	5.06%	1,964	4.93%	39.6%
2015Q2		137,597,737.78	10.70%	3,953	9.92%	36.4%
2015Q3		44,445,244.53	3.46%	1,261	3.17%	30.0%
2015Q4		25,475,143.29	1.98%	718	1.80%	30.0%
2016Q1		53,214,622.06	4.14%	1,417	3.56%	29.2%
2016Q2		116,465,762.53	9.06%	2,984	7.49%	27.2%
2016Q3		60,949,715.97	4.74%	1,580	3.97%	22.5%
2016Q4		44,606,087.21	3.47%	1,145	2.87%	21.6%
2017Q1		112,907,647.46	8.78%	2,768	6.95%	21.1%
2017Q2		272,968,061.29	21.22%	6,403	16.07%	20.1%
2017Q3		111,065,767.22	8.64%	2,278	5.72%	19.5%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Industry*

Industry	Outstanding Principal Balance		% by Value**	No. of Receivables	% by Number	Balloon (% Outstanding)
Property & Business Services		450,047,788.84	34.99%	14,128	35.46%	32.7%
Government, Administration & Defence		192,210,373.32	14.94%	6,676	16.76%	36.7%
Other Industries		113,878,646.12	8.85%	3,900	9.79%	37.0%
Health & Community Services		127,505,365.22	9.91%	4,069	10.21%	33.4%
Mining		67,677,423.87	5.26%	1,502	3.77%	31.8%
Construction		96,382,377.14	7.49%	2,965	7.44%	21.2%
Transport & Storage		109,577,871.99	8.52%	2,438	6.12%	19.7%
Finance & Insurance		33,126,952.42	2.58%	1,054	2.65%	37.1%
Manufacturing		28,433,882.23	2.21%	910	2.28%	31.9%
Retail Trade		32,741,433.47	2.55%	1,121	2.81%	26.8%
Cultural & Recreational Services		14,391,832.43	1.12%	467	1.17%	27.2%
Wholesale Trade		8,652,218.36	0.67%	242	0.61%	29.4%
Agriculture, Forestry & Fishing		11,567,819.08	0.90%	368	0.92%	21.0%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	Industry represents the classification by Macquarie Leasing of the industry of the Obligor’s employer at inception of the Receivable.
**	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Product Type

Product Type	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
Chattel Mortgage Contract		294,459,056.27	22.89%	7,981	20.03%	18.9%
Finance Lease**		453,377,745.31	35.25%	13,866	34.80%	40.1%
Novated Lease		354,581,677.94	27.57%	11,583	29.07%	35.3%
Hire Purchase Contract		183,775,504.97	14.29%	6,410	16.09%	23.2%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.
**	34.28% of Finance Leases are Novated Leases.

Receivables by State

State	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
Australian Capital Territory		49,589,218.16	3.86%	1,631	4.09%	38.9%
New South Wales		400,443,695.11	31.13%	12,601	31.63%	29.6%
Northern Territory		16,715,462.35	1.30%	482	1.21%	31.7%
Queensland		227,351,052.60	17.68%	6,509	16.34%	29.9%
South Australia		122,115,434.90	9.49%	4,042	10.15%	36.7%
Tasmania		8,669,256.00	0.67%	304	0.76%	34.6%
Victoria		312,694,799.45	24.31%	9,948	24.97%	31.7%
Western Australia		148,615,065.92	11.55%	4,323	10.85%	31.9%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Payment Type

Payment Type	Outstanding Principal Balance		% by Value**	No. of Receivables	% by Number	Balloon (% Outstanding)
Employer Payments*		756,601,252.44	58.82%	23,568	59.16%	37.3%
Direct Debit		529,592,732.05	41.18%	16,272	40.84%	23.2%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	The employer is required to remit monthly lease payments out of the employee’s pre-tax earnings while the lessee employee remains in its employ.
**	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Vehicle Type

Vehicle Type	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
Buses - Less than 9 Passengers		767,459.56	0.06%	24	0.06%	15.0%
Buses - More than 9 Passengers		2,791,335.17	0.22%	63	0.16%	15.2%
Cars - Hire & Travellers		53,954.96	0.00%	3	0.01%	20.6%
Cars - Other Cars		998,938,216.30	77.67%	32,516	81.62%	35.0%
Cars - Taxis		132,605.89	0.01%	10	0.03%	40.4%
Fork Lifts		3,580,199.42	0.28%	151	0.38%	8.8%
Heavy Haulage Goods or Passengers		42,475,583.67	3.30%	511	1.28%	14.3%
Lorries & Trucks - Less than 1 ton		176,593,981.09	13.73%	5,374	13.49%	24.3%
Lorries & Trucks - More than 1 ton		40,321,548.00	3.13%	714	1.79%	8.7%
Scooter less than 1 ton		1,565,704.37	0.12%	89	0.22%	20.3%
Trailers		18,973,396.06	1.48%	385	0.97%	11.6%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Percent Novated

Percent Novated	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
Novated		795,563,083.89	61.85%	24,994	62.74%	37.8%
Non Novated		490,630,900.60	38.15%	14,846	37.26%	21.3%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Vehicle Make

Make	Outstanding Principal Balance		% by Value**	No. of Receivables	% by Number	Balloon (% Outstanding)
TOYOTA		189,354,560.11	14.72%	5,880	14.76%	32.2%
HOLDEN*		117,050,391.36	9.10%	4,347	10.91%	33.3%
FORD		98,330,113.21	7.65%	3,714	9.32%	31.0%
MAZDA		94,132,103.32	7.32%	3,358	8.43%	34.5%
NISSAN		77,896,086.93	6.06%	2,457	6.17%	31.6%
VOLKSWAGEN		75,709,212.93	5.89%	2,270	5.70%	36.1%
MITSUBISHI		67,682,592.76	5.26%	2,363	5.93%	31.7%
SUBARU		60,830,973.59	4.73%	2,145	5.38%	36.7%
BMW		51,820,127.05	4.03%	1,084	2.72%	34.7%
HYUNDAI		47,760,300.04	3.71%	1,874	4.70%	31.1%
MERCEDES-BENZ		44,752,852.33	3.48%	921	2.31%	29.5%
AUDI		34,545,601.70	2.69%	691	1.73%	34.2%
HONDA		32,961,757.41	2.56%	1,486	3.73%	38.2%
JEEP		30,498,309.69	2.37%	746	1.87%	31.7%
KIA		26,367,641.68	2.05%	936	2.35%	32.5%
ISUZU		23,313,856.87	1.81%	520	1.31%	15.3%
VOLVO		23,148,549.09	1.80%	453	1.14%	26.5%
LAND ROVER		14,447,369.34	1.12%	315	0.79%	34.5%
HINO		11,884,799.56	0.92%	291	0.73%	17.0%
LEXUS		11,265,595.87	0.88%	285	0.72%	32.0%
Other		152,441,189.65	11.85%	3,704	9.30%	24.6%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	An affiliate of General Motors.
**	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by Model Year

Model Year	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
<=1990		2,114,239.87	0.16%	74	0.19%	7.5%
1991		268,244.06	0.02%	9	0.02%	6.0%
1992		256,658.56	0.02%	9	0.02%	3.1%
1993		503,306.48	0.04%	11	0.03%	2.2%
1994		840,001.62	0.07%	22	0.06%	3.3%
1995		1,230,385.21	0.10%	31	0.08%	1.9%
1996		1,077,242.63	0.08%	33	0.08%	5.9%
1997		1,364,167.63	0.11%	41	0.10%	7.6%
1998		1,806,032.06	0.14%	53	0.13%	9.5%
1999		2,179,787.04	0.17%	77	0.19%	10.3%
2000		3,517,318.08	0.27%	112	0.28%	6.8%
2001		3,408,708.10	0.27%	137	0.34%	12.4%
2002		6,479,768.21	0.50%	256	0.64%	12.4%
2003		10,789,883.56	0.84%	465	1.17%	19.6%
2004		15,890,254.61	1.24%	711	1.78%	27.0%
2005		23,164,582.91	1.80%	1,059	2.66%	25.9%
2006		40,255,575.72	3.13%	1,805	4.53%	27.1%
2007		101,768,036.66	7.91%	5,260	13.20%	40.7%
2008		113,828,822.61	8.85%	5,209	13.07%	40.0%
2009		66,573,696.78	5.18%	2,265	5.69%	31.3%
2010		99,309,740.05	7.72%	2,942	7.38%	33.6%
2011		323,614,493.27	25.16%	8,174	20.52%	32.0%
2012		465,953,038.77	36.23%	11,085	27.82%	28.9%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Receivables by New or Used Vehicles

Percent of New or Used Vehicles	Outstanding Principal Balance		% by Value*	No. of Receivables	% by Number	Balloon (% Outstanding)
New Vehicles		814,168,812.84	63.30%	23,040	57.83%	33.7%
Used Vehicles		472,025,171.65	36.70%	16,800	42.17%	27.6%

Total	A$	1,286,193,984.49	100.00%	39,840	100.00%	31.5%

*	% by Value represents the aggregate outstanding principal balance of the Receivables in the relevant category as a percentage of the aggregate outstanding principal balance of the entire Indicative Receivables Pool.

Static Pool Information Regarding Certain Previous Securitisations under the SMART Securitisation Programme

Static pool information about certain previous securitisations originated and serviced by Macquarie Leasing under the SMART securitisation programme is set out in Appendix C of this prospectus supplement. The information in Appendix C consists of cumulative net losses and delinquency and payment data for prior securitised pools and summary information about original characteristics of the prior pools. Certain of the securitised pools included in Appendix C include equipment receivables in addition to motor vehicle receivables. Only securitised pools where the aggregate principal balance of the motor vehicle receivables on the relevant cut-off date constituted at least 50% of the aggregate principal balance of the entire pool on that date are included in Appendix C.

There can be no assurance that the delinquency, loss and prepayment experience set forth in the tables in Appendix C will be representative of the results that may be experienced with respect to the SMART Receivables Pool following the Closing Date. The aggregate delinquency, loss and payment experience on the SMART Receivables Pool held by the Issuer Trustee will depend on the results obtained over the life of the SMART Receivables Pool. Adverse economic conditions, which may or may not affect asset values, may affect the timely payment by borrowers of scheduled payments of principal, including balloons, and interest or finance charges on the receivables and, accordingly, the rates of delinquencies, bankruptcies and foreclosures with respect to the SMART Receivables Pool. A wide variety of factors, including economic conditions, the availability of alternative financing and consumer preferences, may also affect the Trust’s payment experience with respect to the SMART Receivables.

DESCRIPTION OF THE NOTES

The Issuer Trustee will issue the Notes on the Closing Date pursuant to a direction from the Manager. The Notes will be subject to the terms of the Transaction Documents and will be governed by the laws of the Australian Capital Territory, Australia. There are no limitations imposed by Australian law or under the applicable constituent documents of the Issuer Trustee on the rights of non-Australian resident owners to hold the Notes. However, certain Australian tax, regulatory and foreign exchange restrictions apply to all holders of the Notes and their right to receive payments in respect of the Notes. These restrictions are detailed in “Australian Tax Matters” and “Exchange Controls and Limitations” in this prospectus supplement.

The following summary, when read together with “Description of the Transaction Documents” in the prospectus, describes the material terms of the Notes. The Master Trust Deed, the Master Security Trust Deed, the Master Sale and Servicing Deed and forms of the other Transaction Documents were filed as exhibits to the registration statement of which this prospectus supplement forms a part, but the forms of these documents do not describe the specific terms of the Notes. Copies of the final Series Supplement and US$ Note Trust Deed under which the Notes are issued will be available to Noteholders from the Depositor upon request and will be filed with the SEC following the issuance of the Notes.

General Description

The US$ Notes constitute debt securities issued by the Issuer Trustee in its capacity as trustee of the Trust. They are characterised as secured debt securities and are issued with the benefit of, and subject to, the Master Trust Deed, the Series Supplement, the US$ Note Trust Deed, the Master Security Trust Deed and the General Security Deed.

The US$ Notes consist of four classes: the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes.

The US$ Notes will be issued in book-entry form and will be available in minimum denominations of US$1,000 and in integral multiples of US$1,000 in excess thereof.

Money Market Notes

The Class A-1 Notes will be structured to be “eligible securities” for purchase by money market funds under paragraph (a)(12) of Rule 2a-7 under the United States Investment Company Act of 1940, as amended (the “Investment Company Act”). Rule 2a-7 includes additional criteria for investments by money market funds, including additional requirements relating to a portfolio of maturity, liquidity and risk diversification. If you are a money market fund contemplating a purchase of Class A-1 Notes, you or your advisor should consider these requirements before making a purchase.

Payments of Interest on the US$ Notes

Interest on each class or sub-class of US$ Notes will accrue at the per annum interest rate specified for that class or sub-class of US$ Notes on the cover of this prospectus supplement. Interest will be due and payable on each Distribution Date.

The amount of interest payable on each US$ Note for an Interest Period will be the product of:

•	the interest rate for the US$ Note for that Interest Period;

•	the Invested Amount of the US$ Note on the first day of that Interest Period (after taking into account any reductions in the Invested Amount of the US$ Note on that day); and

•

a fraction, (i) the numerator of which is (a) for the Class A-1 Notes, the number of days in that Interest Period, and for the other US$ Fixed Rate Notes, 30, except that the numerator for the other US$ Fixed Rate Notes for the first Interest Period and the last Interest Period (if the last Interest Period does not end on a Distribution Date) will be the number of days in that Interest Period assuming a 30/360 day count convention and (b) for the US$ Floating Rate Notes, the number of days in that Interest Period, and (ii) the denominator of which is 360.

Each US$ Note accrues interest from (and including) the Closing Date and ceases to accrue interest on (but excluding) the earliest of:

•	the date on which the Invested Amount of that US$ Note is reduced to zero and all accrued but previously unpaid interest is paid in full;

•

the date on which that US$ Note is redeemed or repaid in full (unless, upon presentation, payment is improperly withheld or refused in which case that US$ Note will continue to bear interest until (but excluding) the day on which all sums due in respect of that US$ Note up to that day are received by or on behalf of that US$ Noteholder); and

•	the date on which the US$ Note is deemed to be redeemed in accordance with the US$ Note Conditions.

If interest in respect of a US$ Note is not paid on the date when due and payable, that unpaid interest will itself bear interest at the interest rate for that US$ Note until, but excluding, the date the unpaid interest, and any interest on it, is paid in full.

The Agent Bank will calculate the amounts of interest due and payable on each class and sub-class of US$ Fixed Rate Notes for each Interest Period on or before the Determination Date that falls within that Interest Period. The Agent Bank will determine LIBOR for each Interest Period and calculate the amounts of interest due and payable on each class and sub-class of US$ Floating Rate Notes for each Interest Period on or before the second London/New York Business Day before the beginning of such Interest Period (each, a “US$ Floating Rate Set Date”). If the Agent Bank for any reason does not determine the interest rates with respect to the US$ Floating Rate Notes or calculate the amounts of interest payable on the US$ Notes by the time it is required to do so, the US$ Note Trustee will do so and each such determination or calculation by the US$ Note Trustee will be as if made by the Agent Bank.

The Agent Bank will cause the amounts of interest on the US$ Fixed Rate Notes and the US$ Floating Rate Notes and the date of the next Distribution Date to be notified to the Issuer Trustee, the Manager, the US$ Note Trustee, the Currency Swap Provider and the Paying Agents as soon as practicable. The Depositor will make this information available to Noteholders as described in “—Reports to Noteholders” below.

On each Distribution Date prior to the enforcement of the Security, the Issuer Trustee will follow the priority of payments set forth in “—Application of Available Income” below and apply Available Income in A$ towards payments to the Currency Swap Provider in respect of interest due on the US$ Notes for that Distribution Date and the Currency Swap Provider will make US$ payments to the Principal Paying Agent to be applied towards interest due on the US$ Notes for that Distribution Date. See “The Currency Swaps and the Fixed Rate Swap—The Currency Swaps—Payments under the Currency Swaps” in this prospectus supplement.

Relevant Dates and Periods

The distribution of Collections operates on a deferred basis. The Collections in respect of each Monthly Period are paid or allocated by the Issuer Trustee on the following Distribution Date towards Trust Expenses, to the US$ Noteholders (through the Currency Swap Provider) and the A$ Noteholders and towards the other applications described under “—Application of Available Income” below. All necessary calculations for this purpose are made by the Manager no later than the Determination Date after the end of each Monthly Period. Available funds are then transferred to the Collections Account (if not already credited to the Collections Account) one Business Day prior to the following Distribution Date, for utilization by the Issuer Trustee on the following Distribution Date.

The following sets out an example of a series of relevant dates and periods for the allocation of cash flows and their payments. All dates are assumed to be Business Days.

November 1 to November 30 (inclusive)	Monthly Period
November 14 to December 13 (inclusive)	Interest Period
December 11	Determination Date
December 14	Distribution Date

Application of Available Income

Interest payments on the Notes will be made from “Available Income”, which for any Distribution Date will be equal to the aggregate of the following for the related Monthly Period:

•	the Income Collections;

•	the Liquidity Reserve Draw (if any);

•	the Principal Draw (if any); and

•	the Liquidity Reserve Balance Excess (if any).

For a description of how these components of Available Income are calculated, see “—Available Income and Other Calculations” below.

On each day that is 3 Business Days before the related Distribution Date (each, a “Determination Date”), the Manager will calculate the amount of Available Income for the Monthly Period just ended. Available Income (applied through the Fixed Rate Swap Provider and the Currency Swap Provider) is the only source of funds that will be used to make interest payments to the Noteholders on each Distribution Date.

Prior to the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, the Issuer Trustee will apply the Available Income (other than the Liquidity Reserve Balance Excess) for each Monthly Period in the following order of priority on the Distribution Date following the end of the Monthly Period:

•	first, at the Manager’s discretion, up to A$1 to the Income Unitholder;

•	second, towards the Trust Expenses in the order set out in the definition of that term;

•	third, pari passu and rateably towards:

•

the net amount (if any) payable by the Issuer Trustee to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement (including any termination payments payable to the Fixed Rate Swap Provider) for the Interest Period ending on that Distribution Date, unless a Fixed Rate Swap Provider Event of Default is subsisting under the Fixed Rate Swap Agreement; and

•

the net amount (if any) payable by the Issuer Trustee to the Currency Swap Provider under the Currency Swap Agreement (including any termination payments payable to the Currency Swap Provider but excluding any amount which would otherwise be payable to the Currency Swap Provider pursuant to the fourth bullet point below) for the Interest Period ending on that Distribution Date, unless a Currency Swap Provider Event of Default is subsisting under the Currency Swap Agreement;

•

fourth, pari passu and rateably towards payment to the Currency Swap Provider of the A$ Floating Amounts with respect to each class or sub-class of the US$ Notes due on that Distribution Date plus any amount remaining unpaid from prior Distribution Dates and interest on any such unpaid amount, which will be exchanged by the Currency Swap Provider for U.S. Dollars to make payments of interest on each class or sub-class of the US$ Notes;

•	fifth, an amount equal to the aggregate of all Liquidity Reserve Draws remaining unreimbursed from preceding Distribution Dates towards allocation to the Liquidity Reserve Balance;

•	sixth, towards interest on the Class B Notes that is due on that Distribution Date plus any interest in respect of such Notes remaining unpaid from prior Distribution Dates;

•	seventh, towards interest on the Class C Notes that is due on that Distribution Date plus any interest in respect of such Notes remaining unpaid from prior Distribution Dates;

•	eighth, towards interest on the Class D Notes that is due on that Distribution Date plus any interest in respect of such Notes remaining unpaid from prior Distribution Dates;

•	ninth, towards interest on the Class E Notes that is due on that Distribution Date plus any interest in respect of such Notes remaining unpaid from prior Distribution Dates;

•

tenth, an amount equal to any Unreimbursed Principal Draws in relation to the Determination Date to be allocated towards Total Principal Collections for the Monthly Period just ended and to be applied as set out in “—Payments of Principal Prior to Enforcement of the Security” below;

•

eleventh, an amount equal to the Defaulted Amount to be allocated towards Total Principal Collections for that Monthly Period just ended and to be applied as set out in “—Payments of Principal Prior to Enforcement of the Security” below;

•

twelfth, an amount equal to any Charge-Offs (other than any Charge-Offs against the Seller Notes) remaining unreimbursed from all prior Distribution Dates, to be allocated towards Total Principal Collections for that Monthly Period and to be applied as set out in “—Payments of Principal Prior to Enforcement of the Security” below;

•	thirteenth, pari passu and rateably:

•

if a Fixed Rate Swap Provider Event of Default is subsisting, towards any net amounts payable by the Issuer Trustee to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement for the Interest Period ending on that Distribution Date; and

•

if a Currency Swap Provider Event of Default is subsisting, towards any net amounts payable by the Issuer Trustee to the Currency Swap Provider under the Currency Swap Agreement for the Interest Period ending on that Distribution Date;

•

fourteenth, to Macquarie Leasing towards the aggregate of the Accrued Interest Adjustment* for all SMART Receivables (if any), as determined by the Manager on the Determination Date immediately following the Closing Date;

•

fifteenth, towards interest on the Seller Notes that is due on that Distribution Date plus any interest on the Seller Notes remaining unpaid from prior Distribution Dates, to be distributed pari passu and rateably between the Seller Notes;

•

sixteenth, an amount equal to any Charge-Offs against the Seller Notes remaining unreimbursed from all prior Distribution Dates, to be allocated towards Total Principal Collections and to be applied as set out in “—Payments of Principal Prior to Enforcement of the Security” below;

*	There is no Accrued Interest Adjustment payable to Macquarie Leasing by the Issuer Trustee.

•	seventeenth, an amount equal to any Redirected Liquidity Reserve Balance Excess to Macquarie Bank; and

•	finally, the balance to the Income Unitholder (or in accordance with its directions) to be dealt with, and held by, the Income Unitholder.

The obligation of the Issuer Trustee to make any payment or allocation under each of the bullet points above is limited in each case to the balance of the Available Income (if any) available after paying or allocating the amounts in the preceding bullet points.

The Issuer Trustee must apply the Liquidity Reserve Balance Excess allocated towards the Available Income for each Monthly Period as described under “—Available Income and Other Calculations—Liquidity Reserve Balance Excess” below.

The term “A$ Floating Amount” means, in relation to a Distribution Date, the Interest Period ending on that Distribution Date and a class or sub-class of Class A Notes, an amount equal to the sum of:

•	the product of

•

the A$ Equivalent of the aggregate Invested Amounts of that class or sub-class of Class A Notes at the close of business on the first day of the Interest Period (after any reductions in the Invested Amounts of that class or sub-class of Class A Notes on that day);

•

the aggregate of the “Floating Rate Option” and the “Spread” specified in the confirmation for the Currency Swap for that class or sub-class of Class A Notes, set on the previous Distribution Date, for the purposes of calculating A$ Floating Amounts payable by the Issuer Trustee to the Currency Swap Provider on that Distribution Date; and

•	the actual number of days in the Interest Period, divided by 365;

•

any amount referred to in the first bullet point in this paragraph above calculated with respect to a prior Distribution Date, and any amounts referred to in the third bullet point in this paragraph below, remaining unpaid from prior Distribution Dates; and

•

interest on the amounts referred to in the second bullet point in this paragraph above at the rate equal to the aggregate of the “Floating Rate Option” and the “Spread” specified in the confirmation for the relevant Currency Swap, set on the previous Distribution Date, for the purposes of calculating A$ Floating Amounts payable by the Issuer Trustee to the Currency Swap Provider on that Distribution Date.

For a description of how the priority of the payments described above changes after enforcement of the Security under the Master Security Trust Deed and the General Security Deed, see “—Post-Enforcement Priority of Payments” below.

Trust Expenses

On each Determination Date the Manager will determine the Trust Expenses incurred during (or which relate to) the related Monthly Period and which are to be paid on the next Distribution Date.

The “Trust Expenses” are:

•	first, on a pari passu and rateable basis, any taxes payable in relation to the Trust;

•	second, on a pari passu and rateable basis, any indemnities and reimbursements payable by the Issuer Trustee pursuant to the Transaction Documents;

•

third, on a pari passu and rateable basis, any civil or criminal penalties incurred by the Issuer Trustee under the Australian Consumer Credit Code or the Australian National Credit Code, any moneys ordered to be paid by the Issuer Trustee in relation to claims against the Issuer Trustee under the Australian Consumer Credit Code or the Australian National Credit Code, any payments by the Issuer Trustee, with the consent of the Servicer, in settlement of any liability or alleged liability under the Australian Consumer Credit Code or the Australian National Credit Code and any legal costs and expenses payable by the Issuer Trustee in connection with any of these payments (to the extent the Issuer Trustee is liable for such payments);

•

fourth, on a pari passu and rateable basis, all other costs, charges and expenses incurred by the Issuer Trustee in respect of the Trust where such costs, charges and expenses are permitted to be reimbursed to the Issuer Trustee out of the assets of the Trust under the Master Trust Deed or the Series Supplement (other than (i) the amounts referred to in “—Application of Available Income” above (other than the Trust Expenses referred to in the second bullet point of that section) and the amounts referred to in “—Payments of Principal Prior to Enforcement of the Security” below, (ii) any liability of the Issuer Trustee to repay all or part of any collateral or prepayment lodged with, or paid to, the Issuer Trustee under the terms of any Fixed Rate Swap Agreement or Currency Swap Agreement or (iii) any other amount referred to in the fifth to ninth bullet points (inclusive) below);

•

fifth, on a pari passu and rateable basis, the Issuer Trustee Fee and any fees, costs and expenses payable to the US$ Note Trustee under the US$ Note Trust Deed or the Agency Agreement or to the Principal Paying Agent, any other Paying Agent, the US$ Note Registrar or the Agent Bank under the Agency Agreement;

•	sixth, fees, costs and expenses incurred by or payable to the Security Trustee in acting as Security Trustee;

•	seventh, the Management Fee payable to the Manager;

•	eighth, the Servicing Fee payable to the Servicer; and

•	ninth, the Custodian’s fee payable to the Custodian.

Available Income and Other Calculations

The Available Income for each Monthly Period consists of the Income Collections, the Liquidity Reserve Draw (if any), the Principal Draw (if any) and the Liquidity Reserve Balance Excess (if any). The following section describes how these components of Available Income are calculated.

The Income Collections

The Manager will calculate (without double counting) the aggregate of the following (the “Income Collections”) on each Determination Date for the immediately preceding Monthly Period:

•	first, the lesser of:

•	Collections for the Monthly Period; and

•	Finance Charges for the Monthly Period;

•

second, the net amount (if any) receivable by the Issuer Trustee under any Currency Swap or Fixed Rate Swap in respect of the Interest Period ending on the Distribution Date immediately following the end of the Monthly Period (excluding any U.S. Dollar amount receivable by the Issuer Trustee from the Currency Swap Provider where such amount has been or is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes);

•

third, any interest income (or amounts in the nature of interest income) credited to the Collections Account during that Monthly Period or amounts in the nature of interest otherwise paid by the Servicer or the Manager in respect of Collections held by it;

•	fourth, all income received in that Monthly Period in respect of Authorised Short-Term Investments of the Trust;

•	fifth, any amount of input tax credits (as defined in the GST Legislation) received by the Issuer Trustee in that Monthly Period in respect of the Trust; and

•

sixth, any amounts received by the Issuer Trustee during the Monthly Period from the sale of assets of the Trust on or following the Termination Event Date which the Manager determines are to be treated as Income Collections;

•

seventh, any other amount received by the Issuer Trustee in that Monthly Period which the Manager determines is in the nature of income (excluding any Income Collections referred to in the preceding paragraphs, any amount drawn from the Liquidity Reserve Balance, any collateral or prepayment under any Fixed Rate Swap Agreement or Currency Swap Agreement and any U.S. Dollar amount received by the Issuer Trustee from the Currency Swap Provider where such amount has been or is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes).

The “Collections” for a Monthly Period are the aggregate of the following amounts (without double counting) in respect of the SMART Receivables then forming part of the assets of the Trust:

•	first,

•

the sum of all amounts for which a credit entry is made during the Monthly Period to the accounts established in the Servicer’s records for the SMART Receivables (but excluding any Adjustment Advances to be paid to each Warehouse Trust on the Closing Date) less

•

the sum of the amount of any credit entries to such accounts which relate to any Defaulted Amount on the SMART Receivables during the Monthly Period and the amount of any reversals made during the Monthly Period to such accounts where the original credit entry (or part thereof) was made in error or was made but subsequently reversed due to funds not being cleared;

•

second, any Recoveries the Servicer received in relation to the SMART Receivables during the Monthly Period (less any reversals made during the Monthly Period in respect of Recoveries where the original credit entry (or part thereof) was made in error or was made but subsequently reversed due to funds not being cleared);

•

third, any amounts the Issuer Trustee received from Macquarie Leasing during the Monthly Period in respect of the SMART Receivables repurchased by Macquarie Leasing during the Prescribed Period as a result of the discovery that any representation or warranty of Macquarie Leasing relating to the SMART Receivables was incorrect when given;

•	fourth, the amount of any Clean-Up Settlement Price the Manager reasonably expects the Issuer Trustee to receive on the Distribution Date immediately following the Monthly Period;

•	fifth, any damages or indemnities the Issuer Trustee received in respect of the Monthly Period from:

•	the discovery that any representation or warranty of Macquarie Leasing relating to SMART Receivables was incorrect when given;

•	any improper release or substitution of any Mortgage or Collateral Security for the SMART Receivables which is then an asset of the Trust; or

•

the Servicer being required under the Australian Code of Banking Practice, another binding provision, or a court or tribunal, to grant any form of relief to an Obligor or Collateral Security provider as a result of Macquarie Leasing having breached any applicable law, official directive, the Australian Code of Banking Practice or other binding provision, or not having acted as a prudent financier in the business of financing purchases of vehicles;

•	sixth, any damages the Issuer Trustee received during the Monthly Period which are not included in the amounts referred to in the third and fifth bullet points above;

•	seventh, any amounts the Issuer Trustee received during the Monthly Period from the sale of the assets of the Trust on or following the Termination Event Date;

•

eighth, in respect of the first Monthly Period, any A$ Equivalent of any Note proceeds in respect of the US$ Notes and any Note proceeds in respect of the A$ Notes the Issuer Trustee received that are not used to acquire SMART Receivables on the Closing Date;

•	ninth, any insurance proceeds the Servicer or the Issuer Trustee received in relation to the SMART Receivables during the Monthly Period;

•

tenth, any amounts the Issuer Trustee received during the Monthly Period in respect of a sale of assets of the Trust to another trust established under the Master Trust Deed after the exercise of the Clean-up Call or the occurrence of a Tax Redemption Event; and

•

eleventh, any other amount the Issuer Trustee received in that Monthly Period (excluding any Collections referred to in the preceding paragraphs, any amount drawn from the Liquidity Reserve Balance, any collateral or prepayment under any Fixed Rate Swap Agreement or Currency Swap Agreement and any U.S. Dollar amount the Issuer Trustee received from the Currency Swap Provider where such amount is to be paid directly by the Currency Swap Provider to the Principal Paying Agent for the US$ Notes),

less any amount debited during the Monthly Period to the accounts established in the Servicer’s records for the SMART Receivables representing fees or charges imposed by any governmental agency, bank accounts debits tax or similar taxes or duties imposed by any governmental agency (including any tax or duty in respect of payments or receipts to or from bank or other accounts), insurance premiums paid by the Servicer or any amounts received by Macquarie Leasing or the Servicer from an Obligor in respect of goods and services tax, hiring duty, rental business duty or credit business duty in relation to a SMART Receivable.

The “Finance Charges” for a Monthly Period are the aggregate of the following amounts (without double counting) in respect of the SMART Receivables:

•	first, the aggregate of:

•

all debit entries representing interest (or in the case of a SMART Receivable which is a Hire Purchase Contract or a Lease Contract, interest and any amount of rent which the Servicer determines is in the nature of interest) or other charges or fees which the Servicer has determined are in the nature of income that have been charged during the Monthly Period to the accounts established in the Servicer’s records for the SMART Receivables (but excluding any Adjustment Advances to be paid to each Warehouse Trust on the Closing Date);

•

subject to the immediately following sub-bullet point, any prepayment break costs payable by an Obligor solely in respect of the early termination of a SMART Receivable prior to its scheduled termination that were charged during that or a prior Monthly Period and received by the Servicer during the Monthly Period; and

•

any amounts the Servicer received during the Monthly Period from the enforcement of any contract relating to a SMART Receivable, where such amounts (i) exceed the aggregate of the costs of enforcement of any such contract and the interest and principal then outstanding on that SMART Receivable and (ii) represent part or all of the prepayment break costs payable by an Obligor solely in respect of the early termination of that SMART Receivable prior to its scheduled termination that were charged during that or a prior Monthly Period on that SMART Receivable, less:

•

the aggregate of any reversals made during the Monthly Period in respect of interest or other charges in relation to any of the accounts established in the Servicer’s records for those SMART Receivables where the original debit entry (or part thereof) was in error;

•

second, any Recoveries the Servicer received in relation to the SMART Receivables during the Monthly Period, less any reversals made during the Monthly Period in respect of Recoveries where the original debit entry (or part thereof) was in error;

•

third, the amount of any Clean-Up Settlement Price the Manager reasonably expects the Issuer Trustee to receive on the Distribution Date immediately following the Monthly Period which represents amounts in respect of accrued but uncollected interest on the SMART Receivables;

•

fourth, any amounts the Issuer Trustee received from Macquarie Leasing, the Servicer or the Manager in respect of the Monthly Period for breach of a representation, warranty or obligation under the Master Trust Deed, the Master Sale and Servicing Deed or the Series Supplement or for other damages (including any amounts the Issuer Trustee received from Macquarie Leasing in respect of a SMART Receivable repurchased by Macquarie Leasing during the Prescribed Period due to the discovery of an incorrect representation or warranty, where such amounts represent accrued but uncollected interest on the SMART Receivables in respect of the Monthly Period);

•

fifth, any amounts the Issuer Trustee received during the Monthly Period from the sale of assets of the Trust on or following the Termination Event Date which the Manager determines are to be treated as Finance Charges;

•

sixth, any amount the Issuer Trustee received during the Monthly Period in respect of accrued but unpaid interest on the SMART Receivables on the sale of such SMART Receivables to another trust established under the Master Trust Deed after the exercise of the Clean-up Call or the occurrence of a Tax Redemption Event; and

•

seventh, any Collections the Issuer Trustee or the Servicer received during the Monthly Period if during that Monthly Period the aggregate of the Invested Amount of all the Notes has been reduced to zero, less any amount debited during the Monthly Period to the accounts established in the Servicer’s records for the SMART Receivables in respect of government fees or charges, bank accounts debits tax or similar government taxes or duties (including any tax or duty in respect of payments or receipts to or from bank or other accounts) or insurance premiums paid by the Servicer or any amounts Macquarie Leasing or the Servicer received from an Obligor in respect of goods and services tax, hiring duty, rental business duty or credit business duty in relation to a SMART Receivable.

The Finance Charges for a Monthly Period may be larger than the actual Collections the Servicer received during that Monthly Period because the amounts due from Obligors that have been charged during the Monthly Period to the relevant accounts may not have been collected.

The Liquidity Reserve Draw

If the Income Collections for a Monthly Period are insufficient to meet the Required Payments for that Monthly Period (such deficit being a “Liquidity Shortfall”), the Manager will calculate an amount equal to the lesser of:

•	the Liquidity Reserve Balance as at the Determination Date following the end of the Monthly Period; and

•	the Liquidity Shortfall in relation to that Determination Date,

to be drawn from the Liquidity Reserve Account described below and direct the Issuer Trustee to apply such amount as Available Income on the following Distribution Date. Any amount so drawn and applied is referred to as a “Liquidity Reserve Draw”. The Manager is responsible for calculating the Liquidity Reserve Draw on the Determination Date following the end of the related Monthly Period.

Each Liquidity Reserve Draw made on any Distribution Date is reimbursed on the following Distribution Date, but only to the extent that there are funds available for this purpose in accordance with the priority set forth in “—Application of Available Income” above. It is not an Event of Default if the Issuer Trustee does not have funds available to repay the Liquidity Reserve Draws outstanding on a Distribution Date. If outstanding Liquidity Reserve Draws are not reimbursed in full on a Distribution Date, any unpaid amounts will be carried forward so that they are payable on each following Distribution Date to the extent that funds are available for this purpose under the priority set forth in “—Application of Available Income” above, until the Liquidity Reserve Balance has been reinstated in full.

The “Required Payments” are the sum of the amounts required to pay interest on the Class A Notes and the A$ Notes (other than the Seller Notes) and all items payable prior to such payment (other than the A$1 to the Income Unitholder), as described in the second to ninth bullet points under “—Application of Available Income” above. The amounts described in the fourth and fifth bullet points, which relate to the payment of interest on the Class A Notes and the allocation of funds to reinstate the Liquidity Reserve Balance, will only constitute Required Payments if the Invested Amount of the Class A Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of the Class A Notes made on that Distribution Date) and there are no unreimbursed Charge-Offs against the Class A Notes. The amounts described in the sixth through ninth bullet points, which relate to interest on the A$ Notes (other than the Seller Notes), will only constitute Required Payments if the Invested Amount of the related class of A$ Notes as at the preceding Distribution Date was greater than zero (after taking into account any reduction in the Invested Amount of that class of Notes made on that Distribution Date) and there are no unreimbursed Charge-Offs against that class of Notes. The Manager will calculate the Required Payments for a Monthly Period on the Determination Date following the end of that Monthly Period.

The “Liquidity Reserve Balance” is an amount available to mitigate the risk of a liquidity shortfall, which may arise if Obligors fail to make scheduled payments under the terms of their SMART Receivables or if Obligors prepay an amount of principal under the SMART Receivables (and therefore subsequently reduce the future amounts paid for a period of time, as described in “Servicing of the SMART Receivables—Collections and Enforcement—Collection and Enforcement Procedures” in the prospectus).

The Liquidity Reserve Balance will initially be funded by Macquarie Bank and not from the proceeds of the Notes. On the Closing Date, Macquarie Bank will deposit approximately A$6,545,222.72 into a separate account (the “Liquidity Reserve Account”) with an Eligible Depository (as nominated by the Issuer Trustee (acting on the direction of the Manager)). This amount represents approximately 1% of the aggregate of the Adjusted Invested Amount of the US$ Notes and the Invested Amount of the A$ Notes issued on the Closing Date.

The Liquidity Reserve Account may be, but is not required to be, an interest bearing account. The Liquidity Reserve Balance must either be held in the Liquidity Reserve Account or be invested by the Issuer Trustee (at the direction of the Manager) in Authorised Short-Term Investments. All Authorised Short-Term Investments acquired by the Issuer Trustee are required to have maturity dates such that their proceeds will be available to meet the Issuer Trustee’s obligations in respect of the Notes as they fall due on the Distribution Date on which such Authorised Short-Term Investments are to be applied as Collections or may be applied as Liquidity Reserve Draws. Any losses with respect to Authorised Short-Term Investments will be borne by the Trust.

The “Required Liquidity Reserve Balance” is an amount equal to:

•	so long as any Notes remain outstanding, the greater of:

•	A$300,000; and

•

1% of the aggregate of the Adjusted Invested Amount of the US$ Notes and the Invested Amount of the A$ Notes (as determined following application of Total Principal Collections, other than any Liquidity Reserve Balance Excess which is to be applied as Total Principal Collections, on the next Distribution Date); and

•	if there are no Notes outstanding, zero.

The Manager will calculate the amount to be held as the Required Liquidity Reserve Balance from time to time.

Principal Draws

If the aggregate of the Income Collections and the Liquidity Reserve Draw for a Monthly Period continue to be insufficient to meet the Required Payments for that Monthly Period, the Manager will calculate the lesser of the following (being a “Principal Draw“) on the Determination Date following the end of the Monthly Period and direct the Issuer Trustee to apply such amount as Available Income on the following Distribution Date:

•

the Liquidity Shortfall in relation to that Determination Date less the Liquidity Reserve Draw in relation to that Determination Date (or if there is no Liquidity Shortfall in relation to that Determination Date, zero); and

•	where the Collections exceed the Finance Charges for that Monthly Period, the amount of such excess or, where the Finance Charges exceed the Collections for that Monthly Period, zero.

Principal Draws may be reimbursed from Available Income in the manner explained in the tenth bullet point in “—Application of Available Income” above.

Liquidity Reserve Balance Excess

The “Liquidity Reserve Balance Excess” is the amount by which the Liquidity Reserve Balance (after taking into account any Liquidity Reserve Draws to be made on the related Distribution Date) exceeds the Required Liquidity Reserve Balance on a Determination Date. Following the application of Available Income (other than the Liquidity Reserve Balance Excess) to the extent that the Manager determines that any Principal Draw from prior Distribution Dates, any Defaulted Amount in respect of the Monthly Period just ended or any Charge-Offs from prior Distribution Dates remain unreimbursed, the Liquidity Reserve Balance Excess will be applied as Available Income towards the payment of any such unreimbursed Principal Draws, Defaulted Amounts or Charge-Offs. The Issuer Trustee will make such reimbursements in the following order: (i) firstly, as set forth in the tenth bullet point, (ii) secondly, as set forth in the eleventh bullet point, (iii) thirdly, as set forth in the twelfth bullet point and (iv) fourthly, as set forth in the sixteenth bullet point, in each case of the priority of payments described in “—Application of Available Income” above. To the extent that any Liquidity Reserve Balance Excess remains, the Issuer Trustee will pay such amount over to Macquarie Bank. The “Redirected Liquidity Reserve Balance Excess” means, on any Distribution Date, the aggregate of all Liquidity Reserve Balance Excess previously applied in accordance with the preceding two sentences less the aggregate of any amounts previously paid to Macquarie Bank pursuant to the preceding sentence (including amounts to be paid to Macquarie Bank on such Distribution Date) and less amounts previously paid to Macquarie Bank in accordance with the seventeenth bullet point described in “—Application of Available Income” above.

The Collections Account

Before the Closing Date, the Issuer Trustee will establish a bank account as the “Collections Account“ for the Trust. The Collections Account initially will be established with Macquarie Bank at its Sydney branch.

The Collections Account must be an interest bearing account, except that where the Collections Account is held with Macquarie Bank, Macquarie Bank is not required to pay interest on any amount deposited in the Collections Account as long as Macquarie Bank is not insolvent and the Collections for a Monthly Period are sufficient to make all the payments or allocations for that Monthly Period described in the priority of payments included under “—Application of Available Income” above (including to make a payment to the Income Unitholder under the eighteenth bullet of that priority of payments). Any balance standing to the credit of the Collections Account is an asset of the Trust.

The Collections Account may be maintained with Macquarie Bank so long as:

•	Macquarie Bank is an Eligible Depository;

•

an Eligible Depository enters into a standby guarantee (in a form satisfactory to each Hired Rating Agency to maintain the credit rating then assigned by each Hired Rating Agency to the Notes) to support Macquarie Bank’s obligations to credit to, and to repay from, moneys deposited and to be deposited in the Collections Account in accordance with normal banking practice; or

•	the Manager has issued a Rating Notification in relation to the Collections Account being held at Macquarie Bank.

Macquarie Bank is currently an Eligible Depository.

Generally, but subject to the two following paragraphs, the Servicer must deposit each Collection in respect of the Trust received by the Servicer, or otherwise payable by the Servicer after the Closing Date, into the Collections Account:

•	in the case of each Collection received before the Closing Date, on or within 2 Business Days after the Closing Date;

•	in the case of each Collection received on or after the Closing Date, within 2 Business Days after receipt of such Collection; or

•

where Collections are not received by the Servicer but are otherwise payable by the Servicer in accordance with the Series Supplement, within 2 Business Days of when they fall due for payment to the Issuer Trustee.

For so long as Macquarie Bank is an Eligible Depository and the Servicer is Macquarie Leasing, the Servicer may make the deposits described in the three bullet points above within 4 Business Days rather than 2 Business Days.

Notwithstanding the two paragraphs above, while the Collections Account is permitted to be maintained with Macquarie Bank, the Servicer may retain the Collections it receives in respect of a Monthly Period in an account maintained with Macquarie Bank until the day which is 1 Business Day prior to each Distribution Date, when it must deposit them into the Collections Account.

Until the Collections are deposited in the Collections Account, the Servicer may use the Collections at its own risk and for its own benefit and may commingle the Collections on the SMART Receivables with its own funds. As long as the Collections for a Monthly Period are sufficient to make all the payments or allocations for that Monthly Period described in the priority of payments included above under “—Application of Available Income” above (including to make a payment to the Income Unitholder under the eighteenth bullet of that priority of payments), the Servicer will (unless Macquarie Bank is insolvent) be entitled to retain the interest and other income it has derived from holding any Collections prior to depositing the Collections into the Collections Account. If there are insufficient Collections to make the payments described in the preceding sentence in any Monthly Period, the Servicer must pay interest on the Collections from the date it receives them until the date they are deposited into the Collections Account. The rate of interest payable by the Servicer in respect of the Collections is the commercial rate agreed between the Manager and the Servicer from time to time.

The Manager may from time to time direct the Issuer Trustee to withdraw funds from the Collections Account in order to invest in Authorised Investments. All Authorised Short-Term Investments acquired by the Issuer Trustee are required to have maturity dates such that their proceeds will be available to meet the Issuer Trustee’s obligations in respect of the Notes as they fall due on the Distribution Date on which such Authorised Short-Term Investments are to be applied as Collections or may be applied as Liquidity Reserve Draws. Any losses with respect to Authorised Short-Term Investments will be borne by the Trust.

The Servicer may, in its sole discretion, deposit amounts into the Collections Account in prepayment of its obligations to pay Collections into the Collections Account as described above. Such prepaid amounts are referred to as “Outstanding Prepayment Amounts” and, to the extent they are standing to the credit of the Collections Account, are secured under the Master Security Trust Deed and the General Security Deed. See “—Post-Enforcement Priority of Payments” below. The Servicer may from time to time request that the Issuer Trustee repay amounts standing to the credit of the Collections Account which represent earlier Outstanding Prepayment Amounts but only to the extent those prepayments are not required to offset the Servicer’s earlier obligations to deposit Collections into the Collections Account.

Payments of Principal Prior to Enforcement of the Security

On each Determination Date, the Manager must determine the payments or allocations to be made by the Issuer Trustee on the following Distribution Date from the Total Principal Collections for the related Monthly Period. To the extent of available Total Principal Collections, the Issuer Trustee will make principal payments on the Notes on each Distribution Date in the amounts described below.

The Manager will calculate the aggregate of the following (the “Total Principal Collections”) on each Determination Date for the immediately preceding Monthly Period:

•	the Principal Collections for that Monthly Period;

•

any amount to be allocated from Available Income to Total Principal Collections on the next Distribution Date pursuant to the tenth, eleventh, twelfth and sixteenth bullet points under “—Application of Available Income” above; and

•	all other amounts the Issuer Trustee received in the nature of repayments of principal on the SMART Receivables.

The “Principal Collections” for a Monthly Period equal the Net Collections for the Monthly Period less the Finance Charges in respect of the Monthly Period. If the Finance Charges for the Monthly Period exceed the Net Collections for the Monthly Period, the Principal Collections are zero.

“Net Collections” in relation to a Monthly Period are the Collections for that Monthly Period less the Principal Draw (if any) for the Determination Date immediately following the end of that Monthly Period.

Pro Rata Paydown Test

The Issuer Trustee will make principal payments on the Notes either sequentially or on a pro rata basis depending on whether the Pro Rata Paydown Test is satisfied. Initially, the Pro Rata Paydown Test will not be satisfied and the Issuer Trustee will make principal payments on the Notes sequentially until sufficient principal has been paid down on the Class A Notes to satisfy the Pro Rata Paydown Test. In the ordinary course, once the Class A Notes have been paid down sufficiently that the Pro Rata Paydown Test is satisfied, principal payments will then be made on a pro rata basis among the US$ Notes and the A$ Notes until the outstanding principal amount of the Notes is reduced to 10% of the original balance, at which point sequential payments will resume.

The “Pro Rata Paydown Test” will be satisfied at any time on a Distribution Date if:

•

the Subordination Percentage at that time (after any application of Total Principal Collections prior to that Distribution Date and prior to that time on that Distribution Date) is greater than or equal to 18.9%; and

•

the Total Collateralised Amount on the immediately preceding Determination Date when expressed as a percentage of the aggregate of the Initial Invested Amount of the A$ Notes and the A$ Equivalent of the Initial Invested Amount of the US$ Notes on that Determination Date is greater than 10%.

Pro Rata Paydown Test Not Satisfied

On each Distribution Date prior to enforcement of the Security, to the extent that the Pro Rata Paydown Test is not satisfied, the Issuer Trustee must at the Manager’s direction apply Total Principal Collections for the Monthly Period just ended to repay the US$ Notes sequentially to each class in order of seniority without regard to sub-classes, starting with the Class A-1 Notes, until the Pro Rata Paydown Test becomes satisfied immediately following any such payments. Each of (a) the Class A-2a Notes and the Class A-2b Notes, (b) the Class A-3a Notes and the Class A-3b Notes and (c) the Class A-4a Notes and the Class A-4b Notes constitutes a single class and is pari passu among such class with respect to payments of principal. For so long as the Pro Rata Paydown Test is not satisfied, the Issuer Trustee will not make principal payments on any class of Notes until the Adjusted Invested Amount of all more senior classes are paid in full, and will not make any principal payments on the A$ Notes while the US$ Notes are outstanding.

The Issuer Trustee will apply the Total Principal Collections towards the repayment of the principal on the Notes in the sequential order of priority set out immediately above until such time that the Pro Rata Paydown Test becomes satisfied. If the Pro Rata Paydown Test is satisfied on a Distribution Date following application of Total Principal Collections in the order of priority set out immediately above, the Issuer Trustee will apply the balance of any Total Principal Collections remaining on that Distribution Date to the Notes in the order of priority set out immediately below.

Pro Rata Paydown Test Satisfied

On each Distribution Date prior to enforcement of the Security, to the extent the Pro Rata Paydown Test is, or immediately following the payments or allocations made in accordance with the priorities above becomes, satisfied, the Issuer Trustee must at the Manager’s direction apply the balance of the Total Principal Collections for the Monthly Period just ended (if any remains after application of Total Principal Collections first in accordance with the priorities above) to repay the Class A Notes, Class B Notes, Class C Notes, Class D Notes, Class E Notes and Seller Notes pro rata until the Adjusted Invested Amount (with respect to the US$ Notes) or Invested Amount (with respect to the A$ Notes) in respect of each class of Notes is reduced to zero. Amongst the Class A Notes, the Issuer Trustee will apply the Total Principal Collections allocated for the Class A Notes to repay principal sequentially to each class of US$ Notes in order of seniority until the Adjusted Invested Amount is paid in full, without regard to sub-classes, starting with the Class A-1 Notes and then with each of (a) the Class A-2a Notes and the Class A-2b Notes, (b) the Class A-3a Notes and the Class A-3b Notes and (c) the Class A-4a Notes and the Class A-4b Notes constituting a single class and pari passu among such class with respect to payments of principal.

After the Adjusted Invested Amount of all US$ Notes and the Invested Amount of all A$ Notes are reduced to zero, the balance of the Total Principal Collections, if any, will be paid to the Capital Unitholder.

Post-Enforcement Priority of Payments

If an Event of Default occurs under the Master Security Trust Deed and the General Security Deed, the Security may be enforced at the direction of the Voting Secured Creditors acting by Extraordinary Resolution. The Security Trustee is not required to enforce the Security unless the Voting Secured Creditors have passed an Extraordinary Resolution directing it to take such action or in the opinion of the Security Trustee, the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors. Following an Event of Default and the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, the priority of interest and principal payments described under “—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” above will change.

All amounts collected or received on assets of the Trust following the enforcement of the Security under the Master Security Trust Deed and the General Security Deed and received by the Security Trustee or by a receiver are to be applied in the following order of priority, subject to any statutory or other priority which may be given priority by law and without duplication:

•

first, pari passu towards satisfaction of amounts which become owing or payable under the Master Security Trust Deed to indemnify the Security Trustee and any receiver appointed under the Master Security Trust Deed against all loss, liability and reasonable expenses incurred by that person in performing any of its duties or exercising any of its powers under the Master Security Trust Deed (except the Security Trustee’s or receiver’s remuneration) and to the Issuer Trustee in payment of any fees, costs, charges and expenses incurred by or payable by the Issuer Trustee in its capacity as Issuer Trustee (other than any Secured Moneys) owing to the Issuer Trustee;

•

second, in payment pari passu and rateably towards satisfaction of any remuneration due to the Security Trustee and the receiver and any amounts owing or payable to the US$ Note Trustee, the Principal Paying Agent and the Agent Bank;

•

third, in payment pari passu and rateably of such other expenses, outgoings and/or liabilities that the receiver or the Security Trustee has incurred in performing its obligations or exercising its powers under the Master Security Trust Deed and of amounts which become owing or payable under the Master Security Trust Deed to indemnify the Security Trustee, the Manager, the US$ Note Trustee, a receiver or any other person appointed under the Master Security Trust Deed against all loss, liability and reasonable expenses incurred by that person in performing any of its duties or exercising any of its powers under the Master Security Trust Deed;

•	fourth, in payment of other security interests over the Secured Property which the Security Trustee is aware have priority over the Security, in the order of their priority;

•

fifth, in payment pari passu and rateably to the Class A Noteholders of each class or sub-class of the Class A Notes the Currency Swap Termination Proceeds in relation to the Currency Swap (if any) relating to such class or sub-class towards satisfaction of any Secured Money owing in relation to the relevant class or sub-class of Class A Notes (such Secured Money for this purpose will be denominated in U.S. Dollars);

•	sixth, in payment to Macquarie Leasing of so much of the Accrued Interest Adjustment* that has not then been paid to Macquarie Leasing;

•	seventh, in payment pari passu and rateably:

•

to the Class A Noteholders of all Secured Moneys in relation to the Class A Notes after the application of the fifth bullet point above (the Australian Dollar equivalent of the Secured Moneys owing in respect of the principal component of the Class A Notes for this purpose will be based on the Collateralised Amount of the relevant Class A Notes and will be calculated by multiplying the amount of such Secured Moneys in U.S. Dollars by the A$ Exchange Rate, if the relevant Currency Swap has not been terminated, or, if the relevant Currency Swap has been terminated, by either the A$ Exchange Rate or the spot exchange rate (depending on which rate produces the smaller amount of Australian Dollars); actual conversion of all amounts to be applied under this seventh bullet point from Australian Dollars to U.S. Dollars will occur as described in the second paragraph immediately following the fourteenth bullet point below), to be applied among them as follows:

•	first, towards all interest accrued but unpaid on the Class A Notes (to be distributed pari passu and rateably among the Class A Notes);

•	second, in reduction of the Collateralised Amount of the Class A-1 Notes; and

•

third, in reduction of the Collateralised Amount of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes (to be distributed pari passu and rateably among the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes);

•	to the Fixed Rate Swap Provider of all Secured Moneys owing to the Fixed Rate Swap Provider under the Fixed Rate Swap Agreement; and

•	to the Currency Swap Provider of all Secured Moneys owing to the Currency Swap Provider under the Currency Swaps;

•

eighth, in payment to the Class A Noteholders of the aggregate unreimbursed Charge-Offs against the Class A Notes (to be distributed pari passu and rateably among the Class A Noteholders) (for this purpose the Australian Dollar equivalent of such Secured Moneys in relation to the Class A-1 Notes, the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes will be calculated by multiplying the amount of such Secured Moneys in U.S. Dollars by the A$ Exchange Rate, if the relevant Currency Swap has not been terminated, or, if the relevant Currency Swap has been terminated, by either the A$ Exchange Rate or the spot exchange rate (depending on which rate produces the smaller amount of Australian Dollars); actual conversion of all amounts to be applied under this eighth bullet point from Australian Dollars to U.S. Dollars will occur as described in the second paragraph immediately following the fourteenth bullet point below);

•

ninth, if there are still Secured Moneys owing in respect of the Class A Notes (denominated in U.S. Dollars) after the application of the fifth, seventh and eighth bullet points above, then in payment pari passu among such Class A Notes towards such remaining Secured Moneys until all such Secured Moneys are paid to the Class A Noteholders;

*	There is no Accrued Interest Adjustment payable to Macquarie Leasing by the Issuer Trustee in this transaction.

•	tenth, in payment to each class of A$ Notes sequentially in order of seniority of all Secured Moneys in relation to such class of A$ Notes to be applied among them:

•	first, towards all accrued but unpaid interest on such class of A$ Notes; and

•	second, in reduction of the Collateralised Amount of such class of A$ Notes and in reimbursement of any unreimbursed Charge-Offs with respect to such class of A$ Notes;

•

eleventh, in payment to Macquarie Bank, the amount standing to the credit of the Liquidity Reserve Balance immediately prior to enforcement, if any, the amount of any Liquidity Reserve Draws remaining unreimbursed from prior Distribution Dates and the amount of any Redirected Liquidity Reserve Balance Excess;

•	twelfth, in payment pari passu and rateably to each Secured Creditor any remaining amounts forming part of the Secured Moneys and owing to that Secured Creditor;

•	thirteenth, in payment of subsequent security interests over the Secured Property of which the Security Trustee is aware in the order of their priority; and

•	finally, in payment of the surplus to the Issuer Trustee to be distributed in accordance with the terms of the Master Trust Deed and the Series Supplement.

Any Currency Swap Termination Proceeds must be applied in accordance with the priorities relating to the Class A Notes set out above. The term “Currency Swap Termination Proceeds” means any US$ proceeds received from the Currency Swap Provider as a result of the occurrence of an “Early Termination Date” (as defined in the Currency Swap Agreement) under the Currency Swap Agreement, and includes any interest earned and credited on such proceeds.

Actual payments to the Class A Noteholders will be effected in U.S. Dollars. The Security Trustee will obtain these U.S. Dollars by converting the Australian Dollars allocated for such payments based on the priority set out above (to the extent not received in U.S. Dollars from any Currency Swap Termination Proceeds) at the spot rate at which the Security Trustee is able to acquire U.S. Dollars in the Australian foreign exchange market.

Upon enforcement of the security created by the Master Security Trust Deed, the net proceeds may be insufficient to pay all amounts due on redemption to the Noteholders. Any claims of the Noteholders remaining after the realization of the security and the application of the proceeds will be extinguished.

For a more detailed description of Events of Default and the rights of Noteholders following an Event of Default, you should read “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus.

Charge-Offs

The Servicer may write off certain SMART Receivables as uncollectible in accordance with its Servicing Standard during each Monthly Period. The aggregate amount of the shortfall remaining between the sale and other realization proceeds and the balance outstanding in respect of such written-off SMART Receivables is called the “Defaulted Amount” for that Monthly Period. If the allocation made from the Available Income towards the Defaulted Amount (including any application of the Liquidity Reserve Balance Excess towards reimbursement of Defaulted Amounts), is insufficient to satisfy all of the Defaulted Amount, the Manager will write down the Collateralised Amount of the Notes (or Adjusted Collateralised Amount in the case of the US$ Notes) by the amount of the insufficiency (the “Defaulted Amount Insufficiency”) applied sequentially in the reverse order of seniority, starting with the most junior class of the Notes, with the Class A Notes being treated as a single class (and among that class of Notes, based on their Collateralised Amounts or Adjusted Collateralised Amounts, as applicable), until the Defaulted Amount Insufficiency is fully taken into account.

Any such writedown of a Collateralised Amount in respect of the Notes (or Adjusted Collateralised Amount in the case of the US$ Notes) is called a “Charge-Off”.

Reimbursements of Charge-Offs

Charge-Offs may be reimbursed if there is sufficient Available Income on a future Distribution Date to apply towards Total Principal Collections in accordance with the twelfth and sixteenth bullet points under “—Application of Available Income” above and in accordance with clauses (iii) and (iv) under “—Available Income and Other Calculations—Liquidity Reserve Balance Excess” above. The effect of such allocation will be to reimburse the Charge-Offs in respect of the Notes sequentially in the order of priority, with the Class A Notes being treated as a single class, starting with the Class A Notes, until the Adjusted Collateralised Amount (in respect of the US$ Notes) or Collateralised Amount (in respect of the A$ Notes) of that class of Notes is reinstated to the Adjusted Invested Amount or Invested Amount of that class of Notes. Such an reinstatement in the Adjusted Collateralised Amount or Collateralised Amount of the Notes is deemed a reimbursement of the Charge-Offs to the extent of the allocation, notwithstanding that no actual payment to the Noteholders may be made.

Final Redemption of the US$ Notes

Unless previously redeemed (or deemed to be redeemed) in full, the Issuer Trustee will redeem the US$ Notes at their then Invested Amount, together with all then accrued but unpaid interest, by their respective Maturity Dates set forth on the cover page of this prospectus supplement.

Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons

If on any day, either (i) the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is, or will on the next Distribution Date be, below 10%, or (ii) a Tax Redemption Event occurs, unless otherwise required by Macquarie Leasing, the Manager must promptly contact Macquarie Leasing to determine whether Macquarie Leasing wishes to exercise its rights to acquire the remaining SMART Receivables. Macquarie Leasing may, at any time after the Manager notifies it of either such event (or ought to have notified it) and prior to the Termination Event Date, advise the Manager orally that it will exercise its rights to acquire the remaining SMART Receivables and designate a Distribution Date as the “Clean-Up Settlement Date” subject to the conditions described below. Macquarie Leasing’s election to purchase the remaining SMART Receivables where their aggregate principal balance falls below 10% is referred to as the “Clean-Up Call”. The Clean-Up Call cannot be exercised unless the purchase price will be sufficient to repay the Invested Amount of the Notes (or the Collateralised Amount in certain circumstances) in full and the Noteholders have been given at least 10 days notice, as more fully described below.

A “Tax Redemption Event” will occur if the Manager satisfies the Issuer Trustee (by delivering to it an opinion of counsel immediately prior to giving the notice referred to below) that by virtue of a change in law of the Commonwealth of Australia or any of its political subdivisions or any of its authorities or any other jurisdiction to which the Issuer Trustee becomes subject (or the application or official interpretation thereof) (a “Relevant Jurisdiction”) from that in effect on the Closing Date, either:

•

on the next Distribution Date the Issuer Trustee will be required to deduct or withhold from any payment of principal or interest in respect of the Notes any amount for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction; or

•

the total amount payable in respect of interest in relation to any of the SMART Receivables for a Monthly Period ceases to be receivable (whether or not actually received) by the Issuer Trustee during such Monthly Period by reason of any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by a Relevant Jurisdiction.

On the Clean-Up Settlement Date, Macquarie Leasing must pay the Clean-Up Settlement Price to the Issuer Trustee. The “Clean-Up Settlement Price” will be the amount determined by the Manager to be the aggregate of the Fair Market Value of each SMART Receivable as at the last day of the immediately preceding Monthly Period.

If Macquarie Leasing chooses to exercise its Clean-Up Call at any time prior to the enforcement of the Security, or if a Tax Redemption Event occurs, the Issuer Trustee will, at the direction of the Manager (at the Manager’s option) and subject to the conditions set out below, redeem all, but not less than all, of the Notes on the Clean-Up Settlement Date at their then Invested Amount, together with all accrued but unpaid interest to (but excluding) the date of redemption, or, if approved by an Extraordinary Resolution of the Noteholders of all Notes at a meeting convened under the Master Security Trust Deed, at their Collateralised Amount, instead of their Invested Amount, together with accrued but unpaid interest in respect of the Notes to (but excluding) the date of redemption.

The Manager will not direct the Issuer Trustee to, and the Issuer Trustee will not, redeem the Notes on the Clean-Up Settlement Date unless (i) the Issuer Trustee is in a position on such Clean-Up Settlement Date (a) to repay in respect of the Notes their then Invested Amount or Collateralised Amount (upon the approval described above), together with all accrued but unpaid interest to (but excluding) the date of redemption and (b) to discharge all liabilities in respect of amounts which are required under the Master Security Trust Deed and the General Security Deed to be paid in priority to or pari passu with the Notes of each class if the Security were enforced and (ii) the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is below 25%.

The Issuer Trustee, at the direction of the Manager, will give not more than 30 nor less than 10 days’ notice (which will be irrevocable) of the Clean-Up Settlement Date to the Seller, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank and the Noteholders of all Notes.

Upon the Issuer Trustee’s receipt of the Clean-Up Settlement Price, the Issuer Trustee’s entire right, title and interest in the SMART Receivables and the other SMART Receivable Rights will be deemed to be extinguished in favour of Macquarie Leasing with immediate effect from the end of the last day of the Monthly Period which ended prior to the Clean-Up Settlement Date.

Upon a final distribution being made in respect of the US$ Notes in connection with the exercise of the Clean-Up Call or a Tax Redemption Event, the US$ Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but then unpaid interest amount or any then unpaid Invested Amount, Collateralised Amount or other amounts in relation to the US$ Notes will be extinguished in full, regardless of any unreimbursed Charge-Offs.

The Issuer Trustee must cooperate with Macquarie Leasing in exercising its rights to acquire the remaining SMART Receivables in a way other than as described above if doing so would materially reduce Macquarie Leasing’s liability to reimburse the Issuer Trustee for any of the costs and expenses set out in the Series Supplement. Under Macquarie Leasing’s alternate means of exercising its acquisition right, the Clean-Up Settlement Price will still be determined as described above. Further, this alternate method must be permitted in law and must not result in the Issuer Trustee being exposed to the risk of personal liability (unless the Issuer Trustee is satisfied, in its absolute discretion, that Macquarie Leasing will be able to indemnify the Issuer Trustee in respect of such risk in accordance with the Master Sale and Servicing Deed).

Credit Enhancement

This securitisation transaction is structured to provide credit enhancement that increases the likelihood that the Issuer Trustee will make full payment of interest and principal on the US$ Notes and decreases the likelihood that losses on the SMART Receivables will impair the Issuer Trustee’s ability to do so. The amount of credit enhancement will be limited and there can be no assurance it will be sufficient in all circumstances. The US$ Noteholders will have no recourse to the Depositor, the Originator, the Sponsor, the Manager, or the Servicer as a source of payment.

Subordination

This securitisation transaction is structured so that the A$ Notes will always be subordinated to the US$ Notes in their right to receive interest payments and will be subordinated to the US$ Notes in their right to receive principal payments in the circumstances described below.

To the extent the Pro Rata Paydown Test is not satisfied with respect to the applicable Distribution Date prior to the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, the Issuer Trustee will pay principal to each class of Notes sequentially, beginning with the Class A-1 Notes, and will not pay principal on any class of Notes until the principal amount of all more senior classes of Notes is paid in full. The A$ Notes will be subordinated to the US$ Notes in their right to receive principal payments. Principal payments on each more junior class of the Class A Notes will be subordinated to principal payments on the most senior class of Class A Notes, with each of (i) the Class A-2a Notes and the Class A-2b Notes, (ii) the Class A-3a Notes and the Class A-3b Notes and (iii) the Class A-4a Notes and the Class A-4b Notes constituting a single class.

To the extent the Pro Rata Paydown Test is satisfied with respect to the applicable Distribution Date prior to the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, the Issuer Trustee will pay principal pari passu and on a pro rata basis towards each of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes. Among the Class A Notes, all principal allocated to the Class A Notes will be applied sequentially by class, with principal payments on each more junior class of the Class A Notes subordinated to principal payments on the most senior class of Class A Notes, with each of (i) the Class A-2a Notes and the Class A-2b Notes, (ii) the Class A-3a Notes and the Class A-3b Notes and (iii) the Class A-4a Notes and the Class A-4b Notes constituting a single class.

Following the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, the Security Trustee or a receiver will pay principal sequentially towards repayment of the Class A Notes, the Class B Notes, the Class C Notes, the Class D Notes, the Class E Notes and the Seller Notes. Among the Class A Notes, principal payments will first be made to reduce the Collateralised Amount of the Class A-1 Notes and will then be made pari passu and on a pro rata basis to reduce the Collateralised Amounts of the Class A-2 Notes, the Class A-3 Notes and the Class A-4 Notes, with each of (i) the Class A-2a Notes and the Class A-2b Notes, (ii) the Class A-3a Notes and the Class A-3b Notes and (iii) the Class A-4a Notes and the Class A-4b Notes constituting a single class. The A$ Notes will be fully subordinated to the US$ Notes in their right to receive principal payments. The initial amount of support provided by the A$ Notes to the US$ Notes as a percentage of the total Initial Invested Amount of the Notes is 11%.

Excess Interest Collections

On each Distribution Date, any Available Income (other than the Liquidity Reserve Balance Excess) remaining after payment of (i) interest on the Notes (other than Seller Notes) and (ii) Trust Expenses, will be allocated towards Total Principal Collections to satisfy Unreimbursed Principal Draws, Defaulted Amounts and unreimbursed Charge-Offs and to be applied in accordance with the priority of principal payments set forth in “—Payments of Principal Prior to Enforcement of the Security” above, with any excess interest collections remaining after such allocations applied as described under “—Application of Available Income” above.

See “—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” above and “Description of the Notes—Credit and Liquidity Enhancement” in the prospectus.

Liquidity Enhancement

This securitisation transaction is structured to provide liquidity enhancement that increases the likelihood of timely payment of interest due to US$ Noteholders. Any liquidity enhancement for the US$ Notes will not guarantee timely payment of interest on the US$ Notes. The US$ Noteholders will have no recourse to the Depositor, the Originator, the Sponsor, the Manager, or the Servicer as a source of payment.

Liquidity Reserve Balance

As described under “—Available Income and Other Calculations—The Liquidity Reserve Draw” above, in the event that the Issuer Trustee has received insufficient Collections in any Monthly Period to make the Required Payments, the Issuer Trustee will make a Liquidity Reserve Draw from the Liquidity Reserve Account in order to make those Required Payments.

Re-Direction of Principal

As described under “—Available Income and Other Calculations—Principal Draws” above, in the event that the Issuer Trustee has received insufficient Income Collections in any Monthly Period, after giving effect to a Liquidity Reserve Draw, to make the Required Payments, the Issuer Trustee will apply Principal Collections in the amount of a Principal Draw in order to make those Required Payments.

Payments on the Definitive Notes

Payments on the Definitive Notes will be made by the Principal Paying Agent on behalf of the Issuer Trustee directly to the holders of the Definitive Notes in accordance with the procedures set forth in the US$ Note Trust Deed and the Agency Agreement. Interest and principal payments on the US$ Notes on each Distribution Date will be made to the holders in whose names the related Definitive Notes were registered at the close of business on the related record date. Payments will be made either by wire transfer to the accounts designated by such holders or by cheque mailed to the addresses of such holders as they appear on the US$ Note Register, as agreed between Macquarie Leasing and the Principal Paying Agent.

The final payment on any Definitive Notes will be made only upon presentation and surrender of the Definitive Notes at the office or agency specified in the notice of final payment. The US$ Note Trustee or a Paying Agent will provide such notice to the registered US$ Noteholders not more than 30 days nor less than 10 days prior to the date on which the final payment is expected to occur.

Residual Interests

The beneficial ownership of the Trust is divided into two classes of Units: Capital Units and Income Units. On constitution of the Trust, 10 “Capital Units” and 1 “Income Unit” were issued. The beneficial interest in the Trust is held by Macquarie Leasing Pty Limited as the initial “Income Unitholder” and Macquarie Bank Limited as the “Capital Unitholder”. The Income Unit may be transferred. The Capital Units are not transferable.

The Unitholders are only entitled to receive payments or distributions on each Distribution Date after payment of all prior ranking entitlements described under “—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” above.

Calculation of Principal Amounts, Invested Amounts, Collateralised Amounts and other Amounts; Directions in Respect of Cash Flows

The Servicer will prepare and transmit to the Manager the information necessary to enable the Manager to prepare (i) the settlement statement on each Determination Date in the form agreed between the Manager and the Issuer Trustee (the “Settlement Statement”) and (ii) the Pool Performance Data to be included in the monthly noteholder report.

On each Determination Date immediately preceding a Distribution Date, the Manager will determine (i) the amount of any principal payment in respect of the US$ Notes (based on the information provided by the Currency Swap Provider), (ii) the Collateralised Amount and Invested Amount of each class or sub-class of the US$ Notes as at the first day of the next following Interest Period (after deducting any principal payments due to be paid on that Distribution Date and after making any other adjustments), (iii) the Note Factor as at the Determination Date, and (iv) the amount of the interest payment to be made on the next Distribution Date (such amount also to be expressed as an amount with respect to each US$100,000 in principal amount of each class or sub-class of the US$ Notes).

The Manager will make these calculations for the purpose of producing the Settlement Statement and the monthly noteholder report in respect of the Monthly Period just ended. The Manager will notify the Issuer Trustee, the US$ Note Trustee, the Principal Paying Agent, the Agent Bank and the US$ Note Registrar by no later than the Determination Date immediately preceding the relevant Distribution Date of each determination of an amount or percentage referred to in the preceding paragraph and will as soon as practicable (and in any event by no later than the relevant Distribution Date) cause details of each of those determinations to be published in accordance with “—Reports to Noteholders” below. The Manager will also direct the Issuer Trustee to make all necessary payments on the following Distribution Date. If no principal payment is due to be paid on the US$ Notes, a notice to this effect will be given by the Manager to the US$ Noteholders as soon as practicable (and in any event by no later than the relevant Distribution Date). If the Manager does not at any time for any reason make one or more of the determinations referred to in the preceding paragraph, the Agent Bank (or, failing the Agent Bank, the US$ Note Trustee) must make such determinations provided that it has the relevant information to do so in its possession and each such determination will be deemed to have been made by the Manager.

The Issuer Trustee is entitled to conclusively rely on the Manager’s calculations and directions and is under no obligation to check their accuracy. The Issuer Trustee is not responsible or liable for any inaccuracy in these calculations and directions.

Reports to Noteholders

No later than three Business Days prior to each Distribution Date, the Manager will prepare and deliver a noteholder report in respect of the Monthly Period preceding that Distribution Date to the Issuer Trustee, the Depositor, the US$ Note Trustee and the Principal Paying Agent. Each noteholder report will contain certain information with respect to the payments and allocations to be made on a Distribution Date in respect of the US$ Notes, the outstanding principal balance of the US$ Notes following such allocation or payment, as applicable, and certain other information relating to the US$ Notes and the SMART Receivables. The Depositor will file the noteholder reports with the SEC on Form 10-D within 15 days after each Distribution Date. The SEC file number of the SMART ABS Series 2012–4US Trust is [            ]-[            ]. The Depositor will post each noteholder report on its website located at http://www.macquarie.com.au/securitisation.

The noteholder report will contain the following information for each Distribution Date:

•

performance data relating to the SMART Receivables forming part of the assets of the Trust on the related Determination Date (including the number and amount of SMART Receivables in the pool at the beginning and ending of the preceding Monthly Period and updated pool composition information, such as weighted average coupon, weighted average remaining term, pool factors and prepayment information in respect of the SMART Receivables Pool for the preceding Monthly Period);

•	delinquency and loss information relating to the SMART Receivables for the preceding Monthly Period;

•	the amount of Collections on the SMART Receivables for the Monthly Period, allocated by Income Collections and Principal Collections;

•	the amount of Available Income, including the Liquidity Reserve Draw, if any, the Principal Draw, if any, and the Liquidity Reserve Balance Excess, if any;

•	the amount of Available Income allocated towards Total Principal Collections on that Distribution Date;

•	the fees and expenses payable to the Servicer, the Manager, the US$ Note Trustee, the Paying Agents, the Issuer Trustee and the Custodian;

•	the amount of the Currency Swap payments and the Currency Swap termination payments, if any, due to the Currency Swap Provider under any Currency Swap Agreement;

•	the amount of the Fixed Rate Swap payments and the Fixed Rate Swap termination payments, if any, due to the Fixed Rate Swap Provider under any Fixed Rate Swap Agreement;

•

the interest rates on the Notes and the amount of interest payable and paid on each class and sub-class of Notes, expressed as an aggregate amount and per $1,000 of principal amount, and any interest shortfalls from any prior Monthly Period that remain unpaid;

•

the principal amount of each class and sub-class of Notes at the beginning of the period and the end of the period and the Note Factors needed to compute the principal amount of each class and sub-class of Notes, in each case giving effect to all payments to be made on the Distribution Date;

•	whether the Pro Rata Paydown Test will be satisfied on the Distribution Date;

•	the amount of principal payment, if any, on each class and sub-class of Notes, in each case expressed as an aggregate amount and per $1,000 of principal amount;

•	the Liquidity Reserve Balance and the amount of any Liquidity Reserve Draws from or repayments of prior Liquidity Reserve Draws to the Liquidity Reserve Balance to be made on the Distribution Date;

•	any material breaches of representations, warranties or covenants with respect to any SMART Receivable;

•

information required by Rule 15Ga–1(a) of the Exchange Act concerning Receivables under the SMART securitisation programme that were the subject of a demand to repurchase or replace for a breach of representations and warranties and a reference to the most recent Form ABS–15G filed by the securitiser (as that term is defined in Section 15G(a) of the Exchange Act) and the CIK number of the securitiser;

•	any material change in practices with respect to charge-offs, collection and management of delinquent SMART Receivables;

•	the effect of any grace period, re-aging, re-structuring, partial payments or other practices on delinquency and loss experience; and

•	any material modifications, extensions or waivers to SMART Receivable terms, fees, penalties or payments during the Monthly Period.

The items of information set forth above are collectively referred to as “Pool Performance Data”.

The “Note Factor” in relation to any class or sub-class of Notes means the Collateralised Amount of that class or sub-class of Notes on the last day of the just ended Monthly Period, expressed as a percentage of the Collateralised Amount of that class or sub-class of Notes at the Closing Date, rounded to 7 decimal places.

List of US$ Noteholders

Three or more US$ Noteholders may, by written request to the US$ Note Trustee accompanied by a copy of the communication that the applicants propose to send, obtain access to the list of all US$ Noteholders maintained by the US$ Note Trustee for the purpose of communicating with other US$ Noteholders with respect to their rights under the US$ Note Trust Deed or under the US$ Notes. The US$ Note Trustee may elect not to afford the requesting US$ Noteholders access to the list of US$ Noteholders if it agrees to mail the desired communication or proxy, on behalf of and at the expense of the requesting US$ Noteholders, to all US$ Noteholders.

Description of the A$ Notes

General Description

The A$ Notes constitute debt securities issued by the Issuer Trustee in its capacity as trustee of the Trust. They are characterised as secured, pass-through floating rate debt securities and are issued with the benefit of, and subject to, the Master Trust Deed, the Series Supplement, the Master Security Trust Deed and the General Security Deed.

The A$ Notes consist of five classes: the “Class B Notes”, the “Class C Notes”, the “Class D Notes”, the “Class E Notes” and the “Seller Notes”.

Interest on the A$ Notes

Each A$ Note bears interest from (and including) the Closing Date and, subject to the paragraph below, ceases to accrue interest from (and including) the earlier of:

•	the date on which the Collateralised Amount of that A$ Note is reduced to zero; and

•	the date on which that A$ Note is deemed to be redeemed as described in “—Redemption of A$ Notes” below.

Where an A$ Note has ceased to accrue interest due to its Collateralised Amount having been reduced to zero, that A$ Note will recommence accruing interest from the Distribution Date (if any) on which the Collateralised Amount of that A$ Note subsequently increases (unless the Collateralised Amount of such A$ Note is again reduced to zero) until interest ceases to accrue in accordance with either of the two bullet points above. No interest will accrue on an A$ Note for the period in which the Collateralised Amount of that A$ Note is zero. The A$ Notes will not accrue any interest on any amounts of interest which have accrued but remain unpaid.

Interest Periods and Interest Rates

The period during which an A$ Note accrues interest (as described above) is divided into Interest Periods. The first Interest Period commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date thereafter. Each succeeding Interest Period commences on (and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Interest Period ends on (but does not include) the date on which interest ceases to accrue on the Notes.

The interest rate for each Interest Period in respect of the A$ Notes is the BBSW for that Interest Period plus the applicable margin for that class of A$ Notes. The margins for the A$ Notes will be:

A$ Notes	Margin
Class B Notes	[	]%
Class C Notes	[	]%
Class D Notes	[	]%
Class E Notes	[	]%
Seller Notes	[	]%

Calculation of Interest on the A$ Notes

Interest on the A$ Notes is calculated for each Interest Period:

•	on the Invested Amount of that class on the first day of the Interest Period (after taking into account any reductions in the Invested Amount on that day);

•	at the interest rate for that class for that Interest Period; and

•	on the actual number of days in that Interest Period and based on a year of 365 days.

Interest Payment on Each Distribution Date

Interest on the A$ Notes will be paid monthly in arrears on each Distribution Date following the end of an Interest Period. The A$ Notes will always be subordinated to the US$ Notes in their right to receive interest payments. To the extent Available Income remains after all interest due on the relevant Distribution Date in respect of the US$ Notes is paid in full, the Issuer Trustee will on the relevant Distribution Date pay sequentially to each class of the A$ Notes (beginning with the Class B Notes) interest due on the relevant Distribution Date and interest remaining unpaid from prior Distribution Dates.

The method for calculating whether there is sufficient Available Income available on a Distribution Date for the payment of interest on the A$ Notes for the Interest Period then ended (and any shortfalls of interest from previous Interest Periods) is set out in “—Application of Available Income” above.

A failure to pay interest on a class of A$ Notes will not be an Event of Default under the Master Security Trust Deed and the General Security Deed while any Class A Notes are outstanding.

Redemption of A$ Notes

Unless previously redeemed in full, the Issuer Trustee will redeem the A$ Notes at their then Invested Amount, together with all accrued but unpaid interest, on the respective Maturity Date for that class of A$ Notes.

On each Distribution Date prior to the enforcement of the Security, if the Pro Rata Paydown Test is not satisfied, the Issuer Trustee must not redeem the A$ Notes until the Invested Amount of all US$ Notes has been reduced to zero. On each Distribution Date prior to the enforcement of the Security, for so long as the Pro Rata Paydown Test is satisfied, the Issuer Trustee must redeem (at the direction of the Manager) the A$ Notes (pari passu and rateably with the US$ Notes) in part by applying the amount available (if any) under the priority described under “—Payments of Principal Prior to Enforcement of the Security” above in payment to the A$ Noteholders until that Invested Amount of the A$ Notes is reduced to zero. See “—Payments of Principal Prior to Enforcement of the Security” above for a description of the amount available to be applied to partially redeem the A$ Notes on each Distribution Date. No payments in respect of the A$ Notes will be made on any Distribution Date following the enforcement of the Security until all US$ Notes have been paid in full.

A$ Notes are subject to redemption at their then unpaid Invested Amount or unpaid Collateralised Amount pursuant to Macquarie Leasing’s Clean-Up Call option or in connection with a Tax Redemption Event as described in “—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” above.

Upon a final distribution being made in respect of the A$ Notes as described in “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Termination of the Trust—Other Termination” in the prospectus or under the Master Security Trust Deed, the A$ Notes will thereupon be deemed to be redeemed and discharged in full and any obligation to pay any accrued but unpaid interest, any then unpaid Invested Amount, any then unpaid Collateralised Amount or any other amounts in relation to the A$ Notes will be extinguished in full. Thereafter the A$ Noteholders will have no further rights or entitlements in respect of their A$ Notes.

No amount of principal will be repaid in respect of an A$ Note in excess of the Invested Amount of the A$ Note.

THE CURRENCY SWAPS AND THE FIXED RATE SWAP

The Currency Swaps

The Currency Swap Provider

The “Currency Swap Provider” in relation to the US$ Notes will be Australia and New Zealand Banking Group Limited (“ANZ”).

ANZ is one of the four major banking groups headquartered in Australia. ANZ began its Australian operations in 1835, and its New Zealand operations in 1840. ANZ is a public company limited by shares incorporated in Australia and was registered in the State of Victoria on July 14, 1977. ANZ’s registered office is located at Level 9, 833 Collins Street, Docklands, Victoria, 3008, Australia and the telephone number is +61 3 9683 9999. Its Australian Company Number is ACN 005 357 522. As at the close of trading on March 31, 2012, ANZ had a market capitalization of approximately A$62.3 billion. As at March 31, 2012, ANZ had total assets of A$603.2 billion, and shareholders’ equity of A$39.4 billion. ANZ’s principal ordinary share listing and quotation is on the ASX. The Australian banking activities of ANZ come under the regulatory supervision of the Australian Prudential Regulation Authority.

ANZ provides a broad range of banking and financial products and services to retail, small business, corporate and institutional clients. It conducts its operations primarily in Australia, New Zealand and the Asia Pacific region. ANZ also operates in a number of other countries including the United Kingdom and the United States.

ANZ has short-term credit ratings of A-1+ from S&P, F1+ from Fitch and P-1 from Moody’s and long-term credit ratings of AA- from S&P, AA- from Fitch and Aa2 from Moody’s.

The consolidated audited financial statements of ANZ and its subsidiaries as of September 30, 2011, 2010 and 2009 and for each of the years then ended, and the consolidated unaudited financial statements of ANZ and its subsidiaries as of March 31, 2012 and 2011 and for each of the six-month periods then ended, included as exhibits to the Form 8-K filed by the Depositor with the SEC on September 28, 2012 are hereby incorporated by reference in this prospectus supplement and may be reviewed at the EDGAR website maintained by the SEC at http://www.sec.gov.

For so long as the Depositor has a reporting obligation under the Exchange Act with respect to the Issuing Entity, the Depositor will, in accordance with applicable aging requirements, file a Form 8-K or a Form 10-D, as applicable, attaching as an exhibit or, where permitted, incorporating by reference, additional financial data or financial statements, as applicable, of ANZ and its subsidiaries. Any statement contained herein under the heading “The Currency Swaps and the Fixed Rate Swap—The Currency Swaps—The Currency Swap Provider” or in exhibits to the Form 8-K filed by the Depositor with the SEC on September 28, 2012 shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of ANZ, and shall not be deemed, except as so modified or superseded, to constitute part of this prospectus supplement.

All financial statements of ANZ (if any) included in documents filed with the SEC by the Depositor pursuant to Sections 13(a) or 15(d) of the Exchange Act, after the filing of this prospectus supplement and before the termination of the offering of the US$ Notes, will be deemed to be incorporated by reference into this prospectus supplement.

Purpose of the Currency Swaps

The payments received by the Issuer Trustee from the SMART Receivables will be denominated in Australian Dollars. In addition, the payments received from the Fixed Rate Swap Provider to be applied to pay interest on the US$ Notes will be calculated by reference to BBSW and will be in Australian Dollars. However, the payment obligations of the Issuer Trustee on the US$ Notes are denominated in U.S. Dollars and calculated based on a fixed rate or by reference to LIBOR.

To hedge this currency and basis exposure, the Issuer Trustee will enter into a “Currency Swap” in relation to each class or sub-class of the US$ Notes, with the Currency Swap Provider. Each Currency Swap will be governed by a single standard form ISDA Master Agreement entered into by and among the Issuer Trustee, the Manager and the Currency Swap Provider, as amended by a supplementary schedule, which includes a credit support annex in respect of the relevant Hired Rating Agency, and confirmed by a written confirmation (collectively, the “Currency Swap Agreement”). The Currency Swap Agreement will be governed by the laws applying in the state of New South Wales, Australia.

The Depositor has determined that the significance percentage of payments under the Currency Swap Agreement, measured against the aggregate principal balance of the US$ Notes in accordance with Item 1115 of Regulation AB under the Securities Act, is 20% or more.

Payments under the Currency Swaps

The purchase price for the US$ Notes will be paid by investors in U.S. Dollars but the consideration for the purchase by the Issuer Trustee of the SMART Receivables will be in Australian Dollars. On the Closing Date, the Issuer Trustee will be obliged to pay to the Currency Swap Provider the proceeds of the issue of the US$ Notes in U.S. Dollars. In return, the Issuer Trustee will be paid by the Currency Swap Provider the A$ Equivalent of that U.S. Dollar amount.

Under the Currency Swaps, the Issuer Trustee will pay to the Currency Swap Provider on each Distribution Date an amount in Australian Dollars equal to that portion of the Principal Collections to be paid to the US$ Noteholders as a payment of principal on the US$ Notes as described under “Description of the Notes—Payments of Principal Prior to Enforcement of the Security” and “—Post-Enforcement Priority of Payments” in this prospectus supplement. The Currency Swap Provider is required to pay to the Principal Paying Agent (on the Issuer Trustee’s behalf) on each Distribution Date, against receipt of such Australian Dollar payment paid by the Issuer Trustee (on that Distribution Date), an amount denominated in U.S. Dollars which is equivalent to such Australian Dollar payment.

Under the Currency Swaps, the Issuer Trustee will also pay to the Currency Swap Provider on each Distribution Date the A$ Floating Amount (based on the BBSW swap rate plus the applicable spread) in relation to each class or sub-class of US$ Notes in respect of interest for the Interest Period relating to that Distribution Date. The Currency Swap Provider will pay to the Principal Paying Agent (on the Issuer Trustee’s behalf) on each Distribution Date, against receipt of such A$ Floating Amounts paid by the Issuer Trustee (on that Distribution Date), fixed rate payments or floating rate payments (based on LIBOR plus the applicable spread) in U.S. Dollars in the amount of interest due to the US$ Noteholders on that Distribution Date and any unpaid interest from prior Distribution Dates and interest thereon.

The equivalent U.S. Dollar payments in respect of the principal of and interest on US$ Notes will be calculated at the US$ Exchange Rate, which is a market based rate determined at the time of entry into the Currency Swap Agreement and will be fixed for the term of the Currency Swaps.

If on any relevant Distribution Date, the Issuer Trustee does not have sufficient funds to pay the full amount owing to the Currency Swap Provider under the Currency Swaps, the fixed rate or floating rate payments (as applicable) to be made by the Currency Swap Provider will be, at the sole election of the Currency Swap Provider, reduced by the same proportion as the reduction in the payment from the Issuer Trustee. Any such unpaid amounts will be due (with interest at the relevant rate) to the Currency Swap Provider on the next Distribution Date. A failure by the Issuer Trustee to pay an amount owing under the Currency Swaps, if not remedied within the applicable grace period, will be an Event of Default under the Master Security Trust Deed.

Termination by the Currency Swap Provider

The Currency Swap Provider may terminate the relevant Currency Swap if any of the following events occur:

•	there is a payment or delivery default by the Issuer Trustee which continues for 10 days after the due date;

•	the Issuer Trustee fails to return collateral posted by the Currency Swap Provider under each credit support annex;

•	the performance by the Issuer Trustee or the Currency Swap Provider of any payment, delivery or other material obligations under the Currency Swap Agreement becomes illegal due to a change in law;

•

certain changes in tax law or actions taken by a taxing authority result in, or there is a substantial likelihood that those changes or actions will result in, payments by the Issuer Trustee to the Currency Swap Provider under the Currency Swap being subject to withholding tax or deduction on account of tax; or

•

the Security under the Master Security Trust Deed and the General Security Deed is enforced as described under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus.

Termination by the Issuer Trustee

The Issuer Trustee may terminate a Currency Swap if any of the following events (each a “Currency Swap Provider Event of Default“) occurs:

•	there is a payment or delivery default by the Currency Swap Provider which continues for 10 days after the due date;

•

the Currency Swap Provider fails to comply with or perform any obligation under the Currency Swap (other than a payment or delivery obligation or an obligation to give certain notices or provide certain documents) if such failure is not remedied within 30 days after notice of failure is given to it;

•

any guarantor under a credit support document provided in respect of the obligations of the Currency Swap Provider fails to comply with or perform any obligation under the credit support document after any applicable grace period has elapsed; the credit support documents are terminated prior to the satisfaction of all obligations of the Currency Swap Provider under the Currency Swap to which those credit support documents relate without the prior written consent of the Issuer Trustee; or the Currency Swap Provider or a guarantor under a credit support document disaffirms, disclaims, repudiates or rejects, in whole or in part, or challenges the validity of the credit support documents;

•

a representation made or repeated or deemed to have been made or repeated by the Currency Swap Provider in the Currency Swap or the credit support documents proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

•	an insolvency, bankruptcy or dissolution event occurs in respect of the Currency Swap Provider;

•	the Currency Swap Provider merges with another entity and the surviving entity fails to assume the Currency Swap Provider’s obligations under the Currency Swap;

•	the performance by the Currency Swap Provider or the Issuer Trustee of any payment, delivery or other material obligations under the Currency Swap Agreement becomes illegal due to a change in law;

•

certain changes in tax law or actions taken by a taxing authority result in, or there is a substantial likelihood that those changes or actions will result in, payments by the Currency Swap Provider to the Issuer Trustee under the Currency Swap being subject to withholding tax or deduction on account of tax;

•

the Security under the Master Security Trust Deed and the General Security Deed is enforced as described under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus; or

•

the Currency Swap Provider’s credit rating is downgraded below the Prescribed Ratings set forth in the Currency Swap and the Currency Swap Provider fails to take any action required by the relevant Hired Rating Agency within the required timeframe (as described under “—Downgrade of the Currency Swap Provider” below).

The Issuer Trustee may not (and the Manager will not direct it to) terminate any Currency Swap without the prior written consent of the US$ Note Trustee. The US$ Note Trustee may either grant such a consent in its discretion or await an Extraordinary Resolution from the US$ Noteholders directing the US$ Note Trustee to grant such a consent.

Termination Payments under the Currency Swap

On the date of termination of a Currency Swap, a termination payment may be due from the Issuer Trustee to the Currency Swap Provider or from the Currency Swap Provider to the Issuer Trustee. If termination of the Currency Swap occurs upon or leads to an Event of Default and enforcement of the Security under the Master Security Trust Deed and the General Security Deed, there is no guarantee that a replacement Currency Swap will be entered into or that any termination payment due in respect of the Currency Swap will be sufficient to pay in full amounts owing to the US$ Noteholders in the order set out in “Description of the Notes—Post-Enforcement Priority of Payments” in this prospectus supplement. See “Risk Factors—Risk Relating to Hedge Agreements—Default by a fixed rate swap counterparty or currency swap counterparty or termination of a fixed rate swap or currency swap could reduce or delay payments and may cause an event of default or a reduction in the ratings of the notes” in this prospectus supplement and “Risk Factors—Risk Relating to Hedge Agreements—Default by a fixed rate swap counterparty or currency swap counterparty or termination of a fixed rate swap or currency swap could reduce or delay payments on the notes and may cause an event of default under the master security trust deed and the general security deed” in the prospectus.

Any termination payment payable by the Currency Swap Provider will be denominated in U.S. Dollars. Any termination payment payable by the Issuer Trustee will be denominated in Australian Dollars. These will be determined on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the Currency Swap.

Amendment

The Currency Swaps may be amended by written agreement among the Manager, the Issuer Trustee and the Currency Swap Provider. However, the Manager and the Issuer Trustee may only agree to an amendment to a Currency Swap that meets the requirements for an amendment to the Series Supplement described under “Description of The Transaction Documents—The Master Trust Deed and the Series Supplement—Amendments to the Master Trust Deed and the Series Supplement” in the prospectus (other than the requirement to obtain the written consent of each party to the Series Supplement). Further, except as provided in the following sentence, the Issuer Trustee and the Manager agree not to amend any Currency Swap without the prior written consent of the US$ Note Trustee. No consent is required of the US$ Note Trustee or the US$ Noteholders where the Manager certifies to the US$ Note Trustee in writing that amendments to any Currency Swap are required by a Hired Rating Agency to maintain the initial ratings on the US$ Notes. The Manager must give 5 Business Days’ notice in writing to each Hired Rating Agency of any amendments to a Currency Swap.

Replacement of a Terminated Currency Swap

If a Currency Swap is terminated prior to its scheduled termination date, the Issuer Trustee must, if requested by the Manager, enter into one or more replacement Currency Swaps (at market rates) on terms and with a counterparty in respect of which the Manager has issued a Rating Notification. If a Currency Swap is terminated and a replacement Currency Swap cannot be entered into, the Issuer Trustee might have to exchange its Australian Dollars at a rate that does not provide sufficient U.S. Dollars to make payments to the relevant US$ Noteholders in full.

Downgrade of the Currency Swap Provider

If the Currency Swap Provider does not have the Prescribed Ratings, the relevant Hired Rating Agency may require the Currency Swap Provider to do one or more of the following:

•	provide collateral to the Issuer Trustee in support of its obligations under the Currency Swaps in accordance with the credit support annex forming part of the Currency Swaps;

•	transfer all of its rights and obligations to a replacement third party (provided the replacement third party has the Prescribed Ratings);

•

procure another entity to become a co-obligor or guarantor in respect of the Currency Swap Provider’s obligations under the Currency Swaps provided that such other entity has the Prescribed Ratings; and

•	take such other steps as the relevant Hired Rating Agency may require.

If the Currency Swap Provider is downgraded by a relevant Hired Rating Agency to below the Prescribed Ratings and does not comply with that rating agency’s requirements within the timeframe required by that rating agency, then an additional termination event may occur under the Currency Swaps.

Collateral Posted Under the Currency Swap

If the Currency Swap Provider posts collateral with the Issuer Trustee, any interest or income on that collateral will be paid to the Currency Swap Provider. Any collateral posted by the Currency Swap Provider with the Issuer Trustee will not form part of the assets of the Trust, except to the extent the collateral is available to the Issuer Trustee under the terms of the Currency Swap Agreement, and will not be available to Secured Creditors upon enforcement of the Security under the Master Security Trust Deed and General Security Deed, except to the extent applied in satisfaction of the Currency Swap Provider’s obligations under the Currency Swap.

Scheduled Termination of the Currency Swaps

If not previously terminated, each Currency Swap is scheduled to terminate on the earlier of:

•	the date the relevant sub-class of US$ Notes is redeemed in full; and

•	the Maturity Date of the relevant sub-class of US$ Notes.

The Fixed Rate Swap

The Fixed Rate Swap Provider

The “Fixed Rate Swap Provider” will be Macquarie Bank Limited (“MBL”). MBL is a company registered under the Australian Corporations Act 2001 (Cth).

Macquarie Bank Limited is headquartered in Sydney, Australia and is an authorised deposit-taking institution (“ADI”) regulated by Australian Prudential Regulatory Authority (“APRA”), the Australian banking regulator. Macquarie Bank Limited, directly and through subsidiaries, engages in Australian and international financial services businesses.

At March 31, 2012, Macquarie Bank Limited had total assets of A$136.2 billion and total equity of A$9.3 billion. For the year ended March 31, 2012, Macquarie Bank Limited’s net operating income was A$4.7 billion and profit after tax attributable to ordinary equity holders was A$609 million.

At March 31, 2012, Macquarie Bank Limited employed more than 5,900 staff globally and conducted its operations in more than 20 countries, with 41% of Macquarie Bank Limited’s revenues from external customers derived from regions outside of Australia.

Macquarie Bank Limited’s ordinary shares were listed on the Australian Securities Exchange operated by ASX Limited (“ASX”) from July 29, 1996 until the corporate restructuring of the Macquarie Group in November 2007 (see “The Macquarie Parties—The Macquarie Group—Corporate restructure”). As part of the restructure Macquarie Bank Limited became an indirect subsidiary of Macquarie Group Limited, a new ASX listed company comprising a “Banking Group” and a “Non-Banking Group”.

Macquarie Bank Limited’s registered office is 25 National Circuit, Forrest, Australian Capital Territory 2603, Australia. Its principal place of business is Level 7, No. 1 Martin Place, Sydney, New South Wales 2000, Australia. The telephone number of its principal place of business is +612-8232-5006.

Financial statements of Macquarie Bank Limited are available here: http://www.macquarie.com.au/au/about_macquarie/investor_information/annual_reports.htm

Macquarie Bank Limited has short term credit ratings of F1/Stable from Fitch, P-1/Stable from Moody’s, A-1* from S&P and long term credit ratings of A/Stable from Fitch, A2/Stable from Moody’s and A/Stable from S&P.

*	Standard & Poor’s does not place outlook statements on short-term ratings.

Purpose of the Fixed Rate Swap

To hedge the interest rate mismatch risk between the fixed rate payments on the SMART Receivables, on the one hand, and the floating amounts payable to the Currency Swap Provider (in respect of the US$ Notes) and the floating interest rate payable to the A$ Noteholders in relation to interest on the A$ Notes, on the other hand, the Issuer Trustee and the Manager will enter into a “Fixed Rate Swap” with a Fixed Rate Swap Provider on the Closing Date.

The Fixed Rate Swap will be governed by a single standard form ISDA Master Agreement entered into by and among the Issuer Trustee, the Manager and the Fixed Rate Swap Provider, as amended by a supplementary schedule, which includes a credit support annex in respect of the relevant Hired Rating Agency, and confirmed by a written confirmation (collectively, the “Fixed Rate Swap Agreement”). The Fixed Rate Swap Agreement will be governed by the laws applying in the state of New South Wales, Australia.

The Depositor has determined that the significance percentage of payments under the Fixed Rate Swap Agreement, measured against the aggregate principal balance of the pool assets of the Trust in accordance with Item 1115 of Regulation AB under the Securities Act, is less than 10%.

Payments under the Fixed Rate Swap

Under the Fixed Rate Swap, on each Distribution Date immediately after the relevant Interest Period, there will be a net payment made between the Issuer Trustee and the Fixed Rate Swap Provider. The amount due is calculated as:

•

the product of the total principal balance of all SMART Receivables at the commencement of the Interest Period (as notified to the Fixed Rate Swap Provider by the Manager) and the fixed rate as specified in the Fixed Rate Swap, on the basis of the actual number of days in the Interest Period divided by 365; less

•

the product of the total principal balance of all SMART Receivables at the commencement of the Interest Period (as notified to the Fixed Rate Swap Provider by the Manager) and the BBSW applicable at the commencement of the Interest Period, on the basis of the actual number of days in the Interest Period divided by 365.

If the amount calculated as specified above is positive, then this amount is payable by the Issuer Trustee to the Fixed Rate Swap Provider. If the amount calculated is negative, then the absolute value of that amount is payable by the Fixed Rate Swap Provider to the Issuer Trustee. Any such payment is due on the Distribution Date occurring immediately after the end of the relevant Interest Period.

The fixed rate referred to in the first bullet point above is fixed for the life of the Fixed Rate Swap and is a market based rate determined at the time of entry into the Fixed Rate Swap.

A failure by the Issuer Trustee to pay an amount owing under the Fixed Rate Swap, if not remedied within the applicable grace period, will be an Event of Default under the Master Security Trust Deed.

Termination by the Fixed Rate Swap Provider

The Fixed Rate Swap Provider may terminate the Fixed Rate Swap if any of the following events occurs:

•	there is a payment or delivery default by the Issuer Trustee which continues for 10 days after notice of such failure is given to the Issuer Trustee;

•

the performance by the Issuer Trustee or the Fixed Rate Swap Provider of any payment, delivery or other material obligations under the Fixed Rate Swap Agreement becomes illegal due to a change in law; or

•

the Security under the Master Security Trust Deed and the General Security Deed is enforced as described under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus.

Termination by the Issuer Trustee

The Issuer Trustee may terminate the Fixed Rate Swap if any of the following events (each a “Fixed Rate Swap Provider Event of Default”) occurs:

•	there is a payment or delivery default by the Fixed Rate Swap Provider which continues for 10 days after notice of such failure is given to the Fixed Rate Swap Provider;

•

the Fixed Rate Swap Provider fails to comply with or perform any obligation under the Fixed Rate Swap (other than a payment or delivery obligation or an obligation to give certain notices or provide certain documents) if such failure is not remedied within 30 days after notice of failure is given to it;

•

a representation made or repeated or deemed to have been made or repeated by the Fixed Rate Swap Provider in the Fixed Rate Swap or the credit support documents proves to have been incorrect or misleading in any material respect when made or repeated or deemed to have been made or repeated;

•	an insolvency, bankruptcy or dissolution event occurs in respect of the Fixed Rate Swap Provider;

•	the Fixed Rate Swap Provider merges with another entity and the surviving entity fails to assume the Fixed Rate Swap Provider’s obligations under the Fixed Rate Swap;

•	the performance by the Fixed Rate Swap Provider or the Issuer Trustee of any payment, delivery or other material obligations under the Fixed Rate Swap Agreement becomes illegal due to a change in law;

•

the Fixed Rate Swap Provider becomes obligated to make a withholding or deduction in respect of the Fixed Rate Swap due to any action taken by a taxing authority or court on or after the date of entering into the Fixed Rate Swap or as a result of a change in tax law;

•

as a result of either the Issuer Trustee or the Fixed Rate Swap Provider consolidating, amalgamating or merging with or into, or transferring all or substantially all of its assets to, another entity, the Issuer Trustee is required to make certain tax gross-up payments to the Fixed Rate Swap Provider corresponding to amounts required to be deducted or withheld or is required to receive payments from the Fixed Rate Swap Provider from which amounts have been deducted or withheld without a corresponding tax gross-up payment from the Fixed Rate Swap Provider;

•

the Fixed Rate Swap Provider’s credit rating is downgraded below the rating prescribed by the relevant Hired Rating Agency and the Fixed Rate Swap Provider fails to (as required by the relevant Hired Rating Agency and depending on the downgraded rating):

•

post collateral, novate all its rights and obligations under the Fixed Rate Swap to an eligible replacement or procure an eligible replacement to become guarantor in respect of the obligations of the Fixed Rate Swap Provider under the Fixed Rate Swap; or

•

novate all its rights and obligations under the Fixed Rate Swap to an eligible replacement who has made a binding legal offer to accept an assignment or novation of the Fixed Rate Swap Provider’s rights and obligations under the Fixed Rate Swap, within the timeframe prescribed by the relevant Hired Rating Agency; or

•

the Security under the Master Security Trust Deed and the General Security Deed is enforced as described under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—Enforcement of the Security” in the prospectus.

Replacement of the Fixed Rate Swap

Upon the termination of the Fixed Rate Swap prior to its scheduled termination date, the Manager and the Issuer Trustee must endeavour to (in the case of the Issuer Trustee, to the extent that the Manager has made appropriate arrangements to ensure that it is possible for the Issuer Trustee to) within three Business Days, enter into a substitute Fixed Rate Swap with such parties and upon such terms as are specified by the Manager provided that the Manager has issued a Rating Notification in relation to the entry into such substitute Fixed Rate Swap.

Collateral Posted Under the Fixed Rate Swap

If the Fixed Rate Swap Provider posts collateral with the Issuer Trustee, any interest or income on that collateral will be paid to the Fixed Rate Swap Provider. Any collateral posted by the Fixed Rate Swap Provider with the Issuer Trustee will not form part of the assets of the Trust, except to the extent the collateral is available to the Issuer Trustee under the terms of the Fixed Rate Swap Agreement, and will not be available to Secured Creditors upon enforcement of the Security under the Master Security Trust Deed and General Security Deed, except to the extent applied in satisfaction of the Fixed Rate Swap Provider’s obligations under the Fixed Rate Swap.

Termination Payments under the Fixed Rate Swap

On the date of termination of the Fixed Rate Swap, a termination payment may be due from the Issuer Trustee to the Fixed Rate Swap Provider or from the Fixed Rate Swap Provider to the Issuer Trustee. The termination payment, if any, will be determined on the basis of quotations from leading dealers in the relevant market to enter into a replacement transaction that would have the effect of preserving the economic equivalent of any payment that would, but for the early termination, have been required under the terms of the Fixed Rate Swap.

Amendment

The Fixed Rate Swap may be amended by written agreement among the Manager, the Issuer Trustee and the Fixed Rate Swap Provider. However, the Manager and the Issuer Trustee may only agree to an amendment to the Fixed Rate Swap that meets the requirements for an amendment to the Series Supplement described under “Description of The Transaction Documents—The Master Trust Deed and the Series Supplement—Amendments to the Master Trust Deed and the Series Supplement” in the prospectus (other than the requirement to obtain the written consent of each party to the Series Supplement). The Manager must give 5 Business Days notice in writing to the Hired Rating Agencies of any amendments to the Fixed Rate Swap.

Scheduled Termination of the Fixed Rate Swap

If not previously terminated, the Fixed Rate Swap is scheduled to terminate on the earlier of:

•	the Distribution Date in October 2019; and

•	the Distribution Date on which the Invested Amount of all of the Notes is or will be reduced to zero.

PREPAYMENT AND YIELD CONSIDERATIONS

The following information is given solely to illustrate the effect of prepayments of the SMART Receivables on the weighted average lives of the US$ Notes under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced. For further information with respect to prepayments of the Receivables included in previous securitisations, see “Appendix C: Static Pool Information Regarding Certain Previous Securitisations Under the SMART Securitisation Programme” in this prospectus supplement.

General

The Maturity Date for each class and sub-class of US$ Notes is listed on the cover page of this prospectus supplement. Macquarie Leasing expects that the final payment of each class and sub-class of US$ Notes will occur before its Maturity Date. The final payment of any class or sub-class of US$ Notes could occur significantly earlier (or could occur later) than such class’s or sub-class’s Maturity Date.

The rate of principal payments and aggregate amount of distributions on the US$ Notes and the yield to maturity of the US$ Notes depends on the rate and timing of payments of principal on the SMART Receivables. The rate of principal payments on the SMART Receivables will in turn be affected by, among other things:

•	the amortisation schedules of the contracts;

•

the rate of principal prepayments, including for this purpose repayments by Obligors of amounts in excess of the contractual payment obligation, prepayments resulting from refinancings and liquidations of the receivables due to defaults and any repurchases by Macquarie Leasing; and

•	the sale of the SMART Receivables Pool by the Issuer Trustee in some circumstances.

Prepayments by Obligors are permitted under Macquarie Leasing’s standard form Hire Purchase Contract and Chattel Mortgage Contract documentation using a net present value calculation of remaining payouts, including any balloon payments. Prepayments by Obligors are not permitted under Macquarie Leasing’s standard form Finance Lease and Novated Lease documentation, but Macquarie Leasing, in its discretion, generally permits an Obligor to terminate its Finance Lease or Novated Lease prior to the stated end date if the Obligor so requests. The Finance Lease or Novated Lease may be terminated prior to the stated end date by the Obligor prepaying an amount determined by Macquarie Leasing based on a net present value calculation of the remaining scheduled payments plus the residual value of the vehicle or equipment. Upon payment of such amount, plus other amounts outstanding under the Finance Lease or Novated Lease, the Obligor may retain the vehicle or equipment, and Macquarie Leasing will remove notice of its security interest in the vehicle or equipment from the PPS Register if required. Alternatively, the Finance Lease or Novated Lease may be terminated prior to the stated end date by the Obligor returning the vehicle or equipment and prepaying an amount determined by Macquarie Leasing based on a net present value calculation of the remaining scheduled payments plus other amounts outstanding under the Finance Lease or Novated Lease and plus any payment necessary to make up any shortfall in realization of the residual value of the vehicle or equipment on sale.

Higher than anticipated rates of prepayment and defaults on the SMART Receivables will cause principal to be paid to the US$ Noteholders faster than expected. US$ Noteholders will bear the risk of not being able to reinvest any principal repaid faster than expected at a rate of return that is equal to or greater than the rate of return on the US$ Notes. In the case of US$ Notes purchased at a discount, US$ Noteholders should consider the risk that a slower than anticipated rate of prepayments on the SMART Receivables could result in an actual rate of return that is less than the anticipated rate of return.

Prepayments

Prepayments of principal to US$ Noteholders may occur in the following situations, among others:

•	receipt by the Issuer Trustee of voluntary prepayments in excess of the Obligor’s contractual payment obligation made by an Obligor in respect of a SMART Receivable;

•	receipt by the Issuer Trustee of enforcement proceeds due to an Obligor having defaulted on its contract;

•	receipt by the Issuer Trustee of insurance proceeds in relation to an insurance claim in respect of property subject to a Mortgage or Retained Title Rights in relation to a SMART Receivable;

•

receipt by the Issuer Trustee of damages or repurchase payments from Macquarie Leasing following the discovery that any of the representations and warranties made by Macquarie Leasing in respect of a SMART Receivable were incorrect when given (see “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in the prospectus);

•	receipt by the Issuer Trustee of proceeds of repurchases of SMART Receivables by Macquarie Leasing as a result of any one of the following occurring:

•

there being a change in law which leads to the Trust being terminated early and the SMART Receivables are then repurchased by Macquarie Leasing or sold to a third party (see “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Termination of the Trust” in the prospectus); or

•	Macquarie Leasing exercising its option to repurchase the balance of the SMART Receivables:

•

in accordance with Macquarie Leasing’s right of first refusal on or following the termination of the Trust (see “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Termination of the Trust—Other Termination” in the prospectus); or

•

upon the Manager directing the Issuer Trustee to redeem the Notes on or after a Distribution Date on or after the exercise by Macquarie Leasing of its Clean-Up Call option or the occurrence of a Tax Redemption Event (see “Description of the Notes—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” in this prospectus supplement); and

•	receipt by the Issuer Trustee of proceeds of enforcement of the Master Security Trust Deed and the General Security Deed prior to the respective Maturity Dates of the US$ Notes.

For further information, see “Risk Factors—Risk Relating to the Notes—The timing of principal distributions on your notes is uncertain” in the prospectus and “Appendix C: Static Pool Information Regarding Certain Previous Securitisations Under the SMART Securitisation Programme” in this prospectus supplement.

Because the rate of payment of principal prepayment on the SMART Receivables cannot be predicted and will depend on future events and a variety of factors, no assurance can be given to you as to the rate of prepayment or the rate of principal payments on the US$ Notes. The extent to which the yield to maturity of any US$ Notes may vary from the anticipated yield will depend upon the following factors:

•	the degree to which a US$ Note is purchased at a discount or premium; and

•	the degree to which the timing of payments on the US$ Note is sensitive to prepayments, liquidations and purchases of the SMART Receivables.

A wide variety of factors, including economic conditions, the availability of alternative financing and consumer preferences, may affect the Trust’s prepayment experience with respect to the receivables.

Weighted Average Lives

The weighted average life of a US$ Note refers to the average amount of time that is predicted (based on the chosen constant prepayment rate (the “CPR”)) to elapse from the date of issuance of the US$ Note to the date the amount in respect of principal repayable under the US$ Note is reduced to zero.

Usually, greater than anticipated principal prepayments will increase the yield on notes purchased at a discount and will decrease the yield on notes purchased at a premium. The effect on your yield due to principal prepayments occurring at a rate that is faster or slower than the rate you anticipated will not be entirely offset by a subsequent similar reduction or increase, respectively, in the rate of principal payments. The amount and timing of delinquencies and defaults on the SMART Receivables and the Recoveries, if any, on defaulted SMART Receivables will also affect the weighted average lives of the US$ Notes.

The model used in this prospectus supplement is the prepayment assumption (the “Prepayment Assumption”), which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of receivables for the life of such receivables. A 100% Prepayment Assumption assumes that in month one, prepayments will occur at a CPR of 0.00% per annum and that the CPR will increase by one-third of 1.00% per annum in each subsequent month until reaching 20.00% per annum in month 61 following which the CPR will remain at that level until the original principal balance of a pool of receivables has been paid in full.

As used in the following tables, 0% Prepayment Assumption assumes prepayment rates equal to 0% of the related Prepayment Assumption (i.e., no prepayments); correspondingly, 150% Prepayment Assumption assumes prepayment rates equal to 150% of the 100% Prepayment Assumption.

The following tables are based upon the assumptions in the following paragraph, and not upon the actual characteristics of the SMART Receivables. Any discrepancies between characteristics of the actual SMART Receivables and the assumed receivables may have an effect upon the percentages of the principal balances outstanding and weighted average lives of the US$ Notes set forth in the tables. Furthermore, since these discrepancies exist, principal payments on the US$ Notes may be made earlier or later than the tables indicate.

For the purpose of the following tables, it is assumed that:

•

the receivables pool consists of receivables that have the characteristics as described under the heading “Summary—The SMART Receivables Pool—Selected Data for the Indicative Receivables Pool as of the Indicative Cut-Off Date” in this prospectus supplement and have been scaled to a total principal balance of A$654,522,271.84;

•	as of the Cut-Off Date, 9 months have lapsed since each receivable was originated;

•	the Cut-Off Date is the open of business on October 1, 2012;

•	the Closing Date for the Notes is on October 11, 2012;

•

principal payments on the US$ Notes are made on relevant Distribution Dates, regardless of the day on which payment actually occurs, and are made in accordance with the priorities described in this prospectus supplement;

•	all repayments are received on the last day of each month beginning in November 2012 and each month has 30 days, assuming a 360 day year;

•	the interest rate (or finance charge) charged on each receivable is unchanged over the life of the receivable;

•	all payments under the Fixed Rate Swap and the Currency Swaps are made as scheduled;

•	there are no defaults, repurchases or substitutions with respect to the receivables other than those accounted for in the Prepayment Assumption;

•

the Manager does not direct the Issuer Trustee to exercise its right of optional redemption of the US$ Notes or its right to redeem the US$ Notes for Australian taxation reasons, except with respect to the line titled “Weighted Average Life—To Call (Years)”;

•	there are no ongoing fees or expenses of the Trust;

•	the Liquidity Reserve Balance is equal to the Required Liquidity Reserve Balance at all times;

•	the exchange rate is US$1.03 = A$1.00;

•

the cash flows from the receivables are received in accordance with the table entitled “Scheduled Cash Flows of the SMART Receivables Pool” below, which was generated by scaling the cash flow schedule associated with the Indicative Receivables Pool to the expected size of the actual SMART Receivables Pool; and

•	the Initial Invested Amount of each Class of Notes is as follows:

Class A-1 Notes	US$	144,000,000
Class A-2 Notes	US$	186,000,000
Class A-3 Notes	US$	188,000,000
Class A-4 Notes	US$	82,000,000
Class B Notes	A$	7,200,000
Class C Notes	A$	23,890,000
Class D Notes	A$	16,363,000
Class E Notes	A$	14,727,000
Seller Notes	A$	9,818,000

It is not likely that the SMART Receivables will pay at any assumed CPR to maturity or that all SMART Receivables will prepay at the same rate. In addition, the diverse remaining terms to maturity of the SMART Receivables could produce slower or faster distributions of principal than indicated in the tables at the assumed CPR specified, even if the weighted average remaining term to maturity of the SMART Receivables is the same as the weighted average remaining term to maturity based on the assumptions described in this section. You are urged to make your investment decisions on a basis that includes your determination as to anticipated prepayment rates under a variety of the assumptions discussed in this prospectus supplement as well as other relevant assumptions.

In the following tables, the percentages have been rounded to the nearest whole number and the weighted average life of a sub-class of US$ Notes or a class of A$ Notes is determined by the following three step process:

•

multiplying the amount of each payment of principal thereof by the number of years (on a 30/360 basis for the US$ Notes and actual/365 basis for the A$ Notes) from the date of issuance to the relevant Distribution Date;

•	summing the results; and

•	dividing the sum by the aggregate distributions of principal referred to in the first bullet point above, expressing the result in years and rounding to two decimal places.

Percent of Initial Principal Balance Outstanding at the Following Percentages

of Prepayment Assumption

	Class A-1 Notes					Class A-2 Notes
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2012	91.39	90.81	90.22	89.63	89.02	100.00	100.00	100.00	100.00	100.00
December 14, 2012	80.20	79.01	77.80	76.58	75.34	100.00	100.00	100.00	100.00	100.00
January 14, 2013	68.53	66.70	64.84	62.96	61.06	100.00	100.00	100.00	100.00	100.00
February 14, 2013	57.48	54.98	52.45	49.90	47.30	100.00	100.00	100.00	100.00	100.00
March 14, 2013	46.41	43.23	40.01	36.75	33.45	100.00	100.00	100.00	100.00	100.00
April 14, 2013	34.51	30.63	26.72	22.76	18.75	100.00	100.00	100.00	100.00	100.00
May 14, 2013	22.93	18.35	13.72	9.05	4.34	100.00	100.00	100.00	100.00	100.00
June 14, 2013	10.99	5.70	0.37	0.00	0.00	100.00	100.00	100.00	96.13	91.94
July 14, 2013	0.00	0.00	0.00	0.00	0.00	99.33	94.70	90.03	85.34	80.61
August 14, 2013	0.00	0.00	0.00	0.00	0.00	92.48	87.27	82.03	76.76	71.46
September 14, 2013	0.00	0.00	0.00	0.00	0.00	86.54	80.72	74.88	69.03	63.15
October 14, 2013	0.00	0.00	0.00	0.00	0.00	80.76	74.33	67.89	61.45	54.99
November 14, 2013	0.00	0.00	0.00	0.00	0.00	74.97	67.93	60.90	53.86	46.83
December 14, 2013	0.00	0.00	0.00	0.00	0.00	69.12	61.47	53.84	46.23	38.63
January 14, 2014	0.00	0.00	0.00	0.00	0.00	63.00	54.75	46.55	38.38	30.24
February 14, 2014	0.00	0.00	0.00	0.00	0.00	56.93	48.09	39.31	30.60	22.70
March 14, 2014	0.00	0.00	0.00	0.00	0.00	50.78	41.36	32.03	23.38	15.96
April 14, 2014	0.00	0.00	0.00	0.00	0.00	43.73	33.79	24.33	16.46	8.69
May 14, 2014	0.00	0.00	0.00	0.00	0.00	36.84	26.38	17.94	9.71	1.61
June 14, 2014	0.00	0.00	0.00	0.00	0.00	29.82	20.21	11.49	2.93	0.00
July 14, 2014	0.00	0.00	0.00	0.00	0.00	23.61	14.35	5.29	0.00	0.00
August 14, 2014	0.00	0.00	0.00	0.00	0.00	18.75	9.10	0.00	0.00	0.00
September 14, 2014	0.00	0.00	0.00	0.00	0.00	14.00	3.96	0.00	0.00	0.00
October 14, 2014	0.00	0.00	0.00	0.00	0.00	9.27	0.00	0.00	0.00	0.00
November 14, 2014	0.00	0.00	0.00	0.00	0.00	4.52	0.00	0.00	0.00	0.00
December 14, 2014	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life
To Call (Years)	0.44	0.42	0.40	0.38	0.37	1.47	1.36	1.26	1.18	1.11
To Maturity (Years)	0.44	0.42	0.40	0.38	0.37	1.47	1.36	1.26	1.18	1.11

	Class A-3 Notes					Class A-4 Notes
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 14, 2014	100.00	100.00	100.00	100.00	94.59	100.00	100.00	100.00	100.00	100.00
July 14, 2014	100.00	100.00	100.00	96.46	87.88	100.00	100.00	100.00	100.00	100.00
August 14, 2014	100.00	100.00	99.69	90.60	81.74	100.00	100.00	100.00	100.00	100.00
September 14, 2014	100.00	100.00	94.27	84.89	75.78	100.00	100.00	100.00	100.00	100.00
October 14, 2014	100.00	98.89	88.93	79.27	69.94	100.00	100.00	100.00	100.00	100.00
November 14, 2014	100.00	93.85	83.60	73.71	64.19	100.00	100.00	100.00	100.00	100.00
December 14, 2014	99.79	88.87	78.36	68.26	58.57	100.00	100.00	100.00	100.00	100.00
January 14, 2015	94.63	83.46	72.76	62.52	52.74	100.00	100.00	100.00	100.00	100.00
February 14, 2015	89.49	78.11	67.25	56.90	47.06	100.00	100.00	100.00	100.00	100.00
March 14, 2015	84.25	72.70	61.72	51.31	41.45	100.00	100.00	100.00	100.00	100.00
April 14, 2015	76.99	65.49	54.62	44.35	34.69	100.00	100.00	100.00	100.00	100.00
May 14, 2015	69.82	58.43	47.71	37.64	28.21	100.00	100.00	100.00	100.00	100.00
June 14, 2015	62.20	51.03	40.57	30.79	21.68	100.00	100.00	100.00	100.00	100.00
July 14, 2015	55.23	44.28	34.07	24.57	15.78	100.00	100.00	100.00	100.00	100.00
August 14, 2015	50.77	39.81	29.64	20.23	11.57	100.00	100.00	100.00	100.00	100.00
September 14, 2015	46.78	35.79	25.64	16.31	7.77	100.00	100.00	100.00	100.00	100.00
October 14, 2015	43.12	32.09	21.96	12.70	4.28	100.00	100.00	100.00	100.00	100.00
November 14, 2015	39.79	28.71	18.60	9.40	1.09	100.00	100.00	100.00	100.00	100.00
December 14, 2015	36.29	25.22	15.16	6.08	0.00	100.00	100.00	100.00	100.00	95.24
January 14, 2016	32.54	21.54	11.62	2.71	0.00	100.00	100.00	100.00	100.00	87.98
February 14, 2016	28.95	18.04	8.26	0.00	0.00	100.00	100.00	100.00	98.91	81.18
March 14, 2016	25.17	14.41	4.83	0.00	0.00	100.00	100.00	100.00	91.58	74.45
April 14, 2016	20.47	10.06	0.84	0.00	0.00	100.00	100.00	100.00	83.31	67.07
May 14, 2016	15.80	5.78	0.00	0.00	0.00	100.00	100.00	93.03	75.36	60.06
June 14, 2016	10.57	1.10	0.00	0.00	0.00	100.00	100.00	83.52	67.03	51.19
July 14, 2016	5.73	0.00	0.00	0.00	0.00	100.00	92.63	74.82	59.49	43.24
August 14, 2016	2.28	0.00	0.00	0.00	0.00	100.00	85.49	68.46	52.61	37.31
September 14, 2016	0.00	0.00	0.00	0.00	0.00	98.03	79.00	62.71	46.42	32.01
October 14, 2016	0.00	0.00	0.00	0.00	0.00	91.24	72.94	56.13	40.73	27.19
November 14, 2016	0.00	0.00	0.00	0.00	0.00	85.28	67.61	50.35	35.76	23.00
December 14, 2016	0.00	0.00	0.00	0.00	0.00	78.99	62.09	44.49	30.80	18.90
January 14, 2017	0.00	0.00	0.00	0.00	0.00	72.64	55.33	38.76	26.03	15.02
February 14, 2017	0.00	0.00	0.00	0.00	0.00	66.03	48.42	33.00	21.34	11.28
March 14, 2017	0.00	0.00	0.00	0.00	0.00	57.70	41.49	27.35	16.81	7.75
April 14, 2017	0.00	0.00	0.00	0.00	0.00	43.94	30.56	18.82	10.31	2.92
May 14, 2017	0.00	0.00	0.00	0.00	0.00	30.72	20.22	10.89	4.37	0.00
June 14, 2017	0.00	0.00	0.00	0.00	0.00	14.52	7.83	1.62	0.00	0.00
July 14, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life
To Call (Years)	3.00	2.81	2.64	2.48	2.34	4.28	4.09	3.86	3.69	3.51
To Maturity (Years)	3.00	2.81	2.64	2.48	2.34	4.46	4.31	4.14	3.98	3.79

	Class B Notes					Class C Notes
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2014	100.00	100.00	100.00	100.00	98.12	100.00	100.00	100.00	100.00	98.12
March 14, 2014	100.00	100.00	100.00	98.52	94.18	100.00	100.00	100.00	98.52	94.18
April 14, 2014	100.00	100.00	99.07	94.47	89.93	100.00	100.00	99.07	94.47	89.93
May 14, 2014	100.00	100.00	95.33	90.52	85.79	100.00	100.00	95.33	90.52	85.79
June 14, 2014	100.00	96.66	91.56	86.56	81.65	100.00	96.66	91.56	86.56	81.65
July 14, 2014	98.65	93.24	87.94	82.76	77.69	98.65	93.24	87.94	82.76	77.69
August 14, 2014	95.81	90.17	84.66	79.29	74.06	95.81	90.17	84.66	79.29	74.06
September 14, 2014	93.03	87.17	81.46	75.92	70.54	93.03	87.17	81.46	75.92	70.54
October 14, 2014	90.27	84.19	78.31	72.60	67.09	90.27	84.19	78.31	72.60	67.09
November 14, 2014	87.49	81.22	75.16	69.32	63.69	87.49	81.22	75.16	69.32	63.69
December 14, 2014	84.73	78.27	72.06	66.10	60.37	84.73	78.27	72.06	66.10	60.37
January 14, 2015	81.68	75.08	68.75	62.70	56.93	81.68	75.08	68.75	62.70	56.93
February 14, 2015	78.64	71.92	65.50	59.38	53.57	78.64	71.92	65.50	59.38	53.57
March 14, 2015	75.55	68.72	62.23	56.08	50.26	75.55	68.72	62.23	56.08	50.26
April 14, 2015	71.25	64.46	58.04	51.97	46.26	71.25	64.46	58.04	51.97	46.26
May 14, 2015	67.02	60.29	53.96	48.01	42.44	67.02	60.29	53.96	48.01	42.44
June 14, 2015	62.52	55.92	49.74	43.96	38.58	62.52	55.92	49.74	43.96	38.58
July 14, 2015	58.40	51.93	45.90	40.29	35.09	58.40	51.93	45.90	40.29	35.09
August 14, 2015	55.77	49.29	43.28	37.72	32.60	55.77	49.29	43.28	37.72	32.60
September 14, 2015	53.41	46.91	40.92	35.40	30.36	53.41	46.91	40.92	35.40	30.36
October 14, 2015	51.24	44.73	38.74	33.27	28.30	51.24	44.73	38.74	33.27	28.30
November 14, 2015	49.28	42.73	36.76	31.32	26.41	49.28	42.73	36.76	31.32	26.41
December 14, 2015	47.21	40.67	34.73	29.36	24.54	47.21	40.67	34.73	29.36	24.54
January 14, 2016	44.99	38.50	32.63	27.37	22.67	44.99	38.50	32.63	27.37	22.67
February 14, 2016	42.87	36.43	30.65	25.49	20.92	42.87	36.43	30.65	25.49	20.92
March 14, 2016	40.64	34.29	28.62	23.60	19.19	40.64	34.29	28.62	23.60	19.19
April 14, 2016	37.86	31.71	26.26	21.47	17.28	37.86	31.71	26.26	21.47	17.28
May 14, 2016	35.10	29.18	23.97	19.42	15.48	35.10	29.18	23.97	19.42	15.48
June 14, 2016	32.02	26.42	21.52	17.27	15.48	32.02	26.42	21.52	17.27	15.48
July 14, 2016	29.15	23.87	19.28	15.33	15.48	29.15	23.87	19.28	15.33	15.48
August 14, 2016	27.12	22.03	17.64	15.33	15.48	27.12	22.03	17.64	15.33	15.48
September 14, 2016	25.26	20.36	16.16	15.33	15.48	25.26	20.36	16.16	15.33	15.48
October 14, 2016	23.51	18.79	16.16	15.33	15.48	23.51	18.79	16.16	15.33	15.48
November 14, 2016	21.98	17.42	16.16	15.33	15.48	21.98	17.42	16.16	15.33	15.48
December 14, 2016	20.36	16.00	16.16	15.33	15.48	20.36	16.00	16.16	15.33	15.48
January 14, 2017	18.72	16.00	16.16	15.33	15.48	18.72	16.00	16.16	15.33	15.48
February 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
March 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
April 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
May 14, 2017	17.01	16.00	16.16	15.33	0.02	17.01	16.00	16.16	15.33	15.48
June 14, 2017	17.01	16.00	16.16	0.00	0.00	17.01	16.00	16.16	12.01	0.00
July 14, 2017	17.01	0.00	0.00	0.00	0.00	17.01	10.52	0.00	0.00	0.00
August 14, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life
To Call (Years)	3.18	2.99	2.81	2.66	2.52	3.18	2.99	2.81	2.66	2.52
To Maturity (Years)	3.26	3.09	2.95	2.80	2.67	3.26	3.10	2.95	2.81	2.68

	Class D Notes					Class E Notes
Distribution Date	0%	50%	100%	150%	200%	0%	50%	100%	150%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2012	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
March 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
April 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
May 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
June 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
July 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
August 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
September 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
October 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
November 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
December 14, 2013	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
January 14, 2014	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00	100.00
February 14, 2014	100.00	100.00	100.00	100.00	98.12	100.00	100.00	100.00	100.00	98.12
March 14, 2014	100.00	100.00	100.00	98.52	94.18	100.00	100.00	100.00	98.52	94.18
April 14, 2014	100.00	100.00	99.07	94.47	89.93	100.00	100.00	99.07	94.47	89.93
May 14, 2014	100.00	100.00	95.33	90.52	85.79	100.00	100.00	95.33	90.52	85.79
June 14, 2014	100.00	96.66	91.56	86.56	81.65	100.00	96.66	91.56	86.56	81.65
July 14, 2014	98.65	93.24	87.94	82.76	77.69	98.65	93.24	87.94	82.76	77.69
August 14, 2014	95.81	90.17	84.66	79.29	74.06	95.81	90.17	84.66	79.29	74.06
September 14, 2014	93.03	87.17	81.46	75.92	70.54	93.03	87.17	81.46	75.92	70.54
October 14, 2014	90.27	84.19	78.31	72.60	67.09	90.27	84.19	78.31	72.60	67.09
November 14, 2014	87.49	81.22	75.16	69.32	63.69	87.49	81.22	75.16	69.32	63.69
December 14, 2014	84.73	78.27	72.06	66.10	60.37	84.73	78.27	72.06	66.10	60.37
January 14, 2015	81.68	75.08	68.75	62.70	56.93	81.68	75.08	68.75	62.70	56.93
February 14, 2015	78.64	71.92	65.50	59.38	53.57	78.64	71.92	65.50	59.38	53.57
March 14, 2015	75.55	68.72	62.23	56.08	50.26	75.55	68.72	62.23	56.08	50.26
April 14, 2015	71.25	64.46	58.04	51.97	46.26	71.25	64.46	58.04	51.97	46.26
May 14, 2015	67.02	60.29	53.96	48.01	42.44	67.02	60.29	53.96	48.01	42.44
June 14, 2015	62.52	55.92	49.74	43.96	38.58	62.52	55.92	49.74	43.96	38.58
July 14, 2015	58.40	51.93	45.90	40.29	35.09	58.40	51.93	45.90	40.29	35.09
August 14, 2015	55.77	49.29	43.28	37.72	32.60	55.77	49.29	43.28	37.72	32.60
September 14, 2015	53.41	46.91	40.92	35.40	30.36	53.41	46.91	40.92	35.40	30.36
October 14, 2015	51.24	44.73	38.74	33.27	28.30	51.24	44.73	38.74	33.27	28.30
November 14, 2015	49.28	42.73	36.76	31.32	26.41	49.28	42.73	36.76	31.32	26.41
December 14, 2015	47.21	40.67	34.73	29.36	24.54	47.21	40.67	34.73	29.36	24.54
January 14, 2016	44.99	38.50	32.63	27.37	22.67	44.99	38.50	32.63	27.37	22.67
February 14, 2016	42.87	36.43	30.65	25.49	20.92	42.87	36.43	30.65	25.49	20.92
March 14, 2016	40.64	34.29	28.62	23.60	19.19	40.64	34.29	28.62	23.60	19.19
April 14, 2016	37.86	31.71	26.26	21.47	17.28	37.86	31.71	26.26	21.47	17.28
May 14, 2016	35.10	29.18	23.97	19.42	15.48	35.10	29.18	23.97	19.42	15.48
June 14, 2016	32.02	26.42	21.52	17.27	15.48	32.02	26.42	21.52	17.27	15.48
July 14, 2016	29.15	23.87	19.28	15.33	15.48	29.15	23.87	19.28	15.33	15.48
August 14, 2016	27.12	22.03	17.64	15.33	15.48	27.12	22.03	17.64	15.33	15.48
September 14, 2016	25.26	20.36	16.16	15.33	15.48	25.26	20.36	16.16	15.33	15.48
October 14, 2016	23.51	18.79	16.16	15.33	15.48	23.51	18.79	16.16	15.33	15.48
November 14, 2016	21.98	17.42	16.16	15.33	15.48	21.98	17.42	16.16	15.33	15.48
December 14, 2016	20.36	16.00	16.16	15.33	15.48	20.36	16.00	16.16	15.33	15.48
January 14, 2017	18.72	16.00	16.16	15.33	15.48	18.72	16.00	16.16	15.33	15.48
February 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
March 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
April 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
May 14, 2017	17.01	16.00	16.16	15.33	15.48	17.01	16.00	16.16	15.33	15.48
June 14, 2017	17.01	16.00	16.16	15.33	14.88	17.01	16.00	16.16	15.33	15.48
July 14, 2017	17.01	16.00	15.67	4.91	0.00	17.01	16.00	16.16	15.33	10.56
August 14, 2017	12.31	3.73	0.00	0.00	0.00	17.01	16.00	11.22	4.99	0.00
September 14, 2017	0.00	0.00	0.00	0.00	0.00	7.98	3.37	0.00	0.00	0.00
October 14, 2017	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00	0.00

Weighted Average Life
To Call (Years)	3.18	2.99	2.81	2.66	2.52	3.18	2.99	2.81	2.66	2.52
To Maturity (Years)	3.27	3.10	2.96	2.82	2.70	3.28	3.12	2.97	2.83	2.70

	Seller Notes
Distribution Date	0%	50%	100%	150%	200%
Closing Date	100.00	100.00	100.00	100.00	100.00
November 14, 2012	100.00	100.00	100.00	100.00	100.00
December 14, 2012	100.00	100.00	100.00	100.00	100.00
January 14, 2013	100.00	100.00	100.00	100.00	100.00
February 14, 2013	100.00	100.00	100.00	100.00	100.00
March 14, 2013	100.00	100.00	100.00	100.00	100.00
April 14, 2013	100.00	100.00	100.00	100.00	100.00
May 14, 2013	100.00	100.00	100.00	100.00	100.00
June 14, 2013	100.00	100.00	100.00	100.00	100.00
July 14, 2013	100.00	100.00	100.00	100.00	100.00
August 14, 2013	100.00	100.00	100.00	100.00	100.00
September 14, 2013	100.00	100.00	100.00	100.00	100.00
October 14, 2013	100.00	100.00	100.00	100.00	100.00
November 14, 2013	100.00	100.00	100.00	100.00	100.00
December 14, 2013	100.00	100.00	100.00	100.00	100.00
January 14, 2014	100.00	100.00	100.00	100.00	100.00
February 14, 2014	100.00	100.00	100.00	100.00	98.12
March 14, 2014	100.00	100.00	100.00	98.52	94.18
April 14, 2014	100.00	100.00	99.07	94.47	89.93
May 14, 2014	100.00	100.00	95.33	90.52	85.79
June 14, 2014	100.00	96.66	91.56	86.56	81.65
July 14, 2014	98.65	93.24	87.94	82.76	77.69
August 14, 2014	95.81	90.17	84.66	79.29	74.06
September 14, 2014	93.03	87.17	81.46	75.92	70.54
October 14, 2014	90.27	84.19	78.31	72.60	67.09
November 14, 2014	87.49	81.22	75.16	69.32	63.69
December 14, 2014	84.73	78.27	72.06	66.10	60.37
January 14, 2015	81.68	75.08	68.75	62.70	56.93
February 14, 2015	78.64	71.92	65.50	59.38	53.57
March 14, 2015	75.55	68.72	62.23	56.08	50.26
April 14, 2015	71.25	64.46	58.04	51.97	46.26
May 14, 2015	67.02	60.29	53.96	48.01	42.44
June 14, 2015	62.52	55.92	49.74	43.96	38.58
July 14, 2015	58.40	51.93	45.90	40.29	35.09
August 14, 2015	55.77	49.29	43.28	37.72	32.60
September 14, 2015	53.41	46.91	40.92	35.40	30.36
October 14, 2015	51.24	44.73	38.74	33.27	28.30
November 14, 2015	49.28	42.73	36.76	31.32	26.41
December 14, 2015	47.21	40.67	34.73	29.36	24.54
January 14, 2016	44.99	38.50	32.63	27.37	22.67
February 14, 2016	42.87	36.43	30.65	25.49	20.92
March 14, 2016	40.64	34.29	28.62	23.60	19.19
April 14, 2016	37.86	31.71	26.26	21.47	17.28
May 14, 2016	35.10	29.18	23.97	19.42	15.48
June 14, 2016	32.02	26.42	21.52	17.27	15.48
July 14, 2016	29.15	23.87	19.28	15.33	15.48
August 14, 2016	27.12	22.03	17.64	15.33	15.48
September 14, 2016	25.26	20.36	16.16	15.33	15.48
October 14, 2016	23.51	18.79	16.16	15.33	15.48
November 14, 2016	21.98	17.42	16.16	15.33	15.48
December 14, 2016	20.36	16.00	16.16	15.33	15.48
January 14, 2017	18.72	16.00	16.16	15.33	15.48
February 14, 2017	17.01	16.00	16.16	15.33	15.48
March 14, 2017	17.01	16.00	16.16	15.33	15.48
April 14, 2017	17.01	16.00	16.16	15.33	15.48
May 14, 2017	17.01	16.00	16.16	15.33	15.48
June 14, 2017	17.01	16.00	16.16	15.33	15.48
July 14, 2017	17.01	16.00	16.16	15.33	15.48
August 14, 2017	17.01	16.00	16.16	15.33	15.16
September 14, 2017	17.01	16.00	14.89	10.18	6.68
October 14, 2017	0.00	0.00	0.00	0.00	0.00

Weighted Average Life
To Call (Years)	3.18	2.99	2.81	2.66	2.52
To Maturity (Years)	3.29	3.13	2.99	2.85	2.73

Scheduled Cash Flows of the SMART Receivables Pool*

Monthly Period End Date	Scheduled Principal Payments (A$)	Scheduled Interest Payments (A$)
10/31/12	12,042,260.14	4,608,251.96
11/30/12	15,640,630.37	4,520,294.05
12/31/12	16,314,988.89	4,405,841.74
01/31/13	15,446,519.92	4,285,928.56
02/28/13	15,476,029.94	4,172,073.19
03/31/13	16,634,844.98	4,057,676.23
04/30/13	16,190,878.38	3,933,794.24
05/31/13	16,698,413.58	3,812,036.09
06/30/13	16,564,956.11	3,686,500.49
07/31/13	12,370,578.81	3,561,930.27
08/31/13	10,734,666.75	3,470,980.02
09/30/13	10,435,401.60	3,394,344.75
10/31/13	10,449,083.67	3,320,144.05
11/30/13	10,571,000.62	3,246,097.26
12/31/13	11,046,302.51	3,170,944.68
01/31/14	10,966,440.13	3,092,423.36
02/28/14	11,106,208.17	3,014,795.28
03/31/14	12,721,994.33	2,936,167.98
04/30/14	12,447,596.47	2,845,554.57
05/31/14	12,682,453.26	2,756,607.64
06/30/14	12,183,724.63	2,666,966.25
07/31/14	10,812,947.96	2,581,216.81
08/31/14	10,595,182.65	2,505,332.58
09/30/14	10,514,457.57	2,431,091.38
10/31/14	10,587,493.96	2,357,891.99
11/30/14	10,525,764.68	2,284,296.37
12/31/14	11,613,999.63	2,211,168.50
01/31/15	11,565,859.52	2,130,538.55
02/28/15	11,798,465.91	2,050,240.47
03/31/15	16,351,609.25	1,968,547.76
04/30/15	16,132,578.96	1,853,969.17
05/31/15	17,148,435.65	1,740,292.66
06/30/15	15,684,174.20	1,622,110.62
07/31/15	10,029,179.17	1,516,358.94
08/31/15	8,984,770.32	1,448,225.62
09/30/15	8,250,046.20	1,386,841.55
10/31/15	7,491,164.04	1,330,263.37
11/30/15	7,878,954.07	1,278,558.62
12/31/15	8,429,854.52	1,223,979.61
01/31/16	8,075,455.27	1,165,680.26
02/29/16	8,519,121.49	1,110,006.51
03/31/16	10,568,924.82	1,051,215.73
04/30/16	10,521,860.21	977,849.11
05/31/16	11,755,692.48	904,581.03
06/30/16	10,909,710.53	823,950.16
07/31/16	7,747,443.27	750,704.36
08/31/16	7,074,651.86	698,426.48
09/30/16	6,660,307.82	650,092.82
10/31/16	5,851,390.06	604,828.20
11/30/16	6,174,901.23	564,578.53
12/31/16	6,237,847.71	522,141.36
01/31/17	6,490,881.58	479,326.94
02/28/17	6,628,830.28	434,894.79
03/31/17	10,950,682.63	389,758.81
04/30/17	10,526,041.31	313,246.75
05/31/17	12,901,903.32	239,584.26
06/30/17	11,554,192.26	151,214.39
07/31/17	6,061,562.16	75,929.39
8/31/17	3,344,749.97	37,974.81
9/30/17	2,846,210.06	17,178.06

*	Generated by scaling the cash flow schedule associated with the Indicative Receivables Pool to the expected size of the actual SMART Receivables Pool.

USE OF PROCEEDS

The proceeds of the issuance and sale of the US$ Notes will amount to US$[            ]. The proceeds of the issuance and sale of the A$ Notes will amount to A$[            ].

The proceeds of the issuance and sale of the US$ Notes will be paid by the Issuer Trustee to the Currency Swap Provider in consideration for an Australian Dollar payment specified under the Currency Swaps by the Currency Swap Provider to the Issuer Trustee. Reflecting the exchange of the proceeds of the US$ Notes into Australian Dollars, the aggregate proceeds of the issuance and sale of the US$ Notes and A$ Notes will approximate A$[            ]. The proceeds of the issuance and sale of the US$ Notes and A$ Notes, together with the A$[            ] capital contribution from the Income Unitholder described under “Transaction Parties—The Issuing Entity” in this prospectus supplement, will be used by the Issuer Trustee to acquire equitable title to the SMART Receivables and the other SMART Receivable Rights from Perpetual Trustee Company Limited, in its capacity as trustee of each Warehouse Trust. The Warehouse Trusts will use such proceeds to repay financing obtained with respect to the SMART Receivables, including financing provided by affiliates of one or more of the underwriters. See “Affiliations and Related Transactions” in this prospectus supplement.

AFFILIATIONS AND RELATED TRANSACTIONS

Macquarie Bank is a wholly-owned subsidiary of Macquarie Group Limited.

Macquarie Management is a wholly-owned subsidiary of Macquarie Bank. Macquarie Management is the manager of each trust established under the SMART securitisation programme, including the Trust and each of the Warehouse Trusts, and is responsible for the management of the SMART securitisation programme.

Macquarie Leasing is the Depositor, Sponsor, Originator and Servicer for this transaction. Macquarie Leasing is a wholly-owned subsidiary of Macquarie Bank.

Macquarie Capital Products Limited is a wholly-owned indirect subsidiary of Macquarie Group Limited and may be required to act as the substitute Issuer Trustee and/or as the substitute Security Trustee in certain circumstances.

Macquarie Leasing is the initial Income Unitholder of the Trust and Macquarie Bank is the Capital Unitholder of the Trust.

Perpetual Trustee Company Limited is the Issuer Trustee of the Trust and since 2007 has acted as trustee of each of the trusts established under the SMART securitisation programme, including each of the Warehouse Trusts from which the SMART Receivables are to be sold to the Trust on the Closing Date.

P.T. Limited, a Related Body Corporate of Perpetual Trustee Company Limited, is the Security Trustee.

Australia and New Zealand Banking Group Limited is the Currency Swap Provider.

In some instances, the institutions acting as Issuer Trustee, Security Trustee, US$ Note Trustee and Currency Swap Provider may be acting in similar capacities for asset-backed transactions of the Sponsor for similar or other asset types.

Macquarie Bank Limited is the Fixed Rate Swap Provider. The Sponsor and the Manager are wholly owned direct or indirect subsidiaries of Macquarie Bank. In the ordinary course of business from time to time, Macquarie Bank and its affiliates have business relationships and agreements with the Issuer Trustee, the US$ Note Trustee, the Fixed Rate Swap Provider and the Currency Swap Provider and their respective affiliates, including commercial banking and corporate trust services, committed credit facilities, underwriting agreements, hedging agreements, and investment and financial advisory services, all on arm’s-length terms and conditions.

Initially the Collections Account will be established with Macquarie Bank at its Sydney branch.

Affiliates of one or more of the underwriters provided revolving lines of credit to the Warehouse Trusts. Under these lines of credit, a Warehouse Trust may from time to time borrow and repay funds. The warehouse loan documents set forth a maximum amount that may be drawn at any time. Repayment of borrowings therefore increase the available funding capacity under the revolving lines of credit provided in the warehouse loan documents.

Immediately prior to the closing of this transaction, the borrowings under each revolving line of credit provided to each Warehouse Trust were secured by the Receivables transferred by Macquarie Leasing to the relevant Warehouse Trust. On the Closing Date, each Warehouse Trust will use the funds it receives from the Issuer Trustee from its sale of Receivables to the Issuer Trustee to repay its respective revolving line of credit, which will include repayments to the underwriters or their affiliates.

For further information with respect to affiliations and related transactions involving the Underwriters, see “Plan of Distribution—Underwriting” in this prospectus supplement.

UNITED STATES FEDERAL INCOME TAX MATTERS

You should consider the following discussion of material U.S. federal income tax consequences to you of the purchase, ownership and disposition of the US$ Notes only in connection with the discussion under “United States Federal Income Tax Matters” in the prospectus.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. Unless otherwise noted, this discussion deals only with US$ Notes that are held as capital assets by a holder that acquired the US$ Notes upon original issuance at their initial offering price. This discussion does not deal with all aspects of U.S. federal income taxation that may be relevant to investors in light of their personal investment circumstances nor does it apply to investors subject to special rules, such as a dealer in securities, a trader in securities that elects to use a mark-to-market method of accounting for securities holdings, a tax-exempt organization, an insurance company, a person liable for alternative minimum tax, a person that holds the US$ Notes as part of a straddle or a hedging or conversion transaction, or a U.S. Holder whose functional currency is not the U.S. Dollar. In connection with the offering and issuance of the US$ Notes, Skadden, Arps, Slate, Meagher & Flom LLP, as special U.S. federal income tax counsel (“Special Tax Counsel“) to the Trust, has delivered only the opinion described below and no other opinions with respect to the US$ Notes.

You should consult your tax advisors as to the U.S. federal, state, local, foreign and any other tax consequences to you of the purchase, ownership and disposition of the US$ Notes.

Special Tax Counsel to the Trust is of the opinion that, subject to the qualifications, limitations, assumptions, and representations set forth therein:

•	the US$ Notes will be treated as debt for U.S. federal income tax purposes, and

•

assuming compliance with the terms of the Master Trust Deed, the Trust Creation Deed, the Series Supplement and other related Transaction Documents, the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

In addition, US$ Noteholders agree, by acquiring US$ Notes, to treat such notes as debt for United States federal, state, and local income and franchise tax purposes.

AUSTRALIAN TAX MATTERS

General

For a description of the material Australian tax consequences for holders of the Notes who are not Australian residents of purchasing, holding and disposing of the Notes, see “Australian Tax Matters” in the prospectus.

The Australian government has announced proposed changes to update the law regarding taxation of trusts. As at the date of this prospectus supplement no draft legislation has been released, and in the opinion of Allen & Overy there is nothing to suggest that the law will necessarily be amended in a way that would cause the Trust to become subject to any tax liability; however, it does remain a possibility.

EXCHANGE CONTROLS AND LIMITATIONS

Payments by an Australian resident to, or transfers to, or dealings with, by the order of, or on behalf of, certain proscribed entities, persons or assets are prohibited or restricted under relevant Australian legislation and regulations:

•

Under the Australian Charter of United Nations Act 1945 (Cth), sanctions imposed by the United Nations Security Council, including under United Nations Security Council Resolutions regarding terrorism, are implemented into Australian law. It is a criminal offence to make assets available to, or deal with assets owned or controlled by, persons or entities designated or proscribed by the United Nations Security Council or the Minister of Foreign Affairs without authorisation from the Department of Foreign Affairs.

•

Under Sections 102.6 and 102.7 of the Australian Criminal Code (Cth), a person commits a criminal offence if the person intentionally receives funds from, makes funds available to, or provides support or resources to a terrorist organization. Certain organizations are prescribed as terrorist organizations in the Australian Criminal Code Regulations 2002 (Cth).

•

Under the Australian Autonomous Sanctions Act 2011 (Cth) and the Australian Autonomous Sanctions Regulations 2011 (Cth), sanctions are imposed against certain specifically identified persons and entities associated with particular countries, currently including North Korea, Zimbabwe, the former Yugoslavia, Fiji, the Burmese regime, Syria, Libya and Iran, and certain transactions involving the named persons or entities may only be conducted with specific approval from the Minister of Foreign Affairs. Contravention of these sanctions constitutes a criminal offence.

Proscribed entities, persons and assets are subject to change from time to time.

ERISA CONSIDERATIONS

Employee benefit plans subject to Title I of ERISA, retirement plans, accounts and arrangements subject to Section 4975 of the Code and other Benefit Plan Investors generally may purchase the US$ Notes. Although no assurance can be given, the US$ Notes are expected to be treated as “debt” and not as “equity interests” for purposes of the plan assets regulation issued by the U.S. Department of Labor because the US$ Notes:

•	are expected to be treated as debt for U.S. federal income tax purposes, and

•	should not be deemed to have any “substantial equity features.”

Any Benefit Plan Investor that purchases and holds the US$ Notes will be deemed to have represented and warranted that its purchase and holding of the US$ Notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules. Any non-U.S., governmental or church plan subject to Similar Law that purchases and holds the US$ Notes will be deemed to represent that its purchase and holding of the US$ Notes does not constitute and will not result in a violation of any Similar Law. The US$ Notes are not eligible for purchase by Benefit Plan Investors at any time that the ratings thereon have been reduced below investment grade or the US$ Notes have been characterized as other than indebtedness for local law purposes.

For more information about the treatment of the Notes under ERISA, see “ERISA Considerations” in the prospectus.

ANNUAL COMPLIANCE REPORTS

Under the Transaction Documents, each of the Issuer Trustee, the Servicer, the Manager, Macquarie Bank, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank is required to provide certain reports, certifications and other information pursuant to Item 1122 and, where applicable, Item 1123 of Regulation AB. In the event that any such party (or a delegate of such party) fails to provide such reports, certifications and information within the timeframe necessary to ensure compliance with Regulation AB, the Manager will be entitled, in its sole discretion, to:

•

remove the non-complying party (or direct the party to remove the non-complying delegate) from the performance of any activities which Macquarie Leasing reasonably determines to constitute “participating in the servicing function” within the meaning of Item 1122 of Regulation AB; and

•	replace the non-complying party or delegate with respect to such activities.

Notwithstanding the preceding sentence, the Manager must remove and replace the non-complying party if directed to do so by Macquarie Leasing.

Any non-complying party removed by the Manager (other than the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank) must promptly reimburse the Issuer Trustee, the Manager and Macquarie Leasing for all reasonable expenses incurred in connection with its removal and replacement. The expenses in connection with the removal and replacement of the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar or the Agent Bank as a result of its non-compliance with its obligation under Regulation AB as described above will be borne by the Issuer Trustee as Trust Expenses.

The Servicer will prepare a number of annual reports, statements or certificates for the Issuer Trustee. No later than 90 days after the end of the fiscal year of the Issuing Entity, the Servicer will provide to the Depositor, the Issuer Trustee, the US$ Note Trustee and the Hired Rating Agencies the following:

•

Compliance Certificate: a certificate stating that the Servicer has fulfilled all of its obligations under the Master Sale and Servicing Deed and the Series Supplement in all material respects throughout the reporting period or, if there has been a failure to fulfil any such obligation in any material respect, specifying the nature and status of each failure;

•

Assessment of Compliance: a report on an assessment of compliance with the minimum servicing criteria regarding general servicing, cash collection and administration, investor remittances and reporting and pool asset administration during the reporting period, including disclosure of any material instance of non-compliance identified by the Servicer; and

•

Attestation Report: a report by a registered public accounting firm that attests to, and reports on, the assessment made by the Servicer of compliance with the minimum servicing criteria, which must be made in accordance with standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board.

The Depositor will file the compliance certificate, the assessment report and the attestation report with the SEC as exhibits to the Issuing Entity’s annual report on Form 10-K within 90 days after the end of the fiscal year of the Issuing Entity. A copy of any of these items may be obtained by any US$ Noteholder by request to the US$ Note Trustee.

LEGAL PROCEEDINGS

Each of Macquarie Leasing, the Manager, the Trust, Perpetual Trustee Company Limited, P.T. Limited and The Bank of New York Mellon has provided representations and warranties as to the absence of legal proceedings against it (or of which any of such entity’s property is the subject) that are material to US$ Noteholders.

AUTHORISATION

The Issuer Trustee has obtained all necessary consents, approvals and authorisations in connection with the issue and performance of the Notes.

ANNOUNCEMENT

By distributing or arranging for the distribution of this prospectus supplement to the Underwriters and the persons to whom this prospectus supplement is distributed, the Issuer Trustee announces to the Underwriters and each such person that:

•	the US$ Notes will initially be issued in the form of book-entry notes and will be registered in the name of Cede & Co., as nominee of DTC;

•

in connection with the issue of US$ Notes, DTC will confer rights in the US$ Notes to the direct participants in DTC to whom the securities are credited and will record the existence of those rights; and

•	as a result of the issue of the US$ Notes in this manner, such rights will be able to be created.

PLAN OF DISTRIBUTION

Underwriting

Under the terms and subject to the conditions contained in the US$ Underwriting Agreement (the “Underwriting Agreement”) dated as of October [    ] , 2012, among the Issuer Trustee, the Manager, Macquarie Leasing and J.P.Morgan Securities LLC, as the representative of the several Underwriters listed below (the “Underwriters”), the Issuer Trustee has agreed to sell to each of the Underwriters, and each of the Underwriters has agreed to purchase from the Issuer Trustee, the principal amount of the US$ Notes set forth opposite its name below:

Principal Amount (US$) of:
Underwriter	Class A-1 Notes			Class A-2a Notes			Class A-2b Notes			Class A-3a Notes			Class A-3b Notes			Class A-4a Notes			Class A-4b Notes
J.P. Morgan Securities LLC	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
RBS Securities Inc.	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
Macquarie Capital (USA) Inc.	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]
ANZ Securities, Inc.	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]	$	[	]

The Underwriting Agreement provides that all classes of Notes must be issued and purchased (or retained by the Depositor or one or more of its affiliates) for any US$ Notes to be issued and purchased by the Underwriters. The Underwriting Agreement also provides that if any Underwriter defaults, the purchase commitments of the non-defaulting Underwriters may be increased or the offering may be terminated.

Initially Macquarie Leasing or one or more of its affiliates will retain the A$ Notes.

The Underwriters propose to offer the US$ Notes initially at the public offering prices on the cover page of this prospectus supplement expressed as a percentage of the relative principal balance.

Pursuant to the Underwriting Agreement, the Manager and Macquarie Leasing have agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act, or contribute to certain payments which the Underwriters may be required to make in that respect.

The US$ Notes are a new issue of securities with no established trading market. The Depositor and the Issuer Trustee have been advised that one or more of the Underwriters intends to make a secondary market for the US$ Notes. However, they are not obligated to do so and may discontinue making a secondary market for the US$ Notes at any time without notice. No assurance can be given as to whether a secondary market for the US$ Notes will develop, or if it does develop, how liquid the secondary market for the US$ Notes will be.

In the ordinary course of their business, some of the Underwriters and some of their affiliates have in the past and may in the future engage in commercial and investment banking activities with Macquarie Bank and its affiliates. Macquarie Capital (USA) Inc. is an affiliate of Macquarie Bank Limited, Macquarie Leasing and the Manager. Macquarie Capital (USA) Inc. is a wholly-owned indirect subsidiary of Macquarie Group Limited. ANZ Securities, Inc. is an affiliate of the Currency Swap Provider. Each of the Manager and the Servicer is a wholly-owned subsidiary of Macquarie Bank. Affiliates of the Underwriters (other than Macquarie Capital (USA) Inc.) provided financing for the Warehouse Trusts established under the SMART securitisation programme from which the SMART Receivables are to be sold to the Issuer Trustee on the Closing Date. Proceeds from the issuance of the Notes will be used to repay such financings.

The Underwriters may act through one or more of their affiliates when selling the US$ Notes purchased by the Underwriters outside the United States. However, each Underwriter will represent that (a) it has complied and will comply with all applicable provisions of the Financial Services and Markets Act 2000 (the “FSMA”) with respect to anything done by it in relation to the US$ Notes in, from or otherwise involving the United Kingdom; and (b) it will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of any securities in circumstances in which Section 21(1) of the FSMA does not apply to the Depositor.

Offering Restrictions

Australia

This prospectus is not a “Product Disclosure Statement” for the purposes of Chapter 7 of the Australian Corporations Act 2001 (Cth) and has not been lodged with the Australian Securities and Investments Commission as a disclosure document under Part 6D.2 of the Australian Corporations Act 2001 (Cth). Accordingly, each of the Underwriters has severally represented and agreed that it has not offered and will not offer, for issue, and has not invited and will not invite applications for the issue of the US$ Notes or offer the US$ Notes for sale or invite offers to purchase the US$ Notes to a person, unless (i) the minimum amount payable to the relevant Underwriter by each person for the US$ Notes (after disregarding any amount paid or payable or lent by the Underwriter or any associate (as determined under sections 10 to 17 of the Australian Corporations Act 2001 (Cth)) of the Underwriter, on acceptance of that offer by that person is at least A$500,000 (calculated in accordance with both section 708(9) of the Australian Corporations Act 2001 (Cth) and regulation 7.1.18 of the Corporations Regulations 2001 (as amended) of the Commonwealth of Australia) (or its equivalent in another currency), or (ii) the offer, invitation or sale otherwise does not require disclosure to investors under Part 6D.2 of the Australian Corporations Act 2001 (Cth), otherwise complies with the Australian Corporations Act 2001 (Cth) and is not made to a person who is a “retail client” within the meaning of section 761G of the Australian Corporations Act 2001 (Cth). In addition, the Underwriting Agreement contains provisions which require each of the Underwriters to take certain steps in relation to the offering of the US$ Notes so that the Issuer Trustee can establish that it has met the requirements of the Australian Income Tax Assessment Act 1936 (Cth) (see “Australian Tax Matters—Tax Status of the Trust” in the prospectus).

General

The US$ Notes may not be offered or sold, directly or indirectly, and neither this prospectus supplement and the prospectus nor any form of application, advertisement or other material, may be distributed in or from or published in any country or jurisdiction, except under circumstances that will result in compliance with all applicable laws and regulations.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, will pass upon certain legal matters with respect to the US$ Notes, including certain U.S. federal income tax matters for Macquarie Management and Macquarie Leasing. Allen & Overy, Sydney, Australia, have passed or will pass upon certain legal matters, including certain Australian tax matters and the enforceability of foreign judgments, with respect to the US$ Notes for Macquarie Management and Macquarie Leasing and have passed or will pass upon some legal matters with respect to the US$ Notes for Perpetual Trustee Company Limited, including the enforceability of foreign judgments against Perpetual Trustee Company Limited. Certain legal matters relating to the US$ Notes will be passed upon for the Underwriters by Mayer Brown LLP, Chicago, Illinois.

EXPERTS

The consolidated financial statements of Australia and New Zealand Banking Group Limited and its subsidiaries as of September 30, 2011, 2010 and 2009 and for each of the years then ended are incorporated by reference in this prospectus supplement in reliance upon the reports of KPMG, an independent auditor, incorporated by reference in this prospectus supplement and upon the authority of such firm as experts in accounting and auditing.

APPENDIX A:

INDEX OF DEFINED TERMS

Page

A$	ix
A$ Equivalent	B-1
A$ Floating Amount	S-74
A$ Notes	cover
ADI	S-107
Adjusted Collateralised Amount	B-1
Adjusted Invested Amount	B-1
Agent Bank	S-53
ANZ	S-101
APRA	S-107
AUD-BBR-BBSW	B-1
Australian Dollars	ix
Authorised Short-Term Investments	B-2
Available Income	S-71
BBSW	B-2
Benefit Plan Investor	vi
Business Day	S-7
Capital Unitholder	S-95
Capital Units	S-95
Charge-Off	S-90
class	S-6
Class A Noteholders	B-2
Class A Notes	cover
Class A-1 Notes	cover
Class A-2 Notes	S-6
Class A-2a Notes	cover
Class A-2b Notes	cover
Class A-3 Notes	S-6
Class A-3a Notes	cover
Class A-3b Notes	cover
Class A-4 Notes	S-6
Class A-4a Notes	cover
Class A-4b Notes	cover
Class B Notes	S-98
Class C Notes	S-98
Class D Notes	S-98
Class E Notes	S-98
Clean-Up Call	S-91
Clean-Up Settlement Date	S-91
Clean-Up Settlement Price	S-91
Closing Date	S-7
Code	v

A-1

Collateralised Amount	B-3
Collections	S-77
Collections Account	S-83
CPR	S-114
Currency Swap	S-102
Currency Swap Agreement	S-102
Currency Swap Provider	S-101
Currency Swap Provider Event of Default	S-104
Currency Swap Termination Proceeds	S-89
Cut-Off Date	S-6
Defaulted Amount	S-90
Defaulted Amount Insufficiency	S-90
Determination Date	S-72
Distribution Dates	S-7
Eligibility Criteria	S-55
Eligible Depository	B-3
ERISA	v, S-28
EU	vi
Finance Charges	S-78
Fitch	B-3
Fixed Rate Swap	S-108
Fixed Rate Swap Agreement	S-108
Fixed Rate Swap Provider	S-107
Fixed Rate Swap Provider Event of Default	S-109
Floating Rate Option	B-3
FSMA	S-134
Income Collections	S-76
Income Unit	S-95
Income Unitholder	S-95
Indicative Cut-Off Date	S-6
Indicative Receivables Pool	S-54
Investment Company Act	S-69
ISDA Definitions	B-5
Issuing Entity	S-44
LIBOR	B-3
Liquidity Reserve Account	S-81
Liquidity Reserve Balance	S-81
Liquidity Reserve Balance Excess	S-82
Liquidity Reserve Draw	S-80
Liquidity Shortfall	S-80
London\New York Business Day	B-3
Macquarie Bank	i
Macquarie Leasing	i
Macquarie Management	i
Maturity Date	S-8
Moody’s	B-3
Net Collections	S-85
Note Factor	S-97

A-2

Notes	cover
NRSRO	S-32
our	i
Outstanding Prepayment Amounts	S-84
Pool Performance Data	S-97
Prepayment Assumption	S-115
Prescribed Rating	B-3
Principal Collections	S-85
Principal Draw	S-82
Principal Paying Agent	S-53
Pro Rata Paydown Test	S-85
Rate Page	B-3
Receivables Sellers	S-2
Recoveries	B-3
Redirected Liquidity Reserve Balance Excess	S-82
Relevant Jurisdiction	S-91
Required Liquidity Reserve Balance	S-81
Required Payments	S-80
Reset Date	B-3
Seller Notes	S-98
Series Supplement	S-44
Settlement Statement	S-95
Similar Law	vi
SMART Receivables	S-54
Special Tax Counsel	S-126
sub-class	S-6
Subordination Percentage	B-3
Tax Redemption Event	S-91
Total Collateralised Amount	B-3
Total Principal Collections	S-85
Trust	S-44
Trust Creation Deed	S-44
Trust Expenses	S-75
U.S. Dollars	ix
Underwriters	S-133
Underwriting Agreement	S-133
Unreimbursed Principal Draws	B-3
us	i
US$	ix
US$ Equivalent	B-3
US$ Exchange Rate	ix
US$ Fixed Rate Notes	S-6
US$ Floating Rate Notes	S-6
US$ Floating Rate Set Date	S-70
US$ Note Registrar	S-53
US$ Note Trustee	S-53
US$ Notes	cover
USD-LIBOR-BBA	B-3

A-3

USD-LIBOR-Reference Banks	B-5
Voting Secured Creditors	B-5
Warehouse Trusts	S-2
we	i

A-4

APPENDIX B:

GLOSSARY OF CERTAIN DEFINED TERMS

A$ Equivalent	for an amount that is calculated, determined or expressed in a currency other than Australian Dollars, or that includes a component determined or expressed in a currency other than Australian Dollars, means that foreign currency amount or component multiplied by the A$ Exchange Rate.

Adjusted Collateralised Amount	means in relation to the US$ Notes, a US$ Note or a sub-class of US$ Notes at any given time, the A$ Equivalent of its or their Collateralised Amount at that time.

Adjusted Invested Amount	means in relation to the US$ Notes, a US$ Note or a sub-class of US$ Notes at any given time, the A$ Equivalent of its or their Invested Amount at that time.

AUD-BBR-BBSW

in respect of an Interest Period means, with respect to the Fixed Rate Swap, the rate calculated by the calculation agent under the Fixed Rate Swap, and with respect to each Currency Swap, the rate calculated by the calculation agent under that Currency Swap, as the average mid rate, for Australian Dollar bills of exchange having a tenor of one month, which appears on the Reuters Screen BBSW Page at approximately 10:10 a.m., Sydney time, on the related Reset Date.

If such rate does not appear on the Reuters Screen BBSW Page by 10:30 a.m., Sydney time, on that Reset Date, then the rate for that Reset Date will be the arithmetic mean of the mid of the bid and ask rates quoted to the calculation agent by five of the Reference Banks (as defined in the relevant swap). The quotations will be for rates which the Reference Banks quoted or would have quoted at approximately 10:00 a.m., Sydney time, on that Reset Date for Australian Dollar bills of exchange having a tenor of one month and of the type specified for the purpose of quoting on the Reuters Screen BBSW Page.

If in respect of a Reset Date the rate for that Reset Date cannot be determined in accordance with the foregoing procedures then the rate for that Reset Date will be the rate determined by the calculation agent having regard to comparable indices then available. The rate calculated or determined by the calculation agent will be expressed as a percentage rate per annum and will be rounded up, if necessary, to the next higher one ten-thousandth of a percentage point (0.0001%).

B-1

Authorised Short-Term Investments

means:

•    bonds, debentures or treasury bills issued by or notes or other securities issued by the Commonwealth of Australia or the government of any state or territory of the Commonwealth of Australia;

• deposits with, or certificates of deposit issued by, a bank;

•    bills of exchange, which at the time of acquisition have a maturity date of not more than 200 days and which have been accepted, drawn on or endorsed by a bank and provide a right of recourse against that bank by a holder in due course who purchases them for value; or

•    debentures of any Australian public statutory body where the repayment of the principal secured and the interest payable on that principal is guaranteed by the Commonwealth of Australia or an Australian state, in each case held at or through an Eligible Depository, in the name of the Issuer Trustee or its nominee and denominated in Australian Dollars.

The minimum required credit ratings for the Authorised Short-Term Investments will be determined by the Issuer Trustee, the Manager and each of the Hired Rating Agencies.

BBSW	for an Interest Period means the rate determined by the calculation agent appointed under a Fixed Rate Swap Agreement to be the AUD-BBR-BBSW applicable under the Fixed Rate Swap to the calculation period (as defined in the Fixed Rate Swap Agreement) corresponding to that Interest Period.

Class A Noteholders	means each registered holder of a Class A Note.

B-2

Collateralised Amount	means: • the initial face value of a Note or a class of Notes less the sum of:

• the aggregate payments previously made on account of principal to the Noteholder or Noteholders of that Note or class of Notes; and

• the aggregate amount of unreimbursed Charge-Offs (or in the case of the US$ Notes, the US$ Equivalent of such amount) against that Note or class of Notes.

When the Collateralised Amount is calculated on a Determination Date, the Collateralised Amount will also include:

•      the amount to be allocated from Available Income on the next Distribution Date to reimburse any unreimbursed Charge-Offs (or in the case of the US$ Notes, the US$ Equivalent of such amount) in respect of that Note or class of Notes; less

•      the amount to be charged-off that Note or class of Notes (or in the case of the US$ Notes, the US$ Equivalent of such amount) on the next Distribution Date (as described under the heading “Description of the Notes—Charge-Offs” in this prospectus supplement).

Eligible Depository	means (i) for the purpose of determining the entity with which the Collections Account may be established and maintained, a financial institution which has a short-term credit rating of at least F1 by Fitch and at least P-1 by Moody’s and a long-term credit rating of at least A by Fitch (including the Servicer to the extent it is rated in this manner) and (ii) otherwise, a financial institution which has a short-term credit rating of at least F1 by Fitch and P-1 by Moody’s and a long-term credit rating of at least A by Fitch (including Macquarie Bank to the extent it is rated in this manner).

Fitch	means Fitch Australia Pty Limited (ABN 93 081 339 184).

Floating Rate Option	means, in relation to the A$ Floating Amounts payable by the Issuer Trustee to the Currency Swap Provider under the relevant Currency Swaps, “AUD-BBR-BBSW” and in relation to the monthly floating amounts payable by the Currency Swap Provider to the Issuer Trustee under the relevant Currency Swaps, “USD-LIBOR-BBA”, in each case as more specifically described under the respective confirmations for the relevant Currency Swaps.

B-3

GST Legislation	means the Australian A New Tax System (Goods and Services Tax) Act 1999 (Cth) and any other related legislation or regulations.

London/New York Business Day	means any day on which banks are open for business in London and New York City, other than a Saturday, a Sunday or a public holiday in London or New York City.

Moody’s	means Moody’s Investors Service Pty Limited (ABN 61 003 399 657).

Prescribed Rating	means, with respect to any Currency Swap, the ratings set forth in the relevant Currency Swap.

Rate Page	means the Reuters Screen LIBOR01 Page or, if the Reuters Screen LIBOR01 Page ceases to quote the relevant rate, such other screen, page, section or part of Reuters as quotes the relevant rate and is selected by the Agent Bank.

Recoveries	means any amounts recovered in respect of the principal of a SMART Receivable that constituted some or all of a Defaulted Amount.

Reset Date	means the first day of an Interest Period.

Subordination Percentage	means on any Determination Date the aggregate Collateralised Amount of the A$ Notes when expressed as a percentage of the aggregate of the Invested Amount of all A$ Notes and the Adjusted Invested Amount of all US$ Notes on that date.

Total Collateralised Amount	means the aggregate at any given time of the then Collateralised Amounts of the A$ Notes and the then Adjusted Collateralised Amounts of the US$ Notes.

Unreimbursed Principal Draws	means, in relation to a Determination Date, the aggregate amount of all Principal Draws in relation to prior Determination Dates less the aggregate of all amounts allocated to Total Principal Collections in reimbursement of those Principal Draws.

US$ Equivalent	means, in relation to an amount which is calculated, determined or expressed in Australian Dollars or which includes a component determined or expressed in Australian Dollars, the Australian Dollar amount or Australian Dollar component multiplied by the US$ Exchange Rate.

USD-LIBOR-BBA or LIBOR	means, in respect of an Interest Period, the rate that the Agent Bank determines as USD-LIBOR-BBA or LIBOR for such Interest Period as the rate for one month deposits in US$ in the London interbank market which appears on the Rate Page as of 11:00 a.m. (London time) on the US$ Floating Rate Set Date.

B-4

If the rate referred to in the paragraph above does not appear on the Rate Page on the relevant US$ Floating Rate Set Date, the USD-LIBOR-BBA for that Interest Period will be determined as if the Issuer Trustee and the Agent Bank had specified “USD-LIBOR-Reference Banks” as the applicable “Floating Rate Option” under the ISDA Definitions of the International Swaps and Derivatives Association, Inc. (the “ISDA Definitions”). For this purpose “USD-LIBOR-Reference Banks” means that the rate for an Interest Period will be determined on the basis of the rates at which deposits in US$ are offered by the Reference Banks (being four major banks in the London interbank market determined by the Agent Bank) at approximately 11:00 a.m., London time, on the US$ Floating Rate Set Date to prime banks in the London interbank market for a period of one month commencing on the first day of the Interest Period and in a Representative Amount (as defined in the ISDA Definitions). The Agent Bank will request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the USD-LIBOR-BBA for that Interest Period will be the arithmetic mean of the rates quoted by not less than two major banks in New York City, selected by the Agent Bank, at approximately 11:00 a.m., New York City time, on that US$ Floating Rate Set Date for loans in US$ to leading European banks for a period of one month commencing on the first day of the Interest Period and in a Representative Amount. If no such rates are available in New York City, then the USD-LIBOR-BBA for such Interest Period will be the most recently determined rate in accordance with the preceding paragraph.

All determinations of LIBOR by the Agent Bank, in the absence of manifest error, wilful default and bad faith, will be conclusive for all purposes and binding on the US$ Noteholders.

Voting Secured Creditors	means, for so long as the Secured Moneys of the Noteholders are 75% or more of the total Secured Moneys:

•    if any Class A Note then remains outstanding, the US$ Note Trustee (or, if the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A Noteholders) in respect of the outstanding Class A Notes;

B-5

• if no Class A Note remains outstanding, the holders of the Class B Notes;

• if no Class A Note or Class B Note remains outstanding, the holders of the Class C Notes;

• if no Class A Note, Class B Note or Class C Note remains outstanding, the holders of the Class D Notes;

• if no Class A Note, Class B Note, Class C Note or Class D Note remains outstanding, the holders of the Class E Notes; and

• if no Class A Note, Class B Note, Class C Note, Class D Note or Class E Note remains outstanding, the holders of the Seller Notes;

and, for so long as the Secured Moneys of the Noteholders are less than 75% of the total Secured Moneys:

• each A$ Noteholder;

•    the US$ Note Trustee in respect of Secured Moneys owing to the Class A Noteholders (or, if the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing, the Class A Noteholders); and

• each other then Secured Creditor (other than an A$ Noteholder or a Class A Noteholder).

B-6

APPENDIX C:

STATIC POOL INFORMATION REGARDING CERTAIN PREVIOUS

SECURITISATIONS

UNDER THE SMART SECURITISATION PROGRAMME

Current static pool data with respect to performance of prior securitised pools of Lease Contracts, Hire Purchase Contracts and Loan Contracts for motor vehicles and equipment originated and serviced by Macquarie Leasing under the SMART securitisation programme is set out in the tables below. Certain of the securitised pools included in the tables below include equipment receivables in addition to motor vehicle receivables. Only securitised pools where the aggregate principal balance of the motor vehicle receivables on the relevant cut-off date constituted at least 50% of the aggregate principal balance of the entire pool on that date are included in Appendix C.

Except as otherwise noted, the receivables comprising each of the securitised portfolios consist of receivables originated by Macquarie Leasing in the ordinary course of business in accordance with the then current origination and credit approval policies referred to under “Origination of the SMART Receivables” in the prospectus. Macquarie Leasing selected the receivables for inclusion in the respective securitised pools after determining that they met, in all material respects, criteria substantially the same as the criteria set out in “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in this prospectus supplement.

The determination of delinquency or arrearage for the purpose of each static pool table is made on the same basis as described in “Servicing of the SMART Receivables—Collections and Enforcement—Collection and Enforcement Procedures” in the prospectus.

Delinquent or arrears receivables on which payments are more than 30 days past due are presented in the following static pool tables in the “31 to 60 days” past due category and the “charge-off” category (in the case of receivables more than 60 days in arrears that have not yet been charged-off), respectively.

Receivables in the “Charge Offs” column in each static pool table represent those receivables not yet written off with respect to which (i) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (ii) the Servicer has determined that the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (iii) the related motor vehicles or equipment have been repossessed and are awaiting sale.

The percentages in the “Charge Offs” column in each static pool table represent the aggregate principal balance of these receivables expressed as a percentage of the end of period pool balance; they do not represent actual losses on the receivables. The actual losses on the receivables are indicated in the “Cumulative Net Losses” and “Cumulative Net Losses (% of initial pool balance)” columns in each static pool table.

Prepayments by Obligors are permitted under Macquarie Leasing’s standard form Hire Purchase Contract and Chattel Mortgage Contract documentation using a net present value calculation of remaining payouts, including any balloon payments. Prepayments by Obligors are not permitted under Macquarie Leasing’s standard form Finance Lease and Novated Lease documentation, but Macquarie Leasing, in its discretion, generally permits an Obligor to terminate its Finance Lease or Novated Lease prior to the stated end date if the Obligor so requests. The Finance Lease or Novated Lease may be terminated prior to the stated end date by the Obligor prepaying an amount determined by Macquarie Leasing based on a net present value calculation of the remaining scheduled payments plus the residual value of the vehicle or equipment. Upon payment of such amount, plus other amounts outstanding under the Finance Lease or Novated Lease, the Obligor may retain the vehicle or equipment, and Macquarie Leasing will remove notice of its security interest in the vehicle or equipment from the PPS Register if required. Alternatively, the Finance Lease or Novated Lease may be terminated prior to the stated end date by the Obligor returning the vehicle or equipment and prepaying an amount determined by Macquarie Leasing based on a net present value calculation of the remaining scheduled payments plus other amounts outstanding under the Finance Lease or Novated Lease and plus any payment necessary to make up any shortfall in realization of the residual value of the vehicle or equipment on sale.

Static Pool Information under the SMART Securitisation Programme

SMART Series Trust 2007-1

Original Pool Characteristics

Closing Date	28-Feb-07
Cut-off Date	22-Mar-07
Number of Receivables	57,661
Initial Pool Balance (A$)	1,682,942,364.00

Initial Contract Balance (A$)
Average	29,187.00
Highest	1,087,375.00
Lowest	1,233.00
Weighted Average Interest Rate (%)	7.47

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	32
Weighted Average Seasoning (mths) [1]	17

Percentage Motor Vehicles	87%
Percentage Non-Motor Vehicles	13%

State Distribution
New South Wales	42.95%
Victoria	29.72%
Western Australia	11.25%
Queensland	10.59%
Australian Capital Territory	2.49%
South Australia	2.07%
Northern Territory	0.46%
Tasmania	0.46%

Month	Date	End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Apr-07	1,577,633,610.83	45,786.64	0.00%	0.38%	0.06%
2	May-07	1,521,233,290.48	322,868.69	0.02%	0.60%	0.12%
3	Jun-07	1,466,266,539.31	526,501.79	0.03%	0.62%	0.12%
4	Jul-07	1,410,317,480.26	901,732.51	0.05%	0.57%	0.16%
5	Aug-07	1,355,913,542.93	1,356,801.18	0.08%	0.42%	0.19%
6	Sep-07	1,305,603,573.50	1,659,082.53	0.10%	0.42%	0.14%
7	Oct-07	1,251,408,839.16	1,939,055.53	0.12%	0.43%	0.15%
8	Nov-07	1,199,500,561.75	2,271,229.68	0.13%	0.56%	0.16%
9	Dec-07	1,151,043,825.38	2,559,457.91	0.15%	0.40%	0.19%
10	Jan-08	1,106,276,022.07	2,875,240.49	0.17%	0.37%	0.20%
11	Feb-08	1,057,593,749.96	3,052,592.23	0.18%	0.33%	0.20%
12	Mar-08	1,010,762,798.42	3,166,927.77	0.19%	0.33%	0.20%
13	Apr-08	963,253,688.55	3,251,248.08	0.19%	0.40%	0.23%
14	May-08	914,528,808.76	4,072,141.97	0.24%	0.33%	0.19%
15	Jun-08	867,213,941.09	4,630,224.19	0.28%	0.26%	0.15%
16	Jul-08	821,921,167.34	5,066,604.40	0.30%	0.27%	0.11%
17	Aug-08	780,600,779.39	5,588,023.23	0.33%	0.27%	0.11%
18	Sep-08	737,941,034.92	5,855,518.60	0.35%	0.26%	0.13%
19	Oct-08	696,644,840.58	6,234,347.93	0.37%	0.21%	0.13%
20	Nov-08	659,836,232.04	6,525,255.55	0.39%	0.47%	0.28%
21	Dec-08	620,233,947.28	6,709,261.96	0.40%	0.37%	0.38%
22	Jan-09	587,647,177.80	6,987,837.07	0.42%	0.49%	0.27%
23	Feb-09	553,604,645.91	7,281,431.69	0.43%	0.26%	0.39%
24	Mar-09	514,324,008.57	7,671,486.51	0.46%	0.23%	0.41%
25	Apr-09	479,426,973.22	8,008,612.14	0.48%	0.30%	0.37%
26	May-09	444,039,634.99	8,413,331.81	0.50%	0.26%	0.39%
27	Jun-09	409,565,514.26	8,737,089.38	0.52%	0.24%	0.35%
28	Jul-09	376,438,245.31	9,089,720.01	0.54%	0.16%	0.33%
29	Aug-09	347,546,272.63	9,497,412.27	0.56%	0.28%	0.27%
30	Sep-09	318,539,974.45	9,632,792.61	0.57%	0.18%	0.26%
31	Oct-09	292,040,683.15	9,753,479.13	0.58%	0.27%	0.13%
32	Nov-09	267,942,271.92	9,769,706.05	0.58%	0.16%	0.26%
33	Dec-09	244,690,923.91	9,841,655.85	0.58%	0.27%	0.13%
34	Jan-10	227,906,505.08	9,958,823.79	0.59%	0.31%	0.28%
35	Feb-10	209,780,869.07	9,986,924.57	0.59%	0.41%	0.31%
36	Mar-10	190,744,388.00	10,108,034.00	0.60%	0.32%	0.49%
37	Apr-10	173,142,003.55	10,275,165.71	0.61%	0.30%	0.42%
38	May-10	156,160,644.95	10,375,355.94	0.62%	0.27%	0.31%
39	Jun-10[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitisation transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	The balance of all receivables that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all receivables not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) Macquarie Leasing has determined that the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on June 15, 2010.

SMART Series Trust 2007-2

Original Pool Characteristics

Closing Date	27-Jun-07
Cut-off Date	31-May-07
Number of Receivables	34,282
Initial Pool Balance (A$)	989,999,841.00

Initial Contract Balance (A$)
Average	28,678.00
Highest	1,392,866.00
Lowest	2,180.00
Weighted Average Interest Rate (%)	7.64

Weighted Average Original Term (mths)	50
Weighted Average Remaining Term (mths)	33
Weighted Average Seasoning (mths) [1]	17

Percentage Motor Vehicles	88%
Percentage Non-Motor Vehicles	12%

State Distribution
New South Wales	42.32%
Victoria	27.81%
Queensland	12.30%
Western Australia	11.68%
Australian Capital Territory	2.73%
South Australia	2.22%
Tasmania	0.48%
Northern Territory	0.46%

Month	Date		End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Jul-07		928,360,063.76	42,050.83	0.00%	0.45%	0.03%
2	Aug-07		895,222,256.25	119,972.93	0.01%	0.32%	0.09%
3	Sep-07		864,608,487.43	264,638.41	0.03%	0.38%	0.11%
4	Oct-07		831,277,033.93	368,166.74	0.04%	0.37%	0.14%
5	Nov-07		799,625,005.19	652,417.59	0.07%	0.49%	0.08%
6	Dec-07		768,831,710.41	899,284.98	0.09%	0.28%	0.04%
7	Jan-08		740,638,810.74	914,274.35	0.09%	0.28%	0.04%
8	Feb-08		710,463,799.14	1,060,275.62	0.11%	0.31%	0.14%
9	Mar-08		681,841,931.08	1,235,844.00	0.12%	0.38%	0.18%
10	Apr-08		653,553,197.53	1,266,431.46	0.13%	0.32%	0.26%
11	May-08		626,219,817.52	1,540,687.36	0.16%	0.32%	0.18%
12	Jun-08		599,739,425.77	1,712,231.28	0.17%	0.41%	0.23%
13	Jul-08		571,656,274.31	1,959,744.19	0.20%	0.25%	0.16%
14	Aug-08		547,449,271.27	2,263,110.16	0.23%	0.22%	0.17%
15	Sep-08		521,442,961.50	2,657,970.14	0.27%	0.19%	0.14%
16	Oct-08		496,938,931.29	2,887,043.55	0.29%	0.20%	0.10%
17	Nov-08		473,991,451.32	3,066,351.71	0.31%	0.21%	0.28%
18	Dec-08		448,919,147.62	3,306,130.69	0.33%	0.42%	0.40%
19	Jan-09		429,133,010.75	3,400,885.07	0.34%	0.32%	0.47%
20	Feb-09		407,744,874.61	3,717,483.51	0.38%	0.30%	0.45%
21	Mar-09		383,728,977.72	4,247,559.54	0.43%	0.27%	0.41%
22	Apr-09		362,684,456.30	4,404,808.37	0.44%	0.23%	0.44%
23	May-09		341,821,500.72	5,002,794.06	0.51%	0.30%	0.31%
24	Jun-09		320,588,529.05	5,287,959.10	0.53%	0.16%	0.29%
25	Jul-09		300,651,443.90	5,571,900.65	0.56%	0.18%	0.34%
26	Aug-09		283,128,092.59	5,768,896.27	0.58%	0.18%	0.61%
27	Sep-09		265,605,947.17	5,934,883.38	0.60%	0.26%	0.57%
28	Oct-09		247,785,329.16	6,269,336.63	0.63%	0.14%	0.39%
29	Nov-09		229,630,987.69	6,494,771.51	0.66%	0.21%	0.18%
30	Dec-09		211,494,685.58	6,582,212.80	0.66%	0.20%	0.17%
31	Jan-10		196,360,962.25	6,589,621.56	0.67%	0.44%	0.23%
32	Feb-10		180,431,374.05	6,742,176.16	0.68%	0.26%	0.28%
33	Mar-10		163,855,589.00	6,902,520.00	0.70%	0.29%	0.42%
34	Apr-10		151,550,147.03	7,011,411.14	0.71%	0.21%	0.42%
35	May-10		140,426,911.28	7,110,110.83	0.72%	0.21%	0.36%
36	Jun-10		129,434,429.00	7,259,633.93	0.73%	0.18%	0.20%
37	Jul-10		119,547,510.00	7,327,675.92	0.74%	0.37%	0.45%
38	Aug-10		108,412,377.00	7,524,089.22	0.76%	0.05%	0.16%
39	Sep-10		99,592,187.00	7,576,824.67	0.77%	0.15%	0.11%
40	Oct-10	[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on October 14, 2010.

SMART Series Trust 2007-3E

Original Pool Characteristics

Closing Date	23-Nov-07
Cut-off Date	31-Oct-07
Number of Receivables	24,789
Initial Pool Balance (A$)	772,549,945.00

Initial Contract Balance (A$)
Average	31,165.00
Highest	509,425.00
Lowest	4,135.00
Weighted Average Interest Rate (%)	8.08

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	39
Weighted Average Seasoning (mths) [1]	7

Percentage Motor Vehicles	100%

State Distribution
New South Wales	40.10%
Victoria	27.75%
Western Australia	12.94%
Queensland	12.00%
Australian Capital Territory	3.68%
South Australia	2.46%
Northern Territory	0.53%
Tasmania	0.53%

Month	Date	End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Nov-07	752,916,122.86	88.80	0.00%	0.00%	0.00%
2	Dec-07	733,226,625.13	3,150.55	0.00%	0.33%	0.01%
3	Jan-08	714,472,190.42	23,000.02	0.00%	0.24%	0.06%
4	Feb-08	694,462,039.95	87,615.24	0.01%	0.19%	0.06%
5	Mar-08	674,977,251.31	164,041.14	0.02%	0.25%	0.09%
6	Apr-08	654,881,936.54	324,178.12	0.04%	0.24%	0.09%
7	May-08	633,985,253.43	569,658.19	0.07%	0.28%	0.08%
8	Jun-08	613,769,916.37	794,340.16	0.10%	0.25%	0.10%
9	Jul-08	593,505,272.63	998,552.22	0.13%	0.15%	0.06%
10	Aug-08	575,762,626.10	1,161,200.91	0.15%	0.19%	0.04%
11	Sep-08	556,703,301.33	1,333,888.10	0.17%	0.18%	0.05%
12	Oct-08	538,758,361.51	1,444,430.89	0.19%	0.15%	0.08%
13	Nov-08	522,355,395.84	1,664,292.16	0.22%	0.26%	0.16%
14	Dec-08	503,638,939.12	1,826,710.02	0.24%	0.33%	0.20%
15	Jan-09	488,391,802.86	1,902,928.84	0.25%	0.31%	0.21%
16	Feb-09	471,360,453.03	2,034,459.43	0.26%	0.32%	0.19%
17	Mar-09	451,509,590.73	2,627,246.70	0.34%	0.16%	0.17%
18	Apr-09	433,796,733.82	2,724,030.89	0.35%	0.18%	0.16%
19	May-09	415,516,241.75	2,986,410.77	0.39%	0.16%	0.15%
20	Jun-09	396,749,845.19	3,118,360.77	0.40%	0.12%	0.17%
21	Jul-09	378,985,794.23	3,282,410.77	0.42%	0.13%	0.19%
22	Aug-09	362,233,761.58	3,469,213.99	0.45%	0.15%	0.25%
23	Sep-09	346,836,334.10	3,623,004.71	0.47%	0.15%	0.23%
24	Oct-09	331,227,159.79	3,843,337.44	0.50%	0.12%	0.21%
25	Nov-09	315,734,801.08	3,958,612.93	0.51%	0.07%	0.27%
26	Dec-09	300,215,784.29	4,143,989.67	0.54%	0.16%	0.17%
27	Jan-10	287,025,551.59	4,362,286.92	0.56%	0.21%	0.13%
28	Feb-10	271,817,600.88	4,429,826.56	0.57%	0.13%	0.13%
29	Mar-10	252,267,727.00	4,484,674.00	0.58%	0.26%	0.18%
30	Apr-10	234,893,176.96	4,549,946.68	0.59%	0.29%	0.23%
31	May-10	216,800,222.21	4,607,127.94	0.60%	0.12%	0.31%
32	Jun-10	198,270,099.13	4,673,771.68	0.60%	0.19%	0.21%
33	Jul-10	182,413,280.68	4,802,356.60	0.62%	0.19%	0.16%
34	Aug-10	168,854,037.56	4,827,828.45	0.62%	0.05%	0.20%
35	Sep-10	157,720,151.26	4,897,060.29	0.63%	0.12%	0.12%
36	Oct-10	149,506,268.22	4,927,895.13	0.64%	0.20%	0.08%
37	Nov-10	140,963,552.81	4,930,068.55	0.64%	0.13%	0.10%
38	Dec-10	132,328,228.66	4,955,283.45	0.64%	0.20%	0.10%
39	Jan-11	124,952,605.48	4,970,715.41	0.64%	0.52%	0.13%
40	Feb-11	115,642,132.55	5,004,754.23	0.65%	0.34%	0.19%
41	Mar-11	105,177,081.38	5,022,788.17	0.65%	0.52%	0.22%
42	Apr-11	96,092,782.98	5,048,578.31	0.65%	0.39%	0.31%
43	May-11	84,839,164.50	5,098,961.65	0.66%	0.43%	0.10%
44	Jun-11	74,556,990.30	5,112,221.17	0.66%	0.42%	0.31%
45	Jul-11	65,691,168.56	5,160,059.60	0.67%	0.87%	0.45%
46	Aug-11	57,865,460.24	5,169,435.62	0.67%	0.28%	1.06%
47	Sep-11	52,532,046.68	5,186,888.33	0.67%	0.16%	1.30%
48	Oct-11	47,924,566.38	5,364,548.46	0.69%	0.58%	0.45%
49	Nov-11[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on November 14, 2011.

SMART Series Trust 2008-1E

Original Pool Characteristics

Closing Date	16-Jun-08
Cut-off Date	31-May-08
Number of Receivables	33,713
Initial Pool Balance (A$)	1,187,899,706.00

Initial Contract Balance (A$)
Average	35,236.00
Highest	494,459.00
Lowest	2,323.00
Weighted Average Interest Rate (%)	8.87

Weighted Average Original Term (mths)	48
Weighted Average Remaining Term (mths)	40
Weighted Average Seasoning (mths) [1]	8

Percentage Motor Vehicles	95%
Percentage Non-Motor Vehicles	5%

State Distribution
New South Wales	38.36%
Victoria	26.23%
Queensland	13.78%
Western Australia	12.77%
Australian Capital Territory	4.38%
South Australia	2.94%
Northern Territory	0.90%
Tasmania	0.65%

Month	Date	End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Jun-08	1,165,499,825.32	21,230.09	0.00%	0.12%	0.00%
2	Jul-08	1,141,211,801.10	119,667.03	0.01%	0.23%	0.05%
3	Aug-08	1,118,299,443.48	281,929.64	0.02%	0.33%	0.16%
4	Sep-08	1,093,152,056.41	501,656.63	0.04%	0.38%	0.19%
5	Oct-08	1,066,452,298.86	717,490.15	0.06%	0.29%	0.20%
6	Nov-08	1,041,638,415.85	889,289.30	0.07%	0.17%	0.21%
7	Dec-08	1,014,773,871.82	1,438,339.04	0.12%	0.22%	0.17%
8	Jan-09	990,747,924.53	1,778,311.49	0.15%	0.35%	0.20%
9	Feb-09	965,206,287.09	2,138,013.98	0.18%	0.26%	0.25%
10	Mar-09	936,444,895.71	2,612,294.13	0.22%	0.30%	0.16%
11	Apr-09	911,716,347.99	2,903,415.84	0.24%	0.28%	0.20%
12	May-09	885,677,841.13	3,363,138.33	0.28%	0.26%	0.21%
13	Jun-09	859,382,568.32	3,956,517.39	0.33%	0.33%	0.18%
14	Jul-09	832,633,745.79	4,468,741.50	0.38%	0.21%	0.17%
15	Aug-09	807,774,799.41	4,814,410.57	0.41%	0.21%	0.24%
16	Sep-09	781,633,739.74	5,059,527.73	0.43%	0.19%	0.17%
17	Oct-09	755,180,318.92	5,512,396.85	0.46%	0.14%	0.17%
18	Nov-09	727,919,331.33	5,921,454.21	0.50%	0.20%	0.13%
19	Dec-09	701,533,159.18	6,337,296.91	0.53%	0.21%	0.12%
20	Jan-10	676,985,664.56	6,568,282.67	0.55%	0.37%	0.15%
21	Feb-10	651,648,654.05	6,718,973.51	0.57%	0.39%	0.20%
22	Mar-10	622,532,316.28	7,073,707.21	0.60%	0.24%	0.23%
23	Apr-10	597,375,185.56	7,300,244.90	0.61%	0.29%	0.34%
24	May-10	571,659,799.66	7,510,687.32	0.63%	0.14%	0.31%
25	Jun-10	544,703,149.90	7,853,152.74	0.66%	0.20%	0.24%
26	Jul-10	517,947,231.19	8,046,166.37	0.68%	0.16%	0.31%
27	Aug-10	489,918,638.57	8,396,585.78	0.71%	0.12%	0.23%
28	Sep-10	462,142,634.54	8,588,059.73	0.72%	0.20%	0.25%
29	Oct-10	433,359,845.69	8,804,488.41	0.74%	0.14%	0.26%
30	Nov-10	402,205,337.81	9,291,479.36	0.78%	0.21%	0.17%
31	Dec-10	374,730,326.19	9,468,714.90	0.80%	0.30%	0.20%
32	Jan-11	350,538,937.47	9,557,584.67	0.80%	0.36%	0.22%
33	Feb-11	323,952,908.27	9,660,930.38	0.81%	0.28%	0.24%
34	Mar-11	296,449,031.02	9,739,476.17	0.82%	0.43%	0.27%
35	Apr-11	279,655,760.13	9,797,969.27	0.82%	0.34%	0.25%
36	May-11	262,009,046.76	9,843,537.00	0.83%	0.25%	0.55%
37	Jun-11	246,547,697.38	9,935,991.46	0.84%	0.28%	0.43%
38	Jul-11	230,716,607.66	10,015,864.82	0.84%	0.29%	0.46%
39	Aug-11	213,458,173.33	10,269,432.00	0.86%	0.20%	0.30%
40	Sep-11	196,750,973.67	10,532,118.28	0.89%	0.24%	0.29%
41	Oct-11	179,780,461.44	10,716,398.03	0.90%	0.25%	0.28%
42	Nov-11	162,611,785.35	10,811,576.56	0.91%	0.12%	0.26%
43	Dec-11	146,450,134.64	10,867,785.71	0.91%	0.31%	0.25%
44	Jan-12	132,618,309.05	10,907,566.86	0.92%	0.17%	0.38%
45	Feb-12	117,965,314.96	10,978,737.30	0.92%	0.29%	0.49%
46	Mar-12	103,854,471.48	11,077,145.78	0.93%	0.40%	0.49%
47	Apr-12	94,464,976.17	11,119,017.83	0.94%	0.38%	0.38%
48	May-12	85,483,296.05	11,184,654.83	0.94%	0.41%	0.38%
49	Jun-12[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on June 14, 2012.

SMART Series Trust 2008-2

Original Pool Characteristics

Closing Date	31-Jul-08
Cut-off Date	30-Jun-08
Number of Receivables	6,871
Initial Pool Balance (A$)	247,498,682.00

Initial Contract Balance (A$)
Average	36,021.00
Highest	1,061,659.00
Lowest	1,395.00

Weighted Average Interest Rate (%)	8.61

Weighted Average Original Term (mths)	52
Weighted Average Remaining Term (mths)	38
Weighted Average Seasoning (mths) [1]	14

Percentage Motor Vehicles	50%
Percentage Non-Motor Vehicles	50%

New	73%
Used	27%

State Distribution
Victoria	42.22%
New South Wales	34.46%
Western Australia	10.70%
Queensland	8.50%
Australian Capital Territory	1.81%
South Australia	1.64%
Northern Territory	0.34%
Tasmania	0.33%

Month	Date	End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Aug-08	233,124,502.00	—	0.00%	0.04%	0.01%
2	Sep-08	225,926,058.38	66,306.02	0.03%	0.06%	0.02%
3	Oct-08	219,210,546.41	72,974.19	0.03%	0.05%	0.00%
4	Nov-08	212,727,752.74	72,974.19	0.03%	0.17%	0.03%
5	Dec-08	206,028,188.65	100,158.87	0.04%	0.43%	0.05%
6	Jan-09	199,550,522.44	214,088.34	0.09%	0.31%	0.21%
7	Feb-09	192,738,447.87	461,637.82	0.19%	0.20%	0.06%
8	Mar-09	185,645,253.84	679,332.70	0.27%	0.32%	0.13%
9	Apr-09	179,083,591.81	679,332.70	0.27%	0.26%	0.70%
10	May-09	172,210,651.82	840,647.27	0.34%	0.45%	0.54%
11	Jun-09	165,558,101.75	973,656.88	0.39%	0.09%	0.55%
12	Jul-09	158,947,622.62	1,322,122.51	0.53%	0.48%	0.27%
13	Aug-09	153,352,159.35	1,454,309.99	0.59%	1.04%	0.60%
14	Sep-09	146,564,282.38	1,485,527.21	0.60%	0.16%	0.77%
15	Oct-09	139,927,568.97	1,588,710.60	0.64%	0.29%	0.19%
16	Nov-09	133,635,748.78	1,739,899.81	0.70%	0.54%	0.06%
17	Dec-09	128,231,971.73	1,772,985.00	0.72%	0.57%	0.10%
18	Jan-10	123,113,480.28	1,772,985.00	0.72%	0.46%	0.42%
19	Feb-10	117,802,038.25	1,772,985.00	0.72%	0.13%	0.79%
20	Mar-10	111,584,984.05	1,845,191.87	0.75%	0.36%	0.51%
21	Apr-10	105,484,109.82	1,965,627.44	0.79%	0.35%	0.41%
22	May-10	100,614,289.88	2,008,957.20	0.81%	0.39%	0.32%
23	Jun-10	95,797,688.45	2,020,929.06	0.82%	0.26%	0.52%
24	Jul-10	90,895,463.34	2,059,243.11	0.83%	0.66%	0.47%
25	Aug-10	86,709,896.55	2,188,822.10	0.88%	0.23%	0.35%
26	Sep-10	81,920,668.56	2,371,459.89	0.96%	0.05%	0.14%
27	Oct-10	77,596,510.58	2,405,014.98	0.97%	0.35%	0.13%
28	Nov-10	73,823,724.66	2,437,172.56	0.98%	0.12%	0.76%
29	Dec-10	69,387,679.14	2,515,390.77	1.02%	0.32%	0.56%
30	Jan-11	66,015,522.55	2,525,308.21	1.02%	0.52%	0.69%
31	Feb-11	62,119,358.76	2,554,589.97	1.03%	0.82%	0.82%
32	Mar-11	57,811,007.01	2,577,992.38	1.04%	1.16%	1.83%
33	Apr-11	51,229,014.41	2,587,751.98	1.05%	1.08%	1.94%
34	May-11	47,666,270.85	2,629,342.60	1.06%	0.08%	2.66%
35	Jun-11	43,563,824.83	3,088,236.55	1.25%	0.83%	1.27%
36	Jul-11	40,959,966.36	3,103,949.07	1.25%	0.19%	1.26%
37	Aug-11	38,172,974.51	3,208,732.46	1.30%	0.52%	0.68%
38	Sep-11	35,577,462.70	3,208,732.46	1.30%	0.00%	1.07%
39	Oct-11	32,978,460.29	3,250,371.94	1.31%	0.17%	0.43%
40	Nov-11	30,365,572.90	3,283,216.54	1.33%	0.18%	0.17%
41	Dec-11	27,731,820.89	3,300,143.82	1.33%	0.86%	0.04%
42	Jan-12	25,736,175.50	3,300,143.82	1.33%	0.44%	0.69%
43	Feb-12	23,192,502.11	3,311,478.25	1.34%	0.35%	0.85%
44	Mar-12[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on March 14, 2012.

SMART Series Trust 2008-3

Original Pool Characteristics

Closing Date	15-Dec-08
Cut-off Date	30-Nov-08
Number of Receivables	8,816
Initial Pool Balance (A$)	306,899,949.00

Initial Contract Balance (A$)
Average	34,812.00
Highest	816,746.00
Lowest	1,789.00
Weighted Average Interest Rate (%)	10.19

Weighted Average Original Term (mths)	44
Weighted Average Remaining Term (mths)	38
Weighted Average Seasoning (mths) [1]	6

Percentage Motor Vehicles	90%
Percentage Non-Motor Vehicles	10%

New	69%
Used	31%

State Distribution
New South Wales	37.18%
Victoria	25.55%
Queensland	15.99%
Western Australia	12.01%
Australian Capital Territory	4.42%
South Australia	3.15%
Tasmania	1.04%
Northern Territory	0.66%

Month	Date	End of Period Pool Balance[2]	Cumulative Net Losses[3]	Cumulative Net Losses (% of initial pool balance)[4]	31-60[5]	Charge Offs[6]
1	Dec-08	300,610,839.82	14,266.11	0.00%	0.23%	0.01%
2	Jan-09	294,596,632.71	14,266.11	0.00%	0.23%	0.05%
3	Feb-09	288,615,644.84	122,820.10	0.04%	0.21%	0.07%
4	Mar-09	281,489,276.67	143,635.16	0.05%	0.21%	0.02%
5	Apr-09	274,361,895.02	306,456.14	0.10%	0.14%	0.12%
6	May-09	265,200,751.74	404,890.73	0.13%	0.28%	0.05%
7	Jun-09	255,868,873.68	437,484.68	0.14%	0.81%	0.06%
8	Jul-09	248,540,109.18	479,193.99	0.16%	0.58%	0.18%
9	Aug-09	241,801,249.65	636,085.66	0.21%	0.60%	0.08%
10	Sep-09	235,667,058.70	672,549.19	0.22%	0.07%	0.09%
11	Oct-09	229,315,184.87	689,762.80	0.22%	0.52%	0.07%
12	Nov-09	223,156,798.90	696,158.80	0.23%	0.21%	0.14%
13	Dec-09	216,872,636.15	760,116.13	0.25%	0.10%	0.21%
14	Jan-10	210,458,785.04	800,303.76	0.26%	0.13%	0.22%
15	Feb-10	204,769,777.28	824,331.89	0.27%	0.35%	0.21%
16	Mar-10	197,083,920.11	869,515.23	0.28%	0.39%	0.26%
17	Apr-10	189,330,238.88	949,253.16	0.31%	0.11%	0.32%
18	May-10	180,967,982.67	961,048.35	0.31%	0.22%	0.28%
19	Jun-10	173,036,558.24	1,006,132.16	0.33%	0.20%	0.36%
20	Jul-10	166,321,021.63	1,068,461.54	0.35%	0.31%	0.20%
21	Aug-10	160,224,029.20	1,137,340.91	0.37%	0.15%	0.12%
22	Sep-10	154,362,464.94	1,191,518.52	0.39%	0.19%	0.08%
23	Oct-10	148,542,989.91	1,230,159.07	0.40%	0.14%	0.04%
24	Nov-10	142,853,989.36	1,230,159.07	0.40%	0.09%	0.23%
25	Dec-10	136,777,358.10	1,328,881.96	0.43%	0.08%	0.23%
26	Jan-11	131,309,538.14	1,349,623.82	0.44%	0.36%	0.19%
27	Feb-11	125,082,622.20	1,481,873.49	0.48%	0.41%	0.03%
28	Mar-11	118,121,584.19	1,487,200.59	0.48%	0.19%	0.11%
29	Apr-11	108,737,079.56	1,508,340.89	0.49%	0.90%	0.20%
30	May-11	92,087,513.90	1,523,180.13	0.50%	1.08%	0.36%
31	Jun-11	77,963,880.39	1,536,768.10	0.50%	0.12%	1.17%
32	Jul-11	71,200,472.81	1,553,077.88	0.51%	0.19%	0.35%
33	Aug-11	67,251,015.71	1,569,151.43	0.51%	0.18%	0.30%
34	Sep-11	63,391,591.50	1,603,549.89	0.52%	0.12%	0.08%
35	Oct-11	59,817,977.62	1,670,039.99	0.54%	0.30%	0.06%
36	Nov-11	56,694,608.42	1,670,039.99	0.54%	0.28%	0.15%
37	Dec-11	53,898,560.18	1,675,887.23	0.55%	0.42%	0.05%
38	Jan-12	50,802,016.97	1,677,081.61	0.55%	0.34%	0.11%
39	Feb-12	47,443,197.34	1,706,949.54	0.56%	0.28%	0.36%
40	Mar-12	44,062,729.18	1,833,761.75	0.60%	0.62%	0.63%
41	Apr-12	38,056,159.99	1,851,241.11	0.60%	0.67%	0.83%
42	May-12	30,243,184.34	1,882,926.02	0.61%	0.47%	0.82%
43	Jun-12[7]

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(4)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(5)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(6)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.
(7)	Macquarie Leasing exercised the clean-up call on June 14, 2012.

SMART Series Trust 2009-1

Original Pool Characteristics

Closing Date	14-Oct-09
Cut-off Date	30-Sep-09
Number of Receivables	20,484
Initial Pool Balance (A$)	668,249,792.74

Initial Contract Balance (A$)
Average	32,363.00
Highest	519,274.96
Lowest	381.28
Weighted Average Interest Rate (%)	9.37

Weighted Average Original Term (mths)	48
Weighted Average Remaining Term (mths)	37
Weighted Average Seasoning (mths) [1]	11

Percentage Motor Vehicles	92%
Percentage Non-Motor Vehicles	8%

New	68%
Used	32%

State Distribution
New South Wales	35.76%
Victoria	26.97%
Western Australia	15.78%
Queensland	11.97%
Australian Capital Territory	4.36%
South Australia	3.43%
Northern Territory	0.87%
Tasmania	0.87%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Sep-09	668,249,792.74	668,249,792.74	—	—
2	Oct-09	653,007,897.43	654,316,350.26	13,715.22	0.00%	0.27%	0.06%
3	Nov-09	637,659,161.65	640,184,674.34	147,637.31	0.02%	0.23%	0.10%
4	Dec-09	620,882,475.18	623,328,304.17	317,322.32	0.05%	0.15%	0.18%
5	Jan-10	605,561,087.69	608,297,151.97	440,137.63	0.07%	0.14%	0.25%
6	Feb-10	591,427,794.04	593,859,768.94	672,495.55	0.10%	0.17%	0.20%
7	Mar-10	574,349,430.84	579,260,500.40	767,927.12	0.11%	0.17%	0.25%
8	Apr-10	559,179,950.54	564,609,224.87	1,004,538.34	0.15%	0.18%	0.24%
9	May-10	542,876,083.93	549,810,661.77	1,433,774.14	0.21%	0.17%	0.11%
10	Jun-10	527,167,316.81	534,871,001.29	1,567,374.87	0.23%	0.11%	0.16%
11	Jul-10	509,298,953.05	517,103,502.45	1,706,348.37	0.26%	0.15%	0.15%
12	Aug-10	490,706,204.39	499,462,607.98	1,929,618.13	0.29%	0.11%	0.14%
13	Sep-10	473,603,079.59	482,207,049.01	2,082,846.03	0.31%	0.25%	0.14%
14	Oct-10	457,271,942.36	465,094,098.18	2,199,989.67	0.33%	0.18%	0.14%
15	Nov-10	440,283,455.85	448,102,010.86	2,568,889.57	0.38%	0.18%	0.16%
16	Dec-10	423,818,534.64	431,251,558.07	2,770,363.15	0.41%	0.20%	0.16%
17	Jan-11	409,490,990.00	416,057,229.07	2,887,609.10	0.43%	0.65%	0.22%
18	Feb-11	395,901,754.53	401,898,047.59	3,078,155.39	0.46%	0.30%	0.23%
19	Mar-11	380,550,267.30	387,812,190.75	3,220,307.28	0.48%	0.39%	0.24%
20	Apr-11	366,846,065.34	373,773,376.59	3,337,620.75	0.50%	0.38%	0.27%
21	May-11	351,564,611.40	359,731,688.91	3,532,309.41	0.53%	0.22%	0.33%
22	Jun-11	335,907,232.85	345,741,309.14	3,618,636.58	0.54%	0.16%	0.30%
23	Jul-11	314,202,725.06	320,526,439.58	3,792,932.62	0.57%	0.18%	0.24%
24	Aug-11	290,155,816.19	296,924,614.87	3,990,455.59	0.60%	0.13%	0.19%
25	Sep-11	268,468,221.90	275,132,973.20	4,141,862.42	0.62%	0.24%	0.13%
26	Oct-11	249,161,010.96	254,016,699.46	4,210,723.73	0.63%	0.38%	0.17%
27	Nov-11	228,823,943.79	234,408,469.92	4,321,898.14	0.65%	0.25%	0.31%
28	Dec-11	209,134,918.96	213,227,874.74	4,371,336.75	0.65%	0.21%	0.32%
29	Jan-12	196,935,044.00	200,004,960.83	4,407,389.40	0.66%	0.30%	0.20%
30	Feb-12	187,181,102.11	190,830,552.09	4,452,410.97	0.67%	0.20%	0.22%
31	Mar-12	177,322,317.81	182,012,246.16	4,505,475.47	0.67%	0.10%	0.22%
32	Apr-12	168,770,349.22	173,241,282.70	4,636,540.81	0.69%	0.21%	0.20%
33	May-12	159,327,236.53	164,663,828.39	4,705,111.00	0.70%	0.14%	0.33%
34	Jun-12	149,802,446.00	156,091,613.99	4,775,327.69	0.71%	0.29%	0.24%
35	Jul-12	136,995,500.52	142,204,385.48	4,830,932.29	0.72%	0.10%	0.25%
36	Aug-12	123,844,593.06	129,314,146.44	4,981,508.57	0.75%	0.16%	0.22%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2010-1US

Original Pool Characteristics

Closing Date	14-Jul-10
Cut-off Date	1-Jul-10
Number of Receivables	21,162

Initial Pool Balance (A$)	641,677,882.87
Initial Contract Balance (A$)
Average	30,322.18
Highest	224,903.14
Lowest	1,078.27
Weighted Average Interest Rate (%)	8.93

Weighted Average Original Term (mths)	48
Weighted Average Remaining Term (mths)	37
Weighted Average Seasoning (mths) [1]	11

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	62%
Used	38%

State Distribution
New South Wales	35.69%
Victoria	27.65%
Queensland	16.03%
Western Australia	10.57%
Australian Capital Territory	5.36%
South Australia	3.01%
Northern Territory	0.99%
Tasmania	0.69%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Jul-10	627,518,506.73	628,841,875.82	17,023.89	0.00%	0.00%	0.00%
2	Aug-10	613,011,317.65	615,820,285.70	17,685.76	0.00%	0.08%	0.07%
3	Sep-10	597,699,033.02	601,263,845.22	37,079.89	0.01%	0.15%	0.09%
4	Oct-10	582,389,825.75	586,568,101.30	169,184.88	0.03%	0.10%	0.10%
5	Nov-10	566,286,922.72	571,412,251.07	341,200.76	0.05%	0.17%	0.10%
6	Dec-10	550,917,153.44	556,588,661.08	428,881.68	0.07%	0.20%	0.13%
7	Jan-11	536,370,044.99	542,501,474.63	530,135.37	0.08%	0.40%	0.12%
8	Feb-11	522,372,100.42	527,780,735.18	751,722.32	0.12%	0.23%	0.12%
9	Mar-11	505,615,194.13	512,719,589.26	899,850.64	0.14%	0.13%	0.11%
10	Apr-11	491,144,233.23	497,735,803.50	1,034,001.88	0.16%	0.30%	0.10%
11	May-11	475,031,415.31	482,719,575.71	1,105,617.59	0.17%	0.21%	0.17%
12	Jun-11	459,458,535.44	467,773,651.15	1,215,832.06	0.19%	0.17%	0.16%
13	Jul-11	443,759,877.69	452,407,161.84	1,337,154.72	0.21%	0.10%	0.13%
14	Aug-11	427,249,854.71	437,330,117.88	1,473,753.66	0.23%	0.17%	0.09%
15	Sep-11	411,662,455.87	422,284,330.23	1,553,528.04	0.24%	0.15%	0.05%
16	Oct-11	396,899,854.79	407,034,801.18	1,589,853.81	0.25%	0.30%	0.09%
17	Nov-11	381,939,208.05	392,060,652.34	1,690,694.33	0.26%	0.20%	0.15%
18	Dec-11	367,038,262.44	378,047,305.37	1,748,988.96	0.27%	0.16%	0.15%
19	Jan-12	352,564,245.68	362,836,590.25	1,772,144.84	0.28%	0.23%	0.18%
20	Feb-12	334,069,955.39	344,947,680.78	1,955,265.17	0.30%	0.14%	0.14%
21	Mar-12	315,035,210.74	326,189,635.29	2,109,851.36	0.33%	0.20%	0.12%
22	Apr-12	298,917,859.04	308,837,591.35	2,202,198.89	0.34%	0.21%	0.17%
23	May-12	281,404,254.74	292,276,366.85	2,272,653.76	0.35%	0.14%	0.20%
24	Jun-12	264,575,836.46	275,170,095.25	2,353,427.45	0.37%	0.20%	0.13%
25	Jul-12	247,501,745.46	257,745,884.19	2,389,757.31	0.37%	0.17%	0.16%
26	Aug-12	230,971,919.11	242,075,216.01	2,507,782.75	0.39%	0.21%	0.13%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2010-2

Original Pool Characteristics

Closing Date	15-Nov-10
Cut-off Date	1-Nov-10
Number of Receivables	14,608
Initial Pool Balance (A$)	494,999,662.00

Initial Contract Balance (A$)
Average	33,886.00
Highest	642,422.00
Lowest	500.00
Weighted Average Interest Rate (%)	9.67

Weighted Average Original Term (mths)	48
Weighted Average Remaining Term (mths)	40
Weighted Average Seasoning (mths) [1]	8

Percentage Motor Vehicles	91%
Percentage Non-Motor Vehicles	9%

New	61%
Used	39%

State Distribution
New South Wales	36.00%
Victoria	28.63%
Queensland	15.75%
Western Australia	10.27%
Australian Capital Territory	4.34%
South Australia	3.18%
Northern Territory	1.05%
Tasmania	0.78%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Nov-10	484,690,344.96	485,297,352.93	—	0.00%	0.11%	0.06%
2	Dec-10	473,178,312.05	474,739,209.00	104,961.58	0.02%	0.14%	0.09%
3	Jan-11	462,188,998.26	463,807,825.76	141,929.69	0.03%	0.44%	0.14%
4	Feb-11	451,388,107.24	452,522,198.97	210,475.21	0.04%	0.26%	0.16%
5	Mar-11	440,173,338.56	442,167,424.16	386,152.89	0.08%	0.19%	0.21%
6	Apr-11	429,752,288.20	431,633,504.81	501,035.15	0.10%	0.24%	0.16%
7	May-11	417,968,764.98	420,918,614.62	682,064.80	0.14%	0.24%	0.17%
8	Jun-11	406,638,613.80	410,236,868.38	699,228.28	0.14%	0.16%	0.15%
9	Jul-11	394,179,284.15	397,493,069.04	836,452.92	0.17%	0.18%	0.12%
10	Aug-11	381,316,818.95	385,377,904.00	956,962.70	0.19%	0.11%	0.16%
11	Sep-11	369,706,981.70	374,589,083.08	1,288,409.36	0.26%	0.12%	0.16%
12	Oct-11	359,070,398.96	363,635,583.05	1,503,956.12	0.30%	0.25%	0.13%
13	Nov-11	347,770,566.23	352,828,430.21	1,601,657.22	0.32%	0.25%	0.10%
14	Dec-11	336,272,668.04	341,725,272.77	1,711,771.89	0.35%	0.28%	0.11%
15	Jan-12	325,756,478.74	330,507,290.44	1,735,223.89	0.35%	0.23%	0.18%
16	Feb-12	314,545,685.52	319,203,681.53	1,787,072.22	0.36%	0.23%	0.16%
17	Mar-12	303,565,947.84	308,660,850.76	1,973,282.89	0.40%	0.22%	0.11%
18	Apr-12	293,329,015.43	298,089,205.26	2,013,484.70	0.41%	0.26%	0.18%
19	May-12	281,378,613.24	287,507,851.14	2,114,820.49	0.43%	0.22%	0.20%
20	Jun-12	270,164,599.47	276,463,657.66	2,323,027.79	0.47%	0.20%	0.15%
21	Jul-12	257,330,539.97	263,752,415.61	2,457,633.92	0.50%	0.11%	0.19%
22	Aug-12	244,750,673.60	251,099,705.11	2,545,671.60	0.51%	0.05%	0.11%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2011-1US

Original Pool Characteristics

Closing Date	22-Mar-11
Cut-off Date	1-Mar-11
Number of Receivables	26,106
Initial Pool Balance (A$)	841,938,879.20

Initial Contract Balance (A$)
Average	32,250.78
Highest	556,346.95
Lowest	523.51
Weighted Average Interest Rate (%)	9.26

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	38
Weighted Average Seasoning (mths) [1]	10

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	67%
Used	33%

State Distribution
New South Wales	34.44%
Victoria	28.48%
Queensland	16.38%
Western Australia	10.84%
Australian Capital Territory	4.45%
South Australia	3.46%
Northern Territory	1.07%
Tasmania	0.87%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Mar-11	820,671,934.65	823,863,101.91	3,058.92	0.00%	0.07%	0.06%
2	Apr-11	802,163,314.62	805,718,012.37	84,707.84	0.01%	0.13%	0.05%
3	May-11	780,705,163.87	787,381,542.83	254,522.65	0.03%	0.20%	0.06%
4	Jun-11	759,578,359.58	767,646,966.68	329,769.34	0.04%	0.11%	0.14%
5	Jul-11	739,039,263.28	747,941,984.04	465,477.18	0.06%	0.13%	0.16%
6	Aug-11	717,192,456.05	728,675,162.50	705,049.60	0.08%	0.17%	0.18%
7	Sep-11	696,587,593.31	708,515,561.32	1,055,990.08	0.13%	0.11%	0.23%
8	Oct-11	676,031,405.56	688,180,833.80	1,178,598.11	0.14%	0.36%	0.25%
9	Nov-11	655,992,107.87	670,075,602.19	1,536,637.45	0.18%	0.25%	0.22%
10	Dec-11	636,208,607.68	651,488,913.97	1,912,132.96	0.23%	0.26%	0.14%
11	Jan-12	616,705,192.67	631,914,940.48	2,060,767.06	0.24%	0.25%	0.19%
12	Feb-12	594,331,596.78	610,834,640.81	2,324,663.79	0.28%	0.20%	0.24%
13	Mar-12	572,430,634.94	590,126,698.30	2,523,714.31	0.30%	0.16%	0.32%
14	Apr-12	551,964,815.15	570,190,793.36	2,918,765.26	0.35%	0.16%	0.30%
15	May-12	529,722,306.16	549,735,000.49	3,150,730.39	0.37%	0.19%	0.20%
16	Jun-12	507,206,117.25	527,926,503.35	3,527,815.80	0.42%	0.25%	0.17%
17	Jul-12	486,274,241.52	507,384,615.58	3,785,445.37	0.45%	0.14%	0.23%
18	Aug-12	465,286,009.93	487,073,410.69	4,006,086.39	0.48%	0.10%	0.16%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2011-2US

Original Pool Characteristics

Closing Date	20-Jul-11
Cut-off Date	1-Jul-11
Number of Receivables	18,010
Initial Pool Balance (A$)	633,011,530.84

Initial Contract Balance (A$)
Average	35,147.78
Highest	500,955.18
Lowest	579.16
Weighted Average Interest Rate (%)	9.74

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	42
Weighted Average Seasoning (mths) [1]	7

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	63%
Used	37%

State Distribution
New South Wales	35.05%
Victoria	29.51%
Queensland	16.91%
Western Australia	12.06%
Australian Capital Territory	3.75%
Northern Territory	1.00%
South Australia	0.87%
Tasmania	0.83%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Jul-11	620,061,212.28	621,021,585.57	1,823.83	0.00%	0.11%	0.01%
2	Aug-11	606,578,220.67	608,819,158.08	1,823.83	0.00%	0.13%	0.05%
3	Sep-11	593,196,012.73	596,212,724.81	243,568.47	0.04%	0.10%	0.09%
4	Oct-11	579,717,582.36	583,315,316.35	326,570.98	0.05%	0.24%	0.08%
5	Nov-11	565,071,239.01	569,525,803.47	393,881.63	0.06%	0.24%	0.12%
6	Dec-11	550,827,970.70	555,480,815.52	457,892.22	0.07%	0.11%	0.13%
7	Jan-12	537,110,783.39	541,604,909.06	475,222.47	0.08%	0.35%	0.18%
8	Feb-12	522,242,156.91	527,586,103.28	761,921.59	0.12%	0.20%	0.20%
9	Mar-12	507,745,178.72	514,497,486.08	1,004,781.98	0.16%	0.14%	0.15%
10	Apr-12	493,584,742.70	500,142,389.04	1,025,623.11	0.16%	0.15%	0.23%
11	May-12	478,455,700.32	486,074,714.73	1,378,400.64	0.22%	0.18%	0.15%
12	Jun-12	464,908,612.03	473,056,224.85	1,537,800.83	0.24%	0.12%	0.15%
13	Jul-12	451,118,693.00	460,187,482.38	1,774,266.39	0.28%	0.10%	0.17%
14	Aug-12	437,178,920.43	447,198,873.98	2,018,650.50	0.32%	0.17%	0.11%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2011-3

Original Pool Characteristics

Closing Date	14-Oct-11
Cut-off Date	1-Oct-11
Number of Receivables	24,892
Initial Pool Balance (A$)	890,999,393.16

Initial Contract Balance (A$)
Average	35,794.61
Highest	703,126.72
Lowest	577.32
Weighted Average Interest Rate (%)	9.69

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	41
Weighted Average Seasoning (mths) [1]	8

Percentage Motor Vehicles	91%
Percentage Non-Motor Vehicles	9%

New	63%
Used	37%

State Distribution
New South Wales	34.79%
Victoria	28.00%
Queensland	19.37%
Western Australia	11.48%
Australian Capital Territory	3.81%
Northern Territory	1.08%
South Australia	0.84%
Tasmania	0.63%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Oct-11	873,717,551.13	873,696,854.67	2,447.12	0.00%	0.10%	0.01%
2	Nov-11	855,172,885.09	855,625,047.43	27,162.89	0.00%	0.10%	0.07%
3	Dec-11	836,182,067.94	837,251,135.76	242,052.24	0.03%	0.19%	0.09%
4	Jan-12	817,978,102.51	818,727,879.17	410,355.65	0.05%	0.26%	0.14%
5	Feb-12	797,496,105.57	799,503,919.20	539,431.44	0.06%	0.16%	0.20%
6	Mar-12	775,610,660.85	779,474,802.72	874,702.04	0.10%	0.12%	0.22%
7	Apr-12	755,833,791.75	759,567,979.51	1,104,370.46	0.12%	0.27%	0.24%
8	May-12	732,977,813.27	738,750,523.79	1,401,365.59	0.16%	0.17%	0.31%
9	Jun-12	712,911,000.79	719,062,057.29	1,775,632.42	0.20%	0.19%	0.30%
10	Jul-12	692,664,502.39	700,394,951.32	2,281,091.08	0.26%	0.15%	0.26%
11	Aug-12	672,768,999.68	682,191,797.79	2,552,184.11	0.29%	0.14%	0.26%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles or equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2011-4US

Original Pool Characteristics

Closing Date	16-Nov-11
Cut-off Date	1-Nov-11
Number of Receivables	16,760
Initial Pool Balance (A$)	553,768,593.68

Initial Contract Balance (A$)
Average	33,041.09
Highest	747,615.57
Lowest	624.96
Weighted Average Interest Rate (%)	9.48

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	38
Weighted Average Seasoning (mths) [1]	11

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	65%
Used	35%

State Distribution
New South Wales	35.17%
Victoria	26.95%
Queensland	18.94%
Western Australia	12.49%
Australian Capital Territory	3.95%
Northern Territory	1.01%
Tasmania	0.81%
South Australia	0.69%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Nov-11	541,161,666.61	542,031,509.09	—	0.00%	0.11%	0.02%
2	Dec-11	528,779,622.74	529,809,105.53	48,662.65	0.01%	0.14%	0.07%
3	Jan-12	516,338,924.36	517,115,993.74	62,454.35	0.01%	0.25%	0.14%
4	Feb-12	502,073,464.58	503,803,396.58	268,835.15	0.05%	0.18%	0.10%
5	Mar-12	486,310,702.15	488,897,045.73	442,298.87	0.08%	0.21%	0.09%
6	Apr-12	472,877,549.43	475,031,482.35	602,236.78	0.11%	0.27%	0.12%
7	May-12	458,517,266.12	461,132,916.15	788,256.96	0.14%	0.19%	0.13%
8	Jun-12	444,098,456.04	446,521,706.15	952,577.30	0.17%	0.20%	0.13%
9	Jul-12	428,999,311.14	432,136,899.08	1,056,786.82	0.19%	0.14%	0.21%
10	Aug-12	415,612,724.47	419,051,108.90	1,184,992.28	0.21%	0.19%	0.22%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2012-1US

Original Pool Characteristics

Closing Date	14-Mar-12
Cut-off Date	1-Mar-12
Number of Receivables	15,420
Initial Pool Balance (A$)	531,502,125.99

Initial Contract Balance (A$)
Average	34,468.36
Highest	330,969.07
Lowest	867.34
Weighted Average Interest Rate (%)	8.84%

Weighted Average Original Term (mths)	48
Weighted Average Remaining Term (mths)	41
Weighted Average Seasoning (mths) [1]	7

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	64%
Used	36%

State Distribution
New South Wales	35.99%
Victoria	27.05%
Queensland	18.13%
Western Australia	11.69%
Australian Capital Territory	4.77%
Northern Territory	1.07%
Tasmania	0.67%
South Australia	0.61%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Mar-12	520,964,608.32	521,642,564.06	53,186.71	0.01%	0.06%	0.04%
2	Apr-12	510,626,156.18	511,573,888.42	81,819.73	0.02%	0.11%	0.05%
3	May-12	499,602,551.85	500,866,045.28	162,388.85	0.03%	0.09%	0.04%
4	Jun-12	488,511,045.08	489,782,876.29	296,316.73	0.06%	0.18%	0.03%
5	Jul-12	476,462,687.71	478,559,441.69	349,511.80	0.07%	0.07%	0.05%
6	Aug-12	464,105,181.48	466,300,031.04	453,426.98	0.09%	0.06%	0.13%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(3)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series ABS Trust 2012-2US

Original Pool Characteristics

Closing Date	14-June-12
Cut-off Date	1-June-12
Number of Receivables	16,518
Initial Pool Balance (A$)	566,326,368.17

Initial Contract Balance (A$)
Average	34,285.41
Highest	331,345.30
Lowest	572.07
Weighted Average Interest Rate (%)	8.61%

Weighted Average Original Term (mths)	49
Weighted Average Remaining Term (mths)	43
Weighted Average Seasoning (mths) [1]	6

Percentage Motor Vehicles	100%
Percentage Non-Motor Vehicles	0%

New	63%
Used	37%

State Distribution
New South Wales	34.00%
Victoria	27.21%
Western Australia	12.79%
Queensland	18.84%
Australian Capital Territory	4.58%
Tasmania	1.19%
Northern Territory	0.82%
South Australia	0.55%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Jun-12	555,808,250.24	556,019,448.12	—	0.00%	0.14%	0.05%
2	Jul-12	544,239,417.91	545,521,671.17	57,629.93	0.01%	0.07%	0.12%
3	Aug-12	531,806,173.01	533,724,382.07	244,833.00	0.04%	0.09%	0.11%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related motor vehicles have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART Series Trust 2012-3EQ

Original Pool Characteristics

Closing Date	24-Aug-12
Cut-off Date	1-Aug-12
Number of Receivables	6,374
Initial Pool Balance (A$)	247,499,311.04

Initial Contract Balance (A$)
Average	38,830.00
Highest	566,375.36
Lowest	260.57
Weighted Average Interest Rate (%)	9.28%

Weighted Average Original Term (mths)	53
Weighted Average Remaining Term (mths)	38
Weighted Average Seasoning (mths) [1]	15

Percentage Motor Vehicles	0%
Percentage Non-Motor Vehicles	100%

New	70%
Used	30%

State Distribution
New South Wales	35.25%
Victoria	33.11%
Queensland	15.59%
Western Australia	12.84%
South Australia	1.43%
Northern Territory	0.69%
Tasmania	0.55%
Australian Capital Territory	0.54%

Month	Date	End of Period Pool Balance[2]	Expected Amortization Balance at Issue[3]	Cumulative Net Losses[4]	Cumulative Net Losses (% of initial pool balance)[5]	31-60[6]	Charge Offs[7]
1	Sep-12	238,862,989.42	239,347,744.00	—	0.00%	0.16%	0.01%

(1)	The weighted average of the months elapsed since each receivable was originated.
(2)	End of Period Pool Balance is the aggregate principal balance of the receivables in the securitization transaction at the end of the collection period.
(3)	Expected Amortization Balance at Issue is the projected balance of the Initial Pool Balance for each month calculated at issue using the 100% Prepayment Assumption (as defined on page S-115).
(4)	Cumulative Net Losses are the aggregate principal balance of all receivables that are determined to be uncollectible less any sale proceeds.
(5)	Cumulative Net Losses expressed as a percentage of the initial pool balance.
(6)	Obligors’ balance that are delinquent over 30 days but less than or equal to 60 days expressed as a percentage of the end of period pool balance.
(7)	Charge-offs are comprised of the balance of all contracts not yet written off where (a) payments greater than A$50 are more than 60 days past due in respect of rent or principal; (b) the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding on the account is unlikely to be recovered in full; or (c) the related equipment have been repossessed and are awaiting sale, expressed as a percentage of the end of period pool balance.

SMART ABS Series Trusts

Issuing Entities or Trusts

Asset Backed Notes

Perpetual Trustee Company Limited

(ABN 42 000 001 007)

Issuer Trustee

Macquarie Leasing Pty Limited (ABN 38 002 674 982) Depositor, Sponsor, Originator and Servicer	Macquarie Securities Management Pty Limited (ABN 26 003 435 443) Manager

Before you purchase any notes, be sure you understand the structure and the risks. You should review carefully the risk factors beginning on page 5 of this prospectus and in the prospectus supplement.

The notes will be obligations of the issuer trustee in its capacity as trustee of the trust and will not be obligations of the issuer trustee’s affiliates or obligations of or interests in Macquarie Leasing Pty Limited, Macquarie Securities Management Pty Limited or any of their affiliates.

This prospectus may be used to offer and sell the US$ notes only if accompanied by the prospectus supplement for the issuing entity.

The issuing entities:

A new trust will be formed for each securitisation transaction.

The assets of each trust will consist of:

•       a pool of lease contracts, hire purchase contracts and loan contracts secured by new and used motor vehicles (including cars, trucks, buses, trailers, forklifts and motorcycles) and/or equipment in Australia,

•       all retained title rights in relation to the receivables,

•       rights under any collateral securing the receivables and any insurance policies in relation to any collateral relating to the receivables,

•       short-term investments and bank accounts of the trust,

•       the issuer trustee’s rights under the transaction documents, including rights under the currency swap agreement and any other swap agreement, and

•       any other property identified in the prospectus supplement.

The notes:

•       will be asset-backed securities payable only from the assets of the trust,

•       may benefit from one or more forms of credit or liquidity enhancement,

•       will be debt obligations of the issuer trustee, in its capacity as trustee of the trust, and

•       will be issued in one or more classes.

The amount, price and terms of each offering of US$ notes will be determined at the time of sale and will be described in the prospectus supplement accompanying this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this prospectus or the prospectus supplement is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 28, 2012

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iii

READING THIS PROSPECTUS AND A PROSPECTUS SUPPLEMENT

We provide information to you about the notes in two separate documents that progressively provide more detail: this prospectus, which provides general information, some of which may not apply to notes issued by a particular trust, and the accompanying prospectus supplement, which will describe the specific terms of the notes offered in a particular securitisation transaction.

You should rely only on information provided or incorporated by reference in this prospectus and the prospectus supplement and any informational and computational material filed as part of the registration statement filed with the United States Securities and Exchange Commission (the “SEC”) for any particular offering of notes.

This prospectus begins with the following brief introductory sections:

•	Summary – provides a general overview of the terms of the notes.

•	Risk Factors – describes some of the risks of investing in the US$ notes.

The other sections of this prospectus contain more detailed descriptions of the notes and the structure of the trust that will be formed in connection with the issuance of your US$ notes. Cross-references refer you to more detailed descriptions of a particular topic or related information elsewhere in this prospectus or the prospectus supplement. The preceding Table of Contents contains references to key topics.

An index of defined terms with page numbers of definitions of all defined terms can be found in Appendix A of this prospectus, and a glossary of certain defined terms can be found in Appendix B of this prospectus.

iv

DISCLAIMERS

No Guarantee by Macquarie Entities

The notes do not represent deposits or other liabilities of Macquarie Bank or any member company of the Macquarie Group and are subject to investment risk, including possible delays in repayment and loss of income and capital invested. None of Macquarie Bank, Macquarie Leasing, the manager or any other member company of the Macquarie Group guarantees any particular rate of return on, or the performance of, the notes nor do they guarantee the repayment of capital from the notes.

No Guarantee by Other Transaction Parties

The notes do not represent deposits of Perpetual Trustee Company Limited, in its personal capacity, as trustee of the trust identified in the prospectus supplement or as trustee of any other trust, or deposits or liabilities of P.T. Limited, in its personal capacity or as security trustee of the relevant security trust or as security trustee of any other trust, the US$ note trustee, the principal paying agent, the US$ note registrar, the agent bank, the currency swap provider, the underwriters or any of their respective associates.

Perpetual Trustee Company Limited’s liability to make payments of interest and principal on the notes is limited to the extent of amounts available from the assets of the trust. All claims against Perpetual Trustee Company Limited in relation to the notes may only be satisfied out of the assets of the trust and are limited in recourse to the assets of the trust.

None of Perpetual Trustee Company Limited, in its personal capacity, as trustee of the trust identified in the prospectus supplement or as trustee of any other trust, P.T. Limited, in its personal capacity or as security trustee of the relevant security trust or as security trustee of any other trust, the US$ note trustee, the principal paying agent, the US$ note registrar, the agent bank, the currency swap provider, the underwriters or any of their respective associates, guarantees the payment or repayment or the return of any principal invested in, or any particular rate of return on, the notes or the performance of the assets of the trust.

In addition, none of the obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the trust identified in the prospectus supplement, or of the manager are guaranteed in any way by Perpetual Trustee Company Limited, in its personal capacity, as trustee of the trust identified in the prospectus supplement or as trustee of any other trust, P.T. Limited, in its personal capacity or as security trustee of the relevant security trust or as security trustee of any other trust, the US$ note trustee, the principal paying agent, the US$ note registrar, the agent bank, the currency swap provider, the underwriters or any of their respective associates.

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The Notes are Subject to Investment Risk

The holding of the notes is subject to investment risk, including possible delays in repayment and loss of income and principal invested.

For further details of the investment risk involved, see “Risk Factors” in this prospectus and in the prospectus supplement.

vi

SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. This summary contains an overview of some of the concepts and other information to aid your understanding. The information contained in this summary is qualified by the more detailed explanations in other parts of this prospectus and the prospectus supplement.

Depositor, Sponsor, Servicer and Originator of the Trust

Macquarie Leasing Pty Limited

Issuing Entity and Trust

The depositor will cause a separate trust to be formed for each securitisation transaction. Each trust will be established under Australian law pursuant to the master trust deed, a series supplement and, where applicable, a trust creation deed. Perpetual Trustee Company Limited, in its capacity as trustee of the trust, will issue the notes and one or more classes of units. The unitholders hold the beneficial interest in the trust.

Issuer Trustee

Perpetual Trustee Company Limited, in its capacity as trustee of the trust

Manager

Macquarie Securities Management Pty Limited

Security Trustee

P.T. Limited

US$ Note Trustee

The prospectus supplement will identify the US$ note trustee for the US$ notes.

Summary of the Notes

The issuer trustee will issue one or more classes and, if applicable, sub-classes of US$ notes under a series supplement, the master trust deed, and a US$ note trust deed.

The terms of the US$ notes will be described in the prospectus supplement, including, for each class and, if applicable, sub-class of notes, its:

•	interest rate and method of determining the interest rate,

•	principal amount, and

•	maturity date.

The notes of one class may differ from the notes of another class in certain respects, including:

•	the timing and priority of payments,

•	whether and how the priority changes over time or with performance of the receivables pool, or

•	upon the occurrence of certain events of default and the related consequences.

The priority of payments among the different classes of notes will be described in the prospectus supplement.

Trust Assets

The primary asset of the trust will be a pool of lease contracts, hire purchase contracts and loan contracts secured by new and used motor vehicles (including cars, trucks, buses, trailers, forklifts and motorcycles) and/or equipment located in Australia.

Macquarie Leasing randomly selects the receivables to be included in the pool of receivables deposited to the trust from those motor vehicle and/or equipment receivables which comply with the eligibility criteria described in the prospectus supplement and are held by Macquarie Leasing or by the trustee of one or more of the warehouse trusts established under the SMART securitisation programme for which Macquarie Leasing holds the beneficial interest. The prospectus supplement will identify any warehouse trusts from which the receivables will be purchased.

In addition to the receivables, the trust assets will include:

•	all retained title rights in relation to the receivables,

•	rights under any collateral securing the receivables and any insurance policies in relation to any collateral relating to the receivables,

•	short-term investments and bank accounts of the trust,

•	the issuer trustee’s rights under the transaction documents, including rights under the currency swap agreement and any other swap agreement, and

•	any other property identified in the prospectus supplement.

For a more detailed description of the trust assets, you should read “Description of the Assets of the Trust—Assets of the Trust” in this prospectus.

Credit and Liquidity Enhancement

The prospectus supplement will describe the features designed to protect US$ noteholders against delays in payments or losses on the receivables and consequent delays or defaults in payments on the notes. These features are called credit enhancement and may include:

•	excess spread,

•	subordination of other notes issued by the issuer trustee on behalf of the trust,

•	letters of credit,

•	surety bonds,

•	a guaranteed investment contract, or

•	discounted cash flow mechanisms or yield supplement discount arrangements for receivables with low interest rates or finance charges.

The prospectus supplement will describe any features designed to ensure the timely payment of amounts owed to US$ noteholders.

These features are called liquidity enhancement and may include:

•	reserve accounts, or

•	re-direction of principal collections to cover interest on US$ notes and trust expenses.

For a more detailed description of credit and liquidity enhancement, you should read “Description of the Notes” in the prospectus supplement.

Servicing of the Receivables

Macquarie Leasing will act as the servicer for the receivables. The servicer is responsible for, among other things, ensuring that the servicing of the receivables is in accordance with the servicing standards, managing all payments due under the terms and provisions of the receivables, and notifying the issuer trustee promptly after becoming aware of any servicer default. The issuer trustee will pay the servicer a monthly servicing fee specified in the prospectus supplement.

For a more detailed description of the servicing of the receivables, you should read “Servicing of the SMART Receivables” and “Description of the Transaction Documents—The Master Sale and Servicing Deed—Undertakings of the Servicer” in this prospectus.

Events of Default and Enforcement of the Security

The master security trust deed and the general security deed governing the terms and conditions of the notes includes a list of adverse events called events of default. Events of default include, among others, the following:

•	a failure by the issuer trustee to pay any owed principal or interest on the US$ notes within 10 days of the date on which it is due, and

•	the insolvency of Perpetual Trustee Company Limited in its capacity as issuer trustee of the trust.

Upon the occurrence of an event of default, the charge under the master security trust deed and the general security deed will automatically and immediately become fixed over all of the secured property (other than in very limited circumstances where the charge will only automatically and immediately become fixed over specific items of the secured property affected by the relevant event of default).

If the security trustee becomes actually aware that an event of default has occurred, it must notify the secured creditors (including the US$ noteholders) and each hired rating agency and convene a meeting of the voting secured creditors to seek directions as to what, if any, action it should take, including whether to accelerate the repayment of the notes. Enforcement of the Security under the master security trust deed and the general security deed will not occur until such a meeting is convened and the voting secured creditors provide a direction to the security trustee to take an action unless, in the opinion of the security trustee, the delay required to obtain the consent of the voting secured creditors would be prejudicial to the interests of the secured creditors. The voting secured creditors may direct the security trustee to declare the secured moneys in relation to the trust immediately due and payable, to appoint a receiver over the secured property, to instruct the security trustee to sell and realise the secured property or to take such other actions as the voting secured creditors may otherwise specify.

Following the occurrence of an event of default and the enforcement of the Security (whether or not the notes have been accelerated), payments by the issuer trustee will be made in accordance with payment priorities that differ from those which apply prior to enforcement of the Security.

For a more detailed description of events of default and the enforcement of the Security, you should read “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Events of Default” and “—The Master Security Trust Deed and the General Security Deed—Enforcement of the Security” in this prospectus and “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement.

U.S. Tax Considerations

If you purchase a US$ note, you agree by your purchase that you will treat your US$ note as debt for U.S. federal, state and local income and franchise tax purposes.

Skadden, Arps, Slate, Meagher & Flom LLP will deliver its opinion that, subject to the assumptions, qualifications and representations set out in the opinion, for U.S. federal income tax purposes:

•	the US$ notes will be treated as debt, and
•	the trust will not be classified as an association or publicly traded partnership taxable as a corporation.

For more detailed information about the application of U.S. federal, state and local tax laws, you should read “United States Federal Income Tax Matters” in this prospectus and in the prospectus supplement.

Australian Tax Considerations

Allen & Overy will deliver its opinion with respect to taxation of interest on the US$ notes, taxation of profit on US$ notes, tax status of the trust, goods and services tax and stamp duty tax.

For more detailed information about the application of Australian tax laws, you should read “Australian Tax Matters” in this prospectus and in the prospectus supplement.

ERISA

The US$ notes generally will be eligible for purchase by benefit plan investors.

For more detailed information about the application of ERISA, you should read “ERISA Considerations” in this prospectus and in the prospectus supplement.

RISK FACTORS

You should consider the following risk factors (and the risks described in the section captioned “Risk Factors” in the prospectus supplement) in deciding whether to purchase any of the US$ notes.

Risk Relating to the US$ Notes

The US$ notes will be paid only from the assets of the trust and you may experience a loss or receive a lower yield than you expected if the assets of the trust are insufficient to repay the US$ notes

•     Under Australian law, the notes are debt obligations of the issuer trustee exclusively in its capacity as trustee of the trust. The US$ notes do not represent an interest in or obligation of the issuer trustee in its individual capacity or of any of the other parties to the transaction. The assets of the trust will be the sole source of payments on the notes, and the issuer trustee’s liability in respect of the notes is limited to an amount no greater than the assets of the trust available to the issuer trustee to satisfy the liability. There can be no assurance that the assets of the trust will be sufficient to make all interest and principal payments on the notes. If the assets of the trust are insufficient to pay the interest and principal on your US$ notes when due, there will be no other source from which to receive these payments and you may experience a loss or receive a lower yield on your investment than you expected.

Investment in the US$ notes may not be suitable for all investors

•     The US$ notes are not a suitable investment for any investor that requires a regular or predictable schedule of payments or payment on any specific date. The US$ notes are complex investments issued by a foreign entity that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyse the prepayment, reinvestment, default and market risk, the tax consequences of an investment, and the interaction of these factors. Asset-backed securities, like the US$ notes, usually produce more returns of principal to investors when market interest rates fall below the interest rates on the receivables and produce less returns of principal when market interest rates rise above the interest rates on the receivables. If obligors refinance or pay out their receivables, noteholders will receive an unanticipated payment of principal. As a result, if market interest rates are falling, noteholders are likely to receive more money to reinvest at a time when other investments generally are producing a lower yield than that on the notes and are likely to receive less money to reinvest when other investments generally are producing a higher yield than that on the notes. Holders will bear the risk that the timing and amount of distributions on the notes will prevent noteholders from attaining the desired yield.

The timing of principal distributions on your US$ notes is uncertain

•     Set out below is a description of some circumstances in which the issuer trustee may receive early or delayed repayments of principal on the SMART Receivables. In any of these circumstances, the US$ noteholders may receive repayments of principal on the US$ notes earlier or later than would otherwise have been the case:

• voluntary prepayments from an obligor that exceed the obligor’s contractual payment obligation in respect of a SMART Receivable;

• enforcement proceeds due to an obligor having defaulted on its contract;

• insurance proceeds in relation to an insurance claim in respect of property subject to a mortgage or retained title rights in relation to a SMART Receivable;

•     damages and/or repurchase payments from Macquarie Leasing following the discovery that any of the representations and warranties made by Macquarie Leasing in respect of a SMART Receivable were incorrect when given. See “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in this prospectus;

• proceeds of Macquarie Leasing’s repurchases of SMART Receivables as a result of any one of the following occurring:

• a change in law occurs which leads to the trust being terminated early and the SMART Receivables being repurchased by Macquarie Leasing or sold to a third party; or

• Macquarie Leasing exercises its option to repurchase the balance of the SMART Receivables:

• in accordance with Macquarie Leasing’s right of first refusal on or following the termination of the trust; or

•     upon the manager directing the issuer trustee to redeem the notes on or after a distribution date on or after the exercise by Macquarie Leasing of its clean-up call option or the occurrence of a tax redemption event; or

•      proceeds of enforcement of the master security trust deed and the general security deed prior to the respective maturity dates of the US$ notes.

          For further information with respect to the implications of prepayments on the SMART Receivables, see “Prepayment and Yield Considerations” in the prospectus supplement.

•      If Macquarie Leasing elects not to exercise its clean-up call option, the manager will not direct the issuer trustee to redeem the notes on the distribution date on which the aggregate principal balance of the SMART Receivables, expressed as a percentage of the aggregate principal balance of the SMART Receivables on the closing date, falls below the percentage specified in “Description of the Notes—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” in the prospectus supplement. In this case the notes will not be redeemed until either Macquarie Leasing exercises its clean-up call option or the earlier of (a) the maturity date and (b) the date on which the invested amount (or, if approved by an Extraordinary Resolution of all noteholders at a meeting convened under the master security trust deed, the collateralised amount) of the outstanding notes is reduced to zero in accordance with the cash flows described in “Description of the Notes—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” in the prospectus supplement.

•      In the case of a SMART Receivable which is a loan contract, the mortgage which secures the SMART Receivable may also secure other financial accommodation provided by Macquarie Leasing. If the obligor is in default under that other financial accommodation and Macquarie Leasing enforces the relevant mortgage, the proceeds of enforcement will be made available to the issuer trustee (in priority to Macquarie Leasing) for repayment of the SMART Receivable. This may in turn result in the relevant SMART Receivable being prepaid earlier than would otherwise be the case. This may occur notwithstanding there being no default under the SMART Receivable.

•     Each of the above factors makes it difficult to reliably predict the actual rate of prepayment of the SMART Receivables or the rate and timing of payments of principal on your US$ notes. There is no guarantee that the actual rate of prepayment on the SMART Receivables, or the actual rate of prepayments on the US$ notes, will conform to any particular model or that you will achieve the yield you expected on your investment in the US$ notes. If you bought your US$ notes for more than their face amount, the yield on your US$ notes will drop if principal payments on your US$ notes occur at a faster rate than you expect. If you bought your US$ notes for less than their face amount, the yield on your US$ notes will increase if principal payments on your US$ notes occur at a slower rate than you expect.

Sufficient funds may not be available for the issuer trustee to redeem your US$ notes following the enforcement of the Security

•     Following the enforcement of the master security trust deed and the general security deed, the ability of the issuer trustee to redeem all of the notes at their aggregate invested amounts while any of the SMART Receivables are still outstanding will depend upon whether the issuer trustee is able to collect or otherwise obtain an amount sufficient to redeem the notes and to pay its other obligations in the order described in “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement. The moneys available to the security trustee for distribution may not be sufficient to satisfy in full the claims of all or any of the noteholders and neither the security trustee nor the issuer trustee will have any liability to the noteholders in respect of any such deficiency. Although the security trustee may seek to obtain the necessary funds by means of a sale of the outstanding SMART Receivables, there is no guarantee that there will be at that time an active and liquid secondary market for such SMART Receivables. Further, if there was such a secondary market, there is no guarantee that the security trustee will be able to sell the SMART Receivables for the principal amount then outstanding under such SMART Receivables.

If the notes are redeemed early because Macquarie Leasing exercises its clean-up call option or a tax redemption event occurs, the yield on your US$ notes could be lower than expected, and if noteholders owning at least 75% of the aggregate outstanding amount of the notes as a whole voting at a meeting of the noteholders consent to receiving a lesser amount of payment in redemption of their notes, you could suffer losses

•     If the manager directs the issuer trustee to redeem the notes early because the clean-up call option is exercised or a tax redemption event occurs, noteholders owning at least 75% of the aggregate outstanding amount of the notes as a whole (and not on a class by class basis or basis of the affected notes) voting at a meeting of the noteholders may consent to receiving an amount equal to the collateralised amount of the notes plus accrued interest, rather than their invested amount plus accrued interest. See “Description of the Notes—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” in the prospectus supplement. As a result, noteholders may not fully recover their investment. In addition, any early redemption of the notes will shorten their average lives and potentially lower the yield on the notes.

Credit enhancement may not be sufficient to absorb losses

•     Credit enhancement in the form of subordination of the A$ notes to the US$ notes and excess interest collections are intended to absorb anticipated losses on the SMART Receivables, but there can be no assurance that credit enhancement will be sufficient to absorb any or all actual losses on the receivables comprising the assets of the trust.

•     The amount of credit enhancement provided through the subordination of the A$ notes to the US$ notes is limited and could be depleted prior to the payment in full of the US$ notes. If the collateralised amount of each of the A$ notes is reduced to zero, US$ noteholders may suffer losses on their notes.

Because book-entry registration will be used, you will not receive physical notes representing your US$ notes and will be able to exercise your rights as a noteholder only through the clearing agency

•     The US$ notes will be delivered to you in book-entry form through the facilities of The Depository Trust Company. Consequently, your US$ notes will not be registered in your name and you will not be recognised as a noteholder by the US$ note trustee. You will only be able to exercise the rights of a noteholder indirectly through The Depository Trust Company and its participating organizations. See “Description of the Notes—Book-Entry Registration” in this prospectus. In addition, you may be limited in your ability to resell the US$ notes to a person or entity that does not participate in The Depository Trust Company system.

•     You will not receive physical notes, except in limited circumstances. This could:

•      cause you to experience delays in receiving payments on the US$ notes because the principal paying agent will be sending distributions on the notes to the applicable clearing agency instead of directly to you;

•      limit or prevent you from using your US$ notes as collateral; and

•      hinder your ability to resell the US$ notes or reduce the price that you receive for them.

Voting secured creditors generally must act to effect enforcement of the Security

•     Neither the master security trust deed nor the general security deed will be enforced automatically after an event of default occurs under the master security trust deed and/or the general security deed. If the voting secured creditors have not by Extraordinary Resolution directed the security trustee, enforcement will not occur and the priority of payments will not shift to the post-enforcement priorities (unless the security trustee determines that the delay required to obtain direction from the voting secured creditors would be prejudicial to the voting secured creditors and elects to act in the absence of such direction). Instead, the voting secured creditors must act by Extraordinary Resolution to direct the security trustee to take one or more of the following actions: declare the notes immediately due and payable, appoint a receiver over the secured property, instruct the security trustee to sell and realise the secured property or take such other action as they may specify. Such an Extraordinary Resolution generally requires the consent of voting secured creditors owning at least 75% of the aggregate outstanding amount of the notes voting at a meeting of the voting secured creditors or a written consent by all the voting secured creditors. The security trustee is not required to act in relation to the enforcement of the Security unless its liability is limited in a manner reasonably satisfactory to it or it is adequately indemnified. See “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Enforcement of the Security” in this prospectus and “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement.

Risk Relating to SMART Receivables

The performance of the SMART Receivables is uncertain

•     The issuer trustee’s obligations to pay interest and principal on the US$ notes in full is limited by, among other things, receipts under or in respect of the outstanding SMART Receivables. US$ noteholders must rely primarily upon payments being made by obligors under the SMART Receivables and, if and to the extent available, money available to be drawn from the liquidity reserve balance for payment on their notes. See “Description of the Notes—Available Income and Other Calculations” in the prospectus supplement.

• If obligors fail to make their payments when due (other than when the obligor has prepaid principal under a SMART Receivable, as to which see “Risk Factors—Risk Relating to the US$ Notes—The timing of principal distributions on your US$ notes is uncertain” in this prospectus), there is a possibility that the issuer trustee may have insufficient funds to make full payments of interest on the US$ notes and eventual payment of principal to the noteholders. A wide variety of local or international developments of a legal, social, economic, financial, political or other nature could affect the performance of obligors under the SMART Receivables.

Repossession, preparation for re-sale and sale of the assets underlying the SMART Receivables may cause delays in payment and losses on your US$ notes

•     If an obligor defaults on payments to be made under a SMART Receivable and the servicer seeks to enforce any collateral security or mortgage securing a SMART Receivable and repossess, repair (as necessary) in preparation for re-sale and sell the asset underlying the SMART Receivable, many factors may affect the length of time before the underlying asset is sold and the proceeds of sale (if any) are realised. In such circumstances, the sale proceeds are likely to be less than if the sale was carried out by the obligor in the ordinary course. Any such delay and any loss incurred as a result of the realised proceeds of the sale of the underlying asset being less than the principal amount outstanding at that time under the SMART Receivable may affect the ability of the issuer trustee to make payments under the US$ notes.

The issuer trustee will initially hold only an equitable interest in the SMART Receivables, rather than legal title

•     The SMART Receivables will initially be sold in equity by Macquarie Leasing or Perpetual Trustee Company Limited, as the trustee of each warehouse trust, to the issuer trustee. If the issuer trustee declares that a perfection of title event has occurred under the master sale and servicing deed, the issuer trustee and the manager must, among other things, take all such steps as are necessary to protect and, where applicable, perfect the issuer trustee’s legal title in the SMART Receivable Rights. Until such time, the issuer trustee must not take any such steps to perfect legal title and, in particular, it will not notify the obligors or any security providers of the sale of the SMART Receivables. See “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus for further details on perfection of title events.

• The delay in notifying an obligor of such sale of the SMART Receivables to the issuer trustee may have the following consequences:

•     until an obligor, guarantor or security provider has notice of the sale, such person is not bound to make payment to anyone other than Macquarie Leasing and can obtain a valid discharge from Macquarie Leasing. As a result, there may be a delay in or reduction of collections on the SMART Receivables available to make payments on the US$ notes. However, Macquarie Leasing is obliged to deal with all moneys received from obligors in accordance with the series supplement and the master sale and servicing deed and pay such amounts into the collections account;

•     for so long as the issuer trustee holds only an equitable interest in the SMART Receivables, the issuer trustee’s interest in the SMART Receivables may become subject to the interests of third parties created after the issuer trustee’s equitable interest was created but prior to the issuer trustee acquiring a legal interest. To reduce this risk, the servicer has undertaken not to consent to the creation or existence of any security interest having priority over any mortgages or collateral securities securing the SMART Receivables; and

•     for so long as the issuer trustee holds only an equitable interest in the SMART Receivables, Macquarie Leasing must be a party to any legal proceedings against any borrower, guarantor or security provider in relation to the enforcement of any SMART Receivable. In this regard, the servicer undertakes to service (including enforce) the SMART Receivables in accordance with the servicing standards.

•     In addition, section 80(7) of the Australian Personal Property Securities Act 2009 (Cth) (“PPSA”) provides that an obligor in relation to a receivable will be entitled to make payments to, and obtain a good discharge from, the seller of a receivable rather than directly to, and from, the purchaser of the receivable until such time as the obligor receives a notice of the assignment of the relevant receivable that complies with the requirements of section 80(7)(a) of the PPSA (including a statement that payment is to be made to the purchaser of the receivable). If, however, an obligor receives a notice that complies with the requirements of section 80(7)(a) of the PPSA from any person other than the seller of the receivable, the obligor requests the purchaser of the receivable to provide proof of the assignment and the purchaser of the receivable fails to provide that proof within 5 business days of the request, the obligor may continue to make payments to the seller. Accordingly, after a perfection of title event has occurred and legal title to the SMART Receivable has been transferred to the issuer trustee, an obligor in relation to a SMART Receivable may in certain circumstances nevertheless make payments to Macquarie Leasing and obtain a good discharge from Macquarie Leasing notwithstanding the legal assignment of the relevant SMART Receivable to the issuer trustee, if the issuer trustee fails to comply with these notice requirements. However, this risk is mitigated by the fact that Macquarie Leasing will provide the issuer trustee with a power of attorney to permit it to give notice of such an assignment of the SMART Receivable to the relevant obligor in the name of Macquarie Leasing.

Risk Relating to Macquarie Entities

The termination or resignation of the servicer may impact payments on your US$ notes

•     The servicer’s appointment as servicer may be terminated in certain circumstances which are outlined in “Description of the Transaction Documents—The Master Sale and Servicing Deed—Servicer Default and Removal of the Servicer” in this prospectus. While a servicer default is subsisting of which the issuer trustee is actually aware, the issuer trustee must immediately terminate the servicer. If the appointment of the servicer is terminated, the issuer trustee is obliged to find another entity to perform the role of servicer for the trust. The servicer may also retire as servicer by giving not less than 3 months’ notice in writing to the issuer trustee, the manager and each rating agency hired by the sponsor (unless otherwise agreed by such parties). If the servicer resigns, the issuer trustee may appoint a substitute servicer nominated by the outgoing servicer or, if no substitute servicer is proposed by the outgoing servicer by the date one month prior to its proposed retirement, the issuer trustee may appoint a substitute servicer in relation to the trust. For further details see “Description of the Transaction Documents—The Master Sale and Servicing Deed—Voluntary Retirement of the Servicer” in this prospectus. The appointment of a substitute servicer will only have effect once (a) the manager issues a Rating Notification in relation to such appointment and (b) the substitute servicer has executed a deed under which it agrees to service the SMART Receivables and the other SMART Receivable Rights upon the same terms as originally agreed to by the servicer. However, there can be no assurance that a substitute servicer will be found who would be willing to service the SMART Receivables and the other SMART Receivable Rights on the same terms agreed to by the servicer.

•     Because the servicing fee is structured as a percentage of the aggregate invested amount of the notes as at the beginning of the interest period preceding each distribution date, potential substitute servicers may consider the amount of the servicing fee insufficient if the related servicing is required to be transferred at a time when much of the initial aggregate invested amount of the notes has been repaid. Due to this reduction in servicing fee, it may be difficult to find a substitute servicer. Consequently, the time it takes to effect the transfer of servicing to a substitute servicer under such circumstances may result in delays and/or reductions in the interest and principal payments on your US$ notes.

•     If the issuer trustee is unable to locate a suitable substitute servicer, the issuer trustee must act as the substitute servicer, and will continue to act in this capacity until a suitable substitute servicer is found. If the issuer trustee is required to act as the servicer, the processing of payments on the receivables and information relating to collections could be delayed. This could cause payments on your US$ notes to be delayed and/or result in reductions in the interest and principal payments on your US$ notes.

The servicer may be permitted to take into account its own franchise considerations when servicing the SMART Receivables

•     The servicer is obliged to service the SMART Receivables in accordance with the servicing standards which are set out in Macquarie Leasing’s operations manual or, to the extent not covered by these servicing standards, the standards and practices of a prudent financier in the business of financing purchases of vehicles and equipment in Australia. There is no definitive view as to whether the standards and practices of a prudent financier in the business of financing purchases of vehicles and equipment in Australia do or do not include the servicer’s own franchise considerations. If those considerations are included in the applicable servicing standards, the servicer would be entitled to consider its own reputation and future business writing prospects in making a determination as to how current SMART Receivables are administered. Such a course may result in a delay of principal returns to noteholders. The servicer is, however, required to comply with the express limitations in the series supplement and the master sale and servicing deed. For further information on the servicer’s undertakings, see “Description of the Transaction Documents—The Master Sale and Servicing Deed—Undertakings of the Servicer” in this prospectus.

In the event Macquarie Leasing or the manager breaches its representations and warranties to the issuer trustee in relation to the SMART Receivables, the issuer trustee’s remedies are limited and you may suffer a loss on your US$ notes

•     In the case of SMART Receivables that Macquarie Leasing transfers directly to the issuer trustee, in its capacity as trustee of the trust, Macquarie Leasing will make certain representations and warranties relating to the SMART Receivables to the issuer trustee, as at the cut-off dates relating to the transfers of those SMART Receivables. In the case of SMART Receivables that the issuer trustee is purchasing from Perpetual Trustee Company Limited, in its capacity as trustee of each of the warehouse trusts, Macquarie Leasing previously gave certain representations and warranties relating to those SMART Receivables to Perpetual Trustee Company Limited, in its capacity as trustee of each of the warehouse trusts, as at the cut-off dates relating to each such initial transfer, and on the closing date, the issuer trustee will obtain the benefit of these representations and warranties in respect of the SMART Receivables to be sold to the issuer trustee pursuant to each transfer proposal. In either case, if there is a breach of these representations and warranties, the issuer trustee may, depending on when the breach was discovered, either make a demand that Macquarie Leasing repurchase the relevant SMART Receivables or make an indemnity claim for damages against Macquarie Leasing. See “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in this prospectus.

•     The representations and warranties of Macquarie Leasing described above were made subject to the best of Macquarie Leasing’s knowledge and belief. Therefore, if at the time when Macquarie Leasing made any representation and warranty described above, Macquarie Leasing did not then have knowledge of any circumstance that would cause such representation and warranty to be breached if Macquarie Leasing had knowledge of such circumstance, the actual existence of such circumstance will not give rise to any of the remedies referred to above.

•     The issuer trustee has not investigated or made any inquiries regarding the accuracy of the representations and warranties. Under the master sale and servicing deed, the issuer trustee is under no obligation to test the truth of the representations and warranties and is entitled to rely entirely upon the representations and warranties being correct unless it is actually aware of any breach. Macquarie Leasing has agreed to repurchase the relevant SMART Receivables if Macquarie Leasing gives notice to the manager and the issuer trustee of the breach or receives notice of the breach from either of them not later than 5 business days before the end of a 120-day prescribed period commencing on the date on which Macquarie Leasing sold the SMART Receivables to the issuer trustee or to the trustee of the relevant warehouse trust, as applicable. Macquarie Leasing has also agreed to indemnify the issuer trustee for any costs, damages or losses incurred by the issuer trustee as a result of any one of the representations and warranties given by Macquarie Leasing in relation to a SMART Receivable being incorrect when given if the breach is discovered after the day that is 5 business days before the end of the 120-day prescribed period described above. However, the amount of such costs, damages or losses cannot exceed the principal amount outstanding and accrued but uncollected interest and any outstanding fees in respect of the SMART Receivables. Besides this remedy and the repurchase remedy described above, there is no other express remedy available to the issuer trustee in respect of a breach of the representations and warranties given in respect of the SMART Receivables. If Macquarie Leasing fails to repurchase any SMART Receivable or fails to pay damages in respect of any SMART Receivables as to which the representations and warranties have been breached, or the amount of such damage is not sufficient to compensate the issuer trustee for such breach, including in a case where Macquarie Leasing is experiencing financial difficulties, you may suffer a loss on your US$ notes. The rights of the issuer trustee in respect of any representation or warranty being incorrect are described in more detail in “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables—Consequences of a Breach of the Representations and Warranties” in this prospectus.

•     The issuer trustee will not have an indemnity against the manager if a representation and warranty regarding a SMART Receivable’s satisfaction of the eligibility criteria specified in the prospectus supplement, as of the cut-off date, was incorrect when given by the manager in connection with the transfer of the SMART Receivable from the trustee of a warehouse trust to the issuer trustee. However, the issuer trustee will have the option to sue for damages for breach. The issuer trustee will pay the cost of pursuing any such judicial remedies in priority over payments to the noteholders. The pursuit of such judicial remedies may delay payment or cause losses on your US$ notes.

The servicer’s inability to recover the residual values of the leased assets may adversely impact your US$ notes

•     At the end of a lease contract, if the residual value of the leased asset exceeds the market resale price of the leased asset, the lessee is required to pay the shortfall. However, this obligation is secured only to the extent of the sale proceeds of the leased asset. If the servicer is not able to fully recover the residual values of the leased assets upon sale, there could be delays and/or reductions in the collections available to make payments on your US$ notes. See “Servicing of The SMART Receivables—Collections and Enforcement” in this prospectus.

Risk Relating to Hedge Agreements

Default by a fixed rate swap counterparty or currency swap counterparty or termination of a fixed rate swap or currency swap could reduce or delay payments on the US$ notes and may cause an event of default under the master security trust deed and the general security deed

•     The issuer trustee will enter into a fixed rate swap to provide a hedge against the fixed rates of interest payable on the SMART Receivables and the floating rate obligations payable by the issuer trustee to the currency swap provider and the A$ noteholders. Moreover, the payments the issuer trustee receives from the SMART Receivables and from the fixed rate swap provider will be denominated in Australian dollars; however, the principal paying agent (on behalf of the issuer trustee) will be required to make payments on the US$ notes in U.S. dollars. The issuer trustee will enter into one or more currency swaps in order to reduce its exposure to changes in currency exchange rates. Such swaps may also hedge the basis risk between different floating rate indices.

•     If a fixed rate swap or currency swap is terminated or a fixed rate swap provider or currency swap provider fails to perform its payment obligations, noteholders will be exposed to the risk that the issuer trustee will not be able to enter into a replacement swap and will not receive sufficient funds to make payments on the US$ notes. This could cause an event of default under the master security trust deed and the general security deed.

•     The prospectus supplement will contain additional information regarding any fixed rate swap agreement or currency swap agreement entered into by the issuer trustee, as well as the risks associated with these swap agreements. See “The Currency Swaps and the Fixed Rate Swap” and “Risk Factors—Risk Relating to Hedge Agreements” in the prospectus supplement.

Risk Relating to Certain Conflicts of Interests

The US$ note trustee may waive certain breaches by a transaction party of the terms of any transaction document without your consent

•     The US$ note trustee must agree to any waiver or authorisation of any breach or proposed breach of any of the terms of the transaction documents by a transaction party if it is so directed by a majority of the

US$ noteholders determined as a single class or, where a waiver or authorisation of a breach or proposed breach affects a particular class or sub-class of US$ notes only, if it is so directed by a majority of the US$ noteholders of that class or sub-class, as applicable. Some investors in the US$ notes may have different interests from you and will not be required to consider the effect of such waiver or authorisation on your US$ notes. See “Description of the Transaction Documents—The US$ Note Trust Deed—Waiver of Breach by the US$ Note Trustee” in this prospectus.

You may suffer losses because you have limited control over actions of the trust and conflicts with other noteholders may occur

•    Certain events under the transaction documents may occur if they are approved by an Extraordinary Resolution of 75% of all investors (including holders of US$ notes and A$ notes in the aggregate) casting votes at a meeting of such investors. These events include, without limitation, the appointment of a replacement issuer trustee under the master trust deed and the offer by the issuer trustee to sell the SMART Receivables to Macquarie Leasing following the termination event date of the trust (even if the fair market value of the SMART Receivables is insufficient to ensure that the noteholders will receive the aggregate of the invested amounts of the notes and interest payable on the notes).

•    The amendment of the master trust deed and the series supplement, if the issuer trustee deems the amendment desirable for other than a technical or corrective reason, must be approved by an Extraordinary Resolution of any class or sub-class of notes which in the reasonable opinion of the issuer trustee is likely to be prejudiced by the amendment.

•    The security trustee must not take any steps to enforce the Security unless the voting secured creditors have passed an Extraordinary Resolution directing it to take such action or in the opinion of the security trustee the delay required to obtain the consent of the voting secured creditors would be prejudicial to the interests of the secured creditors.

•    The issuer trustee may not (and the manager will not direct it to) terminate the currency swaps without the prior written consent of the US$ note trustee. A requirement of such consent is an Extraordinary Resolution of the US$ noteholders directing such termination.

•    Those investors approving the Extraordinary Resolutions set forth above may have different interests from you and will not be required to consider the effect of such Extraordinary Resolution on your US$ notes. Further, as payments of principal will be made on the US$ notes prior to payments on the A$ notes to the extent the pro rata paydown test is not satisfied, the proportion of US$ notes outstanding to all outstanding notes will decrease over the life of the transaction, thus increasing the risk to you described above.

•    In addition, certain of the transaction documents may be amended by the parties to such documents without the consent of noteholders in order to take into account any changes in the ratings criteria of the rating agencies hired by the sponsor to rate the notes of any trust established under the master trust deed (including the trust formed in connection with the issuance of the US$ notes). The manager must issue a Rating Notification in relation to the proposed amendment and be satisfied that the proposed amendment will not give rise to an adverse effect on the amount or timing of payments to be made to any investor in relation to any trust established under the master trust deed that is affected by the amendment (including the trust formed in connection with the issuance of the US$ notes), but there can be no assurance that any such amendment will not have adverse consequences for an investor in the US$ notes. See “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Amendments to the Master Trust Deed and the Series Supplement”, “—The Master Sale and Servicing Deed— Amendments to the Master Sale and Servicing Deed” “—The Agency Agreement— Amendment of the Agency Agreement” “—The Master Security Trust Deed and the General Security Deed—Amendments to the Master Security Trust Deed and the General Security Deed” and “—The Regulation AB Compliance Agreement” in this prospectus and “The Currency Swaps and the Fixed Rate Swap—The Currency Swaps—Amendment” and “—The Fixed Rate Swap—Amendment” in the prospectus supplement.

Risk Relating to Certain Legal Aspects of the Transaction

US$ noteholders must enforce through the US$ note trustee

•    Under the terms of the master security trust deed and the general security deed, generally only the US$ note trustee is authorised to institute litigation to enforce the contractual obligations of the issuer trustee and the manager to the US$ noteholders. The ability of the US$ noteholders to take enforcement action is generally limited under the master security trust deed and the general security deed to the right to adopt an Extraordinary Resolution directing the US$ note trustee to take, or directing the security trustee to take, an action or bring a proceeding. No US$ noteholder is entitled to proceed directly against the issuer trustee or the manager in respect of the US$ notes or any transaction document.

The transaction documents are governed by Australian law and jurisdiction for any legal proceedings brought by the US$ note trustee on behalf of the US$ noteholders to enforce the transaction documents will likely be in Australia

•    Each of the transaction documents is governed by the laws of the Australian Capital Territory, or, with respect to the fixed rate swap agreement and the currency swap agreement, another Australian state. The parties to the transaction documents have agreed, and the US$ noteholders are deemed to have agreed, to the jurisdiction of the courts of the Australian Capital Territory with respect to legal action arising under the transaction documents (or, in the case of the fixed rate swap agreement and the currency swap agreement, to the jurisdiction of the courts of the Australian state whose laws govern the fixed rate swap agreement and the currency swap agreement, as specified in the prospectus supplement) and waived any objection to such a proceeding on the grounds that it is brought in an inconvenient forum.

•    Although the US$ note trust deed is also governed by the laws of the Australian Capital Territory, the parties to the US$ note trust deed (the US$ note trustee, the issuer trustee, Macquarie Leasing and the manager) have consented, and the US$ noteholders are deemed to have consented, to the non-exclusive jurisdiction of the courts in the Australian Capital Territory and the issuer trustee and the US$ note trustee have consented, and the US$ noteholders are deemed to have consented, to the non-exclusive jurisdiction of the courts in the state of New York for actions relating to the US$ note trust deed.

•    To enforce a U.S. judgment against the manager or Macquarie Leasing, including any judgment based upon the civil liability provisions of the United States federal securities laws, it may be necessary to bring an action to enforce the judgment in Australia. Neither Macquarie Leasing nor the manager has explicitly consented to submit to jurisdictions in the U.S.

Recharacterisation of the assignment or sale of the SMART Receivables as a loan could delay or reduce payments on the SMART Receivables

•    If Macquarie Leasing were to become insolvent, a liquidator or other person that assumes control of Macquarie Leasing could attempt to recharacterise the assignment of the SMART Receivables to the issuer trustee as a loan or to consolidate the SMART Receivables with the assets of Macquarie Leasing. Any such attempt could result in a delay in or reduction of collections on the SMART Receivables available to make payments on the US$ notes.

•    If Perpetual Trustee Company Limited in its personal capacity or in its capacity as trustee of any other trust established under the master trust deed were to become insolvent, a liquidator or other person that assumes control of Perpetual Trustee Company Limited could attempt to recharacterise the sale of the SMART Receivables to the issuer trustee as a loan or to consolidate the SMART Receivables with the assets of Perpetual Trustee Company Limited. Any such attempt could result in a delay in or reduction of collections on the SMART Receivables available to make payments on the US$ notes.

The new personal property securities regime may affect the issuer trustee’s security in relation to the SMART Receivables or the security trustee’s security over the assets of the trust

•    A new personal property securities regime commenced operation throughout Australia on January 30, 2012 pursuant to the PPSA. The PPSA adopts a “functional approach” to security interests. This means that the PPSA regulates any interest in relation to personal property that, in substance, secures payment or performance of an obligation.

•    Lease contracts, hire purchase contracts and loan contracts in respect of personal property, including motor vehicles, are regulated under the PPSA. Accordingly loan contracts, lease contracts and hire purchase contracts relating to motor vehicles and equipment entered into after January 30, 2012 should comply with the new PPSA regime in order to obtain the intended security and priority position. Subject to the transitional provisions of the PPSA, the PPSA also applies to security interests evidenced by agreements that were already in existence as at January 30, 2012. This type of security interest is referred to as a “transitional security interest”. Where a transitional security interest was already registered on certain existing public registers, such as under the REVS regime or the Australian Corporations Act 2001 (Cth) charges registration regime, that security interest has been migrated by the Australian federal government to the PPS register. Security interests which are not registered on any such existing public register as at January 30, 2012, will need to be registered within 2 years to preserve priority rights. If the details held by the relevant existing public register in relation to a transitional security interest are incorrect or insufficient or if, as a result of human or systemic error, those details were not properly migrated to the PPS register, or there is not a separate registration within the 2 year period, there is a risk that other persons with competing interests in the personal property may take free of that security interest because it will not have been perfected. However, transitional relief for a period of 60 months commencing from January 30, 2012 will apply to mitigate any such risk in relation to an error in respect of details on the PPS register arising solely as a result of human or systemic error in the migration process. In addition, if the security interest is unperfected, the holder of the security interest or the owner of the personal property may not be able to enforce that security interest or claim title to the personal property (as the case may be) if the lessee or other security provider becomes insolvent. Additionally, as the personal property security regime is new to the Australian security landscape, there is uncertainty as to its implementation from a legal and practical perspective. There is a risk that, in some circumstances, the priority of an interest under the personal property security regime will be different from its priority under the regime applying prior to January 30, 2012. As a result, there could be delays and/or reductions in collections on the SMART Receivables available to make payments on your US$ notes. See “Legal Aspects of the Receivables—Nature of Motor Vehicles and Equipment as Security—Application of the PPSA to Motor Vehicle and Equipment Financings” in this prospectus.

•    Under the master security trust deed and the general security deed, the issuer trustee is required, upon the request of the security trustee, to take such actions as are necessary or appropriate to more satisfactorily secure to the security trustee the payment of secured moneys or more satisfactorily assure the secured property to the security trustee. Further, each of Macquarie Leasing, the servicer and the manager will agree to do all things reasonably necessary (including, without limitation, directing the issuer trustee or the security trustee to take any required action) to permit the Security (as defined in the general security deed) to be perfected by registration on the PPS register and to otherwise perfect the issuer trustee’s interest in the assets of the trust in the context of the PPSA. However, there can be no assurance that such actions will be successful in achieving such perfection.

A determination that any term in a SMART Receivable that arises under a contract between Macquarie Leasing and a consumer obligor is unfair under the new unfair contract terms legislation could result in such SMART Receivable not being paid as expected, which may adversely affect the timing or amount of interest or principal payments on your US$ notes

•    Where an obligor is an individual, the terms of the related receivable may be subject to review under Part 2 of the Australian Securities and Investments Commission Act 2001 (the “ASIC Act”) and/or Part 2B of the Fair Trading Act 1999 (Vic) (the “Fair Trading Act”) for being unfair.

•    Under the ASIC Act, a term of a standard-form consumer contract will be unfair, and therefore void, if it causes a significant imbalance in the parties’ rights and obligations under the contract and is not reasonably necessary to protect the supplier’s legitimate interests. Although a term that is unfair will be void, the contract will continue if it is capable of operating without the unfair term.

•    Under the Fair Trading Act, a term in a consumer contract will be unfair and therefore void if it is a proscribed unfair term or if it causes a significant imbalance in the parties’ rights and obligations arising under the contract to the detriment of the consumer and, in the case of consumer contracts entered into from June 1, 2010, if the term is not reasonably necessary to protect the supplier’s legitimate interests.

•    The unfair contract terms regime under the ASIC Act commenced on July 1, 2010, while the application of the unfair contract terms regime to credit contracts under the Fair Trading Act commenced in June 2009. The unfair contract terms regime under the ASIC Act and/or the Fair Trading Act may apply to consumer receivables that constitute SMART Receivables, depending on when the consumer receivables were entered into. However, the unfair contract terms regime with respect to credit contracts under the Fair Trading Act ceased applying to new contracts from January 1, 2011.

•    Consumer receivables entered into before the application of either the ASIC Act or Fair Trading Act unfair terms regimes will become subject to the ASIC Act regime going forward if those contracts are renewed or a term is varied (although, where a term is varied, the regime only applies to the varied term).

•    Although the ASIC Act and the Fair Trading Act outline examples of what is considered to be unfair terms in contracts, to date there is limited case law as to how the courts will interpret these provisions. Any determination by a court that a term of a personal lease or consumer loan constituting a SMART Receivable is void under the unfair contract terms legislation due to it being unfair may adversely affect the timing or amount of any payments thereunder, which might in turn affect the timing or amount of interest or principal payments under your US$ notes.

If either Macquarie Leasing or the trustee of a warehouse trust breaches its contractual obligations and, as a result of that breach, a third party acquires an interest in a SMART Receivable or a security interest in a SMART Receivable, the third party could take that interest free of the issuer trustee’s interest in that SMART Receivable or that security interest may rank in priority to any security interest of the issuer trustee, which may result in reduced payments on your US$ notes

•    If either Macquarie Leasing or the trustee of a warehouse trust breaches its contractual obligations, through inadvertence or otherwise, and as a result of that breach a third party acquires:

•      an interest in a SMART Receivable, under the PPSA the third party would acquire that interest free of any interest of the issuer trustee in that SMART Receivable if that acquisition was made for value and any security interest held by the issuer trustee in relation to the SMART Receivable was not perfected for the purposes of the PPSA at the time of the acquisition; or

•      a perfected security interest in a SMART Receivable, under the PPSA the third party’s security interest would rank in priority to any security interest held by the issuer trustee in relation to the SMART Receivable if at the time of perfection of the third party’s security interest, the issuer trustee’s security interest was not perfected.

For the purpose of protecting the issuer trustee’s interests and security interests in the SMART Receivables, each of Macquarie Leasing and the Manager has agreed to do all things reasonably necessary to permit any security interest held by the issuer trustee in relation to the SMART Receivables to be perfected by registration on the PPS Register. However, if such registration is not completed or is completed incorrectly, the issuer trustee’s security interest in relation to a SMART Receivable will not be perfected and a third party will be able to take an interest in that SMART Receivable free of any interest held by the issuer trustee or take a security interest which ranks in priority to any security interest of the issuer trustee.

The Australian Anti-Money Laundering and Counter-Terrorism Financing Act (Cth) may affect the services of a reporting entity or the funds it provides. This ultimately could result in a delay or decrease in payments to you

•    The Australian Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) (the “AML/CTF Act”) regulates reporting entities. Reporting entities are identified by reference to a list of various designated services. These include making a loan in the course of carrying on a loan business or the issuing or selling of a security (e.g., a share or debenture) by a company (other than a security in the company itself).

• The AML/CTF Act imposes the following key obligations (among others) on reporting entities:

• verifying customer identities and collecting account holder information;

• reporting suspicious transactions, significant cash transactions (being transfers of A$10,000 or more) and international funds transfer instructions;

• retaining records;

• adopting and complying with an AML/CTF programme in managing compliance with their AML/CTF obligations and in verifying customer identities; and

• conducting ongoing due diligence of customers in relation to money laundering and financing of terrorism risks.

•    The AML/CTF Act operates subject to the Anti-Money Laundering and Counter-Terrorism Financing Rules Instrument 2007 (No. 1) (the “AML/CTF Rules”) and any other Anti-Money Laundering and Counter-Terrorism Financing rules which may be made by the Chief Executive Officer of the Australian Transaction Reports and Analysis Centre from time to time. Among other things, the AML/CTF Rules outline more detailed risk-based requirements for verifying customer identities and monitoring customer transactions on an ongoing basis. Contravention of the AML/CTF Act attracts civil penalties of fines up to A$11 million and certain criminal penalties of imprisonment for up to 10 years and fines up to A$1.1 million.

•    The obligations imposed on a reporting entity under the AML/CTF Act could affect the services of a reporting entity or the funds it provides and ultimately may result in a delay or decrease in the amounts a noteholder receives.

The imposition of a withholding tax will reduce payments to you and may lead to an early redemption of the notes

•    If a withholding tax is imposed on interest payments on the notes, the noteholders will not be entitled to receive grossed-up amounts to compensate for such withholding tax. Thus, the noteholders will receive less interest than is scheduled to be paid on the notes.

•    If the option to redeem the notes early is exercised as a result of the imposition of a withholding or other tax on any notes or in respect of the SMART Receivables, the early retirement of the notes will shorten their average lives and potentially lower the yield on the notes.

Global financial regulatory reforms may have a negative impact on the US$ notes or a significant impact on Macquarie Leasing’s securitisation programme, the trust, the issuer trustee, the manager or Macquarie Leasing

•    Changes in the global financial regulation or regulatory treatment of asset-backed securities may negatively impact the regulatory position of affected investors and have an adverse impact on the value and liquidity of asset-backed securities such as the US$ notes. You should consult with your own legal and investment advisors regarding the potential or actual impact on you and the related compliance issues.

•    No assurance can be given that any regulatory reforms will not have a significant impact on Macquarie Leasing’s securitisation programme or on the regulation and supervision of the trust, the issuer trustee, the manager or Macquarie Leasing.

THE ISSUING ENTITY

Perpetual Trustee Company Limited (ABN 42 000 001 007) (“Perpetual Trustee Company Limited”) in its capacity as trustee of the Trust identified in the applicable prospectus supplement will serve as the “Issuing Entity” of each securitisation transaction.

The Depositor will cause a separate trust to be formed for each securitisation transaction. The trust for a particular securitisation transaction (the “Trust”) will be described in the prospectus supplement. The Trust will be established under Australian law on or prior to the applicable closing date for the related securitisation transaction (the “Closing Date”) pursuant to the Master Trust Deed, a Series Supplement for the Trust (the “Series Supplement“) and, where applicable, a Trust Creation Deed for the Trust (the “Trust Creation Deed”).

The Trust will be a special purpose trust established to:

•	issue the notes (the “Notes”) and the units (the “Units”) described in the prospectus supplement;

•	apply the proceeds of the Notes to acquire the SMART Receivables from Macquarie Leasing or from Perpetual Trustee Company Limited, in its capacity as trustee of each Warehouse Trust; and

•	enter into, perform its obligations and exercise its rights under and take any action contemplated by any of the Transaction Documents,

in each case through its Issuer Trustee, Perpetual Trustee Company Limited.

On the Closing Date, the Issuer Trustee will acquire equitable, or beneficial, title to the SMART Receivables in its capacity as Issuer Trustee. The Issuer Trustee will fund the purchase of the SMART Receivables Pool by issuing the Notes. For a description of the sale of the SMART Receivables from Macquarie Leasing or from Perpetual Trustee Company Limited, in its capacity as trustee of each Warehouse Trust, to the Issuer Trustee on the Closing Date, see “Description of the Assets of the Trust—Acquisition of the SMART Receivables on the Closing Date” in this prospectus.

The Issuer Trustee will grant, in favour of the Security Trustee, a security interest for the purposes of the PPSA over all of the Trust assets which are subject to the PPSA. The Issuer Trustee will also grant a floating charge in favour of the Security Trustee over all of the Trust assets that are not subject to the PPSA. Together, the security interest and the floating charge secure all Trust assets in favour of the Security Trustee. See “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed” in this prospectus. The Trust is separate and distinct from each other trust established under the Master Trust Deed. The assets of the Trust are not available to meet the liabilities of any other trust and the assets of any other trust are not available to meet the liabilities of the Trust.

The powers of the Issuer Trustee under the Master Trust Deed are very broad. See “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—The Issuer Trustee’s Powers” in this prospectus. However, the Issuer Trustee’s power to accept, select, acquire, invest in, dispose of or otherwise deal with assets or property of the Trust must be exercised in accordance with the written proposals of the Manager and unless directed to do so by the Manager, the Issuer Trustee will not be entitled to issue additional notes or invest in additional securities, borrow additional moneys or make loans to other persons. No further securities will be issued other than the Notes and the Units.

The governing documents of the Trust may be modified as set forth under “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Amendments to the Master Trust Deed and the Series Supplement” in this prospectus.

For further information with respect to insolvency considerations regarding the Issuer Trustee, please see “Legal Aspects of the Receivables—Other Legal Considerations—Insolvency Considerations with Respect to the Issuer Trustee or Macquarie Leasing”.

THE ISSUER TRUSTEE

Perpetual Trustee Company Limited is appointed as the trustee of the Trust identified in the applicable prospectus supplement (the “Issuer Trustee”) on the terms set out in the Master Trust Deed and the relevant Series Supplement. Perpetual Trustee Company Limited was incorporated as Perpetual Trustee Company (Limited) on September 28, 1886 under the Companies Statute of New South Wales as a public company and, after a name change in 1971, is now known as Perpetual Trustee Company Limited. Perpetual Trustee Company Limited operates as a limited liability public company under the Australian Corporations Act 2001 (Cth).

Perpetual Trustee Company Limited and its related companies provide a range of services including trustee, custodial and administrative arrangements to the funds management, superannuation, property, infrastructure and capital markets. Perpetual Trustee Company Limited’s principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services. Perpetual Trustee Company Limited has obtained an Australian Financial Services Licence under Part 7.6 of the Australian Corporations Act 2001 (Cth) (Australian Financial Services Licence No. 236643).

Perpetual Trustee Company Limited has acted as trustee of each of the trusts established under the SMART securitisation programme since 2007.

Information with respect to the powers and obligations of the Issuer Trustee is set forth under “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement” in this prospectus.

Subject to certain limitations set forth under “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Limitation of the Issuer Trustee’s Liability; Rights

of the Issuer Trustee to Indemnification” in this prospectus, the Issuer Trustee is entitled under the Master Trust Deed to be indemnified out of the assets of the Trust for any liability incurred by the Issuer Trustee in performing or exercising any of its powers or duties in relation to the Trust.

The Issuer Trustee will be entitled to a monthly fee. See “Summary—Transaction Fees” in the prospectus supplement and “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—The Issuer Trustee’s Fees and Expenses” in this prospectus.

THE MACQUARIE PARTIES

The Macquarie Group

Founded in 1969, Macquarie Group is a global provider of banking, financial, advisory, investment and funds management services. Macquarie Group’s main business focus is making returns by providing a diversified range of services to clients. Macquarie Group acts on behalf of institutional, corporate and retail clients and counterparties around the world. The term “Macquarie Group” refers to Macquarie Group Limited (ABN 94 122 169 279) (“Macquarie Group Limited”) and all its Related Bodies Corporate.

Macquarie Group Limited comprises businesses across a range of investment, commercial and selected retail financial services. Macquarie Group Limited is listed in Australia (ASX:MQG; ADR:MQBKY) and is regulated by the Australian Prudential Regulatory Authority (“APRA”), the Australian banking regulator, as the owner of Macquarie Bank Limited (ABN 46 008 583 542) (“Macquarie Bank”), an authorised deposit-taking institution (“ADI”) that is regulated by APRA. Macquarie Group Limited is licensed by APRA as the non-operating holding company of an ADI.

Macquarie Group also owns a bank in the United Kingdom, Macquarie Bank International Limited, which is regulated by the Financial Services Authority. Macquarie Group’s activities are also subject to scrutiny by other regulatory agencies around the world.

Macquarie Leasing Pty Limited, as Depositor, Sponsor, Originator and Servicer

Macquarie Leasing Pty Limited (ABN 38 002 674 982) (“Macquarie Leasing”) is a limited liability company incorporated under the Australian Corporations Act 2001 (Cth) and is a wholly-owned subsidiary of Macquarie Bank.

Macquarie Leasing commenced operations in 1998 with a mandate to establish a motor vehicle and equipment financing business. Macquarie Leasing’s initial focus was to provide financing principally to small and medium sized enterprises and through novated leasing to employees of government and large corporates. Since November 2008, Macquarie Leasing has also provided financing directly to consumers. In July 2011, Macquarie Leasing announced that it would begin offering dealer floorplan financing. Macquarie Leasing has an experienced management team and maintains a strong focus on credit, arrears and cost control.

Macquarie Leasing’s key business operations are deal origination and deal management. Macquarie Leasing’s deal origination operations focus on sourcing via finance brokers, proprietary distribution channels (such as accounting associations, mortgage brokers and financial planning organizations), salary packaging companies, motor vehicle dealers and direct origination. Deal management operates out of Macquarie Leasing’s Sydney-based head office and is responsible for strategic development, systems, credit control, accounting and customer support, including receivables servicing.

Macquarie Leasing is the “Sponsor” for the SMART securitisation programme and is the “Depositor” of the Trust. Macquarie Leasing, as Depositor, selects the SMART Receivables for sale to the Trust. Macquarie Leasing has been involved in the securitisation of contracts backed by motor vehicle and equipment assets through the SMART securitisation programme since 2002. Macquarie Leasing will be responsible for structuring each securitisation transaction and selecting the transaction parties, as well as paying the costs of forming the Trust, legal fees of certain transaction parties, Hired Rating Agency fees for rating the Notes and other transaction costs.

Macquarie Leasing is also the “Originator” for all motor vehicle and equipment receivables securitised under the SMART securitisation programme. Macquarie Leasing has been originating motor vehicle and equipment receivables since 1998. All assets that have been securitised through the SMART securitisation programme have been originated through Macquarie Leasing’s normal course of operations, which have been designed to permit the securitisation of such assets from time to time. All of the SMART Receivables to be acquired by the Issuer Trustee on the Closing Date have been originated by and in the name, or on behalf, of Macquarie Leasing. For a description of the origination activities of Macquarie Leasing, see “Origination of the SMART Receivables” in this prospectus.

Macquarie Leasing is also the “Servicer” of all receivables relating to each trust. Macquarie Leasing has been servicing motor vehicle and equipment receivables securitised through the SMART securitisation programme since 2002. Macquarie Leasing applies the same Servicing Standards across its portfolio of assets, including to the assets securitised through the SMART securitisation programme. These processes and procedures have in all material respects been in place since inception of the business in 1998.

For further information with respect to Macquarie Leasing’s servicing practices, see “Servicing of the SMART Receivables” in this prospectus. A more detailed description of the relevant servicing agreements and Macquarie Leasing’s activities as Servicer is included in “Description of the Transaction Documents—The Master Sale and Servicing Deed” and “Servicing of the SMART Receivables—Express Powers and Limitations on Servicing under the Master Sale and Servicing Deed and the Series Supplement” in this prospectus.

Mac quarie Securities Management Pty Limited, as Manager

Macquarie Securities Management Pty Limited (ABN 26 003 435 443) (“Macquarie Management”) is a limited liability company incorporated under the Australian Corporations Act 2001 (Cth) and a wholly-owned subsidiary of Macquarie Bank. Macquarie Management holds an

Australian Financial Services Licence under Part 7.6 of the Australian Corporations Act 2001 (Cth) (Australian Financial Services Licence No. 237984). Macquarie Management is an affiliate of Macquarie Leasing, the Depositor, Sponsor, Originator and Servicer.

Macquarie Management has provided specialised securitisation management services to structured finance vehicles since 1999. A significant portion of Macquarie Management’s business activities consists of the management of trusts established under the SMART securitisation programme, including warehouse trusts financing assets prior to securitisation. Macquarie Management is the manager of each of the trusts constituted under the SMART securitisation programme. Macquarie Management’s other business activities include the management of certain of Macquarie Bank’s other securitisation programmes in the Australian markets.

Macquarie Management will be appointed as “Manager” of the Trust on the terms set out in the Master Trust Deed and the Series Supplement. Under the terms of the Master Trust Deed, the Manager has full and complete powers of management of the Trust, including the management of the business and the assets of the Trust, borrowings and other liabilities of the Trust and the conduct of the day to day operation of the Trust (including investment decisions with respect to the Trust). In addition, the Manager has a number of specific responsibilities that are described in the prospectus supplement.

For additional information with respect to the role and responsibilities of Macquarie Management, see “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—The Manager’s Undertakings” in this prospectus and “Transaction Parties—The Manager” in the prospectus supplement.

Macquarie Capital Products Limited, as Substitute Issuer Trustee and as Substitute Security Trustee

Macquarie Capital Products Limited (ABN 46 128 212 868) (“Macquarie Capital Products Limited”) is a limited liability company incorporated under the Australian Corporations Act 2001 (Cth) and is a wholly-owned indirect subsidiary of Macquarie Group Limited. Macquarie Capital Products Limited’s principal business activity is the provision of financial products for investment-linked trusts. Macquarie Capital Products Limited has obtained an Australian Financial Services Licence under Part 7.6 of the Australian Corporations Act 2001 (Cth) (Australian Financial Services Licence No. 319402).

In certain circumstances, Macquarie Capital Products Limited may be required to act as the substitute Issuer Trustee under the Master Trust Deed until another entity is appointed as Issuer Trustee. For further information with respect to the circumstances under which Macquarie Capital Products Limited would act as substitute Issuer Trustee, see “Description of the Transaction Documents—The Master Trust Deed and the Series Supplement—Retirement, Removal and Replacement of the Issuer Trustee” and “—Voluntary Retirement of the Issuer Trustee” in this prospectus.

In addition, in certain circumstances, Macquarie Capital Products Limited may be required to act as the substitute Security Trustee under the Master Security Trust Deed until another entity is appointed as Security Trustee. For further information with respect to the circumstances under which Macquarie Capital Products Limited would act as substitute Security Trustee, see “Description of the Transaction Documents—The Master Security Trust Deed—Removal and Replacement of the Security Trustee”, “—Voluntary Retirement of the Security Trustee” and “—Replacement Security Trustee” in this prospectus.

THE SECURITY TRUSTEE

P.T. Limited (ABN 67 004 454 666) will serve as “Security Trustee”.

P.T. Limited was incorporated as P.T. Pty Limited on November 10, 1959 under the Companies Statute of New South Wales as a public company and, after a name change on October 7, 1963, is now known as P.T. Limited. P.T. Limited operates as a limited liability public company under the Australian Corporations Act 2001 (Cth). P.T. Limited’s principal activities are the provision of services as trustee, executor, administrator, attorney and agent and other fiduciary services.

Perpetual Trustee Company Limited has appointed P.T. Limited (Authorised Representative Number 266797) as its authorised representative under the Australian Financial Services Licence that Perpetual Trustee Company Limited obtained under Part 7.6 of the Australian Corporations Act 2001 (Cth) (Australian Financial Services Licence No. 236643).

For further information with respect to the roles and responsibilities of the Security Trustee, see “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed” in this prospectus.

THE US$ NOTE TRUSTEE, PRINCIPAL PAYING AGENT, US$ NOTE REGISTRAR AND AGENT BANK

The identity of the “US$ Note Trustee” and a description of its experience as a US$ Note Trustee in securitisation transactions will be included in the prospectus supplement. The identity of the “Principal Paying Agent”, the “US$ Note Registrar” and the “Agent Bank” will also be included in the prospectus supplement.

For further information with respect to the roles and responsibilities of the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank, see “Description of the Transaction Documents—The US$ Note Trust Deed” and “—The Agency Agreement” in this prospectus.

THE SMART SECURITISATION PROGRAMME

The SMART securitisation programme was established in 2002 pursuant to the Master Trust Deed. Macquarie Management is the manager of each of the trusts created under the SMART securitisation programme.

Initially, another trustee company acted as trustee for the purposes of the SMART securitisation programme. In 2007, however, Perpetual Trustee Company Limited assumed the obligations of that other trustee company under the Master Trust Deed. Perpetual Trustee Company Limited is the trustee of the Trust and has acted as trustee of each of the trusts established under the SMART securitisation programme since 2007. Perpetual Trustee Company Limited is also the trustee of each Warehouse Trust under the SMART securitisation programme from which the Receivables may be sold to the Issuer Trustee on the Closing Date.

The Master Trust Deed provides for the creation of an unlimited number of trusts. Each trust is a separate and distinct trust. The assets of each trust established under the Master Trust Deed are available only for obligations of that trust and are not available to meet the liabilities of any other trust. Perpetual Trustee Company Limited, in its capacity as trustee of each trust, must ensure that no moneys held by it in respect of any trust are commingled with any moneys held by it in respect of any other trust.

The detailed terms of the Trust will be as set out in the Master Trust Deed and the Series Supplement. The Series Supplement, which supplements the general framework under the Master Trust Deed with respect to the Trust:

•	specifies the details of the Notes;

•	establishes the cash flow allocation;

•

specifies a number of ancillary matters associated with the operation of the Trust and the SMART Receivables Pool, such as the establishment of the eligibility criteria for the SMART Receivables and the establishment of the liquidity reserve balance and the deposit of the liquidity reserve balance; and

•	amends the Master Trust Deed to the extent necessary to give effect to the specific aspects of the Trust and the issue of the Notes.

For additional information regarding the Trust, see “The Issuing Entity” in this prospectus and “Transaction Parties—The Issuing Entity” in the prospectus supplement.

The structure of the SMART securitisation programme is intended to mitigate insolvency risk. See “Legal Aspects of the Receivables—Other Legal Considerations—Insolvency Considerations with Respect to the Issuer Trustee or Macquarie Leasing” in this prospectus.

Other Trusts

In addition to the Trust, three other trusts have been or are established in connection with the issue of the Notes: the Seller Trust, the US$ Note Trust and the Security Trust.

The Seller Trust

In addition to the SMART Receivables sold to Perpetual Trustee Company Limited (in its capacity as trustee of the Trust), the following will also be sold to Perpetual Trustee Company Limited:

•	the Mortgages and Collateral Securities securing the SMART Receivables; and

•	all other loans (the “Other Loans”) secured by the Mortgages or the Collateral Securities sold to the Issuer Trustee in its capacity as trustee of the Trust.

Perpetual Trustee Company Limited will hold its interest in such assets as follows:

•	it will hold its interest in the Other Loans in its capacity as the trustee of a trust benefiting Macquarie Leasing (the “Seller Trust”) which is separate from the Trust;

•	it will hold its interest in the Mortgages and Collateral Securities which secure only the SMART Receivables in its capacity as the Issuer Trustee; and

•

it will hold its interest in the Mortgages and Collateral Securities which secure both the SMART Receivables and the Other Loans in its capacity as the Issuer Trustee but only to the extent that the proceeds Perpetual Trustee Company Limited receives on their realization or enforcement does not exceed the amount outstanding under the SMART Receivables secured by such Mortgages and Collateral Securities. Perpetual Trustee Company Limited will hold the balance of such interests subject to the terms of the Seller Trust.

The Issuer Trustee must not (and the Manager must not direct the Issuer Trustee to) dispose of or create any security interest in a Mortgage or Collateral Security which secures both a SMART Receivable and an Other Loan unless the relevant transferee or holder of the security interest is first notified of the interest of the Seller Trust in that Mortgage or Collateral Security. If the Issuer Trustee has breached (or Macquarie Leasing reasonably believes that the Issuer Trustee will breach) this restriction and the Mortgage or Collateral Security relates to land, Macquarie Leasing will be entitled to take actions to prevent transfers of the land in order to protect its interests in the relevant Mortgage or Collateral Securities.

The US$ Note Trust

The “US$ Note Trust” is created under the terms of the US$ Note Trust Deed for the purpose of facilitating administration of the rights of holders of US$ Notes. The accompanying prospectus supplement will identify the US$ Note Trustee. The US$ Note Trustee acts as trustee of the US$ Note Trust for the benefit of holders of US$ Notes under the terms of the US$ Note Trust Deed.

Under the terms of the US$ Note Trust Deed, the rights of holders of US$ Notes are generally exercised through the US$ Note Trustee. The US$ Note Trustee has the power to enforce obligations of the Issuer Trustee for the benefit of holders of US$ Notes and to vote on behalf of holders of US$ Notes, in each case based on their directions, at meetings held under the terms of the Master Trust Deed, the Master Security Trust Deed or the General Security Deed, including upon an Event of Default and enforcement under the Master Security Trust Deed and the General Security Deed. For a description of the principal functions, responsibilities, powers, discretions and protections of the US$ Note Trustee, see “Description of the Transaction Documents—The US$ Note Trust Deed” in this prospectus. Pursuant to the terms of the US$ Note Trust Deed, the US$ Note Trustee will be entitled to a fee in an amount agreed upon by the US$ Note Trustee and the Manager. See “Summary—Transaction Fees” in the prospectus supplement.

If the Security under the Master Security Trust Deed and the General Security Deed is enforced, any amounts recovered under the Security which are payable to the holders of US$ Notes will become assets of the US$ Note Trust pending payment by the US$ Note Trustee to the holders of US$ Notes in accordance with the US$ Note Trust Deed and the other Transaction Documents.

The Security Trust

The “Security Trust” is created under the terms of the Master Security Trust Deed and the General Security Deed for the purpose of facilitating administration of the rights of Secured Creditors. P.T. Limited is the Security Trustee and acts as trustee of the Security Trust for the benefit of the holders of the Notes (the “Noteholders”) and all other Secured Creditors under the terms of the Master Security Trust Deed and the General Security Deed.

The Security Trustee holds the Security over the assets of the Trust granted under the Master Security Trust Deed and the General Security Deed by the Issuer Trustee for the benefit of the Secured Creditors. If an Event of Default occurs under the Master Security Trust Deed and/or the General Security Deed and the Security is enforced at the direction of the Voting Secured Creditors acting by Extraordinary Resolution, (a) the Security Trustee, or a receiver appointed by it, will be responsible for realizing the assets of the Trust and (b) the Security Trustee will be responsible for distributing the proceeds of realization to Secured Creditors in the order prescribed under the Master Security Trust Deed and the General Security Deed. The prospectus supplement will identify the “Voting Secured Creditors”.

The Security Trust will not, prior to the enforcement of the Security under the Master Security Trust Deed and the General Security Deed, hold any assets other than certain rights under the Transaction Documents. If the Security under the Master Security Trust Deed and the General Security Deed is enforced, any amounts recovered under the Security which are payable to Secured Creditors will become assets of the Security Trust pending payment to the Secured Creditors in accordance with the Master Security Trust Deed, the General Security Deed and the other Transaction Documents. A description of the Master Security Trust Deed and the General Security Deed is included under “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed” in this prospectus.

ORIGINATION OF THE SMART RECEIVABLES

Origination Channels

Commercial Lending

Macquarie Leasing provides financing for a wide range of new and used motor vehicles and equipment to small to medium sized enterprises. Transaction sizes range from A$20,000 to more than A$1,000,000, though the average new transaction size as of March 31, 2012 was approximately A$36,000 for motor vehicles and A$62,000 for equipment. Macquarie Leasing predominately finances motor vehicles, including commercial vehicles.

Macquarie Leasing provides finance services to a wide range of industries. The key sectors covered are property and business services, personal and other services, transport and storage, construction and manufacturing.

Macquarie Leasing currently offers motor vehicle and equipment finance to small and medium sized enterprises. In determining whether to extend financing to obligors under its commercial lending platform (“Commercial Obligors”), Macquarie Leasing assesses the profitability of the enterprise and the tenure of the business and expects it to have a strong performance record. Novated leasing is also available to employees of government and large corporates. Financing to Commercial Obligors is available via four products:

•	Finance Leases;

•	Novated Leases;

•	Hire Purchase Contracts; and

•	Chattel Mortgage Contracts,

each of which is described under “—Types of SMART Receivables” below.

Where the obligor under a Novated Lease is an employee, his or her employer debits the employee’s salary or wages and remits payments to Macquarie Leasing. If the employee ceases to work for the employer and is not employed by another employer who assumes the contract, the employee remains responsible for payment. Whether the underlying motor vehicle or equipment is to be used for business or personal purposes determines whether the receivable will constitute a commercial contract or a consumer contract. Receivables relating to the financing of motor vehicles or equipment which will be used wholly or predominantly for business purposes are generally considered “commercial” in nature and are not subject to the Australian National Credit Code or the Australian Consumer Credit Code.

Consumer Lending

Macquarie Leasing also provides motor vehicle and equipment finance directly to individual retail consumers (“Consumer Obligors”) in circumstances where the relevant motor vehicle or equipment will be used wholly or predominantly for personal, domestic or household purposes. Financing to Consumer Obligors is available via two products:

•	Personal Leases; and

•	Consumer Loans,

each of which is described under “—Types of SMART Receivables” below. Receivables relating to such financing (“Consumer Receivables”) are generally considered “consumer” in nature and are subject to the Australian National Credit Code or the Australian Consumer Credit Code. The prospectus supplement will include additional information regarding any SMART Receivables comprised of Personal Leases and Consumer Loans.

Source of Business

Business is sourced on an arm’s-length basis. This has traditionally been through third party introducers, with the more recent addition of a direct business channel.

Third party introducers include brokers, accounting associations, mortgage brokers and financial planning organizations, salary packaging companies (in respect of Novated Leases) and the car dealer network. The introducers’ network is well established with approximately 7,500 introducers. No introducing party is given any credit authority and Macquarie Leasing is responsible for all credit decisions. No Macquarie Group entity holds a significant ownership interest in any third party introducer.

To be eligible to refer business, each introducer must be accredited by Macquarie Leasing. The accreditation process includes a company search and other searches by Macquarie Leasing on the introducer and satisfactory completion of an accreditation period in which trial deals are assessed for consistency with Macquarie Leasing’s credit standards. Accreditation can only be approved through Macquarie Leasing’s head office. All introducers are remunerated at the time a deal is referred to Macquarie Leasing and incentivised through a combination of brokerage, volume bonuses and trailing commissions.

Macquarie Leasing also operates a number of principal and agency agreements where Macquarie Leasing may be the undisclosed financier of the deal. Deals introduced as a result of these arrangements are subject to the usual Macquarie Leasing credit approval process.

A direct business channel was established in 2010 and targets both Commercial Obligors and Consumer Obligors.

Credit Approval Process

Macquarie Leasing’s credit and risk management procedures adhere to the guidelines of the Macquarie Group.

When Macquarie Leasing receives a credit application, the basic application information (including the applicant’s name, address, residential status, source and amount of monthly income and amount of monthly rent or mortgage payment, if applicable, the name and address of the guarantor, if any, and the description of the assets being financed) is entered into Macquarie Leasing’s receivables origination system.

The credit process is transaction-specific and performed by experienced credit personnel. To ensure transactions are assessed on an individual basis, credit scoring is not used. However, credit personnel may obtain a credit report on an obligor which will disclose whether the obligor has any negative credit history, such as default or bankruptcy, and how frequently credit inquiries have been performed on the obligor. In Australia, credit reports do not show positive history, such as positive payment history and the amount of outstanding debt.

Macquarie Leasing’s approval process is based on a strictly controlled system of delegated authorities with specified credit limits for different levels of credit personnel. Within these limit guidelines, specific limits are set for each individual in light of their employment experience. Limits may also apply to specific equipment types. Credit limits assigned to individual personnel must be approved by Macquarie Leasing’s head office and ratified by Macquarie Group’s Risk Management Group. To the extent that a credit application exceeds the credit limit authority of an individual employee, that employee must seek approval from a supervisor in order to approve the application. See “The SMART Receivables Pool and the Indicative Receivables Pool—Pool Underwriting” in the prospectus supplement.

Credit decisions are based on a full assessment of the obligor’s ability to repay. In determining whether an application should be approved, the credit personnel must adhere to guidelines set out in Macquarie Leasing’s lending manual. The lending manual addresses the following specific areas:

•	assessment of the application with the five major principles of credit lending being character, capacity, capital, conditions and collateral;

•	verification of the financial strength and capability of the client;

•	knowledge of the asset being financed;

•	strength of the client (and guarantors, if any) should default occur;

•	financing terms must be within lending guidelines; and

•	completion of a standard application form.

In assessing the specific areas listed above, credit personnel will assess and consider, among other factors, the obligor’s intent and ability to make the loan or lease payments, employment history, income level, living expenses, home ownership and credit history, and in the case of a Commercial Obligor, the profitability of the obligor’s business and the obligor’s real estate ownership, existing indebtedness level, and financial statements. Before approving an application, credit personnel will also confirm the invoice price of the asset being financed with the suppliers, conduct property searches to ensure the asset is free and clear of prior liens, and consider the affordability and suitability of the financing product being approved for the obligor.

Due to third party introducers’ awareness of Macquarie Leasing’s credit standards, there is a low rejection rate of approximately 10% of all referred commercial applications. With regards the consumer applications, the rejection rate is approximately 30%. Between 75% to 80% of all referred applications are settled once approved.

The lending manual is revised and updated for all changes in underwriting policy. Hindsight review of approved deals is performed to maintain credit quality and identify business trends. The credit manager randomly selects transactions within the following parameters from the weekly new business report:

Commercial

•	A$0-A$50,000, 5% of all approved transactions;

•	A$50,001-A$75,000, 10% of all approved transactions;

•	A$75,001-A$100,000, 50% of all approved transactions; and

•	A$100,001 and over, 100% of all approved transactions.

Consumer

•	A$10,000-A$20,000, 10% of all approved transactions;

•	A$20,001-A$40,000, 20% of all approved transactions;

•	A$40,001-A$50,000, 50% of all approved transactions; and

•	A$50,001 and over, 100% of all approved transactions.

Once the sample of transactions to be reviewed is selected, the approved deals included in the sample are re-examined for compliance with the lending guidelines. Each lending officer whose approved deals are re-examined is rated “satisfactory”, “acceptable” or “unsatisfactory”. A monthly report is provided to Macquarie Leasing’s head office and any actions deemed necessary from the hindsight review are instigated, including retraining of the lending officers who are rated “unsatisfactory”. The credit manager also reports to Macquarie Group’s Risk Management Group via its credit watch committee.

Settlement

Following an application’s approval, each Receivable is documented pursuant to Macquarie Leasing’s form of standard terms and conditions for that product using standard Macquarie Leasing documents. Before settlement, Macquarie Leasing verifies that all required documentation is complete and available. Evidence of the notation of Macquarie Leasing on required insurance policies must be provided to Macquarie Leasing in advance of settlement of the relevant Receivables.

At settlement of a Receivable, Macquarie Leasing pays funds directly to the relevant motor vehicle or equipment supplier.

Upon each settlement occurring before January 30, 2012, arrangements were made for Macquarie Leasing’s security interest in the motor vehicles, forklifts and trailers underlying the Receivables to be registered in the relevant Australian state or territory statutory register of encumbered vehicles. See “Legal Aspects of the Receivables—Nature of Motor Vehicles and Equipment as Security—Taking Security over Motor Vehicles and Equipment” in this prospectus. Following each settlement occurring before January 30, 2012, all Chattel Mortgages were registered with the Australian Securities and Investments Commission.

Upon each settlement occurring on or after January 30, 2012, arrangements are made for Macquarie Leasing’s security interest in the asset underlying the Receivable and all Chattel Mortgages to be registered on the PPS Register, including filing relevant financing statements. See “Legal Aspects of the Receivables—Nature of Motor Vehicles and Equipment as Security—Taking Security over Motor Vehicles and Equipment” in this prospectus.

Prior to January 30, 2012, equipment (other than forklifts and trailers) was not registered in the register of encumbered vehicles. The new PPS Register now requires all types of motor vehicles and equipment to be registered under it in order to perfect the security interest in such motor vehicles and equipment.

Origination Quality Control Measures

Macquarie Leasing makes extensive use of integrated information systems in connection with application assessment, account management and document filing. Macquarie Leasing’s internet-based receivables origination system ensures consistency in all matters relating to new transactions and enables automatic uploading of settled deals into Infolease, Macquarie Leasing’s receivables management and servicing system. This ensures that all details are correctly recorded. Following the automatic uploading of details of settled deals into Infolease, all data and files are validated in connection with post-settlement verification processes.

Macquarie Leasing’s Infolease system is used in connection with managing Macquarie Leasing-originated Receivables and enables automated testing of Receivables contracts against Macquarie Leasing’s quantifiable eligibility criteria. See “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in the prospectus supplement.

Types of SMART Receivables

The “SMART Receivables” are the Receivables which are sold to the Issuer Trustee, as trustee of the Trust in a particular securitisation transaction, are identified in a Letter of Offer or in a Transfer Proposal and are described in the prospectus supplement for that securitisation transaction. “Receivables” means the receivables arising under or pursuant to a Lease Contract, a Hire Purchase Contract or a Loan Contract.

A “Lease Contract” is a contract between Macquarie Leasing and an obligor pursuant to which Macquarie Leasing leases a vehicle or equipment to the obligor. The Finance Leases, Novated Leases and Personal Leases described below that constitute SMART Receivables all arise pursuant to Lease Contracts.

A “Hire Purchase Contract” is a contract between Macquarie Leasing and the obligor pursuant to which Macquarie Leasing leases a vehicle or equipment to the obligor with an option for the obligor to purchase that vehicle or equipment.

A “Loan Contract” is a contract between Macquarie Leasing and an obligor pursuant to which Macquarie Leasing lends money to the obligor for the purpose of purchasing a vehicle or equipment and the obligor grants a Chattel Mortgage over such vehicle or equipment. The Chattel Mortgage Contracts and Consumer Loans described below that constitute SMART Receivables both arise pursuant to Loan Contracts.

The sub-sections below describe in further detail the Finance Leases, Novated Leases, Hire Purchase Contracts, Chattel Mortgage Contracts, Personal Leases and Consumer Loans for the lease or purchase of a motor vehicle or equipment located in Australia.

Finance Leases

A “Finance Lease” is an agreement whereby the lessor (owner) rents a motor vehicle or equipment to the lessee (end user). The lease agreement specifies the rental, term, payment timing, residual value and other general terms and conditions. The residual or written down value represents the expected sale price of the motor vehicle or equipment at the end of the lease term, and is determined at the beginning of the lease term in accordance with Australian tax guidelines.

Under a Finance Lease, the lessee bears the entire risk of loss or damage to the leased assets from any cause and is required to pay the lessor the amount, if any, by which the residual value exceeds the sale proceeds of the leased assets. If the sale proceeds of the leased assets exceed the residual value, the surplus must be applied to reduce or satisfy any indebtedness of the lessee to the lessor under the lease agreement but the lessee has no claim or interest in any surplus.

For Finance Leases with balloon payments, lessees have the option to pay the balloon payment due at maturity outright with cash, to trade their existing motor vehicle or equipment into a new motor vehicle or equipment (taking the proceeds of the trade-in to pay the balloon), to arrange financing for the balloon amount (in which case, the original contract is paid down at the time of entry into the new contract) or, in some cases, to return the vehicle or equipment and pay the amount by which the stated residual value exceeds the proceeds of disposition.

Leasing enables the lessor to pass onto the lessee all rights relating to the usage of a leased asset for a specified period of time and at a predetermined rate. The leased asset at all times remains the sole and exclusive property of the lessor, subject to perfection by the lessor in accordance with the PPSA. The lessee does not have any right, title or interest in or to the leased asset and there can be no option to purchase the leased asset, implied or otherwise. The lessee may, however, re-lease the leased asset or make an offer to purchase it at the end of the lease term.

In most cases, lessees can claim the full amount of the rentals as a tax deduction provided the leased assets are used solely to earn assessable income. The lessor can claim the depreciation associated with the leased assets.

Novated Leases

A significant portion of the Lease Contracts included in the SMART securitisation programme are Novated Leases. A “Novated Lease” is an agreement whereby an employee, as lessee, leases a motor vehicle or equipment and then sub-leases or novates the vehicle or equipment to the employer. The employer is required to remit monthly lease rentals out of the employee’s pre-tax earnings while the lessee employee remains in its employ. Novation can be transferred between employers in the event of employment changes. Because employer remittances of monthly lease rentals are required to be set up to be automatic, the employee has no discretion or control over the payments. The lessee employee remains fully liable to perform and observe all of the other obligations under the lease agreement not related to punctual payment of the rentals, including obligations relating to payment of any shortfall between stated residual value and sale proceeds. In the event an employee is no longer employed, the monthly lease rental payment obligations revert to the employee directly.

The employer retains the same benefits as employers who lease motor vehicles or equipment and supply them to their employees, including the ability to treat the lease rentals as a business expense despite the fact the rentals made on behalf of the employee are not necessarily an out-of-pocket expense incurred by the employer in carrying on the business.

Hire Purchase Contracts

A Hire Purchase Contract is an agreement whereby the purchaser of a motor vehicle or equipment obtains possession of the motor vehicle or equipment before paying in full for it or obtaining legal title. Under a Hire Purchase Contract, the purchaser pays prescribed instalments which, together with an initial deposit (if any) and a final balloon payment as described under “—Finance Leases” above (if any), enable Macquarie Leasing, as owner of the motor vehicle or equipment, to recoup its capital outlay and interest on that outlay. The purchaser has a guaranteed option to purchase the motor vehicle or equipment during the term of the Hire Purchase Contract. Macquarie Leasing remains the legal owner of the motor vehicle or equipment (unless a Perfection of Title Event occurs and the Issuer Trustee’s beneficial ownership of the motor vehicle or equipment is legally perfected) unless the purchaser exercises its option to purchase and pays all amounts owed under the relevant Hire Purchase Contract. Information on Perfection of Title Events is included under “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus.

Under a Hire Purchase Contract, the purchaser is usually able to claim the depreciation of the motor vehicle or equipment and the interest component of the rental.

Chattel Mortgage Contracts

A “Chattel Mortgage Contract” is an alternative method of financing motor vehicles or equipment. Under a Chattel Mortgage Contract, the purchaser of a motor vehicle or equipment executes a mortgage document over the motor vehicle or equipment against which Macquarie Leasing provides a loan financing the purchase on agreed terms. The purchaser is required to make prescribed instalment payments and a final balloon payment to Macquarie Leasing. The purchaser remains the legal owner of the motor vehicle or equipment and Macquarie Leasing takes a mortgage over the motor vehicle. In the event of a default by the purchaser, Macquarie Leasing is entitled, among other things, to take possession of the motor vehicle and effect a sale of the motor vehicle by transferring the legal and beneficial title of the motor vehicle to the new purchaser.

Under a Chattel Mortgage Contract, the purchaser may realise certain tax benefits relating to the GST.

Personal Leases

A “Personal Lease” is a Lease Contract pursuant to which Macquarie Leasing leases a vehicle to a Consumer Obligor for personal use. Macquarie Leasing’s interest in the motor vehicle or equipment being purchased is secured by registering a security interest over the underlying asset. Features of the Personal Lease are similar to those of a Finance Lease, except that as the asset being financed under a Personal Lease is being used by a Consumer Obligor, the lessee is generally not able to claim rentals as tax deductions. The Australian National Consumer Credit Protection Act 2009 (Cth) (the “NCCP Act”) regulates the servicing, but not the origination, of Personal Leases.

Consumer Loans

A “Consumer Loan” is a Loan Contract pursuant to which a Consumer Obligor purchases a motor vehicle or equipment for personal, domestic or household use. Under a Consumer Loan, the Consumer Obligor executes a mortgage document over the purchased motor vehicle or equipment against which Macquarie Leasing provides a loan financing the purchase on agreed terms. The purchaser is required to make prescribed instalment payments and a final balloon payment to Macquarie Leasing. The purchaser must be the owner of the motor vehicle or equipment and obtains clear title on completion of all repayments. Consumer Loans are regulated by the NCCP Act.

Determination of Principal and Interest in Relation to Hire Purchase Contracts or Lease Contracts

In this prospectus and the prospectus supplement, amounts being applied to “principal” and “interest” in relation to Receivables which are Hire Purchase Contracts or Lease Contracts, and the principal amount outstanding in relation to such a Hire Purchase Contract or a Lease Contract, are the amounts set forth in such Hire Purchase Contracts or Lease Contracts that are determined by the Servicer to be the equivalent of principal and interest payments under an amortising principal and interest loan. The term “interest” as used in this prospectus and the prospectus supplement in relation to Receivables which are Hire Purchase Contracts or Lease Contracts includes rental payments which the Servicer determines are finance charges that are in the nature of interest.

SERVICING OF THE SMART RECEIVABLES

Macquarie Leasing as Servicer

Macquarie Leasing will act as the Servicer of the SMART Receivables and the other SMART Receivable Rights in relation to the Trust. For further information with respect to Macquarie Leasing’s experience as Servicer, see “The Macquarie Parties—Macquarie Leasing Pty Limited, as Depositor, Sponsor, Originator and Servicer” in this prospectus. A detailed description of the undertakings of the Servicer under the Master Sale and Servicing Deed and the provisions of the Master Sale and Servicing Deed addressing delegation by the Servicer, the binding nature of the acts of the Servicer on the Issuer Trustee, Servicer Default and removal, retirement and replacement of the Servicer is included in “Description of the Transaction Documents—The Master Sale and Servicing Deed” in this prospectus.

Servicing to be in accordance with Servicing Standards

The Servicer must ensure that the SMART Receivables and the other SMART Receivable Rights are serviced in accordance with the provisions of the Master Sale and Servicing Deed (unless the prior written consent of the Issuer Trustee and the Manager is obtained) and in accordance with the Servicing Standards. Further information on the provisions of the Master Sale and Servicing Deed is included in “—Express Powers and Limitations on Servicing under the Master Sale and Servicing Deed and the Series Supplement” below.

The “Servicing Standards” are the standards and practices set out in Macquarie Leasing’s Operations Manual (the “Operations Manual”) or, to the extent not covered by the Operations Manual, the standards and practices of a prudent financier in the business of financing purchases of vehicles or equipment in Australia. The Operations Manual sets out the written guidelines, policies and procedures established by the Servicer for servicing its Receivables portfolio, as amended or updated in writing from time to time.

Reviews of, and Amendments to, Servicing Policies and Procedures

The Operations Manual is reviewed by the Servicer on an ongoing basis and may be amended by the Servicer from time to time in line with accepted practices within the servicing industry.

Each Hired Rating Agency, the Issuer Trustee and the Manager must be notified of any proposed material amendments relating to the servicing of the SMART Receivable Rights at least one month prior to the date of their intended effect (or such shorter period as agreed to by each Hired Rating Agency, the Issuer Trustee and the Manager). Such amendments take effect upon the Manager confirming in writing to the Issuer Trustee that it consents to the proposed amendments and issuing a Rating Notification in relation to the proposed amendments.

Collections and Enforcement

Macquarie Leasing’s Collections and Enforcement Operations

Macquarie Leasing’s collections team is headed by the Executive Director of Operations, with support from the National Manager – Operations. The team includes collection officers, debt recovery specialists and dispute resolution officers. Macquarie Leasing’s collections activities are organised into three principal functional areas: Novated Leases, other Macquarie Leasing-originated receivables and acquired receivables. Smaller teams within collections are allocated to each product. Teams are also allocated responsibility for specific collection activities (for example, direct debit dishonours and 30 day arrears). Depending on business needs, employees may serve on different teams at different times. Each team has a supervisor, who reports to a collection manager.

The accounts team processes payments and is responsible for all reconciliations of such payments.

The customer service unit is responsible for all borrower inquiries including payouts, address changes and changes in banking details. Customer Service provides multi-channel assistance to clients and responses to all inquiries occur within one business day. As of March 31, 2012, Customer Service had 22 staff who answered approximately 250,000 phone calls, received approximately 190,000 emails and sent out approximately 120,000 documents per year.

One specialist handles bad debt litigation and manages receivables where the obligor has declared bankruptcy. External lawyers are also used for bad debt litigation as and when required.

Macquarie Leasing uses integrated processes in servicing the Receivables. These processes include handling inquiries; accounting for Receivable transactions; developing and managing computer systems relating to Receivables and the collection of payments; and developing enforcement procedures for delinquent Receivables. The combination of an automatic transfer of information from the origination system to the Infolease servicing system, direct crediting to Macquarie Leasing’s accounts and automatic uploading of details ensures that the system is highly automated.

A number of daily and monthly reports are generated by Macquarie Leasing from the Infolease system to effectively manage its collections process.

Collection and Enforcement Procedures

Pursuant to the terms of the Receivables, obligors are required to make scheduled repayments on a regular basis, being monthly, quarterly, semi-annually or annually. Repayments on the Receivables are predominantly required on a monthly basis. Substantially all repayments are made via direct debit from the obligor’s account (other than Novated Lease repayments, which are aggregated by novated leasing companies, salary packaging companies or employers on a weekly or monthly basis and remitted directly to Macquarie Leasing on a weekly or monthly basis). Balloon or residual payments may be remitted by cheque, direct debit or wire transfer to a designated bank account of Macquarie Leasing, and are automatically uploaded into the Infolease receivables management and servicing system.

The terms of the Receivables require that obligors maintain the outstanding principal balance of the applicable Receivable at or below the “Scheduled Principal Balance”, which is the regularly scheduled loan amortisation balance of that Receivable. Obligors may prepay an amount of principal under their Receivables and may skip making scheduled payments under the terms of their Receivables for a time period to the extent of prepayments (although due to the large amount of payments received by way of automatic transfer, payments are generally expected to continue to be received on a regular basis).

A Lease Contract, a Hire Purchase Contract or a Loan Contract in respect of the related underlying asset is not considered to be delinquent or in arrears until such time as the outstanding principal balance of the Receivable exceeds the Scheduled Principal Balance. Arrears are assessed by comparing the difference between the Scheduled Principal Balance and outstanding principal balance. The determination as to whether a Receivable is in arrears is made pursuant to the internal policies of Macquarie Leasing, as of the close of business on the due date (or if the due date is not a business day, on the immediately following business day). Grace periods do not affect these determinations.

Macquarie Leasing’s Infolease receivables management and servicing system identifies all Receivables in arrears and produces various reports with respect to those Receivables. Daily overdue payment reports and direct debt dishonours reports are generated by the Infolease system.

A member of Macquarie Leasing’s collections team generally will contact the obligor on the first day a payment is overdue and seek arrangement to bring the account up to date. A follow up contact will be made within one week if the account is not brought up to date. The obligor will be notified that default interest is being incurred. All guarantors will also be notified in writing of the arrears position. In addition, a letter of demand is issued if the obligor is fourteen days in arrears, advising the obligor and any guarantors that they have fourteen days, in the case of a Commercial Obligor, and thirty days, in the case of a Consumer Obligor, to bring the account up to date. If the account remains in arrears at the expiry of the letter of demand an external collections agency will contact the obligor seeking to obtain the overdue payment(s). If a suitable arrangement for clearance of the overdue payment(s) is not made then repossession and legal action will be commenced against the obligor and guarantors.

The collections team may vary the collections process described above depending on the circumstances of each obligor, such as the risk of fraud and the willingness of the obligor to surrender the motor vehicle or equipment voluntarily. A report will be generated showing all accounts more than 30 days in arrears. A twice-monthly management meeting is held to review the workout path of each account where losses are anticipated and/or the financed asset has been repossessed, select the most appropriate disposal method to maximise recoveries, agree to further actions on larger equipment disposal and agree to appropriate recovery options on shortfalls for larger items.

A special unit of bad debt recoveries uses external lawyers for all recovery activities and is responsible for maximizing recovery of shortfalls after sale of the repossessed motor vehicles or equipment. It is overseen by the senior management responsible for reviewing charge-off accounts.

A different process is followed with respect to Novated Leases. Generally, employers engage salary packagers to manage the payment process with respect to Novated Leases, and where a payment is overdue with respect to a Novated Lease, Macquarie Leasing contacts the relevant salary packager rather than the obligor. A member of Macquarie Leasing’s collection team contacts each salary packager on a regular basis to ascertain which employers and lessee employees served by that salary packager are delinquent and to determine an appropriate time frame in which Macquarie Leasing can expect payment.

In the event that a lessee employee is no longer employed, the novation agreement entered into by that lessee terminates and the monthly lease rental payment obligations revert to the lessee directly. In such cases, Macquarie Leasing notifies the lessee in writing of its ongoing obligations. Typically, the lessee completes a direct debit form and monthly rentals are debited by Macquarie Leasing from the lessee’s nominated bank account. The ongoing management of the lessee and any arrears thereafter is through the standard collections process described above.

In limited circumstances, Macquarie Leasing will modify a Lease Contract, Hire Purchase Contract or Loan Contract, lowering the monthly payment for no more than three months for a delinquent obligor who has experienced financial difficulties, with a catch-up provision for the arrearage over the following three months. Generally, such obligor makes payments under the modified terms until all arrears are cleared, and then is required to make its original monthly payments going forward. During any such period, delinquencies are reported based on the contract’s original payment terms. The period is designed to evaluate both an obligor’s commitment to timely payment under the contract and, in some cases, an obligor’s capacity to pay a higher monthly payment obligation. Generally, if an obligor fails to make payments during this period, the Receivable goes into normal collections process, which may lead to repossession.

Repossession is the final stage of Macquarie Leasing’s collections and enforcement process in respect of a delinquent Receivable. Macquarie Leasing forecloses on the motor vehicle or equipment and arranges for it to be sold, with any costs associated with its sale capitalised to the outstanding principal balance of the relevant Receivables. Macquarie Leasing may record a loss at the time the asset is disposed of. Upon repossession, Commercial Obligors’ agreements are terminated. Consumer Obligors are entitled to twenty-one days to redeem the vehicle or equipment in line with relevant Australian consumer laws.

Repossessed vehicles and equipment are normally sold at public auction. If the proceeds realised upon sale of the property are less than the outstanding principal balance (including capitalised costs) of the relevant Receivable, the obligor is required to make up the shortfall. If an obligor does not make up the shortfall, legal action may be commenced against the obligor. Macquarie Leasing will evaluate the cost of applying further internal or external resources towards collection of the shortfall amount. Following the sale of the repossessed items, if Macquarie Leasing determines that further debt collection is unlikely or will prove not to be cost effective, Macquarie Leasing will charge-off the shortfall in the final recovery in respect of the relevant Receivable.

As a general rule, an account will also be placed into charge-off status when payments greater than A$50 are more than 60 days past due in respect of any rent or principal. An account may also be placed into charge-off status if Macquarie Leasing determines that the obligor’s creditworthiness has deteriorated to such an extent that the amount outstanding in the account is unlikely to be recovered in full. A charge-off in respect of a Receivable will be taken when the related underlying asset is sold and all payments in connection with that sale together with any cash recoveries expected to be received have actually been received by Macquarie Leasing. Recoveries of further monies after charge-off will be classified as post charge-off recoveries and these receipts form part of the cash flows with respect to such Receivable.

The prospectus supplement will describe the effect of charge-offs of SMART Receivables on the collateralised amount of the Notes. See “Description of the Notes—Charge-Offs” in the prospectus supplement.

Express Powers and Limitations on Servicing under the Master Sale and Servicing Deed and the Series Supplement

The Master Sale and Servicing Deed and the Series Supplement regulate certain aspects of the servicing function. The relevant provisions are summarised below.

Release or Substitution of Collateral for a Receivable

An obligor may request that the Servicer release or substitute any mortgage or collateral security relating to a Receivable. The Servicer may release or substitute any such asset, provided that where the Receivable arises under or pursuant to a Loan Contract, at least one mortgage is retained to secure that Receivable after the release or substitution.

The Servicer will indemnify the Issuer Trustee for any cost, damages or loss the Issuer Trustee suffers as a result of the Servicer releasing or substituting any Mortgage or Collateral Security in breach of the above condition.

Extension of Maturity of SMART Receivables and Variation or Relaxation of Other Terms

The Servicer will not grant any extension of a Receivable’s maturity date beyond 5 years from the Settlement Date for that Receivable or allow a reduced payment that would result in such an extension, except in the circumstances set out in this section “—Express Powers and Limitations on Servicing under the Master Sale and Servicing Deed and the Series Supplement”. The “Settlement Date” for a Receivable means, in relation to a Receivable arising under or pursuant to a Loan Contract, the date on which funds are fully advanced to the obligor under that Loan Contract and, in relation to a Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, the date on which Macquarie Leasing signs that Hire Purchase Contract or Lease Contract.

Except as described under “—Collections and Enforcement—Collection and Enforcement Procedures” above, the Servicer does not allow modifications or extensions of non-performing Receivables. The Servicer may also allow for performing Receivables to be rewritten at the end of their lease term subject to a new credit approval. No rewritten contract forms part of the assets of the Trust.

Subject to the foregoing considerations and to “—Release of Debt” below, the Servicer may vary, extend or relax the time to maturity, the terms of repayment or any other term of a Receivable and any related mortgage or collateral security in accordance with the Operations Manual.

Release of Debt

Except in the circumstances set out in “—Binding Provisions and Orders of a Competent Authority” below, the Servicer may not release the obligor or any security provider from any amount owing in respect of a Receivable or any related mortgage or collateral security unless the amount has been, or is to be, written off by the Servicer as uncollectible, in either case in accordance with the Operations Manual.

Waivers, Releases and Compromises

Subject to:

•	compliance with the Servicing Standards;

•

the Servicer indemnifying the Issuer Trustee against any loss the Issuer Trustee suffers as a result of any release or substitution of a Mortgage or Collateral Securities securing a SMART Receivable (other than as described in “—Release or Substitution of Collateral for a Receivable”, above); and

•	the restrictions referred to in “—Extension of Maturity of SMART Receivables and Variation or Relaxation of Other Terms” and “—Release of Debt”, above.

the Servicer is empowered to waive any breach under, or to compromise, compound or settle any claim in respect of, or to release any party from an obligation under, a SMART Receivable or any related Mortgage or Collateral Security.

Consent to Subsequent Security Interests

The Servicer may only consent to the creation or existence of a subsequent security interest in favour of a party (other than the Issuer Trustee or Macquarie Leasing) in relation to a SMART Receivable if the Servicer ensures that on enforcement the relevant Mortgage or Collateral Security ranks in priority to the third party’s security interest for an amount not less than the principal amount (plus accrued but unpaid interest) outstanding on the SMART Receivable plus an amount determined in accordance with the Operations Manual. Similarly, where a subsequent security interest is granted in favour of the Issuer Trustee or Macquarie Leasing in an asset that is the subject of a Mortgage or Collateral Security securing a SMART Receivable, the Issuer Trustee or Macquarie Leasing, as the case may be, has agreed that the relevant Mortgage or Collateral Security will rank in priority to the security interest of the Issuer Trustee or Macquarie Leasing, as applicable, on the same basis as is described above for third parties.

Consent to Leases

The Servicer may consent to the creation of leases, licences or restrictive covenants in respect of any asset subject to a mortgage so long as such consent is in accordance with the Servicing Standards.

Litigation and Enforcement

The Servicer may take any action that it determines should be taken to enforce a Receivable and any related mortgage or collateral security. The Servicer is not required to institute or continue any litigation in respect of any amount owing under a Receivable if it has reasonable grounds for believing, based on advice from its legal advisers, that:

•	the Servicer is, or will be, unable to enforce the provisions of the Receivable under which the amount is owing; or

•	the likely proceeds of any such litigation, in light of the costs involved, do not warrant the litigation.

Insurance Policies and Claims

The Servicer may settle any claim in respect of any insurance policy. Any insurance proceeds received in respect of a Receivable must be applied to the account for that Receivable established in the Servicer’s records. These proceeds will be applied up to the principal amount outstanding in respect of that Receivable plus any amount of accrued but uncollected interest.

In order for a contract to be settled, there must be adequate insurance in place for the related vehicle or equipment and evidence of insurance must be verified. Further, the terms of the contract require the obligor to keep the asset subject to financing insured at all times. However, the Servicer does not monitor insurance renewals because it has determined that it is generally not cost effective to do so.

Binding Provisions and Orders of a Competent Authority

The Servicer may:

•	release a mortgage or collateral security relating to a Receivable,

•	reduce the amount outstanding under or vary the terms of any Receivable (including the terms of repayment) or any related mortgage or collateral security, or

•	grant other relief to an obligor or a security provider,

if required to do so by any code binding on the Servicer or any applicable laws or if the Servicer is ordered to do so or if, in the Servicer’s reasonable opinion, such action would be required by a court, tribunal, authority, ombudsman or other entity whose decisions are binding on the Servicer.

With respect to a SMART Receivable, if the order is or would be due to:

•

the Servicer or Macquarie Leasing, in its capacity as “seller” (the “Seller”) under the Master Sale and Servicing Deed and the Series Supplement, breaching any applicable law, regulation or official directive (other than one which provides for relief on equitable or like grounds when the Servicer is acting in accordance with the standards and practices of a prudent financier) at the time the SMART Receivable or the related Mortgage or Collateral Security was entered into; or

•	the Servicer not acting in accordance with the standards and practices of a prudent financier in the business of financing purchases of vehicles or equipment,

then the Servicer must notify the Issuer Trustee of the making of such an order and the Servicer or the Seller (as the case may be) must compensate the Issuer Trustee for its loss on the day which is 5 business days after the Servicer provides such notice. The amount of the loss and compensation is to be determined by agreement with the Issuer Trustee or, failing this, by the Servicer’s or the Seller’s external auditors and must be sufficient to compensate the Issuer Trustee for any losses suffered by the Trust as a result of the release, reduction, variation or relief.

Information on the SMART Receivables

Macquarie Leasing will be appointed “Custodian“ of the SMART Receivable Documents.

Macquarie Leasing will maintain a separate electronic file containing digital copies of the SMART Receivable Documents for each SMART Receivable. Following settlement, Macquarie Leasing maintains a digital copy of each SMART Receivable Document on the Macquarie Bank automated file retrieval system, but does not maintain original copies. All accounts of SMART Receivables are separately identified on the receivables system and each file is cross-referenced by a unique application number. If there are any changes to the manner in which the electronic files containing digital copies of the SMART Receivable Documents are recorded or stored, Macquarie Leasing must provide to the Issuer Trustee a letter explaining the new recording or storage manner as soon as reasonably practicable.

Under the Master Sale and Servicing Deed, Macquarie Leasing must also provide to the Issuer Trustee an electronic listing containing certain information in connection with the SMART Receivables and related Mortgages and SMART Receivable Documents. On the business day before each Distribution Date, Macquarie Leasing must provide to the Issuer Trustee a new electronic listing that updates the information previously provided. The new electronic listing must reflect any change to that information that occurred in the previous calendar month. The new electronic listing must also include any change to the manner in which the electronic files containing digital copies of the SMART Receivable Documents are recorded or stored which to Macquarie Leasing’s knowledge will take place in the calendar month that has just commenced.

Macquarie Leasing has agreed to indemnify the Issuer Trustee for any losses the Issuer Trustee suffers because:

•	Macquarie Leasing failed to supply adequate information or supplied inaccurate or incomplete information on such electronic listing; and

•

as a result of such failure the Issuer Trustee was unable to lodge and register caveats and transfers upon the occurrence of a Perfection of Title Event (see “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus) or a Document Transfer Event (see “—Document Custody—Document Transfer Event” below).

Document Custody

Macquarie Leasing will maintain the electronic files containing digital copies of the SMART Receivable Documents as Custodian on behalf of the Issuer Trustee from and including the Closing Date in respect of each SMART Receivable until a Document Transfer Event occurs.

Macquarie Leasing may, for the purposes of carrying out and performing its duties and obligations as Custodian of the SMART Receivable Documents, appoint any person as the “Custodial Delegate” as it thinks necessary or proper, with those powers, authorities and discretions (not exceeding those vested in Macquarie Leasing) as Macquarie Leasing thinks fit. Before the appointment of the Custodial Delegate becomes effective, the Manager must issue a Rating Notification with respect to any outstanding notes issued by any trust established under the Master Trust Deed in relation to the appointment of the Custodial Delegate.

Macquarie Leasing at all times remains liable for the acts or omissions of any Custodial Delegate, insofar as the acts or omissions constitute a breach by Macquarie Leasing of its obligations as Custodian of the SMART Receivable Documents. Macquarie Leasing also remains liable for the payment of fees to any person appointed as a Custodial Delegate.

Until a Document Transfer Event occurs, Macquarie Leasing (or its Custodial Delegate) must maintain the electronic files containing digital copies of the SMART Receivable Documents in accordance with its standard safe-keeping practices and in the same manner and to the same extent as it maintains its own documents.

Macquarie Leasing’s or its Custodial Delegate’s role as Custodian will be periodically reviewed by an external auditor, which will deliver an audit report to the Issuer Trustee (with a copy to the Manager and Macquarie Leasing) on an annual basis.

Document Transfer Event

A “Document Transfer Event” will occur if:

•	the auditor provides an Adverse Document Custody Audit Report to the Issuer Trustee;

•

the Issuer Trustee instructs the auditor to conduct a further document custody audit no sooner than 1 month but no later than 2 months after the date the Issuer Trustee received the Adverse Document Custody Audit Report (which instruction must be made by the Issuer Trustee upon receipt of an Adverse Document Custody Audit Report from the auditor); and

•	the auditor then provides a further Adverse Document Custody Audit Report.

An “Adverse Document Custody Audit Report” is one in which major deficiencies in internal controls are identified and the auditor has concluded that it cannot rely on the integrity of the information in respect of the SMART Receivables on Macquarie Leasing’s security register or the electronic information provided by Macquarie Leasing.

The Issuer Trustee must notify Macquarie Leasing immediately upon becoming actually aware of a Document Transfer Event. Upon receipt of such notice Macquarie Leasing must transfer copies, or arrange for the transfer of copies, of all digital copies of the SMART Receivable Documents to the Issuer Trustee within 14 days (in respect of at least 90% of the SMART Receivables) and within 28 days (for any remaining SMART Receivable Documents).

If following a Document Transfer Event:

•

the Issuer Trustee is satisfied, notwithstanding the occurrence of the Document Transfer Event, that Macquarie Leasing is an appropriate person to act as Custodian of the SMART Receivable Documents; and

•	the Manager issues a Rating Notification in relation to the appointment of Macquarie Leasing to act as Custodian of the SMART Receivable Documents,

then the Issuer Trustee may, by agreement with Macquarie Leasing, appoint Macquarie Leasing to act as Custodian of the SMART Receivable Documents upon such terms as are agreed between the Issuer Trustee and Macquarie Leasing and approved by the Manager.

If:

•

the Issuer Trustee declares a Perfection of Title Event (other than a Servicer Default as described in the fifth bullet point of the definition of “Servicer Default”) in accordance with the Series Supplement and the Issuer Trustee notifies Macquarie Leasing of that fact; or

•

the Issuer Trustee considers in good faith that a Servicer Default as described in the fifth bullet point of the definition of “Servicer Default” has occurred and the Issuer Trustee has notified Macquarie Leasing of the reasons why the Issuer Trustee, in good faith, considers that such a Servicer Default has occurred, including why in the Issuer Trustee’s reasonable opinion an Adverse Effect has or may occur as a result, then Macquarie Leasing must, immediately following notice from the Issuer Trustee, transfer digital copies of the SMART Receivable Documents to the Issuer Trustee.

If any SMART Receivable Documents have been lost, Macquarie Leasing is not required to transfer copies of those documents as described in this section. However, Macquarie Leasing must provide a list to the Issuer Trustee of any such SMART Receivable Documents and must take all reasonable steps satisfactory to the Issuer Trustee to replace such SMART Receivable Documents promptly.

The Custodian’s Fee

The Custodian is entitled to a fee for providing custodial services to the Issuer Trustee. The amount of such fee will be agreed on from time to time among the Manager, the Issuer Trustee and the Custodian. The fee for a Monthly Period is payable by the Issuer Trustee in arrears on the Distribution Date following the end of the Monthly Period prior to any payments to the Noteholders. See “Summary—Transaction Fees” in the prospectus supplement.

DESCRIPTION OF THE ASSETS OF THE TRUST

Assets of the Trust

The assets of the Trust will include the following:

•	the SMART Receivables Pool, including all:

•	interest or finance charges paid or payable on the SMART Receivables from and including the Cut-Off Date, subject to payment of any Adjustment Advances on the Closing Date;

•	principal payments paid or payable on the SMART Receivables from and including the Cut-Off Date;

•	fees paid or payable on the SMART Receivables from and including the Cut-Off Date; and

•	proceeds received from the disposition of the underlying motor vehicles and/or equipment from and including the Cut-Off Date;

•

rights under the Mortgages and any Collateral Securities securing the SMART Receivables and the insurance policies in relation to any Mortgages or Collateral Securities relating to the SMART Receivables;

•	Retained Title Rights in relation to the SMART Receivables;

•

the other authorised short-term investments of the Trust, including amounts on deposit in the bank accounts established by the Issuer Trustee and any instruments in which these amounts or other assets of the Trust are invested;

•	the interest of the Issuer Trustee in the currency swap agreement and any other swaps, credit enhancement or liquidity enhancement relating to the Trust;

•	the benefit of all representations, warranties and undertakings made by any party in favour of the Issuer Trustee and all other rights of the Issuer Trustee under the Transaction Documents; and

•	other property as agreed in writing between the Manager and the Issuer Trustee.

The prospectus supplement will identify the “Cut-Off Date” for the applicable securitisation transaction.

If a SMART Receivable is repaid in full, the remaining interest (if any) in the SMART Receivable and any related Mortgage, Collateral Security, SMART Receivable Document or money owed in connection with the SMART Receivable will no longer form part of the assets of the Trust. However, if any related Mortgage, Collateral Security or SMART Receivable Document also secures other existing SMART Receivables, the Issuer Trustee will continue to hold the related Mortgage, Collateral Security or SMART Receivable Document until those other SMART Receivables have been repaid in full.

The Notes will be limited recourse obligations of Perpetual Trustee Company Limited, in its capacity as trustee of the Trust. Only the assets of the Trust will serve as collateral for the Notes in accordance with the Transaction Documents for the Trust. Holders of the Notes may only proceed against the collateral securing the Notes in the case of a default on the Notes and may not proceed against any assets of Macquarie Bank or any of its affiliates, or the assets of any other trust established under the Master Trust Deed.

Acquisition of the SMART Receivables on the Closing Date

All of the SMART Receivables to be acquired by the Issuer Trustee on the Closing Date have been originated by and in the name, or on behalf, of Macquarie Leasing. All of the SMART Receivables, prior to their acquisition by the Issuer Trustee, have been held directly by Macquarie Leasing or indirectly through the beneficial interests in a Warehouse Trust.

On the Closing Date, the SMART Receivables will either be sold to the Issuer Trustee (i) by Macquarie Leasing pursuant to a Letter of Offer or (ii) by Perpetual Trustee Company Limited, in its capacity as trustee of each Warehouse Trust, pursuant to one or more Transfer Proposals. A “Letter of Offer” is a written notice from Macquarie Leasing to the Issuer Trustee pursuant to which Macquarie Leasing offers to sell to the Issuer Trustee, in its capacity as trustee of the Trust, the entire right, title and interest in the pool of Receivables identified in that Letter of Offer and other rights described below. A “Transfer Proposal” is a written proposal from Macquarie Management, in its capacity as manager of the relevant Warehouse Trust acting at the direction of Macquarie Leasing as Depositor, to the Issuer Trustee pursuant to which Macquarie Management proposes that the Issuer Trustee purchase, in its capacity as trustee of the Trust, the entire right, title and interest in the Receivables identified in that Transfer Proposal and other rights described below. Macquarie Management, in its capacity as manager of the relevant Warehouse Trust, will only issue a Transfer Proposal upon the prior written direction of the Depositor.

The Issuer Trustee may accept the Letter of Offer or Transfer Proposal by executing it and paying on the Closing Date the consideration described below in “—Consideration Payable to Macquarie Leasing or to the Trustee of each Warehouse Trust” to Macquarie Leasing or to the trustee of each Warehouse Trust, as applicable, and the Issuer Trustee will hold the benefit of those SMART Receivables in its capacity as trustee of the Trust without any further action or the execution of any other document.

Macquarie Leasing will make certain representations and warranties as of the Cut-Off Date with respect to each SMART Receivable to be acquired by the Issuer Trustee from Macquarie Leasing, or as at the cut-off date relating to the transfer of the SMART Receivables to the trustee of a Warehouse Trust with respect to each SMART Receivable to be acquired from the trustee of a Warehouse Trust, as described under “— Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” below. In addition, in the case of SMART Receivables sold by the trustee of a Warehouse Trust, the Manager will provide the following additional certifications to the Issuer Trustee pursuant to each Transfer Proposal, to the best of its knowledge and belief:

•

that, as at the date of the Transfer Proposal, no event of default (as defined in the transaction documents relating to the relevant Warehouse Trust) has occurred in respect of the Trust or the relevant Warehouse Trust;

•

that, upon acceptance of the Transfer Proposal by the Issuer Trustee, the Issuer Trustee, in its capacity as the trustee of the Trust, will have the benefit of all the SMART Receivables identified in the Transfer Proposal, any other assets relating to those SMART Receivables and the representations and warranties given by Macquarie Leasing as the original seller and Servicer of those SMART Receivables; and

•	based on a certificate provided by Macquarie Leasing, that the SMART Receivables will meet the eligibility criteria described in the prospectus supplement as at the Cut-Off Date.

The “SMART Receivable Rights” with respect to a Trust refer collectively to the items specified below:

•	the SMART Receivables identified in the schedule accompanying the applicable Letter of Offer or specified in the relevant Transfer Proposal;

•	all Retained Title Rights in relation to the SMART Receivables;

•

all Other Loans in existence from time to time in relation to the SMART Receivables (to be held by Perpetual Trustee Company Limited as trustee of the Seller Trust as described in “The SMART Securitisation Programme—Other Trusts—The Seller Trust” in this prospectus”);

•	all Mortgages in existence from time to time in relation to the SMART Receivables;

•	all Collateral Securities in existence from time to time securing the SMART Receivables;

•	all moneys owing at any time thereafter in connection with the SMART Receivables including all proceeds from the disposition of the underlying assets;

•

the documents relating to the above, including the original or duplicates of the relevant Lease Contracts, Hire Purchase Contracts, Loan Contracts, Mortgages and Collateral Securities in relation to the asset that is the subject of a Mortgage, Collateral Security or Retained Title Rights in relation to the SMART Receivables (the “SMART Receivable Documents”);

•	in the case of assets previously held by a Warehouse Trust, the assets of such Warehouse Trust insofar as they relate to the SMART Receivables identified in the Transfer Proposals; and

•

in the case of assets previously held by a Warehouse Trust, the benefit of all representations and warranties given to the trustee of such Warehouse Trust by Macquarie Leasing (both in its capacity as Servicer and as Seller) in relation to those assets as at the time of the sale of those assets into the relevant Warehouse Trust.

The SMART Receivable Rights exclude any Accrued Interest Adjustment in respect of each SMART Receivable. The term “Accrued Interest Adjustment” in relation to a SMART Receivable means the amount of interest or finance charges (and, in relation to a SMART Receivable which is a Hire Purchase Contract or a Lease Contract, the amount of any rent which the Servicer determines is in the nature of interest) accrued on that SMART Receivable for the period commencing on (and including) the first day of the calendar month in which the Cut-Off Date occurs and ending on (but excluding) the Closing Date. The prospectus supplement will specify whether any Accrued Interest Adjustment will be payable to the Seller in a particular securitisation transaction.

If any Mortgages or Collateral Securities which secure a SMART Receivable are granted after the Cut-Off Date or any SMART Receivable Document is entered into in connection with a SMART Receivable after the Cut-Off Date, these will also be sold to the Issuer Trustee.

Some of Macquarie Leasing’s security documentation relating to the SMART Receivables state that they secure “all moneys” owing to Macquarie Leasing by the Obligor on any account. It is therefore possible that an item of collateral held by Macquarie Leasing in relation to other facilities provided by it could secure a SMART Receivable, even though in Macquarie Leasing’s records the particular collateral was not taken for this purpose. The Issuer Trustee, in its capacity as trustee of the Trust, will only be sold the collateral that appears in Macquarie Leasing’s records as intended to secure the SMART Receivables. Any other collateral which by the terms of “all moneys” clauses granting security secure the SMART Receivables but were not taken for that purpose will be held by Perpetual Trustee Company Limited, in its capacity as trustee of the Seller Trust. See “The SMART Securitisation Programme—Other Trusts—The Seller Trust” in this prospectus. These other collateral and security interests are not held for the benefit of the Noteholders, and the expressions “SMART Receivable Rights” and “SMART Receivable Documents” should be construed accordingly.

If Macquarie Leasing enforces a Mortgage or Collateral Security relating to a SMART Receivable as a result of a default by an Obligor in respect of other facilities provided by Macquarie Leasing to the Obligor, the proceeds of enforcement of the related Mortgage or Collateral Security are made available to the Issuer Trustee in priority to Macquarie Leasing.

Consideration Payable to Macquarie Leasing or to the Trustee of each Warehouse Trust

On the Closing Date, the Issuer Trustee will pay to Macquarie Leasing or to the trustee of each Warehouse Trust, as applicable, the total principal amount outstanding (as recorded on the Servicer’s database) or such other amount specified in the prospectus supplement in respect of the relevant SMART Receivables calculated as at the open of business on the Cut-Off Date. The Issuer Trustee will pay this amount in consideration for the sale to it of the SMART Receivables and the other SMART Receivable Rights. In addition, if required by the relevant Transfer Proposal, the Issuer Trustee will pay certain Adjustment Advances to the relevant Warehouse Trust on the Closing Date.

To the extent that the proceeds from the issuance and sale of the Notes exceed the total principal amount outstanding as at the Cut-Off Date (as recorded on the Servicer’s database) in respect of the relevant SMART Receivables sold to the Issuer Trustee on the Closing Date plus any Adjustment Advances, the excess will form part of the collections for the first Monthly Period. See “Description of the Notes—Available Income and Other Calculations” in the prospectus supplement.

Sale in Equity Only and Free of Set-Off to the Extent Permitted by Law

The assignment of the SMART Receivables and the other SMART Receivable Rights to the Issuer Trustee will initially be in equity only, regardless of whether the SMART Receivables and the other SMART Receivable Rights are assigned by Macquarie Leasing directly to the Issuer Trustee or whether they are first assigned by Macquarie Leasing to the trustee of the relevant Warehouse Trust and then sold by the trustee of the relevant Warehouse Trust to the Issuer Trustee. The Issuer Trustee will not be entitled to take any steps to perfect its legal title or give notice to any party to the SMART Receivable Documents unless a Perfection of Title Event under the Master Sale and Servicing Deed occurs. See “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus.

To the extent permitted by law, the SMART Receivables will be sold free of any rights of set-off which any Obligors or security providers may have.

Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables

Macquarie Leasing will make certain representations and warranties to the Issuer Trustee on the Closing Date as of the Cut-Off Date with respect to each SMART Receivable to be sold by Macquarie Leasing directly to the Issuer Trustee under a Letter of Offer. With respect to each SMART Receivable previously held by a Warehouse Trust and sold to the Issuer Trustee under a Transfer Proposal, Macquarie Leasing made certain representations and warranties with respect to such SMART Receivable as at the cut-off date relating to the transfer of that SMART Receivable to the trustee of such Warehouse Trust (as at the relevant cut-off date for such transfer), and the benefit of these representations and warranties will be transferred to the Issuer Trustee on the Closing Date.

In each case, these representations and warranties include that, to the best of Macquarie Leasing’s knowledge and belief:

•

all consents required in relation to the assignment of the SMART Receivables and the related SMART Receivable Rights have been obtained and that those SMART Receivables and related SMART Receivable Rights are assignable;

•

at the time Macquarie Leasing entered into each SMART Receivable and the related SMART Receivable Documents and at all times after that until immediately prior to the sale of the SMART Receivable, the SMART Receivable and the related SMART Receivable Documents complied in all material respects with applicable laws;

•	at the time Macquarie Leasing entered into each SMART Receivable, the SMART Receivable was originated in the ordinary course of Macquarie Leasing’s business;

•

at the time that each SMART Receivable was approved and the SMART Receivable Documents were entered into, Macquarie Leasing had not received any notice of the insolvency or the bankruptcy of the Obligors in relation to that SMART Receivable or that such Obligors did not have the legal capacity to enter into the SMART Receivable Documents;

•

Macquarie Leasing is the sole legal and beneficial owner of each SMART Receivable and the related Mortgages and Collateral Securities (other than insurance policies) and no prior ranking security interest exists in relation to its right, title and interest in the SMART Receivable and the related Mortgages and Collateral Securities (other than insurance policies);

•

at the time Macquarie Leasing entered into each SMART Receivable, all necessary steps were taken to ensure that each related Mortgage complied with the legal requirements applicable at that time to be:

•	a first-ranking mortgage over the asset, subject to stamping and registration in due course; or

•	where Macquarie Leasing already held the first-ranking mortgage, a second-ranking mortgage over the asset, subject to stamping and registration in due course,

(subject to (a) any statutory charges, (b) any prior charges of a body corporate, service company or equivalent, whether registered or otherwise, and (c) any other prior security interests which do not prevent the Mortgage from being considered to be a first-ranking mortgage or a second-ranking mortgage, as the case may be, in accordance with the Servicing Standards);

•

where there is a second or other mortgage securing a SMART Receivable and Macquarie Leasing is not the mortgagee of that second or other mortgage, satisfactory priority arrangements have been entered into to ensure that the Mortgage ranks ahead in priority to the second or other mortgage on enforcement for at least the principal balance of that SMART Receivable (plus accrued but unpaid interest) plus such extra amount determined in accordance with the Operations Manual;

•

in relation to each SMART Receivable arising under or pursuant to a Loan Contract, a valid first-ranking Chattel Mortgage exists as security in relation to that SMART Receivable, the security interest created in favour of Macquarie Leasing by that Chattel Mortgage is perfected by a registration on the PPS Register and that registration identifies Macquarie Leasing as the secured party (or, where Macquarie Leasing transferred the SMART Receivable arising under or pursuant to a Loan Contract to the trustee of a Warehouse Trust prior to September 25, 2012, a valid first-ranking Chattel Mortgage exists as security in relation to that SMART Receivable and, if required in a particular state or territory to ensure the validity of Macquarie Leasing’s interest in that Chattel Mortgage, that Chattel Mortgage has been registered with the relevant body in that state or territory);

•

the obligations of the relevant Obligor under the SMART Receivable Documents are legal, valid, binding and enforceable against it in accordance with their terms (subject to stamping and any necessary registration), except as limited by any law relating to bankruptcy, insolvency, reorganization, moratorium or trust or general principles of equity, or other similar laws affecting creditors’ rights generally;

•

in relation to each SMART Receivable arising under or pursuant to a Loan Contract, the Obligor has fully drawn the amount available under that Loan Contract and Macquarie Leasing has no obligation to make any further advance in relation to that SMART Receivable;

•

in relation to each SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, Macquarie Leasing is the sole legal and beneficial owner of the asset(s) that are the subject of the Retained Title Rights in relation to the SMART Receivable. The asset(s) are free from any security interest (subject only to the Obligor’s rights as hirer or lessee of the asset (and, if applicable, the Obligor’s option to purchase the asset) and any security interest arising in favour of Macquarie Leasing), the security interest created in favour of Macquarie Leasing by that Hire Purchase Contract or Lease Contract (as applicable) is perfected by a registration on the PPS Register and that registration identifies Macquarie Leasing as the secured party (or, where Macquarie Leasing transferred the SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract to the trustee of a Warehouse Trust prior to September 25, 2012, Macquarie Leasing is the sole legal and beneficial owner of the asset(s) that are the subject of the Retained Title Rights in relation to the SMART Receivable. The asset(s) are free from any security interest (subject only to the Obligor’s rights as hirer or lessee of the asset (and, if applicable, the Obligor’s option to purchase the asset) and, if required in a particular state or territory to ensure the validity of Macquarie Leasing’s interest in those assets, those assets are registered with the relevant body in that state or territory in the name of Macquarie Leasing);

•

each of the relevant SMART Receivable Documents (other than the insurance policies) which is required to be stamped with stamp duty has been duly stamped or has been lodged for stamping and will be duly stamped;

•	the SMART Receivable has not been satisfied, cancelled, discharged or rescinded and the property relating to each relevant Mortgage has not been released from the security of that Mortgage;

•

Macquarie Leasing holds, in accordance with the Servicing Standards, all documents which it should hold to enforce the provisions of, and security created by, any Mortgage or Collateral Security relating to the SMART Receivables and to recover in full the SMART Receivables;

•

other than the SMART Receivable Documents and documents entered into in accordance with the Servicing Standards, there are no documents entered into by Macquarie Leasing and the Obligor or any other relevant party in relation to the SMART Receivable which would qualify or vary the terms of the SMART Receivable;

•	no consent to the sale of the SMART Receivables or notice of that sale is required to be given by or to any person, including without limitation any Obligor;

•

other than in respect of priorities granted by statute, Macquarie Leasing has not received notice from any person that it claims to have a security interest ranking in priority to or equal with Macquarie Leasing’s Mortgage;

•

in the case of a SMART Receivable sold by Macquarie Leasing under a Letter of Offer, that SMART Receivable complies with the eligibility criteria described under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in the prospectus supplement and, in the case of a SMART Receivable sold by the trustee of the relevant Warehouse Trust under a Transfer Proposal, the SMART Receivable complies with the eligibility criteria specified for the relevant Warehouse Trust (which are substantially similar to the eligibility criteria described under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in the prospectus supplement; however Macquarie Leasing will not make any representations or warranties regarding the compliance of the SMART Receivables with that eligibility criteria as at the Cut-Off Date);

•

Macquarie Leasing is lawfully entitled to sell and assign its interest in the SMART Receivable Rights and to transfer valid and beneficial title in the SMART Receivable Rights to the Issuer Trustee free of all security interests and, so far as Macquarie Leasing is aware, free of all adverse claims or other third party rights or interests;

•	the provisions of all legislation (if any) relating to the sale of the SMART Receivable Rights have been complied with;

•

the sale, transfer and assignment of Macquarie Leasing’s interest in the SMART Receivable Rights will not constitute a breach of Macquarie Leasing’s obligations or a default under any security interest granted by Macquarie Leasing or affecting Macquarie Leasing’s assets;

•	the SMART Receivables are not subject to or affected by any right of set-off;

•

the Obligor is required to maintain an insurance policy in relation to the asset that is the subject of the Chattel Mortgage or the Retained Title Rights (as the case may be) until the SMART Receivable is paid in full; and

•

other than in the case of a SMART Receivable which is a Consumer Receivable, the SMART Receivable is not regulated by or subject to the Australian Consumer Credit Code or the Australian National Credit Code (or, where Macquarie Leasing transferred the SMART Receivable to the trustee of a Warehouse Trust prior to September 25, 2012, the SMART Receivable is not regulated by or subject to the Australian Consumer Credit Code).

Issuer Trustee Entitled to Assume Accuracy of Representations and Warranties

The Issuer Trustee is under no obligation to investigate or test the truth of any of the representations and warranties referred to above in “—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” and is entitled to conclusively accept their accuracy (unless it is actually aware of a breach). In the event that any of the representations and warranties are untrue, the Issuer Trustee may have recourse, in appropriate circumstances, to Macquarie Leasing as described under “—Consequences of a Breach of the Representations and Warranties” below.

Consequences of a Breach of the Representations and Warranties

If Macquarie Leasing, the Manager or the Issuer Trustee becomes actually aware that a material representation or warranty referred to above in “—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” was incorrect when given by Macquarie Leasing, it must notify the other two parties referred to in this paragraph within 5 business days.

If a representation or warranty by Macquarie Leasing in relation to a SMART Receivable is discovered to be incorrect when given and notice of such breach is given by Macquarie Leasing, the Manager or the Issuer Trustee to the other two parties not later than 5 business days prior to the expiry of the Prescribed Period, but the breach is not remedied to the satisfaction of the Issuer Trustee within 5 business days, the SMART Receivable Rights relating to the relevant SMART Receivable will automatically be held by Perpetual Trustee Company Limited in its capacity as trustee of the Seller Trust rather than in its capacity as Issuer Trustee. Macquarie Leasing must pay for such repurchase of such SMART Receivable by paying the Issuer Trustee an amount equal to the principal balance in respect of the relevant SMART Receivable (as recorded on the Servicer’s database) and accrued but unpaid interest as at the date of delivery of the notice of breach.

During the Prescribed Period, the remedy described in the paragraph above is the sole remedy available to the Issuer Trustee in the case of a breach of Macquarie Leasing’s representations or warranties in relation to a SMART Receivable. Macquarie Leasing has no other liability for any loss or damage caused to the Issuer Trustee, any noteholder or any other person.

If the Issuer Trustee discovers that a representation or warranty in relation to a SMART Receivable was incorrect when given after the day that is 5 business days prior to the expiry of the Prescribed Period, Macquarie Leasing must indemnify the Issuer Trustee in respect of the Trust (whether for its own account or for the account of Investors of the Trust) against any costs (including legal costs), damages or losses arising from the representation or warranty being incorrect when made by Macquarie Leasing in the Master Sale and Servicing Deed. The amount of such costs, damages or losses must be agreed between the Issuer Trustee, the Manager and Macquarie Leasing or, failing such agreement, be determined by Macquarie Leasing’s external auditors. The amount of such costs, damages or losses must not exceed the principal amount outstanding, together with any accrued but unpaid interest and any outstanding fees, in respect of the SMART Receivable (calculated at the time of agreement between the Issuer Trustee and Macquarie Leasing or determination by Macquarie Leasing’s external auditors, as the case may be). Macquarie Leasing must, within 2 business days of agreement or determination (as the case may be) as described in the preceding sentences, pay the relevant sum to the Issuer Trustee.

The rights to require repurchase of a SMART Receivable or payment of an indemnity are the only rights that the Issuer Trustee has if a representation or warranty given by Macquarie Leasing in relation to a SMART Receivable is discovered to be incorrect when given (irrespective of whether they were acquired directly from Macquarie Leasing or from a Warehouse Trust). In particular, this discovery will not constitute a Perfection of Title Event under the Series Supplement except in the circumstances described in “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus.

In addition, the Manager will certify to the Issuer Trustee that to the best of its knowledge and belief all SMART Receivables purchased by the Issuer Trustee under a Transfer Proposal and included in the SMART Receivables Pool comply with the eligibility criteria described under “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in the prospectus supplement at the Cut-Off Date. However, the Manager is not required to make any inquiry or investigation into whether any SMART Receivable complies with any of the specified eligibility criteria. The Issuer Trustee’s sole remedy for breach by the Manager is to bring an action against the Manager. There is no contractual indemnity or repurchase obligation by the Manager.

THE SMART RECEIVABLES

General

The SMART Receivables are secured by new and used motor vehicles (including cars, trucks, buses, trailers, forklifts and motorcycles) and/or equipment. Macquarie Leasing originated the SMART Receivables in the ordinary course of its business. The SMART Receivables were initially originated from new applications with a view to inclusion in the SMART securitisation programme.

The SMART Receivables to be sold to the Issuer Trustee will be selected from those motor vehicle and equipment Receivables that meet the eligibility criteria specified in the prospectus supplement, including that the SMART Receivables:

•	be denominated and payable in Australian dollars in Australia;

•	relate to the financing of an asset which is a new or used car, motor vehicle, truck, bus, trailer, forklift, motorcycle or equipment; and

•	require the Obligor to make payments (including any final balloon payment) which will amortise the outstanding balance of the SMART Receivable to zero over the remaining term of the SMART Receivable.

Macquarie Leasing holds legal title to the SMART Receivables. On the Closing Date, the Issuer Trustee will purchase a beneficial interest in the SMART Receivables either directly from Macquarie Leasing or from the trustee of the relevant Warehouse Trust.

See “The SMART Receivables Pool and the Indicative Receivables Pool—Eligibility Criteria and Selection of the SMART Receivables” in the prospectus supplement.

The Manager will certify to the Issuer Trustee that to the best of its knowledge and belief all SMART Receivables purchased by the Issuer Trustee under a Transfer Proposal and included in the SMART Receivables Pool comply with the eligibility criteria described in the prospectus supplement as at the Cut-Off Date. However, the Manager is not required to make any inquiry or investigation into whether any SMART Receivable complies with any of these eligibility criteria. The Issuer Trustee’s sole remedy for breach is to bring an action against the Manager. There is no contractual indemnity or repurchase obligation by the Manager.

In addition, although Macquarie Leasing will make certain representations and warranties regarding the eligibility of the SMART Receivables as at the Cut-Off Date with respect to the SMART Receivables purchased by the Issuer Trustee under a Letter of Offer, Macquarie Leasing will not make any representations or warranties regarding the eligibility of the SMART Receivables as at the Cut-Off Date with respect to any SMART Receivable that is purchased by the Issuer Trustee under a Transfer Proposal. See “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in this prospectus.

Delinquency and Net Loss Experience under the SMART Securitisation Programme

The prospectus supplement will describe the Sponsor’s delinquency and net loss experience with respect to the SMART securitisation programme. This information may include, among other things, the Sponsor’s experience with respect to all Receivables in its portfolio during specified periods. There can be no assurance that the delinquency and net loss experience on the SMART Receivables will be comparable to the Sponsor’s prior experience. See “Transaction Parties—The Depositor, Sponsor, Originator and Servicer” in the prospectus supplement.

Static Pool Information Regarding Previous Securitisations under the SMART Securitisation Programme

Static pool information about previous securitisations under the SMART securitisation programme will be provided in an appendix to the prospectus supplement.

DESCRIPTION OF THE NOTES

The following summary, together with the description of the Notes included in the applicable prospectus supplement, describes the material terms of the US$ Notes issued by the Trust identified in the prospectus supplement. The summary does not purport to be complete and is subject to the terms and conditions of the Notes and to the provisions of the Transaction Documents. The applicable prospectus supplement will provide additional information regarding the terms of the Notes.

General

The Issuer Trustee will issue the Notes on the Closing Date specified in the relevant prospectus supplement pursuant to the terms of the Master Trust Deed, the Series Supplement and, in the case of the US$ Notes, the US$ Note Trust Deed. Unless otherwise specified in the relevant prospectus supplement, the laws of Australian Capital Territory, Australia will govern the Notes.

The Notes issued by the Issuer Trustee will be issued in one or more classes denominated in U.S. dollars (the “US$ Notes”) or Australian dollars (the “A$ Notes”). Each class of Notes will have different rights to receive payments of principal and interest at specified rates on each Distribution Date as specified in the prospectus supplement. The prospectus supplement will describe these classes, their rights and the timing and priority of payments.

The holders of the US$ Notes are referred to as the “US$ Noteholders” and the holders of the A$ Notes are referred to as the “A$ Noteholders”.

Principal and Interest Payments on the Notes

Payments on the Notes will be made on each Distribution Date as specified in the prospectus supplement. The timing and priority of payment, interest rate and amount of or method of determining payments of interest and principal on each class of Notes issued by the Issuer Trustee will be described in the prospectus supplement. The rights of Noteholders of any class of Notes issued in a particular securitisation transaction to receive payments of principal and interest may be senior, subordinate or equal to the rights of Noteholders of any other class or classes of Notes issued in that securitisation transaction, as described in the prospectus supplement.

Each class of Notes will accrue interest from the date and at the interest rate described in the prospectus supplement. Each class of Notes may have a different interest rate, which in each case may be fixed, floating or adjustable, or any combination of the foregoing. Interest rates on the Notes will be based on traditional indices for interest on debt. The prospectus supplement will specify the interest rate or, in the case of a variable rate, the method for determining the interest rate, for each class of Notes.

The period that a US$ Note accrues interest is divided into “Interest Periods”. The first Interest Period for the US$ Notes commences on (and includes) the Closing Date and ends on (but does not include) the first Distribution Date. Each succeeding Interest Period for a US$ Note commences on

(and includes) a Distribution Date and ends on (but does not include) the next Distribution Date. The final Interest Period for a US$ Note ends on (but does not include) the date on which interest ceases to accrue on the US$ Note. See “Description of the Notes—Payments of Interest on the US$ Notes” in the prospectus supplement.

Each Note will have an “Invested Amount” which, at any time, will equal the initial principal balance stated on that Note less the aggregate amounts of payments previously made on account of principal in relation to that Note. The “Initial Invested Amount” of each Note is the initial principal balance stated on that Note. The Initial Invested Amount of each class of Notes will be specified in the prospectus supplement. The Invested Amount of a class of Notes will be permanently reduced by payments of principal on the Notes from time to time.

Maturity Date

The Issuer Trustee must pay the Invested Amount, together with all accrued and unpaid interest in relation to each Note, on or by the maturity date specified for that Note. The failure of the Issuer Trustee to pay the Invested Amount, together with all accrued and unpaid interest, within 10 days, or such other period as is specified in the prospectus supplement, of the due date for payment will constitute an Event of Default under the Master Security Trust Deed.

Final Redemption of the Notes

Upon final payment being made in respect of any Notes following termination of the relevant Trust or enforcement of the Security under the Master Security Trust Deed and the General Security Deed, those Notes will be deemed to be redeemed and discharged in full.

Prescription

A US$ Note will become void in its entirety unless surrendered for payment within a period of 10 years from the date on which final payment on such US$ Note becomes due (or if the Principal Paying Agent or the US$ Note Trustee receives the amount payable on such US$ Note after the final payment date, 10 years from the date of notice thereof to the US$ Noteholders). After the date on which a US$ Note becomes void in its entirety, no claim can be made in respect of it.

Credit and Liquidity Enhancement

If stated in the prospectus supplement, credit enhancement may be provided for one or more classes of US$ Notes. Credit enhancement is intended to enhance the likelihood of full payment of principal and interest due and to decrease the likelihood that US$ Noteholders will experience losses. Any credit enhancement for one or more classes of US$ Notes will not protect against all risks of loss and will not guarantee repayment of the entire principal balance and accrued interest. If losses occur that exceed the amount covered by any credit enhancement or that are not covered by credit enhancement, US$ Noteholders will bear their allocated share of losses, as described in the prospectus supplement.

Credit enhancement may be in one or more of the following forms and will be described in the prospectus supplement:

•	Subordination of one or more classes of Notes that causes more junior classes of Notes to absorb losses before more senior classes;

•

Excess interest collections on the SMART Receivables remaining after payment of interest on the Notes (other than seller notes) and the expenses of the Trust on each Distribution Date may be allocated towards total principal collections on that Distribution Date to the extent of any unreimbursed principal draws, defaulted amounts and prior unreimbursed charge-offs;

•

One or more letters of credit or surety bonds issued by a bank or financial institution specified in the prospectus supplement, which will also describe the duration of coverage and the amount and frequency and circumstances of any reduction in coverage provided by such letter of credit or surety bond and specify that the maximum obligation of which will be to honour requests for payment in an aggregate fixed dollar amount, net of unreimbursed payments under the letter of credit or surety bond; and

•

A guaranteed investment contract with an entity specified in such prospectus supplement, pursuant to which all or a portion of the amounts which would otherwise be held in the collection account or in a reserve account would be invested with such entity and earn an agreed rate of return; and

•	Discounted cash flow mechanisms or yield supplement discount arrangements for Receivables with low interest rates or finance charges.

In addition, if stated in the prospectus supplement, liquidity enhancement may be provided for one or more classes of US$ Notes. Liquidity enhancement is intended to enhance the likelihood of timely payment of interest due to US$ Noteholders, but will not guarantee timely payment of interest on the US$ Notes.

Liquidity enhancement may be in one or more of the following forms:

•

One or more liquidity reserve accounts funded with an initial deposit or over time, which will be available to cover the Trust’s fees and expenses, payments to swap counterparties and interest payments on the US$ Notes or to reimburse principal draws, if income collections on the SMART Receivables are insufficient; or

•

Re-direction of principal collections to cover the Trust’s fees and expenses, payments to swap counterparties and interest payments on the US$ Notes, if income collections on the SMART Receivables are insufficient.

Pre-Funding Arrangement

To the extent provided in the prospectus supplement, the Series Supplement may provide for a pre-funding arrangement which will be limited to a period not to exceed twelve months. Under the pre-funding arrangement, the Trust commits to purchase additional SMART Receivables from

Macquarie Leasing or from the trustee of a Warehouse Trust following the date on which the Trust is established and the Notes are issued. With respect to a Trust, the pre-funding arrangement will require that any subsequent SMART Receivables transferred to the Trust conform to the requirements and conditions in the Series Supplement and related Letter of Offer or Transfer Proposal, including all of the same eligibility criteria as the initial SMART Receivables. If a pre-funding arrangement is utilised in connection with the issuance of Notes, the Issuer Trustee will establish an account, known as the pre-funding account, for the benefit of the Noteholders. Up to 50% of the proceeds received from the sale of the Notes will be deposited into the pre-funding account on the related Closing Date and thereafter funds will be released on one or more occasions during a specified period to purchase subsequent SMART Receivables from Macquarie Leasing or from the trustee of a Warehouse Trust. Upon each conveyance of subsequent SMART Receivables to the Trust, an amount equal to the purchase price for the subsequent SMART Receivables will be released from the pre-funding account and paid to Macquarie Leasing or to the trustee of the applicable Warehouse Trust. If funds remain in the pre-funding account at the end of the funding period, those funds will be applied to prepay the Notes in the manner set forth in the prospectus supplement. Amounts on deposit in the pre-funding account may be invested in authorised short-term investments. Information regarding the subsequent SMART Receivables will be included under Item 1 in one or more distribution reports filed by the Depositor on behalf of the Issuing Entity on Form 10-D with the SEC pursuant to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”) .

The utilization of a pre-funding arrangement is intended to improve the efficiency of the issuance of the Notes and the sale of the SMART Receivables to the Trust through the incremental delivery of the applicable SMART Receivables on the Closing Date and during a specified period following the Closing Date. Pre-funding arrangements allow for a more even accumulation of the SMART Receivables by Macquarie Leasing and the issuance of a larger principal amount of Notes than would be the case without a pre-funding arrangement.

You should be aware that the initial SMART Receivables and the subsequent SMART Receivables may be originated using credit criteria different from the criteria applied to the SMART Receivables disclosed in the prospectus supplement and may be of a different credit quality and seasoning. The credit quality of the subsequent SMART Receivables may vary as a result of increases or decreases in the credit quality of the related obligors within the predefined acceptable range, which variations could impact the performance of the overall SMART Receivables Pool. The portfolio of initial SMART Receivables may also be subject to greater seasoning than the subsequent SMART Receivables due to the length of time elapsed from the dates of origination of those SMART Receivables and the sale of those SMART Receivables to the Trust. Accordingly, less historical performance information may be available with respect to the subsequent SMART Receivables. Moreover, following the transfer of subsequent SMART Receivables to the Trust, the characteristics of the SMART Receivables Pool may vary from those of the SMART Receivables initially transferred to the Trust.

Revolving Period and Amortisation Period

If the prospectus supplement so provides, there may be a period commencing on the Closing Date and ending on the date set forth on the prospectus supplement during which no principal payments will be made to one or more classes of Noteholders as are identified in the prospectus supplement (the “Revolving Period”). The Revolving Period will not be longer than three years from the Closing Date. During the Revolving Period, all collections of principal otherwise allocated to such classes of Notes may be:

•	utilised by the Trust during the Revolving Period to acquire additional SMART Receivables which satisfy the criteria set forth in the prospectus supplement;

•	held in an account and invested in authorised short-term investments for later distribution to Noteholders;

•	applied to those classes of Notes as then are in amortisation, if any; or

•	otherwise applied as specified in the prospectus supplement.

The material features and aspects of the Revolving Period, including the mechanics of the Revolving Period, underwriting criteria for assets acquired during the Revolving Period, a description of the party with authority to add, remove or substitute assets during the Revolving Period, the procedures for temporary re-investment of funds and the circumstances under which the Revolving Period will end before its scheduled expiry date and the amortisation of the Notes will begin early, will be described in the prospectus supplement.

During an amortisation period all or a portion of principal collections on the SMART Receivables will be applied to repay the relevant Noteholders.

Book-Entry Registration

The US$ Notes will be issued in book-entry form. While the US$ Notes are in book-entry form, all references in this prospectus or the prospectus supplement to actions by the US$ Noteholders will refer to actions taken by The Depository Trust Company (“DTC”) upon instructions from its participating organizations and all references in this prospectus to payments, notices, reports and statements to US$ Noteholders will refer to payments, notices, reports and statements to DTC or its nominee, as the registered US$ Noteholder, for distribution to owners of the US$ Notes in accordance with DTC’s procedures.

Investors may hold their interests in the US$ Notes through DTC, in the United States, or Clearstream Banking, société anonyme (“Clearstream, Luxembourg”) or the Euroclear System (“Euroclear”), in Europe, if they are participants in those systems, or indirectly through organizations that are participants in those systems.

Cede & Co., as nominee for DTC, will hold the US$ Notes in its name on the books of DTC. If applicable, Clearstream, Luxembourg and Euroclear will hold omnibus positions on behalf of their respective participants, through customers’ securities accounts in Clearstream, Luxembourg’s and Euroclear’s names on the books of their respective depositaries. The depositaries in turn will hold the positions in customers’ securities accounts in the depositaries’ names on the books of DTC.

DTC, the world’s largest depository, is:

•	a limited-purpose trust company organised under the New York Banking Law;

•	a “banking organization” within the meaning of the New York Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the New York Uniform Commercial Code; and

•	a “clearing agency” registered under the provisions of Section 17A of the Exchange Act.

DTC holds securities for its participants (“direct participants”) and facilitates the clearance and settlement among its direct participants of securities transactions, including transfers and pledges, in deposited securities through electronic book-entry changes in its direct participants’ accounts. This eliminates the need for physical movement of securities. Direct participants include U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Access to the DTC system is also available to others including securities brokers and dealers, banks, and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (“indirect participants”).

Transfers between participants on the DTC system will occur in accordance with DTC rules. Transfers between participants on the Clearstream, Luxembourg system and participants on Euroclear will occur in accordance with their rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream, Luxembourg participants or Euroclear participants, on the other, will be effected by DTC in accordance with DTC rules on behalf of the relevant European international clearing system by that system’s depository. However, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines, European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depository to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream, Luxembourg participants and Euroclear participants may not deliver instructions directly to their system’s depository.

Because of time-zone differences, credits of securities in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date. The credits for any transactions in these securities settled during this processing will be reported to the relevant Clearstream, Luxembourg participant or Euroclear participant on that business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of securities by or through a Clearstream, Luxembourg participant or a Euroclear participant to a DTC participant will be received and available on the DTC settlement date. However, it will not be available in the relevant Clearstream, Luxembourg or Euroclear cash account until the business day following settlement in DTC.

Purchases of US$ Notes held through the DTC system must be made by or through direct participants, which will receive a credit for the US$ Notes on DTC’s records. The ownership interest of each actual purchaser of an US$ Note (“beneficial owner”) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of US$ Notes will not receive written confirmation from DTC of their purchase. Beneficial owners of US$ Notes are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the holder of the US$ Notes entered into the transaction. Transfers of ownership interests in the US$ Notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners of the US$ Notes. No holder of US$ Notes will receive certificated US$ Notes representing its ownership interest in any US$ Note unless one of the events described under “— Definitive Notes Only in Limited Circumstances” below occurs.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC are registered in the name of DTC’s nominee, Cede & Co. The deposit of securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the beneficial owners of US$ Notes; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of US$ Notes will be governed by arrangements among them and by any statutory or regulatory requirements as may be in effect from time to time.

Neither DTC nor Cede & Co. will consent or vote with respect to the US$ Notes unless authorised by a direct participant in accordance with DTC’s procedures. Under its usual procedures, DTC mails an omnibus proxy to the US$ Note Trustee as soon as possible after the record date, which assigns Cede & Co.’s consent or voting rights to those direct participants to whose accounts the US$ Notes are credited on the record date, identified in a listing attached to the proxy. Beneficial owners of US$ Notes held through the DTC system will only be permitted to exercise consent or voting rights with respect to the US$ Notes to the extent such beneficial owners have completed the appropriate proxy forms directing the direct or indirect participants through whom they hold their beneficial interests in the Notes.

Principal and interest payments on the US$ Notes will be made by the Issuer Trustee to the currency swap provider, by the currency swap provider to the Principal Paying Agent and by the Principal Paying Agent to DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the Principal Paying Agent on the applicable Distribution Date in accordance with their respective holdings shown on DTC’s records. Standing instructions, customary practices, and any statutory or regulatory requirements as may be in effect from time to time will govern payments by participants to beneficial owners of the US$ Notes.

These payments will be the responsibility of the participant and not of DTC, the Issuer Trustee, the US$ Note Trustee or the Principal Paying Agent. Payment of principal and interest to DTC is the responsibility of the Issuer Trustee, disbursement of the payments to direct participants is the responsibility of DTC, and disbursement of the payments to beneficial owners of the US$ Notes is the responsibility of direct participants and indirect participants.

DTC may discontinue providing its services as securities depository for the US$ Notes at any time by giving reasonable notice to the US$ Note Trustee. Under these circumstances, if a successor securities depository is not obtained, certificated US$ Notes are required to be printed and delivered. See “—Definitive Notes Only in Limited Circumstances” below.

Clearstream, Luxembourg is a company with limited liability incorporated under the laws of Luxembourg. Clearstream, Luxembourg holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg participants through electronic book-entry changes in accounts of Clearstream, Luxembourg participants, thereby eliminating the need for physical movement of notes. Transactions may be settled in Clearstream, Luxembourg in multiple currencies, including U.S. dollars.

Clearstream, Luxembourg participants are financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, and clearing corporations. Indirect access to Clearstream, Luxembourg is also available to others, including banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg participant, either directly or indirectly.

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment. This eliminates the need for physical movement of notes. Transactions may be settled in multiple currencies, including U.S. dollars.

Euroclear is owned and operated by Euroclear Bank S.A./N.V., a bank incorporated under the laws of the Kingdom of Belgium. Euroclear is regulated and examined by the Belgian Banking and Finance Commission and the National Bank of Belgium.

Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

Securities clearance accounts and cash accounts with Euroclear are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawal of securities and cash from Euroclear, and receipts of payments for securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific notes to specific securities clearance accounts. Euroclear acts under these terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Clearstream, Luxembourg and Euroclear have established an electronic bridge between their two systems across which their respective participants may settle trades with each other.

Distributions on the US$ Notes held through Clearstream, Luxembourg or Euroclear will be credited to the cash accounts of Clearstream, Luxembourg participants or Euroclear participants in accordance with the relevant system’s rules and procedures, to the extent received by its depository. These distributions must be reported for tax purposes in accordance with United States tax laws and regulations. Clearstream, Luxembourg or Euroclear, as the case may be, will take any other action permitted to be taken by a holder of a US$ Note on behalf of a Clearstream, Luxembourg participant or Euroclear participant only in accordance with its rules and procedures, and depending on its depository’s ability to effect these actions on its behalf through DTC.

Although DTC, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in US$ Notes among participants of DTC, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform these procedures and these procedures may be discontinued at any time.

Definitive Notes Only in Limited Circumstances

US$ Notes issued in physical form are referred to in this prospectus as “Definitive Notes”. US$ Notes will be issued as Definitive Notes, rather than in book-entry form to DTC or its nominee, if one of the following events occurs:

•

DTC or any replacement clearing agency advises the Issuer Trustee or the US$ Note Trustee in writing that DTC or such replacement clearing agency is no longer willing or able to discharge properly its responsibilities as depository for the US$ Notes, which advice must be promptly forwarded by the Issuer Trustee or the US$ Note Trustee (as the case may be) to the Manager, and following receipt of a copy of that advice by the Manager, the Manager is not able to locate a qualified successor; or

•

an Event of Default under the Master Security Trust Deed and the General Security Deed has occurred and is subsisting and the beneficial owners of the US$ Notes with an aggregate Invested Amount of greater than 50% of the aggregate Invested Amount of all the US$ Notes advises the Issuer Trustee through DTC or any replacement clearing agency in writing that the continuation of a book-entry system is no longer in the best interests of the beneficial owners of the US$ Notes.

If either of these events occurs, the Issuer Trustee, at the direction of the Manager, must within 30 days of the occurrence of such event instruct DTC, or its replacement, to notify all of the beneficial owners of the US$ Notes of the occurrence of any such event and of the availability of Definitive Notes. DTC will then surrender the book-entry notes and provide the relevant registration instructions to the Issuer Trustee. The Issuer Trustee will then issue and execute and the US$ Note Trustee will authenticate and deliver Definitive Notes of the same aggregate principal balance as the book-entry notes. US$ Notes will be serially numbered if issued in definitive form.

Payments on the Definitive Notes will be made as described under “Description of the Notes— Payments on the Definitive Notes” in the prospectus supplement.

Definitive Notes will be transferable and exchangeable at the office of the US$ Note Registrar. No service charge will be imposed for any registration of transfer or exchange, but the US$ Note Registrar may require an amount sufficient to cover any tax or other governmental charge.

THE CURRENCY SWAPS AND THE FIXED RATE SWAP

Currency Swaps

The Issuer Trustee will enter into one or more currency swap agreements with one or more currency swap providers to hedge its currency and basis exposure. Collections on the SMART Receivables and amounts received under any fixed rate swap will be denominated in Australian dollars. However, the payment obligations of the Issuer Trustee on the US$ Notes will be denominated in United States dollars. In addition, to the extent that the fixed rate swap provides for the payment of Australian dollars to the Issuer Trustee calculated on an index other than the index on which payments on the US$ Notes that bear a floating rate of interest are based, the currency swap will hedge the basis exposure between the floating index used for calculation of interest on the US$ Notes and the floating index used in the fixed rate swap. The prospectus supplement will identify and describe the currency swaps, the currency swap providers and the terms for each currency swap.

Fixed Rate Swap

The Issuer Trustee will enter into a fixed rate swap with one or more fixed rate swap providers to hedge its basis exposure (fixed/floating and floating/floating with different indices). The SMART Receivables pay a fixed interest rate or a fixed rental payment. However, the Issuer Trustee will have floating rate obligations to the currency swap provider (in respect of the US$ Notes) and to the A$ Noteholders. The fixed rate swap may be used, among other things, to swap the fixed rate of return on the SMART Receivables to enable the Issuer Trustee to meet its floating rate obligations, under the relevant floating rate Notes and other floating rate obligations. The prospectus supplement will identify and describe the fixed rate swap, the fixed rate swap provider and the terms for the relevant fixed rate swap.

Interest Rate Cap Agreement(s)

The Issuer Trustee may enter into one or more interest rate cap agreements with one or more interest rate cap providers to hedge its floating interest rate risk. The prospectus supplement will identify and describe any interest rate cap agreement(s), the interest rate cap providers and the terms for the interest rate cap agreement(s).

DESCRIPTION OF THE TRANSACTION DOCUMENTS

The following summary describes material terms of the Master Trust Deed, the Series Supplement, the Master Sale and Servicing Deed, the US$ Note Trust Deed, the Agency Agreement, the Master Security Trust Deed, the General Security Deed and the Regulation AB Compliance Agreement. A form of each of these documents has been filed as an exhibit to the registration statement of which this prospectus forms a part. Additional provisions of these Transaction Documents and the currency swap agreement, fixed rate swap agreement and underwriting agreement will be described in the accompanying prospectus supplement. Copies of the final Transaction Documents will be available to Noteholders from the Depositor upon request and will be filed with the SEC following the issuance of the Notes. Each of the Transaction Documents described below is governed by the laws of the Australian Capital Territory, Australia.

The Master Trust Deed and the Series Supplement

The Issuer Trustee’s Powers

The Issuer Trustee is appointed as trustee of the Trust on the terms set out in the Master Trust Deed and the Series Supplement. Subject to the Master Trust Deed and the Series Supplement, the Issuer Trustee has all the powers in respect of the assets of the Trust which it could exercise if it were the absolute and beneficial owner of those assets.

In particular, the Issuer Trustee has power to:

•	accept, select, acquire, invest in, dispose of or otherwise deal with any asset or property of the Trust (including the SMART Receivables) in accordance with the Manager’s proposals;

•

obtain and act on advice from such advisers as may be necessary, usual or desirable for the purpose of enabling the Issuer Trustee to be fully and properly advised and informed in order that it can properly exercise its powers and obligations;

•	enter into, perform, enforce (subject to the restrictions in the Master Trust Deed) and amend (subject to any relevant terms and conditions) the Transaction Documents;

•	borrow money, whether or not on terms requiring security to be granted over the assets of the Trust, provided that the Manager has issued a Rating Notification in relation to such borrowing;

•

refuse to comply with any instruction or direction from the Manager, the Servicer or Macquarie Leasing in respect of the Trust where it reasonably believes that the rights and interests of the Investors are likely to be materially prejudiced by so complying; and

•	with the written agreement of the Manager, do things incidental to any of its specified powers or necessary or convenient to be done in connection with the Trust or the Issuer Trustee’s functions.

The Issuer Trustee’s Undertakings

The Issuer Trustee undertakes, among other things, that it will:

•

act in the interests of the Investors on and subject to the terms and conditions of the Master Trust Deed and the Series Supplement and, in the event of a conflict between such interests, act in the interests of the Noteholders;

•	do everything and take all actions within its power which are necessary to ensure that it is able to maintain its status as Issuer Trustee;

•	act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed and the Series Supplement;

•

exercise all diligence and prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed, having regard to the interests of the Investors;

•	use all reasonable endeavours to carry on and conduct its business insofar as it relates to the Master Trust Deed and the Trust in a proper and efficient manner;

•	keep accounting records which correctly record and explain all amounts paid and received by the Issuer Trustee; and

•

keep the Trust separate from each other trust which is constituted pursuant to the Master Trust Deed and account for the assets and liabilities of the Trust separately from the assets and liabilities of such other trusts.

The Issuer Trustee Has No Duty to Investigate

The Issuer Trustee has no duty to investigate whether or not a Manager Default, a Servicer Default or a Perfection of Title Event under the Master Trust Deed, the Series Supplement or the Master Sale and Servicing Deed has occurred, except where the Issuer Trustee has actual notice, knowledge or awareness of the event. Subject to the provisions of the Transaction Documents dealing with deemed receipt of notices or other communications, the Issuer Trustee will only be considered to have knowledge, awareness or notice of a thing or grounds to believe anything by virtue of the officers of the Issuer Trustee (or any Related Body Corporate of the Issuer Trustee’s) who have day to day responsibility for the administration or management of the Issuer Trustee’s (or a Related Body Corporate of the Issuer Trustee’s) obligations in respect of the Trust or a related Seller Trust having actual knowledge, actual awareness or actual notice of that thing, or grounds or reason to believe that thing.

Delegation by the Issuer Trustee

The Issuer Trustee may appoint the Manager, the Servicer, Macquarie Leasing, the Security Trustee, a Related Body Corporate or any other person permitted by the Master Trust Deed or the Series Supplement to be attorney or agent of the Issuer Trustee to carry out and perform some of the Issuer

Trustee’s duties and obligations in relation to the Trust. The Issuer Trustee may not, however, delegate a material part of its duties and obligations as Issuer Trustee. The Issuer Trustee is not liable for the acts or omissions of any delegate if the delegate was appointed with reasonable care and in good faith and is not a Related Body Corporate. Where the Issuer Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person, the Issuer Trustee remains liable for the payment of the fees to that person when acting as delegate.

The Issuer Trustee’s Fees and Expenses

The Issuer Trustee is entitled to a fee (the “Issuer Trustee Fee”) for performing its duties for each Monthly Period. The Issuer Trustee Fee will be an amount agreed between the Manager and the Issuer Trustee at closing and specified in the prospectus supplement and is payable from the assets of the Trust to the Issuer Trustee in arrears on the Distribution Date following the end of the Monthly Period. The prospectus supplement will specify the initial annual fee rate and method of calculation for the Issuer Trustee Fee. See “Summary—Transaction Fees” in the prospectus supplement.

The Issuer Trustee Fee may be adjusted so that the Issuer Trustee is not economically advantaged or disadvantaged by any change in the goods and services tax in relation to the supplies the Issuer Trustee provides under the Series Supplement. The amount of the goods and services tax adjustment will be an amount agreed upon by the Manager and the Issuer Trustee or, where the Manager and the Issuer Trustee cannot agree on the amount of the adjustment, an amount determined by an independent consultant appointed by the Manager and the Issuer Trustee (or by the president of the Institute of Chartered Accountants where the Manager and the Issuer Trustee cannot agree on an independent consultant). The Manager must notify the Hired Rating Agencies of any such adjustment. There is no assurance that such adjustment will not result in a reduction, qualification or withdrawal of the ratings then assigned by the Hired Rating Agencies to the Notes.

The Issuer Trustee is entitled to be reimbursed out of the assets of the Trust for all expenses incurred in respect of the Trust (but not general overhead costs and expenses). Furthermore, the Issuer Trustee is entitled to be indemnified out of the assets of the Trust for all costs, charges, expenses and liabilities incurred by the Issuer Trustee in relation to or under any Transaction Document. The Issuer Trustee will also be indemnified for costs in connection with court proceedings alleging negligence, fraud or wilful default except where such allegation is found by the court to be correct.

Retirement, Removal and Replacement of the Issuer Trustee

The Issuer Trustee must retire as Issuer Trustee if:

•

it fails or neglects, within 20 business days (or such longer period as the Manager may agree to) after receipt of a notice from the Manager requiring it to do so, to carry out or satisfy any material duty or obligation imposed on it by a Transaction Document;

•	an Insolvency Event occurs with respect to it in its personal capacity;

•	it ceases to carry on business;

•

it merges or consolidates with another entity without obtaining the consent of the Manager and the resulting merged or consolidated entity does not assume the Issuer Trustee’s obligations under the Transaction Documents; or

•

there is a change in the ownership of 50% or more of its issued equity share capital from that as at the date of the Master Trust Deed or effective control of the Issuer Trustee alters from that as at the date of the Master Trust Deed, unless in either case approved by the Manager.

Any of the events described above is an “Issuer Trustee Default”.

The Manager may require the Issuer Trustee to retire if the Manager believes in good faith that an Issuer Trustee Default has occurred. If the Issuer Trustee refuses to retire within 30 days after either the occurrence of an Issuer Trustee Default or notice from the Manager, the Manager may remove the Issuer Trustee from office immediately by notice in writing.

The Manager must use reasonable endeavours to appoint a substitute Issuer Trustee within 30 days of the retirement or removal of the Issuer Trustee. Prior to the appointment becoming effective, the Manager must issue a Rating Notification with respect to any outstanding notes issued by any trust established under the Master Trust Deed in relation to the appointment. Until a substitute Issuer Trustee is appointed, Macquarie Capital Products Limited must act as Issuer Trustee and will be entitled to the Issuer Trustee’s fee. Macquarie Capital Products Limited is a wholly-owned indirect subsidiary of Macquarie Group Limited. See “The Macquarie Parties—Macquarie Capital Products Limited, as Substitute Issuer Trustee and as Substitute Security Trustee” in this prospectus.

If, after 30 days, the Manager is unable to appoint a substitute Issuer Trustee, it must convene a meeting of Investors at which a substitute Issuer Trustee may be appointed by Extraordinary Resolution of all Investors of the Trust and of any other trust constituted under the Master Trust Deed.

The Manager is also entitled to remove and replace the Issuer Trustee in the event that the Issuer Trustee fails to comply with its requirements under Regulation AB. See “Annual Compliance Reports” in the prospectus supplement.

Voluntary Retirement of the Issuer Trustee

The Issuer Trustee may only voluntarily retire if it gives the Manager 3 months’ written notice or such lesser time as the Manager and the Issuer Trustee agree. Upon retirement the Issuer Trustee must appoint a substitute Issuer Trustee. Prior to the appointment becoming effective, the Manager must (a) approve the substitute Issuer Trustee and (b) issue a Rating Notification with respect to any outstanding notes issued by any trust established under the Master Trust Deed in relation to the appointment.

If the Issuer Trustee does not propose a substitute at least 1 month prior to the date of its proposed retirement, the Manager may appoint a substitute Issuer Trustee. The Manager must issue a Rating Notification with respect to any outstanding notes issued by any trust established under the Master Trust Deed in relation to the appointment. If a substitute Issuer Trustee has not been appointed upon the expiry of the 3 month period commencing when the Issuer Trustee notifies the Manager of its intention to retire, then from the expiry of that 3 month period, Macquarie Capital Products Limited must act as Issuer Trustee. See “The Macquarie Parties—Macquarie Capital Products Limited, as Substitute Issuer Trustee and as Substitute Security Trustee” in this prospectus. If the Manager is unable to appoint a substitute Issuer Trustee to replace Macquarie Capital Products Limited within 30 days of the date upon which Macquarie Capital Products Limited begins to act as Issuer Trustee, the Manager must convene a meeting of Investors at which a substitute Issuer Trustee may be appointed by Extraordinary Resolution of all Investors of the Trust and of any other trust constituted under the Master Trust Deed.

Substitute Issuer Trustee

The appointment of a substitute Issuer Trustee will not be effective until the substitute Issuer Trustee has executed a deed under which it assumes the obligations of the Issuer Trustee under the Master Trust Deed and the other Transaction Documents. The outgoing Issuer Trustee is responsible for the payment of all reasonable costs incurred in connection with its removal or retirement and the appointment of any person in substitution, except where the Issuer Trustee retires in circumstances where the actions of the Manager, the Seller or the Servicer render the performance by the Issuer Trustee (in the Issuer Trustee’s opinion, acting reasonably) of its duties and obligations more difficult than originally contemplated or impossible and except that the Trust will pay all costs and expenses of vesting the assets held by the Issuer Trustee in the replacement Issuer Trustee and of delivering the books, records and other property relating to the Trust to the replacement Issuer Trustee.

Limitation of the Issuer Trustee’s Liability; Rights of the Issuer Trustee to Indemnification

Except to the extent caused by fraud, negligence or wilful default on the part of the Issuer Trustee or its officers, employees or agents or any other person for whose acts or omissions the Issuer Trustee is liable for under the Transaction Documents, the Issuer Trustee has no liability:

•

for any failure by the Manager, Macquarie Leasing, the Servicer or other person appointed by the Issuer Trustee under any Transaction Document (other than a person whose acts or omissions the Issuer Trustee is liable for under any Transaction Document) to perform their respective obligations in connection with the Trust;

•	for any Manager Default, Servicer Default or Perfection of Title Event; and

•

for any losses, costs, liabilities or expenses arising out of the exercise or non-exercise of the Issuer Trustee’s discretion (or by the Manager, Macquarie Leasing or the Servicer of its discretions) or for any instructions or directions given to it by the Manager, Macquarie Leasing or the Servicer.

If the Issuer Trustee relies in good faith on an opinion, advice, information or statement given to it by independent experts, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that expert. An expert is regarded as independent notwithstanding that the expert acts or has acted as an adviser to the Manager or the Issuer Trustee or both of them so long as separate instructions are given to that expert by the Issuer Trustee.

Under the Transaction Documents, the Issuer Trustee’s liability to the Noteholders and to others is limited to an amount no greater than the assets of the Trust available to the Issuer Trustee to satisfy the liability, except in the case of fraud, negligence or wilful default on the part of the Issuer Trustee or its officers, employees or agents or any other person whose acts or omissions the Issuer Trustee is liable for under the Transaction Documents. This limitation of the Issuer Trustee’s liability applies despite any other provision of the Transaction Documents and extends to all liabilities and obligations of the Issuer Trustee in any way connected with any representation, warranty, conduct, omission, agreement or transaction related to the Trust.

The Issuer Trustee is entitled to be indemnified out of the assets of the Trust for any liability incurred by the Issuer Trustee in performing or exercising any of its powers or duties in relation to the Trust. This indemnity is in addition to any indemnity allowed to the Issuer Trustee by law, but does not extend to any liabilities arising from fraud, negligence or wilful default on the part of the Issuer Trustee or its officers, employees or agents or any other person whose acts or omissions the Issuer Trustee is liable for under the Transaction Documents.

The Manager’s Undertakings

The Manager is appointed as Manager of the Trust on the terms set out in the Master Trust Deed and the Series Supplement. Subject to the Master Trust Deed, the Manager has an absolute discretion with respect to all the powers, authorities and discretions vested in it whether in relation to the manner or time of exercise.

The Manager undertakes, among other things, that it will:

•

manage the business and the assets of the Trust and in doing so will exercise at least the degree of skill, care and diligence that an appropriately qualified Manager of such assets would reasonably be expected to exercise having regard to the interests of the Investors;

•	use all reasonable endeavours to carry on and conduct its business to which its obligations and functions under the Transaction Documents relate in a proper and efficient manner;

•

do everything to ensure that it and the Issuer Trustee are able to exercise all their respective powers and remedies and perform all their respective obligations under the Master Trust Deed and any of the other Transaction Documents and all other related arrangements entered into by the Manager and the Issuer Trustee;

•	act honestly and in good faith in the performance of its duties and in the exercise of its discretions under the Master Trust Deed and the Series Supplement;

•

exercise such prudence as a prudent person of business would exercise in performing its express functions and in exercising its discretions under the Master Trust Deed and the other Transaction Documents, having regard to the interests of the Investors; and

•	notify the Issuer Trustee promptly if it becomes actually aware of any Manager Default under the Master Trust Deed.

Delegation by the Manager

The Manager may appoint any person to be attorney or agent of the Manager to carry out and perform the Manager’s duties and obligations in relation to the Trust. The Manager may not, however, delegate a material part of its duties and obligations as Manager. The Manager remains liable for the acts or omissions of any delegate to the extent that those acts or omissions constitute a breach by the Manager of its obligations in respect of the Trust.

The Manager’s Fees and Expenses

The Manager is entitled to a fee (the “Management Fee”) for administering and managing the Trust for each Monthly Period. The prospectus supplement will specify the initial annual fee rate and method of calculation for the Management Fee. See “Summary—Transaction Fees” in the prospectus supplement.

The Manager may agree to adjust the Management Fee from time to time (including as a result of changes in the goods and services tax) subject to issue by the Manager of a Rating Notification in relation to the adjustment. The Management Fee for a Monthly Period is payable by the Issuer Trustee from the assets of the Trust in arrears on the Distribution Date following the end of the Monthly Period.

The Manager is indemnified out of the assets of the Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Manager of the Trust (except with respect to the fees of any agent appointed by the Manager to perform any of the Manager’s duties and except with respect to certain legal costs and disbursements where a court has found the existence of fraud, negligence or wilful default by the Manager).

Manager Default and Removal of the Manager

A “Manager Default” occurs if:

•

the Manager does not instruct the Issuer Trustee to pay the required amounts to the Investors within the specified time periods and such failure is not remedied within 5 business days of notice from the Issuer Trustee;

•

the Manager does not prepare and transmit to the Issuer Trustee any settlement statement or any other reports it is required to prepare under the Series Supplement and such failure is not remedied within 5 business days of notice from the Issuer Trustee (except when such failure is due in certain circumstances to a Servicer Default);

•	an Insolvency Event occurs with respect to the Manager;

•

the Manager breaches any other obligation under the Master Trust Deed or the Series Supplement and such action has had, or if continued will have, an Adverse Effect (as determined by the Issuer Trustee after the Issuer Trustee is actually aware of such breach) and either such breach is not remedied within 20 business days of notice from the Issuer Trustee, or the Manager has not, within 20 business days of such notice, paid compensation to the Issuer Trustee for its loss from such breach; or

•

a representation or warranty made or repeated by the Manager in a Transaction Document proves incorrect in any material respect when made or repeated and, as a result, gives rise to an Adverse Effect (as determined by the Issuer Trustee after the Issuer Trustee is actually aware of such incorrect representation or warranty) and the Manager has not paid compensation for any loss suffered by the Issuer Trustee within 20 business days of notice from the Issuer Trustee.

The Issuer Trustee may, in its discretion, agree to longer grace periods than those specified in the first, second, fourth and fifth bullet points above.

While a Manager Default is subsisting, the Issuer Trustee may immediately terminate the appointment of the Manager and appoint another entity to act in its place by giving notice to the Servicer, the Manager and the rating agencies rating any outstanding notes issued by any trust established under the Master Trust Deed.

The Manager will indemnify the Issuer Trustee for all costs, damages, losses and expenses incurred by the Issuer Trustee as a result of the termination of the Manager and the appointment of a replacement Manager (including, without limitation, the costs and expenses of transferring all records and information to the replacement Manager).

Macquarie Leasing is also entitled to remove and replace the Manager in the event that the Manager fails to comply with its requirements under Regulation AB. See “Annual Compliance Reports” in the prospectus supplement.

Voluntary Retirement of the Manager

The Manager may only voluntarily retire if it gives the Issuer Trustee 3 months’ notice in writing (or such lesser time as the Issuer Trustee agrees). The Manager may appoint in writing any other corporation approved by the Issuer Trustee to serve as a replacement Manager. The Manager must make reasonable endeavours to appoint a replacement Manager. If the Manager does not propose a replacement at least 1 month prior to the date of its proposed retirement, the Issuer Trustee may appoint a replacement as of the date of the proposed retirement.

All costs and expenses incurred by any party associated with the voluntary retirement of the Manager and the appointment of a new Manager will be borne by the outgoing Manager.

Replacement Manager

The appointment of a replacement Manager will not be effective until (a) the Manager or Macquarie Leasing has issued a Rating Notification with respect to any outstanding notes issued by any trust established under the Master Trust Deed in relation to such appointment and (b) the replacement Manager has executed a deed under which it assumes the obligations of the Manager under the Master Trust Deed and the other Transaction Documents.

The Issuer Trustee will act as Manager and will be entitled to receive the Management Fee until a new Manager is appointed.

Limitation on Liability of the Manager; Rights of the Manager to Indemnification

The Manager has no personal liability in respect of the exercise or non-exercise of its discretions, for any other act or omission on its part or for any Servicer Default, except in respect of costs, damages, losses and expenses incurred as a result of any Manager Default or to the extent that any such liability arises from fraud, negligence or wilful default on the part of the Manager or its officers, employees or agents or any other person whose acts or omissions the Manager is liable for under the Transaction Documents.

If the Manager relies in good faith on an opinion, advice, information or statement given to it by independent experts, it is not liable for any misconduct, mistake, oversight, error of judgment, forgetfulness or want of prudence on the part of that expert. An expert is regarded as independent notwithstanding that the expert acts or has acted as an adviser to the Manager so long as separate instructions are given to that expert by the Manager.

The Manager is indemnified out of the assets of the Trust in respect of any liability, cost or expense properly incurred by it in its capacity as Manager of the Trust (except with respect to the fees of any agent appointed by the Manager to perform any of the Manager’s duties and except with respect to certain legal costs and disbursements where a court has found the existence of fraud, negligence or wilful default by the Manager).

Amendments to the Master Trust Deed and the Series Supplement

The Issuer Trustee and the Manager may amend the Master Trust Deed and the Series Supplement without the consent of Investors:

•

if in the opinion of the Issuer Trustee or a barrister, solicitor or tax accountant instructed by the Issuer Trustee the amendment is necessary or expedient to comply with any statute, ordinance, regulation, by-law or governmental agency requirement;

•	if in the opinion of the Issuer Trustee the amendment is made to correct a manifest error or to make any modification that is solely of a formal, technical or administrative nature;

•

to make any modifications that are necessary or desirable in the opinion of the Issuer Trustee as a result of the introduction of, or any amendment to, any statute, regulation or governmental agency requirement or a decision by any court (including without limitation one relating to the taxation of trusts); or

•	if the amendment relates only to a trust not yet created.

The Issuer Trustee and the Manager may also amend the Master Trust Deed and the Series Supplement if, in the reasonable opinion of the Issuer Trustee, such amendment is not likely to be prejudicial to the interests of the Noteholders or the holders of the Units (the “Unitholders”) or to the interests of a particular class or sub-class of Noteholders or Unitholders, or upon the passing of an Extraordinary Resolution by the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders approving the amendment, and if in the opinion of the Issuer Trustee the amendment:

•	will enable the provisions of the Master Trust Deed or the Series Supplement to be more conveniently, advantageously, profitably or economically administered; or

•	is otherwise desirable for any reason.

The Manager must give 10 business days’ prior written notice of any amendment to each rating agency hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed and affected by the amendment (or such lesser period as each relevant rating agency may accept). The Manager must also issue a Rating Notification with respect to any such outstanding notes in relation to the amendment.

Notwithstanding the foregoing, the Issuer Trustee and the Manager may amend the Master Trust Deed and the Series Supplement without the consent of Investors (even if, in the reasonable opinion of the Issuer Trustee, such amendment is likely to be prejudicial to the interests of the Noteholders or Unitholders or to the interests of a particular class or sub-class of Noteholders or Unitholders and the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders have not passed an Extraordinary Resolution approving the amendment), unless such consent is required by law, to take into account any changes in the ratings criteria of the Hired Rating Agencies or the rating agencies hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed, as applicable. In connection with any such amendment, the Manager must provide the Issuer Trustee with a written confirmation that the Manager is satisfied, following discussions with the relevant rating agency, that absent such amendment, the rating assigned by the relevant rating agency to the Notes or to the notes issued by any trust established under the Master Trust Deed would be subject to a downgrade, qualification or withdrawal. The Manager must also issue a Rating Notification in relation to the proposed amendment and be satisfied that the proposed amendment will not give rise to an Adverse Effect in relation to the Trust or any trust established under the Master Trust Deed that is affected by the amendment.

The Issuer Trustee is not required to consent to any amendment described in the previous paragraph if the amendment would impose additional obligations on the Issuer Trustee which are not provided for or contemplated by the Transaction Documents, would adversely affect the Issuer Trustee’s rights under the Transaction Documents, or would result in the Issuer Trustee being in breach of any applicable law. In addition, the Issuer Trustee is not required to consent to any amendment described in the previous paragraph unless the Issuer Trustee’s liability is limited in a manner satisfactory to the Issuer Trustee in its absolute discretion.

Notwithstanding the foregoing, any amendment to the Series Supplement must conform with any applicable requirements of the Trust Indenture Act. In particular, the right of each US$ Noteholder to receive payment of the principal and interest on the US$ Notes it holds on or after the applicable due date for such payments may not be impaired without the consent of such US$ Noteholder.

The Noteholders have no power to amend the provisions of the Master Trust Deed or the Series Supplement and have a right to consent to amendments only as described in the preceding paragraphs.

In addition to the requirements described above, in the case of an amendment to the Series Supplement, each party to the Series Supplement must also consent to the amendment in writing.

Limit on Rights of Noteholders

Apart from any security interest arising under the Master Security Trust Deed (as to which see “—The Master Security Trust Deed and the General Security Deed” below), the Noteholders do not own and have no interest in the Trust or any of its assets. In particular, but without prejudice to the rights and powers of the Noteholders under the Master Security Trust Deed and the General Security Deed, no Noteholder in its capacity as such is entitled to:

•

interfere with or question the exercise or non-exercise of the rights or powers of the Seller, the Servicer, the Manager or the Issuer Trustee in their dealings with the Trust or any asset of the Trust;

•	require the transfer to it of any asset of the Trust;

•	attend meetings or take part in or consent to any action concerning any property or corporation in which the Issuer Trustee has an interest;

•	exercise any rights, powers or privileges in respect of any asset of the Trust;

•

take actions to prevent transfers of the land secured by a Mortgage or Collateral Security by lodging any notice forbidding the registration of any person as transferee or proprietor of, or any instrument affecting, any land that is an asset of the Trust or claiming any estate or interest in any land that is an asset of the Trust;

•

negotiate or communicate in any way with any person in respect of any SMART Receivables assigned or sold to the Issuer Trustee or with any currency swap provider, fixed rate swap provider or person providing to the Issuer Trustee any other facility agreed by the Issuer Trustee and the Manager to be a support facility in respect of the Trust in respect of such support facility or in respect of the Trust;

•	seek to wind up or terminate the Trust;

•	seek to remove the Servicer, the Manager or the Issuer Trustee;

•

take any proceedings including, without limitation, against the Issuer Trustee, the Manager, the Seller or the Servicer or in respect of the Trust or any asset of the Trust. This will not limit the right of Noteholders to compel the Issuer Trustee, the Manager or the Security Trustee to comply with their respective obligations under the Master Trust Deed, the Master Sale and Servicing Deed and the Series Supplement (in the case of the Issuer Trustee and the Manager) and the Master Security Trust Deed (in the case of the Security Trustee);

•	have any recourse to the Issuer Trustee or the Manager in their personal capacity, except to the extent of its fraud, negligence or wilful default; or

•	have any recourse to the Seller or the Servicer in respect of a breach by the Seller or the Servicer of their respective obligations under the Master Sale and Servicing Deed.

Meetings of Noteholders under the Master Trust Deed

The Manager or the Issuer Trustee may convene a meeting of the Investors, the Noteholders or a class or sub-class of the Noteholders, or the Unitholders or a class of the Unitholders (in each case, as applicable, the “Relevant Investors”) under the Master Trust Deed.

Under the Transaction Documents, Relevant Investors have power to authorise a wide range of actions. Under the Master Trust Deed, a meeting of Relevant Investors has power to authorise certain actions only by Extraordinary Resolution, including:

•

to approve any proposal by the Manager or the Issuer Trustee for any modification of, or arrangement in respect of, the rights of the Relevant Investors against the Issuer Trustee or the Manager, whether such rights arise under any Transaction Document or otherwise;

•	to approve the exchange or substitution of notes or units for, or the conversion of notes or units into, other obligations or securities of the Issuer Trustee;

•	to consent to any amendment, addition or revocation of the Master Trust Deed proposed by the Issuer Trustee or the Manager;

•	to appoint a new Issuer Trustee;

•

to discharge or exonerate the Issuer Trustee, the Manager, the Seller or the Servicer from any liability in respect of any act or omission for which it may become responsible under any Transaction Document relating to the Relevant Investors; and

•

to authorise the Issuer Trustee, the Manager or any other person to execute any document and take any actions where such concurrence, execution or action by the Issuer Trustee, the Manager or other person is expressly conditional on the approval of the Relevant Investors or as may be necessary to give effect to any Extraordinary Resolution of the Relevant Investors.

Questions submitted to any meeting for determination by Extraordinary Resolution will be decided in the first instance by a show of hands or, if demanded by the chairman, the Issuer Trustee, the Manager or one or more persons being Relevant Investors holding, or being representatives representing, not less than 2% of the notes or units corresponding to the meeting of the Relevant Investors and then outstanding, by a poll. The chairman has a tie-breaking vote both on a show of hands and on a poll, which is in addition to the vote or votes (if any) to which he or she may be entitled as a Relevant Investor or as a representative.

Except as described below, every person being a Relevant Investor holding, or being a representative representing, then outstanding notes or units will have 1 vote on a show of hands and on a poll will have one vote for each A$1,000 of the principal outstanding of the notes held by that Relevant Investor or represented by that representative (using the A$ equivalent of such amount in the case of notes not denominated in Australian dollars) and 1 vote for each unit held by that Relevant Investor or represented by that representative. Any Relevant Investor or representative entitled to more than one vote need not cast all of its votes nor cast all of its votes in the same way.

Where a meeting of Relevant Investors includes any Investor entitled to cast a vote at such meeting with respect to any note or unit issued by a trust formed under the Master Trust Deed prior to September 25, 2012 (other than a Warehouse Trust), every Relevant Investor holding or representative representing then outstanding notes or units will have 1 vote on a show of hands and 1 vote for each note or unit held or represented by it on a poll.

In general, the US$ Note Trustee attends any meeting under the Master Trust Deed to exercise the votes of the US$ Noteholders, based on instructions given to the US$ Note Trustee by the US$ Noteholders under the US$ Note Trust Deed. If the US$ Note Trustee is bound to take steps or to proceed under the US$ Note Trust Deed but fails to do so within a reasonable time and such failure is continuing, any US$ Noteholder may attend any such meeting to exercise its vote. See “—The US$ Note Trust Deed—Meetings of US$ Noteholders under the US$ Note Trust Deed” below.

A resolution of Relevant Investors may be also passed without any meeting or previous notice being required by an instrument in writing signed by all Relevant Investors.

Quorum

The quorum for a meeting is two or more persons present in person being Relevant Investors holding or representatives representing in the aggregate not less than 67% of the notes or units corresponding to the meeting of Relevant Investors and then outstanding.

If the required quorum is not present within 15 minutes, the meeting will be adjourned for between 7 and 42 days as specified by the chairman. At any adjourned meeting, two or more persons present in person being Relevant Investors holding or representatives representing in the aggregate not less than 50% of the notes or units corresponding to the meeting of the Relevant Investors and then outstanding will constitute a quorum. At least 5 days’ notice must be given of any meeting adjourned through lack of a quorum.

For so long as any class or sub-class of notes (whether issued in book-entry form to DTC or issued as Definitive Notes) is held by one party, such party and/or any proxy or representative for such party will constitute two persons for the purposes of forming a quorum of Relevant Investors with respect to that class or sub-class.

Termination of the Trust

Clean-Up Call and Redemption for Taxation Reasons

Macquarie Leasing will have the option to redeem the Notes by purchasing all the remaining SMART Receivables on a Distribution Date Macquarie Leasing nominates if (i) the aggregate principal balance of the SMART Receivables expressed as a percentage of the aggregate principal balance of the SMART Receivables on the Closing Date is, or will on the next Distribution Date be, below the percentage specified in the prospectus supplement, or (ii) a tax redemption event occurs. Upon exercise of this option, the Notes and Units will be redeemed in full and the Trust will be terminated. The prospectus supplement will describe the mechanics of this option, the purchase price for the SMART Receivables and any conditions to its exercise by Macquarie Leasing. See “Description of the Notes—Final Redemption of the US$ Notes—Macquarie Leasing’s Clean-Up Call Option and Redemption for Taxation Reasons” in the prospectus supplement.

Other Termination

If Macquarie Leasing does not exercise the early termination described in the preceding paragraph, the Trust will terminate on the Termination Event Date, which will generally be when the collateralised amount of the Notes has been paid.

A “Termination Event Date” will occur on the earliest to occur of:

•	the date appointed by the Manager as the Termination Event Date by notice in writing to the Issuer Trustee (which must not be a date earlier than:

•	the date that the collateralised amount of the Notes has been reduced to zero; or

•	if an Event of Default under the Master Security Trust Deed has occurred, the date of the final distribution by the Security Trustee under the Master Security Trust Deed);

•	the date which is 80 years after the constitution of the Trust; and

•	the date on which the Trust terminates under statute or general law including as a result of any change in any statute or law.

The Trust will terminate upon the final disposition of its assets in accordance with the Series Supplement in the case of a Termination Event Date described in the first bullet point above. In the case of a Termination Event Date described in the second or third bullet point above, the Trust will terminate on that Termination Event Date and the Issuer Trustee will dispose of the assets of the Trust in accordance with the Series Supplement.

After deducting expenses, the Issuer Trustee must pay amounts standing to the credit of the collections account, including proceeds of sale on the Termination Payment Date, in accordance with the order of priority set out in the Series Supplement. See “Description of the Notes—Application of Available Income” and “—Payments of Principal Prior to Enforcement of the Security” in the prospectus supplement. If there are insufficient funds to make payments to Noteholders in full, any amount distributed will be in final redemption of the Notes and the Units.

On the Termination Event Date, the Issuer Trustee is deemed to offer to sell the SMART Receivables and the other SMART Receivable Rights forming part of the assets of the Trust to Macquarie Leasing for a price equal to the Fair Market Value of those SMART Receivables. The Issuer Trustee must not sell the SMART Receivables and the other SMART Receivable Rights to any party other than Macquarie Leasing unless Macquarie Leasing has failed to accept such offer within 90 days of the Termination Event Date or, having accepted the offer, has failed to pay such Fair Market Value within 180 days of the Termination Event Date. However, if the Fair Market Value of the SMART Receivables is insufficient to ensure that the Noteholders will receive the aggregate of the Invested Amounts of the Notes and interest payable on the Notes, the deemed offer will be conditional upon an Extraordinary Resolution of all Noteholders approving the offer.

If Macquarie Leasing does not exercise its right to purchase the SMART Receivables and the other SMART Receivable Rights, the Issuer Trustee at the direction of the Manager must sell and realise the assets of the Trust to another party within 180 days of the Termination Event Date. During this period the Issuer Trustee may not sell the SMART Receivables and the other SMART Receivable Rights for less than their Fair Market Value, so far as is reasonably practicable and reasonably commercially viable. Furthermore, the Issuer Trustee must not conclude a sale unless any SMART Receivables and the other SMART Receivable Rights are assigned or sold in equity only (unless the Issuer Trustee already has legal title) and the sale is expressly subject to both the Servicer’s right to be retained as Servicer in accordance with the Series Supplement and the rights of the Seller Trust and of Macquarie Leasing (as beneficiary of the Seller Trust) in respect of those SMART Receivables and the other SMART Receivable Rights.

If the Issuer Trustee is unable to sell the SMART Receivables and the other SMART Receivable Rights for at least their Fair Market Value on the above terms during the 180 day period, the Issuer Trustee may sell them after the expiry of that period for a price less than their Fair Market Value. Alternatively, the Issuer Trustee may, among other things, perfect its legal title to the SMART Receivables and the other SMART Receivable Rights if it is necessary to do so to sell them for a price at least equal to their Fair Market Value.

The Master Sale and Servicing Deed

Servicing Powers

The powers of the Servicer in relation to servicing of the SMART Receivables are detailed in “Servicing of the SMART Receivables—Express Powers and Limitations on Servicing under the Master Sale and Servicing Deed and the Series Supplement” in this prospectus. All acts of the Servicer in servicing the SMART Receivables are binding on the Issuer Trustee.

Undertakings of the Servicer

In addition to its servicing role described in “Servicing of the SMART Receivables—Servicing to be in accordance with Servicing Standards” in this prospectus, under the Master Sale and Servicing Deed, the Servicer also undertakes, among other things, that it will:

•

ensure that the servicing of the SMART Receivables and the other SMART Receivable Rights is in compliance with the express limitations in the Master Sale and Servicing Deed or otherwise in accordance with the Servicing Standards, including standards and practices set out in the current Operations Manual;

•	duly manage all moneys due under the terms and provisions of the SMART Receivables and the other SMART Receivable Rights;

•

notify the Issuer Trustee promptly after the Servicer becomes actually aware of any Servicer Default or the occurrence of any Perfection of Title Event in relation to the Trust and at the same time or as soon as possible thereafter provide full details thereof;

•

subject to the provisions of the Australian Privacy Act 1988 (Cth) and any duty of confidentiality or obligations of non-disclosure owed by the Servicer to its clients under general law or otherwise, give promptly to the Manager and the Issuer Trustee such information as they require with respect to all matters in the possession of the Servicer in respect of the activities of the Servicer to which the Series Supplement and the Master Sale and Servicing Deed relate;

•	not transfer, assign or otherwise grant an encumbrance over the whole or any part of its interest (if any) in any SMART Receivable Rights;

•	comply with all other undertakings given by the Servicer in the Master Sale and Servicing Deed or in the other Transaction Documents; and

•

upon being directed to do so by the Manager or the Issuer Trustee, following the occurrence of a Perfection of Title Event, promptly take all action which it is directed to take by the Manager or the Issuer Trustee to assist the Issuer Trustee and the Manager to perfect the Issuer Trustee’s legal title to the applicable SMART Receivables and SMART Receivable Rights.

Delegation by the Servicer

Under the Master Sale and Servicing Deed, the Servicer may appoint any person as it thinks fit to be attorney or agent of the Servicer to carry out and perform the Servicer’s duties and obligations in relation to the Trust. The Servicer may not, however, delegate a material part of its powers, duties and obligations as Servicer in relation to SMART Receivables forming part of the assets of the Trust. Notwithstanding the foregoing, the Servicer may delegate any of its powers, duties and obligations in respect of SMART Receivables to a Related Body Corporate of Macquarie Bank or to any other person in respect of whom the Manager has issued a Rating Notification.

The Servicer remains liable for the acts or omissions of any person it appointed to the extent that the acts or omissions constitute a breach by the Servicer of its obligations under the Master Sale and Servicing Deed and the Series Supplement. The Servicer is also liable for the payment of fees to any person appointed.

The Servicer in its sole discretion may replace or suspend any attorney, agent or sub-agent it appointed.

Act of Servicer Binding

All acts of the Servicer in servicing the SMART Receivables are binding on the Issuer Trustee. However, neither the Issuer Trustee nor the Manager (or their respective delegates) is responsible or liable for any Servicer Default except to the extent that the Servicer Default is caused by fraud, negligence or wilful default on the part of the Issuer Trustee, the Manager or their respective delegates, officers, employees or agents or any other person whose acts or omissions the Issuer Trustee or the Manager (as the case may be) is liable for under the Transaction Documents.

The Servicer’s Fees and Expenses

The Servicer is entitled to a fee (the “Servicing Fee”) for servicing the SMART Receivables for each Monthly Period. The prospectus supplement will specify the initial annual fee rate and method of calculation for the Servicing Fee. See “Summary—Transaction Fees” in the prospectus supplement.

The Manager and the Servicer may agree to adjust the Servicing Fee from time to time, subject to the issue by the Manager of a Rating Notification in relation to the adjustment. The Servicing Fee for a Monthly Period is payable by the Issuer Trustee from the assets of the Trust in arrears on the Distribution Date following the end of the Monthly Period.

The Servicer must pay from the Servicing Fee all expenses incurred in connection with servicing the SMART Receivables except for (a) expenses in connection with the enforcement of any SMART Receivable or any related Retained Title Rights, Mortgage or Collateral Security, (b) expenses in connection with the recovery of any amounts owing under any SMART Receivable, (c) the cost of registering any duly executed document or transfer form which, upon registration or lodgement with the relevant body, is effective to transfer the legal title to the Mortgages or Retained Title Rights forming part of the assets of the Trust to the Issuer Trustee; and (d) any amount repaid to a liquidator or trustee in bankruptcy pursuant to any applicable law, binding code, order or decision of any court, tribunal or the like or based on advice from the Servicer’s legal advisors. Such additional expenses are reimbursed by the Issuer Trustee on each Distribution Date.

Servicer Default and Removal of the Servicer

A “Servicer Default” with respect to the relevant Trust occurs under the Master Sale and Servicing Deed if:

•

the Servicer fails to remit amounts received in respect of the SMART Receivables to the Issuer Trustee within the time periods specified in the Series Supplement and such failure is not remedied within 7 business days (where the Issuer Trustee is satisfied that such failure arises out of a failure of the banking or payment system or an administrative error) or 3 business days (in all other cases) of notice from the Manager or the Issuer Trustee;

•

the Servicer fails to provide the Manager with the information necessary to enable it to prepare a settlement statement and the pool performance data in relation to the Trust and such failure is not remedied within 5 business days of notice from the Manager or Issuer Trustee;

•	an Insolvency Event occurs with respect to the Servicer;

•

where Macquarie Leasing is the Servicer and acting as Custodian of the SMART Receivable Documents, it fails to deliver all the SMART Receivable Documents as described in “Servicing of the SMART Receivables—Document Custody” in this prospectus to the Issuer Trustee following the occurrence of a Document Transfer Event and does not deliver to the Issuer Trustee the outstanding SMART Receivable Documents within 20 business days of receipt of a notice from the Issuer Trustee specifying the SMART Receivable Documents that remain outstanding; or

•

the Servicer breaches its obligations as Servicer under the Master Sale and Servicing Deed (other than those referred to in the first, second or fourth bullets above) and such action has, or if continued will have, an Adverse Effect (as reasonably determined by the Issuer Trustee after it is actually aware of the breach) and either is not remedied so that it no longer has, or will have, an Adverse Effect within 20 business days of notice from the Manager or the Issuer Trustee, or the Servicer has not within this time paid compensation to the Issuer Trustee for its loss from such breach.

The Issuer Trustee may agree to longer grace periods than those specified in the first, second, fourth and fifth bullet points above. The term “business day” with respect to obligations under the Master Sale and Servicing Deed refers to a day on which banks are open for business in Sydney, but does not include a Saturday, a Sunday or a public holiday in Sydney.

If the Issuer Trustee has actual knowledge of the occurrence of a Servicer Default, the Issuer Trustee by notice to the Servicer, the Manager and each Hired Rating Agency must immediately terminate the rights and obligations of the Servicer and appoint another reputable and responsible ADI or other appropriately qualified organization or bank to act in its place. The Issuer Trustee will act as Servicer and will be entitled to the Servicer’s fee until a new Servicer is appointed.

The Servicer will indemnify the Issuer Trustee for all costs, damages, losses and expenses incurred by the Issuer Trustee as a result of any Servicer Default (including, without limitation, legal costs and the costs of the appointment of any new Servicer) except where such costs, damages, losses or expenses are incurred as a result of the fraud, negligence or wilful default of the Issuer Trustee or its agents or delegates.

The Manager is also entitled to remove and replace the Servicer in the event that the Servicer fails to comply with its requirements under Regulation AB. See “Annual Compliance Reports” in the prospectus supplement.

Voluntary Retirement of the Servicer

The Servicer may only voluntarily retire if it gives the Issuer Trustee, the Manager and each Hired Rating Agency 3 months’ notice in writing (or such lesser period as the Servicer, the Issuer Trustee, the Manager and each Hired Rating Agency agree to). The Servicer may, subject to the requirements described under “—Replacement Servicer” below, appoint in writing any other corporation approved by the Issuer Trustee as the replacement Servicer. If the Servicer does not propose a replacement by 1 month prior to its proposed retirement, the Issuer Trustee may appoint a replacement. The Issuer Trustee will act as Servicer and will be entitled to the Servicer’s fee until a new Servicer is appointed.

All costs and expenses incurred by any party associated with the voluntary retirement of the Servicer and the appointment of a new Servicer will be borne by the outgoing Servicer.

Replacement Servicer

The appointment of a replacement Servicer will not be effective until the Manager has issued a Rating Notification in relation to the appointment of the replacement Servicer and the replacement Servicer has executed a deed under which it assumes the obligations of the Servicer under the Master Trust Deed and the other Transaction Documents.

In the event of a servicing transfer, the Servicer and the Manager must provide their full co-operation and, in particular, must provide the replacement Servicer with copies of all paper and electronic files, information and other materials that the Issuer Trustee or the replacement Servicer may reasonably request within 5 business days of the removal or retirement of the Servicer.

The Servicing Fee may be adjusted, including where a replacement Servicer requires a higher fee than the current Servicing Fee, in the manner described above in “—The Servicer’s Fees and Expenses”.

Sale in Equity Only

The assignment of the SMART Receivables and the other SMART Receivable Rights to the Issuer Trustee will initially be in equity only, regardless of whether the SMART Receivables and the other SMART Receivable Rights are assigned by Macquarie Leasing directly to the Issuer Trustee or whether they are first assigned by Macquarie Leasing to the trustee of the relevant Warehouse Trust and then sold by the trustee of the relevant Warehouse Trust to the Issuer Trustee. Unless a Perfection of Title Event has occurred, Macquarie Leasing must ensure that at all times it retains the legal ownership of the SMART Receivables and the other SMART Receivable Rights and the Issuer Trustee must not (and the Manager and Macquarie Leasing will not direct the Issuer Trustee to):

•	take any steps to perfect its legal title to the SMART Receivables and the other SMART Receivable Rights;

•	give any notice to, or communicate in any other way with, an Obligor or the provider of a Collateral Security; or

•	disseminate or disclose any information in respect of the assignment or sale of the SMART Receivables and the other SMART Receivable Rights.

Perfection of Title Event

A “Perfection of Title Event” in relation to the Trust occurs under the Master Sale and Servicing Deed if:

•

Macquarie Leasing makes any representation under the Master Sale and Servicing Deed in relation to a SMART Receivable (see “Description of the Assets of the Trust—Macquarie Leasing’s Representations and Warranties in Relation to the SMART Receivables” in this prospectus) which is incorrect when made and it has, or if continued will have, an Adverse Effect (having regard to all the circumstances) in relation to the Trust and either:

•

such breach is not satisfactorily remedied so that it no longer has or will have an Adverse Effect in relation to the Trust, within 20 business days of notice thereof to Macquarie Leasing from the Manager or the Issuer Trustee (or such longer period as the Issuer Trustee agrees to); or

•

Macquarie Leasing has not, within 20 business days of such notice (or such longer period as the Issuer Trustee agrees to), paid compensation to the Issuer Trustee for any loss it suffered as a result of such breach in an amount satisfactory to the Issuer Trustee (acting reasonably);

•

the Issuer Trustee is not paid in full any amount owing to it by Macquarie Leasing (in any capacity) under any Transaction Document in relation to the Trust within 10 business days of its due date for payment (or such longer period as the Issuer Trustee agrees to);

•	Macquarie Leasing is the Servicer and a Servicer Default occurs (other than the failure by the Servicer to provide the pool performance data); or

•	an Insolvency Event occurs in relation to Macquarie Leasing.

The Issuer Trustee must declare a Perfection of Title Event (of which the Issuer Trustee is actually aware) by notice in writing to Macquarie Leasing, the Manager and each Hired Rating Agency, unless the Manager has issued a Rating Notification in relation to the failure of the Issuer Trustee to perfect its title to any of the SMART Receivables. If the Perfection of Title Event described in the first bullet point above occurs, the Issuer Trustee must specify in such notice why it believes an Adverse Effect in relation to the Trust has occurred or will occur (as the case may be).

If the Issuer Trustee declares that a Perfection of Title Event has occurred, the Issuer Trustee and the Manager must immediately take all steps necessary to protect the Issuer Trustee’s legal title to the SMART Receivable Rights. The Issuer Trustee and the Manager must also notify the relevant Obligors (including informing them, where appropriate, of the manner in which they should make future payments) of the sale of the SMART Receivables and Mortgages, and must take possession of Macquarie Leasing’s files in relation to the SMART Receivables, subject to the Australian Privacy Act 1988 (Cth) and Macquarie Leasing’s duty of confidentiality to its customers under general law or otherwise.

Custodian of SMART Receivable Documents

Macquarie Leasing will hold the SMART Receivable Documents as Custodian on behalf of the Issuer Trustee from and including the Closing Date until instructed by the Issuer Trustee to deliver the SMART Receivable Documents to the Issuer Trustee upon the occurrence of a Document Transfer Event. See “Servicing of the SMART Receivables—Document Custody” in this prospectus. Macquarie Leasing may appoint any person as its delegate to carry out and perform Macquarie Leasing’s duties and obligations as Custodian of the SMART Receivable Documents with those powers, authorities and discretions (not exceeding those vested in Macquarie Leasing) as Macquarie Leasing thinks fit. Macquarie Leasing may replace or suspend any such delegate in its sole discretion. Macquarie Leasing remains liable for the acts or omissions of any delegate, insofar as the acts or omissions constitute a breach by Macquarie Leasing of its obligations under the Master Sale and Servicing Deed as Custodian of the SMART Receivable Documents, and for the payment of fees to any such delegate.

Amendments to the Master Sale and Servicing Deed

The Issuer Trustee, the Manager and Macquarie Leasing may amend the Master Sale and Servicing Deed without the consent of Investors:

•

if in the opinion of the Issuer Trustee or a barrister, solicitor or tax accountant instructed by the Issuer Trustee the amendment is necessary or expedient to comply with any statute, ordinance, regulation, by-law or governmental agency requirement;

•	if in the opinion of the Issuer Trustee the amendment is made to correct a manifest error or to make any modification that is solely of a formal, technical or administrative nature;

•

to make any modifications that are necessary or desirable in the opinion of the Issuer Trustee as a result of the introduction of, or any amendment to, any statute, regulation or governmental agency requirement or a decision by any court (including without limitation one relating to the taxation of trusts); or

•	if the amendment relates only to a trust not yet created.

The Issuer Trustee, the Manager and Macquarie Leasing may also amend the Master Sale and Servicing Deed if, in the reasonable opinion of the Issuer Trustee, such amendment is not likely to be prejudicial to the interests of the Noteholders or Unitholders or to the interests of a particular class or sub-class of Noteholders or Unitholders, or upon the passing of an Extraordinary Resolution by the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders approving the amendment, and if in the opinion of the Issuer Trustee the amendment:

•	will enable the provisions of the Master Sale and Servicing Deed to be more conveniently, advantageously, profitably or economically administered; or

•	is otherwise desirable for any reason.

The Noteholders have no power to amend the provisions of the Master Sale and Servicing Deed and have a right to consent to amendments only as described in the preceding paragraph.

The Manager must give 10 business days’ prior written notice of any amendment to each rating agency hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed and affected by the amendment (or such lesser period as each relevant rating agency may accept). The Manager must also issue a Rating Notification with respect to any such outstanding notes in relation to the amendment.

Notwithstanding the foregoing, the Issuer Trustee, the Manager and Macquarie Leasing may amend the Master Sale and Servicing Deed without the consent of Investors (even if, in the reasonable opinion of the Issuer Trustee, such amendment is likely to be prejudicial to the interests of the Noteholders or Unitholders or to the interests of a particular class or sub-class of Noteholders or Unitholders and the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders have not passed an Extraordinary Resolution approving the amendment), unless such consent is required by law, to take into account any changes in the ratings criteria of the Hired Rating Agencies or the rating agencies hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed, as applicable. In connection with any such amendment, the Manager must provide the Issuer Trustee with a written confirmation that the Manager is satisfied, following discussions with the relevant rating agency, that absent such amendment, the rating assigned by the relevant rating agency to the Notes or to the notes issued by any trust established under the Master Trust Deed would be subject to a downgrade, qualification or withdrawal. The Manager must also issue a Rating Notification in relation to the proposed amendment and be satisfied that the proposed amendment will not give rise to an Adverse Effect in relation to the Trust or any trust established under the Master Trust Deed that is affected by the amendment.

The Issuer Trustee is not required to consent to any amendment described in the previous paragraph if the amendment would impose additional obligations on the Issuer Trustee which are not provided for or contemplated by the Transaction Documents, would adversely affect the Issuer Trustee’s rights under the Transaction Documents, or would result in the Issuer Trustee being in breach of any applicable law. In addition, the Issuer Trustee is not required to consent to any amendment described in the previous paragraph unless the Issuer Trustee’s liability is limited in a manner satisfactory to the Issuer Trustee in its absolute discretion.

The US$ Note Trust Deed

The Issuer Trustee, the Manager, Macquarie Leasing and the US$ Note Trustee will enter into a “US$ Note Trust Deed” with respect to the Trust. The specific terms and conditions of the US$ Notes, referred to as the “US$ Note Conditions” will be set forth in a schedule to the US$ Note Trust Deed and are described in the prospectus supplement.

Duties of the US$ Note Trustee

The US$ Note Trustee must comply with the duties imposed on it by the US$ Note Trust Deed, the provisions of the US$ Notes (including the US$ Note Conditions) and each other Transaction Document to which it is a party and must:

•

act continuously as trustee of the US$ Note Trust until the US$ Note Trust is terminated in accordance with the US$ Note Trust Deed or until it has retired or been removed in accordance with the US$ Note Trust Deed; and

•	have regard to the interest of the US$ Noteholders as a class in the exercise of all discretions vested in it by the US$ Note Trust Deed and all other Transaction Documents.

The US$ Note Trustee must at all times satisfy all applicable requirements of the Trust Indenture Act.

If an Event of Default has occurred and the US$ Note Trustee has received notice of the occurrence from the Manager, the Issuer Trustee or the Security Trustee of such Event of Default or otherwise becomes actually aware of the occurrence of an Event of Default, the US$ Note Trustee must:

•

notify the US$ Noteholders (with a copy to the Issuer Trustee and the Manager) of the Event of Default within ten days of receiving such notice or otherwise becoming aware of such occurrence, or such shorter period as may be required by the rules of any stock exchange on which the US$ Notes are listed and as notified to the US$ Note Trustee in writing by the Manager, provided that the US$ Note Trustee may withhold such notice from the US$ Noteholders in any case other than a default in payment of principal or interest on any US$ Note if and so long as the board of directors, the executive committee or a trust committee of its directors and/or authorised officers in good faith determine that withholding the notice is in the interest of the US$ Noteholders;

•

if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed and the General Security Deed, convene a meeting of all the US$ Noteholders to seek directions from the US$ Noteholders as to how to vote at that meeting; and

•	vote at any meeting of Voting Secured Creditors held under the Master Security Trust Deed and the General Security Deed.

Prior to an Event of Default, the US$ Note Trustee is liable only for the performance of the duties specified in the Transaction Documents. Following an Event of Default, the US$ Note Trustee must use the same degree of care and skill in exercising its rights and powers under the US$ Note Trust Deed as a prudent person would use under similar circumstances in conducting his or her own affairs.

No US$ Noteholder is entitled to proceed directly against the Issuer Trustee, the Manager or Macquarie Leasing in respect of the US$ Notes or any other Transaction Document. Only the US$ Note Trustee may enforce, or direct the Security Trustee to enforce, the obligations of the Issuer Trustee or the Manager to the US$ Noteholders under the US$ Notes and any other Transaction Document, unless the US$ Note Trustee has become bound to take steps or to proceed under the US$ Note Trust Deed and fails to do so within a reasonable time and such failure is continuing.

Limitations on US$ Note Trustee’s Power to Direct Disposal of the Secured Property

While any of the US$ Notes remain outstanding and are due and payable otherwise than by reason of a default in payment of any amount due on the US$ Notes, the US$ Note Trustee must not vote under the Master Security Trust Deed, or otherwise direct the Security Trustee, to dispose of the assets of the Trust (the “Secured Property”) unless:

•	the US$ Note Trustee is so directed by an Extraordinary Resolution of the US$ Noteholders (as a single class); or

•

the US$ Noteholders fail to provide direction to the US$ Note Trustee as to how to vote under the Master Security Trust Deed or otherwise direct the Security Trustee and the US$ Note Trustee is of the opinion (which will be binding on the US$ Noteholders) reached after considering at any time and from time to time the advice of an investment bank or other financial adviser selected by the US$ Note Trustee in good faith and with due care, that:

•

a sufficient amount would be realised to discharge in full all amounts owing to the relevant US$ Noteholders and any other amounts payable by the Issuer Trustee ranking in priority to or pari passu with the US$ Notes; or

•

the cash flow to be received by the Issuer Trustee (or the Security Trustee under the Master Security Trust Deed and the General Security Deed) if the Secured Property is not disposed of will not (or that there is a significant risk that it will not) be sufficient, having regard to any other relevant actual, contingent or prospective liabilities of the Issuer Trustee, to discharge in full in due course all the amounts referred to in the sub-bullet point immediately above.

Annual Compliance Certificate

The Issuer Trustee and the Manager will each be required to deliver annually to the US$ Note Trustee an officer’s certificate as to the officer’s knowledge of the activities of the Issuer or the Manager, as applicable, in respect of the Trust during that year and of the Issuer Trustee’s or the Manager’s compliance with all conditions and covenants under the US$ Note Trust Deed, and providing details about any non-compliance.

Waiver of Breach by the US$ Note Trustee

The US$ Note Trustee may (without the consent of any of the US$ Noteholders), and must (if directed to do so by a Resolution of the US$ Noteholders), agree to any waiver or authorisation of any breach or proposed breach of any of the terms and conditions of the Transaction Documents by the Issuer Trustee, the Manager or any other person which is not, in the opinion of the US$ Note Trustee, materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interests of the holders of any class or sub-class of US$ Notes, on such terms and conditions as the US$ Note Trustee may deem reasonable, and without prejudice to its rights in respect of any subsequent breach. No such waiver, authorisation or determination may be made that contravenes any prior direction by a Resolution of the US$ Noteholders, either taken as a whole or in respect of a class or sub-class of US$ Notes only. No direction of the US$ Noteholders, either taken as a whole or in respect of a class or sub-class of US$ Notes only, will affect any waiver, authorisation or determination previously given or made. The US$ Note Trustee will notify the Hired Rating Agencies and, if the US$ Note Trustee so requires, the US$ Noteholders of any such waiver, authorisation or determination as soon as practicable after it is made in accordance with the US$ Note Trust Deed, at the expense of the Trust (as directed by the Manager).

Meetings of US$ Noteholders under the US$ Note Trust Deed

Each of the Issuer Trustee, US$ Note Trustee and the Manager may convene a meeting of the US$ Noteholders at any time. The US$ Note Trustee must convene a meeting of US$ Noteholders if requested to do so by US$ Noteholders holding not less than 10% of the aggregate outstanding principal amount of the US$ Notes at any time. The US$ Note Trustee must also convene a meeting of US$ Noteholders upon the occurrence of an Event of Default if a meeting of Voting Secured Creditors is to be held under the Master Security Trust Deed and the General Security Deed, in order to seek directions from the US$ Noteholders as to how to vote at that meeting. Any meeting of the US$ Noteholders must be held in New York City.

Under the US$ Note Trust Deed, a meeting of US$ Noteholders has power to authorise a wide range of actions by Extraordinary Resolution, including:

•	to approve any proposal by the Issuer Trustee for any modification of, or arrangement in respect of, the rights of the US$ Noteholders against the Issuer Trustee;

•	to approve the exchange or substitution of the US$ Notes, or the conversion of the US$ Notes into other obligations or securities of the Issuer Trustee;

•	to discharge or exonerate the Issuer Trustee from any liability in respect of any act or omission for which it may become responsible under the US$ Note Conditions or the US$ Note Trust Deed; and

•	to authorise the Issuer Trustee or any other person to execute any document and take any actions as may be necessary to give effect to any Extraordinary Resolution of the US$ Noteholders.

At any meeting of US$ Noteholders any one or more persons present in person being US$ Noteholders holding, or representatives representing, in the aggregate not less than 50% of the aggregate outstanding principal amount of the US$ Notes at that time will form a quorum for the transaction of business and no business (other than the choosing of a chairman) can be transacted at any meeting unless the requisite quorum is present at the commencement of business.

If within 15 minutes from the time appointed for any meeting a quorum is not present the meeting will stand adjourned (unless the US$ Note Trustee agrees that it is dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman. At an adjourned meeting of US$ Noteholders one or more persons present in person being US$ Noteholders holding, or being representatives representing, in the aggregate not less than 25% of the aggregate outstanding principal amount of the US$ Notes at that time will form a quorum and will have power to pass any resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting. At least 5 days’ notice must be given of any meeting adjourned through lack of a quorum.

Questions submitted to any meeting for determination by Extraordinary Resolution will be decided in the first instance by a show of hands. On a show of hands every US$ Noteholder holding outstanding US$ Notes has one vote, irrespective of the number of US$ Notes held or the outstanding balance of those US$ Notes. A declaration by the chairman that a question decided by a show of hands has been carried by a particular majority or lost or not carried is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

A poll superseding the show of hands vote may be demanded before or on the declaration of the result of the show of hands by the chairman, the US$ Note Trustee or one or more persons being US$ Noteholders holding or representatives representing not less than 2% of the aggregate outstanding principal amount of the US$ Notes. If at any meeting a poll is demanded, it will be taken in the manner the chairman directs and the result of such poll will be deemed to be the resolution of the meeting. On a poll every US$ Noteholder who is present has one vote for each US$1,000 of the principal outstanding of its US$ Notes. Any US$ Noteholder entitled to more than one vote need not cast all of its votes nor cast all of its votes in the same way. A US$ Noteholder may appoint a proxy to attend any meeting of US$ Noteholders on its behalf.

The chairman has a tie-breaking vote both on a show of hands and on a poll, which is in addition to the vote or votes (if any) to which he or she may be entitled as a US$ Noteholder.

The Issuer Trustee, the US$ Note Trustee, the Manager and the Security Trustee (through their respective representatives) and their respective financial and legal advisers are entitled to attend and speak at any meeting of US$ Noteholders. No person is otherwise entitled to attend or vote at any meeting of the US$ Noteholders unless he or she holds outstanding US$ Notes or is a representative (including proxy) of such a person.

Directions by US$ Noteholders

If the US$ Note Trustee is entitled under the Master Trust Deed, the Master Security Trust Deed or the General Security Deed to vote at any meeting, or to give any consent or direction, on behalf of US$ Noteholders or any class or sub-class of US$ Noteholders, the US$ Note Trustee must vote, consent or direct in accordance with the directions of the US$ Noteholders or the relevant class or sub-class of US$ Noteholders and, in the event that such directions are not forthcoming, in its absolute discretion. In acting in accordance with the directions of US$ Noteholders or any class or sub-class of US$ Noteholders, the US$ Note Trustee must exercise its votes for or against any proposal to be put to a meeting in the same proportion as that of the votes cast for or against the proposal at a meeting of the US$ Noteholders or the relevant class or sub-class of US$ Noteholders (rounded to the nearest whole vote).

Delegation by the US$ Note Trustee

The US$ Note Trustee may delegate the powers, duties and obligations vested in it by the US$ Note Trust Deed. It may delegate all or any of such powers, duties and obligations to any Related Body Corporate of the US$ Note Trustee. It may also delegate a non-material part of its powers, duties and obligations to any other person as agreed to by the Manager. In addition, the US$ Note Trustee may delegate a material part of its powers, duties and obligations as US$ Note Trustee to any person as agreed to by the Manager if such delegation follows an Event of Default and is in respect of powers, duties and obligations to be exercised or performed in Australia.

The US$ Note Trustee at all times remains liable for the acts or omissions of any Related Body Corporate acting as its delegate if that act or omission would be a breach of the US$ Note Trust Deed had it been an act or omission of the US$ Note Trustee and it is caused by the fraud, negligence or wilful default of such Related Body Corporate. However if the delegate is not a Related Body Corporate, and the US$ Note Trustee has exercised good faith and due care in the selection of such delegate, the US$ Note Trustee will not be under any obligation to any person to supervise the proceedings or be in any way responsible for any loss incurred by reason of any acts, omissions, misconduct or default on the part of any such delegate or sub-delegate.

The US$ Note Trustee’s Fees and Expenses

The US$ Note Trustee is entitled to a fee for performing its duties as US$ Note Trustee, as described in “Description of the Transaction Documents—The Agency Agreement—Fees Payable under the US$ Note Trust Deed and the Agency Agreement” in this prospectus.

Mandatory Retirement of the US$ Note Trustee

The US$ Note Trustee will retire as US$ Note Trustee if:

•

an Insolvency Event occurs in relation to the US$ Note Trustee in its personal capacity or in respect of its personal assets and not in its capacity as trustee of any trust or in respect of any assets it holds as trustee;

•	it ceases to carry on business;

•	it ceases to satisfy any applicable requirement to serve as a trustee under the Trust Indenture Act;

•	it is so directed by an Extraordinary Resolution of the US$ Noteholders;

•

it fails or neglects to perform any material duty imposed on it by the US$ Note Trust Deed or any other Transaction Document within 20 business days of receiving written notice from the Manager or the Issuer Trustee requiring it to do so, except that the US$ Note Trustee is not required to retire in such circumstances if there is an Extraordinary Resolution from US$ Noteholders affirming its appointment notwithstanding such notice from the Issuer Trustee or the Manager; or

•

at any time it ceases to satisfy the minimum capitalization requirement for the US$ Note Trustee set forth under “Transaction Parties—The US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank” in the prospectus supplement.

If any of these events occur and the US$ Note Trustee refuses to retire, the Manager may remove the US$ Note Trustee from office immediately by notice in writing, subject to the satisfaction of the conditions set forth under “—Appointment of a Substitute US$ Note Trustee” below.

The Manager will promptly notify the Hired Rating Agencies of the retirement or removal of the US$ Note Trustee. The Manager will also use reasonable endeavours to appoint in writing an eligible substitute US$ Note Trustee.

The Manager is also entitled to remove and replace the US$ Note Trustee in the event that the US$ Note Trustee fails to comply with its requirements under Regulation AB. See “Annual Compliance Reports” in the prospectus supplement.

Voluntary Retirement of the US$ Note Trustee

The US$ Note Trustee may retire at any time on 3 months’ written notice to the Issuer Trustee, the Manager and the Hired Rating Agencies, or such lesser period as the Manager, the Issuer Trustee and the US$ Note Trustee agree to, except that no such notice period may expire within the 15 day period preceding a Distribution Date. The US$ Note Trustee may retire without giving any reason and without being responsible for any liabilities incurred by reason of its retirement, other than its own expenses. The US$ Note Trustee may appoint in writing any other eligible entity as US$ Note Trustee, and if the US$ Note Trustee does not propose a replacement at least 1 month prior to its proposed retirement, the Manager may appoint an eligible substitute US$ Note Trustee.

Appointment of a Substitute US$ Note Trustee

No retirement or removal of the US$ Note Trustee will be effective until a substitute US$ Note Trustee has been appointed and such appointment has become effective. Before the appointment of a substitute US$ Note Trustee becomes effective, the Manager must issue a Rating Notification in relation to that appointment.

If a substitute US$ Note Trustee has not been appointed and the US$ Note Trustee is due to retire or be removed, the Issuer Trustee must promptly advise the US$ Noteholders. The US$ Noteholders, by an Extraordinary Resolution, may appoint an eligible entity to act as US$ Note Trustee.

All costs and expenses incurred by any party (other than the outgoing US$ Note Trustee) associated with the appointment of a substitute US$ Note Trustee will be borne by the Issuer Trustee as costs and expenses of the Trust.

Limitations on the US$ Note Trustee’s Liability; Rights of the US$ Note Trustee to Indemnification

The US$ Note Trustee’s liability under the US$ Note Trust Deed is limited to an amount no greater than the assets of the US$ Note Trust available to the US$ Note Trustee to satisfy the liability, except in the case of fraud, negligence or wilful default on the part of the US$ Note Trustee or its officers, employees or agents or any other person whose acts or omissions the US$ Note Trustee is liable for under the Transaction Documents.

The US$ Note Trustee will not be liable for acting in good faith upon a direction given or purporting to have been given by a Resolution or Extraordinary Resolution of the US$ Noteholders as a whole or the US$ Noteholders in respect of a class or sub-class of US$ Notes only.

The US$ Note Trustee is entitled to be indemnified from the assets of the US$ Note Trust against all reasonable costs, disbursements, expenses, liabilities, taxes and losses properly incurred by it in the exercise of any power or obligation under the US$ Note Trust Deed or any other Transaction Document, and against all actions, proceedings, costs, claims, losses, liabilities and demands in respect of any matter or thing done or omitted relating to the US$ Note Trust or any Transaction Document, except to the extent caused by the fraud, negligence or wilful default of itself or any of its agents or delegates.

Moneys Held by the US$ Note Trustee

An amount which under the US$ Note Trust Deed may be invested by the US$ Note Trustee may be invested in the name or control of the US$ Note Trustee in authorised short-term investments, highly rated U.S. dollar denominated investments and investments in respect of which the Manager has issued a Rating Notification. Any income derived by the US$ Note Trustee on any such permitted investments will be an asset of the US$ Note Trust. Absent a written direction from the Manager, the US$ Note Trustee is not obliged to invest any such amounts and has no liability for interest on the uninvested funds.

The US$ Note Trustee must hold all moneys received by it in its capacity as trustee of the US$ Note Trust under the US$ Note Trust Deed or any other Transaction Document upon trust, to apply them:

•	first, towards all amounts owing to the US$ Note Trustee under the US$ Note Trust Deed in respect of the US$ Note Trust (other than amounts owing to the US$ Note Trustee for the US$ Noteholders); and

•

second, pari passu to the US$ Noteholders towards repayment of principal and payment of interest and all other amounts owing to them by the Issuer Trustee in respect of the US$ Notes in accordance with the Series Supplement, the Master Security Trust Deed and the General Security Deed.

Amendments to US$ Notes and US$ Note Trust Deed

The Issuer Trustee, the Manager, Macquarie Leasing and the US$ Note Trustee may amend the US$ Note Trust Deed and the US$ Notes, without the consent of any US$ Noteholder:

•

if in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager) the amendment is necessary or expedient to comply with the provisions of any law or regulation or with the requirements of any government agency;

•

if in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager) the amendment is made to correct a manifest error or ambiguity or to make any modification that is solely of a formal, technical or administrative nature;

•

to make any modifications that are appropriate or expedient in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager) as a result of an amendment to any statute or regulation or altered requirements of any governmental agency or any decision of any court (including, without limitation, any law, ruling, or governmental statement or any decision of any court which may have the effect of altering the manner or basis of taxation of trusts); or

•

if in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager) it is otherwise desirable for any reason and is not in the opinion of the Manager likely, upon coming into effect, to be materially prejudicial to the interests of the US$ Noteholders when taken as a whole or to the interest of the US$ Noteholders in respect of any class or sub-class of US$ Notes.

The Issuer Trustee, the Manager, Macquarie Leasing and the US$ Note Trustee may also amend any provision of the US$ Note Trust Deed and the US$ Notes if, in the opinion of the Manager (or a barrister, solicitor or attorney instructed by the Manager), such amendment is desirable for any reason and if, in the opinion of the Manager, such amendment is not likely to be materially prejudicial to the interests of the US$ Noteholders as a whole or any class or sub-class of US$ Noteholders, or with the consent of the US$ Noteholders as a whole or of the relevant class or sub-class of affected US$ Noteholders, by an Extraordinary Resolution, excluding US$ Notes owned by the Issuer Trustee or the Manager or any person controlling or controlled by, or under common control with, the Issuer Trustee or the Manager.

Notwithstanding the foregoing, any amendment to the US$ Note Trust Deed or the US$ Notes must conform with any applicable requirements of the Trust Indenture Act. In particular, the right of each US$ Noteholder to receive payment of the principal and interest on the US$ Notes it holds on or after the applicable due date for such payments may not be impaired without the consent of such US$ Noteholder.

The Manager will provide the Hired Rating Agencies with 5 business days’ notice of any proposed modification of the US$ Note Trust Deed or any US$ Notes.

As soon as reasonably practicable after any amendment has been made, the US$ Note Trustee will notify all US$ Noteholders of the amendment and will make a copy of the amendment available to the US$ Noteholders at the US$ Note Trustee’s offices.

Annual Report by the US$ Note Trustee to the US$ Noteholders

If required under the Trust Indenture Act, the US$ Note Trustee will mail an annual report to the US$ Noteholders if certain events specified in the Trust Indenture Act have occurred during the preceding calendar year, including a change to the US$ Note Trustee’s eligibility under the Trust Indenture Act, a conflict of interest specified in the Trust Indenture Act and any action taken by the US$ Note Trustee that has a material adverse effect on the US$ Notes.

The Agency Agreement

The Issuer Trustee, the Manager, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank will enter into an “Agency Agreement” with respect to the Trust. In the discussion of the Agency Agreement that follows, each of the Principal Paying Agent, any other Paying Agent appointed under the Agency Agreement, the US$ Note Registrar and the Agent Bank is referred to as an “Agent”. The identity of the initial Principal Paying Agent, the US$ Note Registrar and the Agent Bank for an issuance of US$ Notes will be included in the prospectus supplement.

Duties of the Paying Agents and the Agent Bank

Under the Agency Agreement, the Principal Paying Agent and any other paying agent appointed from time to time under the Agency Agreement (each, together with the Principal Paying Agent, a “Paying Agent”) will make payments to the US$ Noteholders on behalf of the Issuer Trustee. The Agent Bank will make such calculations, determinations, notifications and publications as are set forth under “Description of the Notes—Definitive Notes Only in Limited Circumstances” in this prospectus and “Description of the Notes—Payments of Interest on the US$ Notes”, “—Payments on the Definitive Notes” and “— Calculation of Principal Amounts, Invested Amounts, Collateralised Amounts and other Amounts; Directions in Respect of Cash Flows” in the prospectus supplement and in the currency swaps.

Duties of the US$ Note Registrar; the US$ Note Register

The US$ Note Registrar will establish and maintain a register in respect of the US$ Notes (the “US$ Note Register”) and will be responsible for transferring, exchanging, replacing, redeeming and cancelling the US$ Notes, all in accordance with the provisions of the US$ Notes, the US$ Note Trust Deed and the Agency Agreement. The US$ Note Trustee must preserve, in as current a form as is reasonably practicable, the names and addresses of the US$ Noteholders provided to it by the US$ Note Registrar, the Issuer Trustee or the Manager or otherwise received by it in any capacity.

A US$ Note is not a certificate of title and the US$ Note Register is the only conclusive evidence of title to US$ Notes.

Non-Payment and Shortfalls

If the Issuer Trustee fails to make any payment in respect of the US$ Notes pursuant to the Agency Agreement, neither the Principal Paying Agent nor any other Paying Agent is required to make any payment in respect of the US$ Notes in accordance with the Agency Agreement unless and until the full amount of the payment has been received by the Principal Paying Agent or other arrangements satisfactory to the Principal Paying Agent have been made. However, the Principal Paying Agent or any other Paying Agent may choose, in its sole discretion, to make any such payment despite the Issuer Trustee’s failure to pay.

The Principal Paying Agent will promptly notify the currency swap provider in relation to each class or sub-class of US$ Notes, the other Paying Agents, the US$ Note Trustee, the Issuer Trustee, the Security Trustee and the Manager if the Principal Paying Agent does not unconditionally receive in accordance with the Agency Agreement the full amount of any payment of principal or interest in respect of the US$ Notes required to be made on a Distribution Date.

If the Principal Paying Agent or another Paying Agent pays any amounts to the US$ Noteholders at a time when it has not received payment in full in respect of the relevant US$ Notes (the excess of the amounts paid over the amounts received being the “Shortfall”), the Issuer Trustee at the direction of the Manager will pay, in addition to amounts due in respect of the US$ Notes, interest to the Principal Paying Agent or other Paying Agent on the Shortfall or the unreimbursed portion of the Shortfall, on demand, as an expense of the Trust, at a rate which represents the Principal Paying Agent’s or other Paying Agent’s reasonable cost of funding the Shortfall, until the receipt in full by the Principal Paying Agent or other Paying Agent of the Shortfall.

Delegation by an Agent

An Agent may delegate its duties, powers, authorities, trusts and discretions under the Agency Agreement. It may delegate all or any of such duties, powers, authorities, trusts and discretions to any Related Body Corporate of that Agent or to any other person as agreed by the Manager. However, an Agent may not delegate any material part of its powers, duties or obligations under the Agency Agreement or any other Transaction Document to any party other than its Related Body Corporate.

The delegating Agent at all times remains liable for the acts or omissions of any Related Body Corporate as its delegate if that act or omission would be a breach of the Agency Agreement had it been an act or omission of the delegating Agent and it is caused by the fraud, negligence or wilful default of such Related Body Corporate. However if the delegate is not a Related Body Corporate, and the delegating Agent has exercised good faith and due care in the selection of such delegate, the delegating Agent will not be under any obligation to any person to supervise the proceedings or be in any way responsible for any loss incurred by reason of any acts, omissions, misconduct or default on the part of any such delegate or sub-delegate.

Fees Payable under the US$ Note Trust Deed and the Agency Agreement

The Issuer Trustee, from the assets of the Trust, will pay an annual note trustee administration fee to the entity serving as US$ Note Trustee, Principal Paying Agent, US$ Note Registrar and Agent Bank for its role as the US$ Note Trustee under the US$ Note Trust Deed and for its role as the Principal Paying Agent, the US$ Note Registrar and the Agent Bank under the Agency Agreement. The annual note trustee administration fee will be in an amount agreed between such entity, the Issuer Trustee and the Manager on or prior to the Closing Date and notified to the Hired Rating Agencies. See “Summary—Transaction Fees” in the prospectus supplement. In addition, the US$ Note Trustee and each Agent are also entitled to be reimbursed by the Issuer Trustee (at the direction of the Manager) from the assets of the Trust for any costs incurred in acting as US$ Note Trustee or Agent, as applicable (other than general overhead costs and expenses). The amounts described as payable by the Issuer Trustee under this section constitute expenses of the Trust and will be paid in accordance with the Series Supplement.

Removal of and Resignation of an Agent

The Issuer Trustee (at the direction of the Manager) may terminate the appointment of any Agent by giving written notice to that Agent with a copy to each Hired Rating Agency, the US$ Note Trustee and (if it is not the Agent whose appointment is to be terminated) the Principal Paying Agent.

The termination will be effective immediately if:

•	an Insolvency Event occurs in relation to the Agent;

•	the Agent ceases to conduct business or proposes to cease conduct of its business or a substantial part of that business; or

•	the Agent fails to remedy any material breach by the Agent of the Agency Agreement within 7 business days of written notice from the Issuer Trustee or the Manager.

In all other cases, the termination will be effective on a date that is no less than 60 days from the date of notice and is no less than 15 days before any due date for payment on any US$ Notes.

An Agent may resign its appointment under the Agency Agreement at any time by giving to the Issuer Trustee, the Manager, each Hired Rating Agency and (where the Agent resigning is not the Principal Paying Agent) the Principal Paying Agent not less than 90 days’ written notice to that effect. The resignation date must occur on a date that is not less than 15 days before any due date for payment on any US$ Notes.

The resignation by, or the termination of, the appointment of the Principal Paying Agent or a US$ Note Registrar will not take effect until the appointment of a new Principal Paying Agent or US$ Note Registrar has been acknowledged in writing by the US$ Note Trustee. If any Agent resigns but, by the day falling 15 days before the expiry of any notice described above, the Issuer Trustee has not appointed a new Agent, then the relevant Agent may appoint in its place any reputable bank or trust company of good standing approved in writing by the US$ Note Trustee and appointed on terms previously approved in writing by the US$ Note Trustee. The US$ Note Trustee must not unreasonably withhold or delay its acknowledgement or approval of these appointments.

If the Agent Bank resigns or is terminated, the Issuer Trustee, at the direction of the Manager, will appoint a successor Agent Bank to act in its place. Neither the resignation nor removal of the Agent Bank will take effect until a successor approved by the US$ Note Trustee has been appointed and notice of the appointment of the successor has been given by the Issuer Trustee to the US$ Noteholders.

If, as a result of the resignation, termination or revocation of appointment of the Principal Paying Agent or another Paying Agent, there would no longer be a Paying Agent with a specified office in New York City, the resignation, termination or revocation of appointment of the Principal Paying Agent or other Paying Agent will not take effect until a successor has been duly appointed and notice of such appointment has been given to the US$ Noteholders. Similarly, the Agent Bank’s resignation or termination of appointment will not take effect until a new Agent Bank having its specified office in New York City has been appointed.

The Issuer Trustee will bear, as costs and expenses of the Trust, all costs and expenses incurred by any party in connection with the removal and the appointment of an Agent due to the Agent’s removal or resignation, except where such Agent’s termination is effective immediately as described above.

The Manager is also entitled to remove and replace an Agent in the event that an Agent fails to comply with its requirements under Regulation AB. See “Annual Compliance Reports” in the prospectus supplement.

Issuer Trustee’s Indemnification of Agents

The Issuer Trustee, in its capacity as trustee of the Trust, indemnifies each Agent and its directors, officers, employees and controlling persons against all liabilities which any of them may incur or which may be made against any of them as a result of or in connection with the appointment of or the exercise of the powers and duties by the Agent under the Agency Agreement, the US$ Note Trust Deed or the US$ Note Conditions, except in the case of fraud, negligence or wilful default on the part of the Agent or its directors, officers, employees or controlling persons or any of them, or breach by it of the terms of the Agency Agreement, the US$ Note Trust Deed or the US$ Note Conditions. The Issuer Trustee’s indemnification obligation continues notwithstanding the resignation or removal of the Agent or termination of the Agency Agreement, the currency swap, the US$ Note Conditions or the US$ Note Trust Deed.

Indemnity by Principal Paying Agent

Subject to the paragraph immediately below, the Principal Paying Agent will indemnify and hold harmless the Issuer Trustee, its respective directors and officers and each person who controls the Issuer Trustee (each, a “Relevant Party”) against any losses, claims, damages, liabilities, taxes, interest, fines and penalties (joint or several) (altogether referred to as “Losses”) which the Relevant Parties may incur, insofar as such Losses are incurred as a result of the fraud, negligence or wilful default of the Principal Paying Agent which directly causes the Issuer Trustee to fail to issue on the Closing Date any Notes which the underwriters have agreed to underwrite under the terms of the underwriting agreement and will on demand from time to time reimburse each Relevant Party for any legal or other expenses reasonably incurred by such Relevant Party in connection with investigating or defending any such action or claim.

Neither the Principal Paying Agent nor any other Paying Agent will be liable if it is unable to carry out its duties and obligations due to any breach of any person (other than that Principal Paying Agent or other Paying Agent) of its obligations under the Agency Agreement or any other Transaction Document or any failure of receipt of any necessary instructions, notices, documents or information from any party or any situation not within its control.

Amendment of the Agency Agreement

The Issuer Trustee, the Manager, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank may amend the Agency Agreement without the consent of Investors:

•

if in the opinion of the Issuer Trustee or a barrister, solicitor or tax accountant instructed by the Issuer Trustee the amendment is necessary or expedient to comply with any statute, ordinance, regulation, by-law or governmental agency requirement;

•	if in the opinion of the Issuer Trustee the amendment is made to correct a manifest error or to make any modification that is solely of a formal, technical or administrative nature; or

•

to make any modifications that are necessary or desirable in the opinion of the Issuer Trustee as a result of the introduction of, or any amendment to, any statute, regulation or governmental agency requirement or a decision by any court (including without limitation one relating to the taxation of trusts).

The Issuer Trustee, the Manager, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank may also amend the Agency Agreement if, in the reasonable opinion of the Issuer Trustee, such amendment is not likely to be prejudicial to the interests of the Noteholders or Unitholders or to the interests of a particular class or sub-class of Noteholders or Unitholders, or upon the passing of an Extraordinary Resolution by the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders approving the amendment, and if in the opinion of the Issuer Trustee the amendment:

•	will enable the provisions of the Agency Agreement to be more conveniently, advantageously, profitably or economically administered; or

•	is otherwise desirable for any reason.

The Noteholders have no power to amend the provisions of the Agency Agreement and have a right to consent to amendments only as described in the preceding paragraph.

The Manager must give 10 business days’ prior written notice of any amendment to each rating agency hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed and affected by the amendment (or such lesser period as each relevant rating agency may accept). The Manager must also issue a Rating Notification with respect to any such outstanding notes in relation to the amendment.

Notwithstanding the foregoing, the Issuer Trustee, the Manager, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar and the Agent Bank may amend the Agency Agreement without the consent of Investors (even if, in the reasonable opinion of the Issuer Trustee, such amendment is likely to be prejudicial to the interests of the Noteholders or Unitholders or to the interests of a particular class or sub-class of Noteholders or Unitholders and the Noteholders or Unitholders or the relevant class or sub-class of Noteholders or Unitholders have not passed an Extraordinary Resolution approving the amendment), unless such consent is required by law, to take into account any changes in the ratings criteria of the Hired Rating Agencies or the rating agencies hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed, as applicable. In connection with any such amendment, the Manager must provide the Issuer Trustee with a written confirmation that the Manager is satisfied, following discussions with the relevant rating agency, that absent such amendment, the rating assigned by the relevant rating agency to the Notes or to the notes issued by any trust established under the Master Trust Deed would be subject to a downgrade, qualification or withdrawal. The Manager must also issue a Rating Notification in relation to the proposed amendment and be satisfied that the proposed amendment will not give rise to an Adverse Effect in relation to the Trust or any trust established under the Master Trust Deed that is affected by the amendment.

The Issuer Trustee is not required to consent to any amendment described in the previous paragraph if the amendment would impose additional obligations on the Issuer Trustee which are not provided for or contemplated by the Transaction Documents, would adversely affect the Issuer Trustee’s rights under the Transaction Documents, or would result in the Issuer Trustee being in breach of any applicable law. In addition, the Issuer Trustee is not required to consent to any amendment described in the previous paragraph unless the Issuer Trustee’s liability is limited in a manner satisfactory to the Issuer Trustee in its absolute discretion.

The Master Security Trust Deed and the General Security Deed

The Security

Under the Master Security Trust Deed and the General Security Deed, the Issuer Trustee (as “Grantor”) grants:

•	a security interest for the purposes of the PPSA over all of the Secured Property which is subject to the PPSA; and

•	a floating charge over all of the Secured Property which is not subject to the PPSA (the “Charge” and together with the security interest referred to in the bullet point above, the “Security”).

in favour of the Security Trustee to secure the Issuer Trustee’s obligations to the Secured Creditors and the Security Trustee. The Secured Property subject to the PPSA consists of all assets of the Trust other than land. The Charge covers any asset of the Trust consisting of an interest in land.

The Security Trustee holds the benefit of the Security and certain covenants of the Issuer Trustee on trust for those persons who are Secured Creditors at the time the Security Trustee distributes any of the proceeds of the enforcement of the Master Security Trust Deed and the General Security Deed.

Enforcement of the Security will not occur until the Voting Secured Creditors direct the Security Trustee to take any of the actions described below under the heading “—Enforcement of the Security” (unless the Security Trustee determines that the delay required to obtain direction from the Voting Secured Creditors would be prejudicial to the Voting Secured Creditors and acts without holding a meeting of the Voting Secured Creditors to obtain such a direction).

The Security Trustee’s Undertakings

The Security Trustee undertakes, among other things, that it will:

•	act continuously as Security Trustee until the Trust is terminated or until it has retired or been removed;

•	exercise all due diligence, skill and care in carrying out its functions and duties and in protecting the rights and interests of the Secured Creditors;

•

in the exercise of all discretions vested in it by the Master Security Trust Deed and the General Security Deed and all other Transaction Documents, have regard to the interest of the Secured Creditors as a class (provided that if there is a conflict between the interests of any Secured Creditor or class or sub-class of Secured Creditor (on the one hand) in relation to the Trust and the interests of the Noteholders as a whole (on the other hand) in relation to the Trust the Security Trustee must give priority to the interest of the Noteholders as a whole);

•

give priority to the interests only of the Noteholders of the highest ranking class of Notes outstanding (with the US$ Notes being treated for this purpose as a single class unless otherwise specified in the prospectus supplement) if, in the Security Trustee’s opinion, there is a conflict between the interests of those Noteholders and any other Noteholder or the other persons entitled to the benefit of the Security; and

•	retain in safe custody the properties and benefits to be held by the Security Trustee on trust for the Secured Creditors of the Trust.

Nature of Rights of Secured Creditors

Prior to any distribution to the Secured Creditors in the priority set forth under “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement, no Secured Creditor is entitled by virtue of the Master Security Trust Deed or the General Security Deed to any equitable or proprietary interest in the Secured Property or the Security in relation to the Trust, or any rights held by the Security Trustee. Instead, each Secured Creditor has a mere right of action against the Security Trustee to properly perform its covenants under the Master Security Trust Deed or the General Security Deed and to account to the Secured Creditors in accordance with the Master Security Trust Deed or the General Security Deed.

Events of Default

It is an “Event of Default” under the Master Security Trust Deed and the General Security Deed if:

•

the Grantor retires or is removed as Issuer Trustee and is not replaced within 60 days and the Manager fails to convene within a further 20 days a meeting of Investors at which the Investors appoint a new Issuer Trustee;

•

the Security Trustee has actual notice or is notified by the Grantor or the Manager that the Grantor is not entitled fully to exercise its right of indemnity against the assets of the Trust to satisfy any liability to a Secured Creditor and the circumstances are not rectified to the reasonable satisfaction of the Security Trustee within 14 days of the Security Trustee requiring the Grantor in writing to rectify them;

•

the Trust is not properly constituted or is imperfectly constituted in a manner or to an extent that is reasonably regarded by the Security Trustee to be materially prejudicial to the interests of any class or sub-class of Secured Creditor and is incapable of being remedied or has not been remedied to the reasonable satisfaction of the Security Trustee within 30 days of its discovery;

•	an Insolvency Event occurs in respect of the Grantor in its capacity as Issuer Trustee;

•

distress or execution is levied or a judgment, order or security interest is enforced, becomes enforceable or can be rendered enforceable by the giving of notice, lapse of time or fulfilment of any condition, against any Secured Property for an amount exceeding A$1,500,000 (but an action taken by the Servicer in respect of a security interest or any of the Secured Property in accordance with the Operations Manual will not constitute an Event of Default);

•

the Security is or becomes wholly or partly void, voidable or unenforceable or loses the priority it had at or after the date of the General Security Deed (other than by an act or omission of the Security Trustee);

•	any Transaction Document in relation to the Trust is or becomes wholly or partly void, voidable or unenforceable;

•

without the prior written consent of the Security Trustee, the Grantor transfers, leases or otherwise disposes of or creates any other interest in any part of the Secured Property or attempts to create or allows to exist a security interest over the Secured Property otherwise than in accordance with the Master Trust Deed, the Series Supplement or the Master Security Trust Deed;

•

the Australian Commissioner of Taxation or its delegate determines to issue a notice under any legislation that imposes a tax requiring any person obliged or authorised to pay money to the Grantor instead to pay such money to the Australian Commissioner of Taxation in respect of any tax or any fines and costs imposed on the Grantor; or

•

any Secured Moneys are not paid within 10 days of when due in accordance with the corresponding Transaction Documents or the underwriting agreement identified in the prospectus supplement, except that any failure to pay or repay an amount relating to a class of A$ Notes, or an amount ranking equally with or below a certain class of A$ Notes, is not an Event of Default if any Notes that are more senior to that class of A$ Notes are outstanding.

If the relevant Event of Default is one of those described in the fifth or eighth bullet points above, the Charge automatically and immediately becomes fixed over the referenced Secured Property. In all other cases, the Charge automatically and immediately becomes fixed over all the Secured Property.

The Security Trustee is not required to ascertain whether an Event of Default has occurred and, until it has actual notice to the contrary, may assume that no Event of Default has occurred and that the parties to the Transaction Documents (other than the Security Trustee) are performing all of their obligations.

Subject to any notices or other communications it is deemed to receive under the terms of the Master Security Trust Deed, the Security Trustee will only be considered to have knowledge, awareness or notice of a thing or an event or grounds to believe anything by virtue of the officers of the Security Trustee (or any Related Body Corporate of the Security Trustee) which have day to day responsibility for the administration or management of the Security Trustee’s (or any Related Body Corporate of the Security Trustee’s) obligations in relation to the Trust or the Master Security Trust Deed, having actual knowledge, actual awareness or actual notice of that thing or event, or grounds or reason to believe that thing or occurrence of that event.

Enforcement of the Security

If the Security Trustee becomes actually aware that an Event of Default has occurred, it must notify the Secured Creditors and each Hired Rating Agency and convene a meeting of the Voting Secured Creditors. At that meeting, the Voting Secured Creditors must vote by Extraordinary Resolution on whether to direct the Security Trustee to:

•	declare the Notes immediately due and payable;

•	appoint a receiver and, if a receiver is to be appointed, to determine the amount of the receiver’s remuneration;

•	instruct the Grantor to sell and realise the Secured Property; and/or

•	take such further action as the Secured Creditors may specify in the Extraordinary Resolution and which the Security Trustee indicates that it is willing to take.

The Security Trustee must not take any steps to enforce the Security unless the Voting Secured Creditors have passed an Extraordinary Resolution directing it to take such action or in the opinion of the Security Trustee the delay required to obtain the consent of the Voting Secured Creditors would be prejudicial to the interests of the Secured Creditors.

The Security Trustee is required to take all action to give effect to any Extraordinary Resolution of the Voting Secured Creditors only if the action is lawful and if the Security Trustee is adequately indemnified from the Secured Property or has been satisfactorily indemnified by the Voting Secured Creditors in a form reasonably satisfactory to the Security Trustee (which may be by way of an Extraordinary Resolution of the Voting Secured Creditors) against all actions, proceedings, claims and demands to which it may render itself liable, and all costs, charges, damages and expenses which it may incur, in giving effect to the Extraordinary Resolution.

If the Voting Secured Creditors refuse to grant the Security Trustee’s request that the Voting Secured Creditors personally indemnify the Security Trustee to its reasonable satisfaction and put the Security Trustee into funds to the extent to which it may become liable, the Security Trustee will not be obliged to take the action in question to enforce the Master Security Trust Deed and the General Security Deed. In these circumstances, the Voting Secured Creditors may exercise the powers, and enjoy the protections and indemnities, of the Security Trustee under the Master Security Trust Deed in relation to the enforcement of the Master Security Trust Deed and the General Security Deed as

they determine by Extraordinary Resolution. The Security Trustee will not be liable in any manner whatsoever if the Voting Secured Creditors exercise, or do not exercise, these rights. Except in the foregoing situation, the powers, rights and remedies (including the power to enforce the Security or to appoint a receiver to any of the Secured Property) are exercisable by the Security Trustee only and no Voting Secured Creditor is entitled to exercise them.

Waiver by the Security Trustee of Breach

The Security Trustee is entitled to agree to any waiver or authorisation of any breach or proposed breach of the Transaction Documents (including the Master Security Trust Deed), on such terms and conditions it deems expedient, without the consent of the Voting Secured Creditors. The Security Trustee may determine that any event that would otherwise be an Event of Default will not be treated as an Event of Default for the purposes of the Master Security Trust Deed, if the event is not, in the opinion of the Security Trustee, materially prejudicial to the interests of the Voting Secured Creditors. No such waiver, authorisation or determination may contravene any prior directions contained in an Extraordinary Resolution of the Voting Secured Creditors of the Trust.

Meetings of Voting Secured Creditors under the Master Security Trust Deed

Each of the Issuer Trustee, the Security Trustee and the Manager may convene a meeting of the Voting Secured Creditors at any time. The Security Trustee must convene a meeting of the Voting Secured Creditors if requested to do so by Voting Secured Creditors holding in aggregate not less than 10% of the votes comprised in all of the Voting Entitlements at any time. However, if at the time at which a meeting of Voting Secured Creditors is to be convened, the US$ Note Trustee or the US$ Noteholders are the only Voting Secured Creditors, then any meeting of the Voting Secured Creditors will be held as if it were a meeting of US$ Noteholders convened under the US$ Note Trust Deed.

Under the Master Security Trust Deed, a meeting of Voting Secured Creditors has the power to authorise a wide range of actions by Extraordinary Resolution, including:

•	to direct the Security Trustee in the action that it should take following the occurrence of an Event of Default;

•	to approve any action that the Security Trustee or a receiver proposes to take to enforce the provisions of the Master Security Trust Deed;

•	to postpone the day when the Secured Moneys become payable;

•

to approve any proposal by the Manager, the Issuer Trustee or the Security Trustee for any modification of, or arrangement in respect of, the rights of the Secured Creditors against the Issuer Trustee or the Manager;

•

to approve the exchange or substitution of the Secured Moneys for, or the conversion of the Secured Moneys into, other obligations or securities of the Issuer Trustee or any other entity formed or to be formed;

•	to discharge or exonerate the Security Trustee from any liability in respect of any act or omission for which it may become responsible under the Master Security Trust Deed; and

•	to authorise the Security Trustee or any other person to execute any document and take any actions as may be necessary to give effect to any Extraordinary Resolution of the Voting Secured Creditors.

Questions submitted to any meeting for determination by Extraordinary Resolution will be decided in the first instance by a show of hands. On a show of hands every Voting Secured Creditor who is present has one vote, irrespective of the value of Secured Moneys owing to it, except that the US$ Note Trustee will be entitled to one vote for each US$ Noteholder which is a Voting Secured Creditor. A declaration by the chairman that a question decided by a show of hands has been carried by a particular majority or lost or not carried is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

A poll superseding the show of hands vote may be demanded before or on the declaration of the result of the show of hands by the chairman, the Issuer Trustee, the Manager, the US$ Note Trustee, the Security Trustee or one or more persons being Voting Secured Creditors holding or representatives representing not less than 2% of the aggregate votes comprised in all Voting Entitlements. If at any meeting a poll is demanded, it will be taken in the manner the chairman directs and the result of such poll will be deemed to be the resolution of the meeting. On a poll every Voting Secured Creditor who is present has the right to vote the number of votes comprised in its Voting Entitlement. Any Voting Secured Creditor entitled to more than one vote need not cast all of its votes nor cast all of its votes in the same way. A Voting Secured Creditor may appoint a proxy to attend any meeting of Voting Secured Creditors on its behalf.

The Issuer Trustee, the Manager and the Security Trustee (through their respective representatives) and their respective financial and legal advisers are entitled to attend and speak at any meeting of Voting Secured Creditors. No person is otherwise entitled to attend or vote at any meeting of the Voting Secured Creditors unless he or she is a Voting Secured Creditor or is a representative (including proxy) of such a person.

The chairman has a tie-breaking vote both on a show of hands and on a poll, which is in addition to the vote or votes (if any) to which he or she may be entitled as a Voting Secured Creditor.

Quorum

At any meeting of Voting Secured Creditors any two or more persons present in person being Voting Secured Creditors holding, or representatives representing, in the aggregate not less than 67% of the aggregate votes comprised in all Voting Entitlements at that time will form a quorum for the transaction of business and no business (other than the choosing of a chairman) can be transacted at any meeting unless the requisite quorum is present at the commencement of business.

If within 15 minutes from the time appointed for any meeting a quorum is not present the meeting, if convened upon the requisition of Voting Secured Creditors, will be dissolved. In any other case such a meeting will stand adjourned (unless the Security Trustee agrees that it is dissolved) for such period, not being less than 7 days nor more than 42 days, as may be appointed by the chairman. At an adjourned meeting of Voting Secured Creditors two or more persons present in person being Voting Secured Creditors holding, or being representatives representing, in the aggregate not less than 50% of the aggregate votes comprised in all Voting Entitlements at that time will form a quorum and will have power to pass any resolution (except for the purpose of passing an Extraordinary Resolution) and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting. At least 5 days’ notice must be given of any meeting adjourned through lack of a quorum.

Appointment of Receiver

If an Event of Default occurs under the Master Security Trust Deed and the General Security Deed, and the Voting Secured Creditors direct the Security Trustee by Extraordinary Resolution to appoint a receiver, the Security Trustee must appoint in writing a person or persons to be a receiver or receiver and manager of the Secured Property to deal with that property in accordance with any instructions given by the Voting Secured Creditors by Extraordinary Resolution. The Security Trustee may withdraw the appointment of any receiver as to such Secured Property and, in case of the removal, retirement or death of any receiver, may appoint another person or persons in its place on substantially the same terms as the previous receiver.

Each receiver must be granted an indemnity for its remuneration, costs, liabilities and expenses by the Security Trustee. However, the Security Trustee will not be required to grant such indemnity to a receiver unless it is reasonably satisfied that its liability under that indemnity is limited so as not to exceed the Security Trustee’s right of indemnity out of the corresponding properties and benefits held by the Security Trustee on trust for the benefit of the Secured Creditors of the Trust. Any moneys payable by the Security Trustee under such an indemnity must be paid out of the corresponding Secured Property.

A receiver of the Secured Property may, among other things:

•	enter, take possession of, have access to, make use of and collect the Secured Property;

•

convert, liquidate and reduce the Secured Property into money and, where foreign currency Notes are issued out of a foreign currency trust, convert any of the Secured Property denominated in a foreign currency into Australian dollars;

•	give up possession of the Secured Property at any time;

•

perform, observe, carry out and enforce specific performance of, exercise or refrain from exercising the Issuer Trustee’s rights and powers under, obtain the benefit of, and vary or rescind, all contracts and rights forming part of the Secured Property and all instruments and arrangements entered into or held by the Issuer Trustee; and

•

sell or concur in selling the Secured Property upon the terms and conditions that the receiver considers expedient and take all other actions to complete any such sale that the receiver deems necessary.

Priorities after Enforcement of the Security under the Master Security Trust Deed and the General Security Deed

All amounts collected or received on assets of the Trust following the enforcement of the Security under the Master Security Trust Deed and the General Security Deed and received by the Security Trustee or by a receiver are to be applied in the order of priority described under “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement, subject to any statutory or other priority which may be given priority by law.

Collateral under a Fixed Rate Swap Agreement or Currency Swap Agreement

Any collateral deposited under the fixed rate swap agreement by the fixed rate swap provider, under the currency swap agreement by the currency swap provider or under an interest rate cap agreement by the interest rate cap provider will not be distributed in accordance with “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement. Instead, any such collateral will, subject to the operation of any netting provisions in the relevant fixed rate swap agreement, currency swap agreement or interest rate cap agreement, be returned to the fixed rate swap provider, the currency swap provider or the interest rate cap provider except to the extent that the relevant fixed rate swap agreement, currency swap agreement or interest rate cap agreement requires it to be applied to satisfy any obligation owed to the Issuer Trustee by the fixed rate swap provider, the currency swap provider or the interest rate cap provider.

Amendments to the Master Security Trust Deed and the General Security Deed

The Security Trustee, the Manager, the US$ Note Trustee and the Issuer Trustee may amend the Master Security Trust Deed and the General Security Deed without the consent of the Noteholders:

•

if in the opinion of the security trustee (or a barrister, solicitor or tax accountant instructed by the Security Trustee) the amendment is necessary or expedient to comply with any statute or regulation or with the requirements of any governmental agency;

•	if in the opinion of the security trustee the amendment is made to correct a manifest error or ambiguity or to make any modification that is solely of a formal, technical or administrative nature;

•

to make any modifications that are appropriate or expedient in the opinion of the Security Trustee as a result of any amendment to any statute or regulation or governmental agency requirement or a decision by any court (including without limitation one relating to the taxation of trusts); or

•	if the amendment will apply only in respect of a secured series trust not yet created under the Master Trust Deed.

The Security Trustee, the Manager, the US$ Note Trustee and the Issuer Trustee may also amend the Master Security Trust Deed and the General Security Deed if, in the opinion of the Security Trustee, such amendment will not be and is not likely to become materially prejudicial to the rights of the Noteholders or materially prejudicial to the rights of a particular class or sub-class of Noteholders, or upon the passing of an Extraordinary Resolution at a meeting convened under the Master Trust Deed by the Noteholders or the relevant class or sub-class of Noteholders approving the amendment, and if:

•

in the opinion of the Security Trustee, the amendment will enable the Master Security Trust Deed or the General Security Deed to be more conveniently, advantageously, profitably or economically administered; or

•	in the opinion of the Security Trustee and the Grantor, the amendment is otherwise desirable for any reason.

The Manager must provide a copy of any amendment to each Hired Rating Agency at least 5 business days before the amendment takes effect. The Manager must distribute to all Secured Creditors of the Trust a copy of any amendment as soon as reasonably practicable after the amendment has been made.

Notwithstanding the foregoing, the Security Trustee, the Manager, the US$ Note Trustee and the Issuer Trustee may amend the Master Security Trust Deed and the General Security Deed without the consent of Noteholders (even if Noteholders or a class or sub-class of Noteholders are materially prejudiced by the amendment and without the passing of an Extraordinary Resolution at a meeting convened under the Master Trust Deed by the Noteholders or the relevant class or sub-class of Noteholders approving the amendment), unless such consent is required by law, to take into account any changes in the ratings criteria of the Hired Rating Agencies or the rating agencies hired by the Sponsor to rate any notes of any trust established under the Master Trust Deed, as applicable. In connection with any such amendment, the Manager must provide the Security Trustee with a written confirmation that the Manager is satisfied, following discussions with the relevant rating agency, that absent such amendment, the rating assigned by the relevant rating agency to the Notes or to the notes issued by any trust established under the Master Trust Deed would be subject to a downgrade, qualification or withdrawal. The Manager must also issue a Rating Notification in relation to the proposed amendment and be satisfied that the proposed amendment will not give rise to an Adverse Effect in relation to the Trust or any trust established under the Master Trust Deed that is affected by the amendment.

The Security Trustee is not required to consent to any amendment described in the previous paragraph if the amendment would impose additional obligations on the Security Trustee which are not provided for or contemplated by the Transaction Documents, would adversely affect the Security Trustee’s rights under the Transaction Documents, or would result in the Security Trustee being in breach of any applicable law.

Notwithstanding the foregoing, any amendment to the General Security Deed must conform with any applicable requirements of the Trust Indenture Act. In particular, the right of each US$ Noteholder to receive payment of the principal and interest on the US$ Notes it holds on or after the applicable due date for such payments may not be impaired without the consent of such US$ Noteholder.

Delegation by the Security Trustee

The Security Trustee may appoint the Manager, the Servicer, Macquarie Leasing, the Issuer Trustee, a Related Body Corporate or any other person permitted by the Master Security Trust Deed to be attorney or agent of the Security Trustee to carry out and perform some of the Security Trustee’s duties and obligations in relation to the Trust. The Security Trustee may not, however, delegate a material part of its duties and obligations as Security Trustee. The Security Trustee is not liable for the acts or omissions of any delegate if the delegate was appointed with reasonable care and in good faith and is not a Related Body Corporate. Where the Security Trustee delegates any of its trusts, duties, powers, authorities and discretions to any person, the Security Trustee remains liable for the payment of the fees to that person when acting as delegate.

The Security Trustee’s Fees and Expenses

The Security Trustee is entitled to be paid a fee for the performance of its duties at a rate agreed from time to time among the Manager, the Security Trustee and the Grantor. This rate may include a component that represents or is referable to a goods and services tax. See “Summary—Transaction Fees” in the prospectus supplement. The Security Trustee is also entitled to be reimbursed for all costs incurred in acting as Security Trustee.

The Security Trustee’s fees and expenses are payable by the Issuer Trustee from the assets of the Trust on each Distribution Date.

Limitations on the Security Trustee’s and the Grantor’s Liability

The Security Trustee’s liability under the Master Security Trust Deed is limited to an amount no greater than the assets of the Trust held on trust by the Security Trustee under the Master Security Trust Deed and the General Security Deed that are available to the Security Trustee to satisfy the liability, except in the case of fraud, negligence or wilful default on the part of the Security Trustee or its officers, employees or agents or any other person whose acts or omissions the Security Trustee is liable for under the Transaction Documents.

The Master Security Trust Deed contains a range of provisions regulating the scope of the Security Trustee’s duties and liabilities. These include (which list is not exhaustive) the following:

•

the Security Trustee is not required to monitor whether an Event of Default has occurred or inquire as to compliance by the Grantor or the Manager with the Transaction Documents, or their other activities;

•	the Security Trustee is not required to take any enforcement action under the Master Security Trust Deed, except as directed by an Extraordinary Resolution of Voting Secured Creditors;

•

the Security Trustee is not required to act in relation to the enforcement of the Master Security Trust Deed unless its liability is limited in a manner satisfactory to it and the Secured Creditors place it in funds and indemnify it to its satisfaction;

•	the Security Trustee is not responsible for the adequacy or enforceability of any Transaction Documents;

•	the Security Trustee is not required to give to the Secured Creditors information concerning the Grantor or the Manager which comes into the possession of the Security Trustee;

•	the Grantor (on behalf of the Trust) gives wide ranging indemnities to the Security Trustee in relation to its role as Security Trustee; and

•	the Security Trustee may rely on documents and information provided by the Grantor or the Manager.

The Grantor’s liability under the Master Security Trust Deed is limited to an amount no greater than the assets of the Trust available to the Grantor to satisfy the liability, except in the case of fraud, negligence or wilful default on the part of the Grantor or its officers, employees or agents or any other person whose acts or omissions the Grantor is liable for under the Transaction Documents.

Removal and Replacement of the Security Trustee

The Security Trustee must retire if:

•	an Insolvency Event occurs with respect to it;

•	it ceases to carry on business;

•

a Related Body Corporate of it retires or is removed as trustee of the secured trusts established under the Master Trust Deed and the Manager requires the Security Trustee by notice in writing to retire;

•	an Extraordinary Resolution requiring its retirement is passed at a meeting of Voting Secured Creditors;

•

it fails or neglects to carry out or satisfy any material duty or obligation imposed on it by the Master Security Trust Deed or the General Security Deed within 20 business days (or such longer period as the Manager may agree to) after receipt of a notice from the Manager or the Issuer Trustee requiring it to do so; or

•

there is a change in the ownership of 50% or more of its issued equity share capital from that as at the date of the Master Security Trust Deed or effective control of the Security Trustee alters from that as at the date of the Master Security Trust Deed, unless in either case approved by the Manager (which approval must not be unreasonably withheld).

If the Security Trustee refuses to retire, the Manager may remove the Security Trustee from office immediately by notice in writing.

The Issuer Trustee must use reasonable endeavours to appoint a substitute Security Trustee. If the Issuer Trustee does not appoint a replacement Security Trustee, the Manager may appoint a replacement Security Trustee. In either case, the appointment of a replacement Security Trustee becoming effective will be subject to the conditions set forth below in “—Replacement Security Trustee”.

Voluntary Retirement of the Security Trustee

The Security Trustee may only voluntarily retire if it gives the Issuer Trustee, the Manager, the US$ Note Trustee and each Hired Rating Agency 3 months’ written notice (or such lesser period as the Manager, the Issuer Trustee, the US$ Note Trustee and the Security Trustee may agree to). The Security Trustee may appoint in writing any other person approved by the Manager as the replacement Security Trustee. If the Security Trustee does not propose a replacement by 1 month prior to the date of its proposed retirement, the Manager may appoint a replacement approved in writing by the Voting Secured Creditors. In either case, the appointment of a replacement Security Trustee becoming effective will be subject to the conditions set forth below in “—Replacement Security Trustee”.

Replacement Security Trustee

The appointment of a replacement Security Trustee will not be effective until (a) the Manager has issued a Rating Notification in relation to the appointment of the replacement Security Trustee and (b) the replacement Security Trustee has executed a deed under which it assumes the obligations of the Security Trustee under the Master Security Trust Deed and the other Transaction Documents. If a replacement Security Trustee has not been appointed at a time when the role of Security Trustee becomes vacant, Macquarie Capital Products Limited will act as a provisional Security Trustee and will be entitled to the Security Trustee’s fee until a replacement Security Trustee is appointed. Macquarie Capital Products Limited is a wholly-owned indirect subsidiary of Macquarie Group Limited. See “The Macquarie Parties—Macquarie Capital Products Limited, as Substitute Issuer Trustee and as Substitute Security Trustee” in this prospectus.

Macquarie Capital Products Limited must promptly convene a meeting of Voting Secured Creditors of all relevant trusts constituted under the Master Trust Deed that constitute “secured series trusts” under the Master Security Trust Deed so that a new Security Trustee may be appointed. At this meeting, Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate a number of votes which is not less than 75% of the aggregate number of votes comprised in the total Voting Entitlements at the time may appoint any person nominated by any of them to act as the new Security Trustee.

The outgoing Security Trustee is responsible for the payment of all reasonable costs incurred by the Issuer Trustee or the Manager in connection with the outgoing Security Trustee’s removal or retirement and the appointment of any person in substitution, except that all costs and expenses of vesting the funds held by the Security Trustee in the replacement Security Trustee and of delivering the books, records and other property relating to the Trust to the replacement Security Trustee will be borne by the Issuer Trustee as costs and expenses of the Trust.

The Regulation AB Compliance Agreement

Macquarie Leasing, the Manager, the Issuer Trustee, the US$ Note Trustee, the Principal Paying Agent, the US$ Note Registrar, the Agent Bank, Macquarie Bank, each currency swap provider and each fixed rate swap provider will enter into a “Regulation AB Compliance Agreement” with respect to the Trust. Under the Regulation AB Compliance Agreement, each party agrees to be bound by the provisions of other Transaction Documents relating to that party’s obligations under Regulation AB, and obtains rights to enforce the provisions of certain other Transaction Documents relating to obligations of other parties under Regulation AB against those parties.

The parties to the Regulation AB Compliance Agreement may amend it without the consent of Investors. However, the Manager and the Issuer Trustee may only agree to an amendment to the Regulation AB Compliance Agreement that meets the requirements for an amendment to the Series Supplement described above under “—The Master Trust Deed and the Series Supplement—Amendments to the Master Trust Deed and the Series Supplement”.

LEGAL ASPECTS OF THE RECEIVABLES

The following discussion is a summary of the material legal aspects of Australian motor vehicle and equipment lease contracts, hire purchase contracts and loan contracts. It is not an exhaustive analysis of the relevant law. Some of the legal aspects are governed by the laws of the applicable Australian state or territory and may differ between states and territories, but not to a material extent. The summary does not reflect the laws of any particular jurisdiction or cover all relevant laws of all jurisdictions in which a motor vehicle or a piece of equipment may be considered to reside, although the summary reflects the material aspects of the laws of New South Wales, except where it expressly provides otherwise, without referring to any specific legislation of that state.

General

There are two parties to each of a lease contract, a hire purchase contract and a loan contract. The first party is the lessee, hirer or mortgagor. The mortgagor is either the borrower or, where the relevant loan is guaranteed and the guarantee is secured by a mortgage, the guarantor. The second party is the lessor or mortgagee, who is the lender. In the case of a SMART Receivable, subject to any Perfection of Title Event, the second party is Macquarie Leasing.

In respect of a loan contract, the owner of the motor vehicle or the equipment will be the mortgagor. The mortgagor grants a security interest, represented by a mortgage, over its motor vehicle or equipment. In respect of a lease contract or a hire purchase contract, the owner of the motor vehicle or the equipment will be Macquarie Leasing.

Where the relevant SMART Receivable is documented by a Loan Contract, the financed motor vehicle or equipment will be secured by a Chattel Mortgage which has a first ranking priority in respect of the mortgaged property, over all other mortgages granted by the relevant borrower and over all unsecured creditors of the borrower (except in respect of certain statutory rights such as some rates and taxes, which are granted statutory priority).

A SMART Receivable may also be secured by one or more other mortgages which may not be first ranking security interests. Each mortgagor under a Loan Contract is prohibited under its documents from creating another security interest over the relevant secured property. However, it is possible that a mortgagor may breach its contractual undertaking and grant a second-ranking mortgage to another financier. Whilst a default under the second-ranking mortgage may give the second-ranking mortgagee rights with respect to the underlying motor vehicle or equipment, that mortgagee will be constrained from exercising those rights due to the security granted to Macquarie Leasing as described under the heading “—Nature of Motor Vehicles and Equipment as Security—Taking Security over Motor Vehicles and Equipment” below.

Obligations on Registered Owners of Motor Vehicles

Each Australian state and territory requires owners of motor vehicles to register their motor vehicles in order to operate those motor vehicles on public roads in that state or territory. In addition, mutual recognition laws are in force such that the registration of a motor vehicle in one Australian state or territory is recognised in the other Australian states and territories. In order to register a motor vehicle in Australia, compulsory third party insurance (“CTP Insurance”) must be obtained in relation to that motor vehicle. CTP Insurance is an insurance policy which provides compensation for people injured or killed by the motor vehicle that is the subject of the CTP Insurance when the person driving that motor vehicle is the driver at fault in an accident. CTP Insurance indemnifies the motor vehicle owner and drivers who are legally liable for personal injury caused by, through or in connection with the use of the insured motor vehicle in the event of a motor vehicle accident. It covers claims made against the insured by other motorists, passengers, pedestrians, motorcyclists and cyclists.

In addition to CTP Insurance, all motor vehicle owners operating a motor vehicle must apply for a safety inspection report either periodically or before a transfer of ownership in which a motor vehicle is inspected to ensure that it conforms to regulations governing safety and emissions. If a motor vehicle owner does not apply for a safety inspection report, the motor vehicle cannot be registered.

The obligations of an owner to register a motor vehicle and obtain CTP Insurance in relation to that motor vehicle as described above, apply equally to owners of forklifts and trailers which are to be used on public roads, with the exception that generally the owner of a trailer is not required to obtain separate CTP Insurance coverage in respect of that trailer as the trailer is covered by the CTP Insurance policy effective in relation to the motor vehicle which tows it.

Nature of Motor Vehicles and Equipment as Security

Taking Security over Motor Vehicles and Equipment

Prior to January 30, 2012, each state and territory in Australia maintained a separate statutory register of encumbered vehicles (“REVS”). Where a motor vehicle, forklift or trailer was the subject of a security interest, such as under a loan contract, a lease contract or a hire purchase contract, it was possible to register that interest with REVS. On and from January 30, 2012, each REVS has been replaced with the single register of security interests in personal property that is to be maintained under the PPSA as described under the heading “—Personal Property Securities” below. Accordingly, any security interests taken in a motor vehicle, forklift or trailer and registered on REVS prior to January 30, 2012 has been automatically migrated to the PPS Register.

Before January 30, 2012, Macquarie Leasing secured its interest in the motor vehicles, forklifts and trailers securing the Receivables by registering its security interest with the appropriate Australian state or territory REVS. Prior to January 30, 2012, most types of equipment not referred to in the previous sentence could not be the subject of a registration. On and from January 30, 2012, Macquarie Leasing secures its interest in those motor vehicles, forklifts, trailers and other relevant equipment by registering its security interest on the PPS Register.

Personal Property Securities

A new personal property security regime commenced operation throughout Australia on January 30, 2012 pursuant to the Australian Personal Property Securities Act 2009 (Cth) (“PPSA”).

The PPSA adopts a “functional approach” to security interests. This means that the PPSA regulates any interest in relation to personal property that, in substance, secures payment or performance of an obligation. For the purposes of the PPSA, questions of legal title to property will not be relevant. As a functional approach has been adopted, lease contracts and hire purchase contracts of personal property, including motor vehicles and equipment, are regulated by the PPSA.

In summary, the new legislation governs:

•	the creation of security interests, including attachment and perfection;

•	the priority regime applicable to a competition between 2 or more security interests;

•	the priority regime applicable to a competition between a security interest and other types of interests;

•	enforcement rules for security interests; and

•	conflicts of law rules applicable to security interests.

Application of the PPSA to Motor Vehicle and Equipment Financings

From January 30, 2012, all new chattel mortgages, loan contracts, lease contracts and hire purchase contracts relating to motor vehicles and equipment must comply with the new PPSA regime in order to obtain the intended security and priority position. The PPSA regime, subject to the application of the transitional provisions, also applies to security interests evidenced by agreements that were already in existence as at January 30, 2012. This type of security interest is referred to as a “Transitional Security Interest”.

One of the key requirements of the new legislation is that, in order for a regulated security interest to obtain priority as against other security interests, or any other interests, in the relevant property, it will need to be perfected. Perfection is also required for a security interest to be recognised on the insolvency of the grantor of that security interest. The primary method of perfection will be registration of the relevant security interest on the PPS Register. Following January 30, 2012, certain existing public registers, such as the registers maintained under the REVS regime or the Australian Corporations Act 2001 (Cth) charges registration regime, were closed to new registrations on the basis that, going forward, those new registrations should instead be made on the PPS Register. Where a Transitional Security Interest was, as at January 30, 2012, already registered on an existing public register, such as under the REVS regime or the Australian Corporations Act 2001 (Cth) charges registration regime, the Australian federal government made arrangements for the registration to be transferred to the PPS Register.

However, where a regulated Transitional Security Interest was not, as at January 30, 2012, registered on an existing public register that was to be migrated, it will be necessary for the holder of that security interest to register that security interest on the PPS Register itself. The transitional provisions of the PPSA provide certain protections in such a case. Under those transitional provisions, where a Transitional Security Interest has been perfected under the law as it applied immediately prior to January 30, 2012, a Transitional Security Interest will be considered to be automatically perfected under the PPSA for a maximum of 2 years from January 30, 2012. Therefore, it will be necessary, in the case of this type of Transitional Security Interest, to complete perfection (by way of registration) under the PPSA before the expiry of the 2 year transition period.

As the PPSA sets out the priority regime between security interests and other types of interests, there is a risk that the priority of an interest under the PPSA regime will be different from its priority under the regime applying prior to January 30, 2012.

See “Risk Factors—Risk Relating to Certain Legal Aspects of the Transaction—The new personal property security regime may affect the issuer trustee’s security in relation to the SMART Receivables or the security trustee’s security over the assets of the trust” in this prospectus for certain risks associated with the PPSA.

Application of the PPSA to Assignment of Receivables and Other Security Interests

Consistent with the functional approach adopted, under the PPSA most transfers of accounts receivable will be considered to be security interests, irrespective of whether any such transfer is made for the purposes of securing payment or performance of an obligation. As a consequence, the rules applicable to other security interests will also apply to such transfers. This means that the transfer of the SMART Receivables Pool by Macquarie Leasing (a) to the trustee of a Warehouse Trust together with a subsequent sale to the Issuer Trustee on the Closing Date or (b) directly to the Issuer Trustee on the Closing Date, will give rise to a security interest in favour of the Issuer Trustee. Any such transfer occurring before January 30, 2012 will not be registered on any existing register and therefore for the reasons indicated above the transfer must be registered on the PPS Register before the expiry of the 2 year transitional period in order to obtain the intended security and priority position. Similarly, in order to obtain the intended security and priority position any such transfer occurring after January 30, 2012 must be registered on the PPS Register and any contribution (by way of sale) from the trustee of a Warehouse Trust to the Issuer Trustee of SMART Receivable Rights to the applicable SMART Receivables Pool must be reflected upon the PPS Register as a transfer of part or all (as applicable) of the trustee of the relevant Warehouse Trust’s security interest in respect of those SMART Receivable Rights.

Each other transfer of an “account” or “chattel paper”, which are broadly defined under the PPSA, that occurs in connection with the Trust will need to be considered to determine whether the PPSA regime applies and therefore whether there is a similar requirement to register on the PPS Register.

The Security granted by the Issuer Trustee pursuant to the Master Security Trust Deed and the General Security Deed will be registered on the PPS Register.

Each of Macquarie Leasing, the Servicer and the Manager will agree to do all things reasonably necessary (including, without limitation, directing the Issuer Trustee or the Security Trustee to take any required action) to: (i) permit any security interest which is an asset of the Trust to be perfected by registration on the PPS Register; (ii) permit the Security (as defined in the General Security Deed) to be perfected by registration on the PPS Register; and (iii) otherwise perfect the Issuer Trustee’s interest in the assets of the Issuing Entity in the context of the PPSA.

Enforcement of Lease Contracts, Hire Purchase Contracts and Loan Contracts

Subject to the discussion in this section, if a borrower defaults under a lease contract, a hire purchase contract or a loan contract, the contract documents provide that all moneys under the contract may be declared immediately due and payable. In Australia, a lessor, lender or mortgagee may sue to recover all outstanding principal, interest and fees under the personal covenant of a borrower or guarantor contained in the contract documents to repay those amounts.

In addition, the lessor, lender or mortgagee may enforce a lease contract, a hire purchase contract or a loan contract in respect of which there has been an obligor default. Enforcement may occur in a number of ways, including the following:

•	the lessor, lender or mortgagee may repossess the relevant motor vehicle;

•	the lessor, lender or mortgagee may appoint a receiver to deal with income from the motor vehicle or exercise other rights delegated to the receiver by the lessor, lender or mortgagee; and

•

the lessor, lender or mortgagee may sell the motor vehicle, subject to various duties to ensure that the lessor, lender or mortgagee exercises proper care in relation to the sale. This power of sale is usually expressly contained in the contract documents.

In relation to Receivables which are Consumer Receivables, the NCCP Act sets out certain required procedures and grace periods which apply in circumstances where the relevant obligor is in default and the lessor, lender or mortgagee wishes to take any of the above enforcement action. Generally, the relevant provisions of the NCCP Act provide that upon default, upon taking possession of the relevant motor vehicle or equipment and following sale of the relevant motor vehicle or equipment, certain notices must be given to the relevant obligor and the obligor must be permitted to exercise certain rights (including to require the relevant motor vehicle or equipment to be returned to it or to nominate an alternate buyer for the relevant motor vehicle or equipment at an equivalent price to that which the lessor, lender or mortgagee estimates it will receive, or has been offered) within a finite and specified time period if it satisfies certain conditions (including, where the obligor wishes to require the relevant motor vehicle or equipment to be returned to it, by paying all amounts in respect of which the relevant contract is in arrears together with reasonable enforcement costs incurred).

Australia’s Consumer Credit Protection Regime

Australia’s consumer credit protection regime consists primarily of the following pieces of legislation enacted at a federal level: the NCCP Act (Schedule 1 of which contains the Australian

National Credit Code), the Australian Consumer Law (the “ACL”) contained at Schedule 2 of the Australian Competition and Consumer Act 2010 (Cth) and the Australian Securities and Investments Commission Act 2001 (Cth) (the “ASIC Act”). A Receivable, and the provision of credit in respect of a Receivable relating to a Lease Contract, a Hire Purchase Contract or a Loan Contract, will be subject to Australia’s consumer credit protection regime if it is a Consumer Receivable.

Australian National Credit Code

Obligations imposed upon Macquarie Leasing or the Issuer Trustee

The NCCP Act requires that any person who engages in credit activities (such as providing credit under a loan contract or a lease contract) must either hold an Australian Credit Licence issued by the Australian Securities and Investments Commission, be an employee, director or a Related Body Corporate of a licensee, be an authorised representative of a licensee or qualify for an exemption from the licensing requirement. Macquarie Leasing holds an Australian Credit Licence.

Additionally, any person who engages in credit activities is required to comply with certain “responsible lending” obligations which, in the case of the SMART securitisation programme, would generally oblige Macquarie Leasing to provide a prospective Obligor with a copy of its credit guide and to make a determination as to whether the relevant credit product is suitable for the Obligor.

If the Issuer Trustee perfects its legal title to a SMART Receivable, the Issuer Trustee, rather than Macquarie Leasing, will be considered as the person who is engaging in credit activity in respect of that SMART Receivable. Accordingly, obligations previously imposed by the NCCP Act, including the Australian National Credit Code, upon Macquarie Leasing will be then imposed upon the Issuer Trustee (including as to licensing) and the paragraphs below should be read in this context.

Remedies available to Obligors

The NCCP Act, including the Australian National Credit Code, provides certain non-contractual remedies to obligors in respect of Consumer Receivables. Specifically, in addition to any contractual remedies which may be available to an obligor, in certain circumstances an obligor may have a right under the NCCP Act, including the Australian National Credit Code, to apply to a court to:

•	vary the terms of the relevant Lease Contract, Loan Contract or Hire Purchase Contract on the grounds of financial hardship;

•	vary the terms of the relevant lease contract, loan contract or hire purchase contract on the grounds that those terms are unjust;

•

reduce or cancel any interest rate or finance charge payable in respect of the relevant lease contract, loan contract or hire purchase contract on the grounds that the interest rate or finance charge has increased in accordance with the terms of the contract to a rate or amount which is unconscionable;

•	have certain provisions of the relevant lease contract, loan contract or hire purchase contract which are in breach of the legislation declared void or unenforceable;

•

obtain restitution or compensation from Macquarie Leasing in relation to any breaches of the NCCP Act, including the Australian National Credit Code, in relation to the lease contract, loan contract or hire purchase contract; or

•	seek various other remedies for other breaches of the NCCP Act, including the Australian National Credit Code.

Any such action in respect of a Consumer Receivable may adversely affect the timing or amount of any payments thereunder (which might in turn affect the timing or amount of interest or principal payments on the Notes).

Breaches of the NCCP Act, including the Australian National Credit Code, may also lead to civil penalties or criminal fines being imposed on Macquarie Leasing or, if it has perfected its legal title to the relevant Consumer Receivable, the Issuer Trustee. Any such civil penalties or criminal fines imposed upon the Issuer Trustee will be repayable to the Issuer Trustee out of the assets of the Trust as expenses of the Trust.

In certain circumstances, the Issuer Trustee may also be entitled to make a claim under an indemnity provided by Macquarie Leasing in respect of losses suffered on Consumer Receivables as a result of them not complying with the NCCP Act, including the Australian National Credit Code.

Unfair Contract Terms

The terms of a Consumer Receivable may be subject to review for being “unfair” under Part 2 of the ASIC Act and/or Part 2B of the Australian Fair Trading Act 1999 (Vic) (the “Fair Trading Act”), depending on when the relevant credit contract was entered into.

From January 1, 2011 the unfair contract terms provisions in the ASIC Act have been aligned to the equivalent provisions in the ACL, a single, Australian national consumer law which replaces provisions in 17 Australian national, State and Territory consumer laws. The unfair contract terms regime under the ASIC Act commenced on July 1, 2010, while the application of the unfair contract terms regime to credit contracts under the Fair Trading Act commenced in June 2009.

The regime under the ASIC Act and/or the Fair Trading Act may apply to a Consumer Receivable depending on when it was entered into; however, given that the unfair contract terms provisions in the Fair Trading Act have now been repealed in favour of the ACL, a Consumer Receivable entered into after January 1, 2011 will only be subject to the ASIC Act. Consumer Receivables entered into before the application of either the ASIC Act or the Fair Trading Act unfair terms regimes will become subject to the ASIC Act regime going forward if those contracts are renewed or a term is varied (although where a term is varied, the regime only applies to the varied term).

Under the ASIC Act and/or the Fair Trading Act, as applicable, unfair terms in standard form consumer contracts will be void. However, a contract will continue to bind the parties to the contract to the extent that the contract is capable of operating without the unfair term. Relevantly, the Lease Contracts and Loan Contracts documenting Consumer Receivables will be considered standard form contracts.

Under the ASIC Act and/or the Fair Trading Act, as applicable, a term of a standard-form consumer contract will be unfair, and therefore void, if it is a proscribed unfair term (in the case of a consumer contract subject to the Fair Trading Act only) or it causes a significant imbalance in the parties’ rights and obligations under the contract, is not reasonably necessary to protect the supplier’s legitimate interests (in the case of consumer contracts entered into from June 1, 2010 only) and would cause detriment to the consumer if it were relied on. Therefore the effect of this provision will depend on the actual term of the lease agreement or contract that was declared unfair.

Although the relevant legislation outlines examples of what is considered to be unfair terms in contracts, to date there is limited case law as to how the courts will interpret these provisions.

Any determination by a court or tribunal that a term of a Consumer Receivable is void under the ASIC Act and/or the Fair Trading Act due to it being unfair may adversely affect the timing or amount of any payments thereunder (which might in turn affect the timing or amount of interest or principal payments under the Notes).

Penalties

Australian courts will not enforce an obligation of a borrower to pay default interest on delinquent payments if the court determines that the relevant default interest rate is a penalty. A default interest rate will not be a penalty if the amount payable on default is a genuine pre-estimate of the loss that the lender will suffer as a result of the default. Under the Australian Corporations Act 2001 (Cth), where a company is being wound up, a loan is voidable if it is an unfair loan. A loan will only be unfair if the interest or charges on the loan were extortionate when the loan was made or have become extortionate because of an amendment to the loan agreement.

Bankruptcy and Insolvency

The insolvency of a natural person is governed by the provisions of the Australian Bankruptcy Act 1966 (Cth). Generally, secured creditors of a natural person, such as mortgagees under mortgages, stand outside the bankruptcy. That is, the property of the bankrupt which is available for distribution by the trustee in bankruptcy does not include the secured property. The secured creditor may, if it wishes, prove or file a claim in the bankruptcy proceeding as an unsecured creditor in a number of circumstances, including if it has realised the related mortgaged property and its debt has not been fully repaid, in which case it can prove for the unpaid balance.

Certain dispositions of property by a bankrupt may be avoided by the trustee in bankruptcy. These include where:

•	the disposition was made to defraud creditors; or

•	the disposition was made by an insolvent debtor within a prescribed period and that disposition had the effect of giving a creditor a preference, priority or advantage over other creditors.

The insolvency of a company is governed by the Australian Corporations Act 2001 (Cth). Again, secured creditors generally stand outside the insolvency. However, a liquidator may avoid a loan or a mortgage which is voidable under the Australian Corporations Act 2001 (Cth) because it is an uncommercial transaction, or an unfair preference to a creditor, and in either case that transaction occurs:

•

when the company is insolvent; or an act is done, or an omission is made, to give effect to the transaction when the company is insolvent; or the company becomes insolvent because of matters (including the entering into of the transaction or the doing of an act, or the making of an omission) to give effect to the transaction; and

•	within a prescribed period prior to the commencement of the winding up of the company.

A liquidator may also avoid a contract if it is an unfair loan, which is a loan where an extortionate interest rate or charges are levied.

Privacy

The collection and handling of personal information (including credit reports) about individuals (including lessors, mortgagors and guarantors) is regulated by the Australian Privacy Act 1988 (Cth). The Australian Privacy Act 1988 (Cth) contains, among other things, restrictions on the use and disclosure of personal information. In most cases, if the collection and handling of personal credit information or reports does not comply with the Australian Privacy Act 1988 (Cth), the contravening party is guilty of an offence punishable by a fine. Fines are rare, but any of the Issuer Trustee, Macquarie Leasing and Macquarie Securities might be responsible for the payment of the fine, depending on who is responsible for the privacy breach. A breach would not result in the voiding of any contract. Contraventions in relation to personal credit information are more likely to result in remedial compliance action having to be taken. In addition, a person may complain to the Australian Privacy Commissioner about the mishandling of any personal information. The Australian Privacy Commissioner can investigate the complaint and make a determination that can include a declaration that the complainant is entitled to loss and damage suffered by reason of the act or practice that is the subject of the complaint. The determination may be enforced by the Federal Court, which can also hear appeals on merits. The Australian Privacy Commissioner has other powers, including to investigate certain acts and conduct audits.

Australian privacy laws are currently the subject of review by the Australian government and reforms may potentially lead to stronger enforcement implications in relation to privacy breaches. The scope and timing of the reforms have not been settled.

Other Legal Considerations

Insolvency Considerations with Respect to the Issuer Trustee or Macquarie Leasing

The structure of the SMART securitisation programme is intended to mitigate any adverse effect from an insolvency of the Issuer Trustee or Macquarie Leasing. Perpetual Trustee Company Limited has received or will receive opinions from Australian counsel to the effect that (subject to the qualifications and assumptions therein and, in particular, compliance with certain processes relating to the transfer or sale as a matter of fact) the Issuer Trustee, as trustee of the Trust, will hold the benefit of the SMART Receivable Rights in equity and those SMART Receivable Rights will not be considered to be assets of a Warehouse Trust or Macquarie Leasing upon the winding up of the Warehouse Trust or Macquarie Leasing (except to the extent that the SMART Receivables become assets of the Seller Trust). Similarly, Perpetual Trustee Company Limited will receive an opinion from Australian counsel to the effect that, subject to the qualifications and assumptions therein, assets comprised in the Trust will not be available to other creditors of Perpetual Trustee Company Limited in its personal capacity or in its capacity as trustee of any other trust established under the Master Trust Deed in the event of the winding up of Perpetual Trustee Company Limited.

If any Insolvency Event occurs with respect to the Issuer Trustee in its capacity as trustee of the Trust, the Master Security Trust Deed and the General Security Deed may be enforced by the Security Trustee at the direction of the Voting Secured Creditors. See “Description of the Transaction Documents—The Master Security Trust Deed and the General Security Deed—Enforcement of the Security” in this prospectus. The security created by the Master Security Trust Deed and the General Security Deed will stand outside any liquidation of the Issuer Trustee, and the assets that are the subject of that security will not be available to the liquidator or any creditor of the Issuer Trustee (other than a creditor which has the benefit of the Master Security Trust Deed and the General Security Deed or is a creditor of the Trust with a right of subrogation to the Issuer Trustee’s lien over the assets of the Trust). The proceeds of enforcement of the Master Security Trust Deed and the General Security Deed are to be applied by the Security Trustee as set out under the heading “Description of the Notes—Post-Enforcement Priority of Payments” in the prospectus supplement. If the proceeds from enforcement of the Master Security Trust Deed and the General Security Deed are not sufficient to redeem the Notes in full, some or all of the Noteholders will incur a loss.

Sale in Equity Only

The assignment and sale of SMART Receivables and other SMART Receivable Rights to the Issuer Trustee will initially be in equity only. The Issuer Trustee will not be entitled to take any steps to perfect its legal title or give notice to any party to the SMART Receivable Documents unless a Perfection of Title Event under the Master Sale and Servicing Deed occurs. See “Description of the Assets of the Trust—Sale in Equity Only and Free of Set-Off to the Extent Permitted by Law” and “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus.

Anti-Money Laundering and Counter-Terrorism Financing

The Australian Anti-Money Laundering and Counter-Terrorism Financing Act 2006 (Cth) (the “AML/CTF Act”) regulates reporting entities. Reporting entities are identified by reference to a list of various designated services. These include making a loan in the course of carrying on a loan business or the issuing or selling of a security (e.g., a share or debenture) by a company (other than a security in the company itself).

The AML/CTF Act imposes the following key obligations (among others) on reporting entities:

•	verifying customer identities and collecting account holder information;

•	reporting suspicious transactions, significant cash transactions (being transfers of A$10,000 or more) and international funds transfer instructions;

•	retaining records;

•	adopting and complying with an AML/CTF programme in managing compliance with their AML/CTF obligations and in verifying customer identities; and

•	conducting ongoing due diligence of customers in relation to money laundering and financing of terrorism risks.

The AML/CTF Act operates subject to the Anti-Money Laundering and Counter-Terrorism Financing Rules Instrument 2007 (No. 1) (the “AML/CTF Rules”) and any other Anti-Money Laundering and Counter-Terrorism Financing rules which may be made by the Chief Executive Officer of the Australian Transaction Reports and Analysis Centre from time to time. Among other things, the AML/CTF Rules outline more detailed risk-based requirements for verifying customer identities and monitoring customer transactions on an ongoing basis. Contravention of the AML/CTF Act attracts civil penalties of fines up to A$11 million and certain criminal penalties of imprisonment for up to 10 years and fines up to A$1.1 million.

The obligations imposed on a reporting entity under the AML/CTF Act could affect the services of a reporting entity or the funds it provides and ultimately may result in a delay or decrease in the amounts a Noteholder receives. See “Risk Factors—Risk Relating to Certain Legal Aspects of the Transaction—The Australian Anti-Money Laundering and Counter-Terrorism Financing Act (Cth) may affect the services of a reporting entity or the funds it provides. This ultimately could result in a delay or decrease in payments to you” in this prospectus.

UNITED STATES FEDERAL INCOME TAX MATTERS

The following discussion describes material and certain other U.S. federal income tax consequences of the purchase, ownership and disposition of the US$ Notes as of the date hereof. Special U.S. federal income tax counsel (“Special Tax Counsel”) will not render any opinion with respect to the US$ Notes except as provided below under the heading “—Opinions of Special Tax Counsel: Tax Classification of the Trust; Tax Characterization of the US$ Notes”. Unless otherwise noted, this discussion deals only with US$ Notes that are held as capital assets by a holder that acquired the US$ Notes upon original issuance at their initial offering price. This discussion does not apply to investors subject to special rules, including:

•	a dealer in securities;

•	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings;

•	a tax-exempt organization;

•	an insurance company;

•	a person liable for alternative minimum tax;

•	a person that holds the US$ Notes as part of a straddle or a hedging or conversion transaction; or

•	a U.S. Holder whose functional currency is not the U.S. dollar.

This discussion is based on the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations, and published rulings and court decisions, all as in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect.

A “U.S. Holder” is a beneficial owner of US$ Notes and that is:

•	an individual citizen or resident of the United States;

•

a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organised in or under the laws of the United States or any state thereof (including the District of Columbia);

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•	a trust that:

•	is subject to the primary supervision of a court within the United States and with respect to which one or more United States persons are authorised to control all substantial decisions; or

•	has a valid election in effect under applicable United States Treasury Regulations to be treated as a United States person.

A “Non-U.S. Holder” is a beneficial owner of US$ Notes, other than a partnership or other entity taxable as a partnership for U.S. federal income tax purposes, that is not a U.S. Holder.

If a partnership holds the US$ Notes, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Notes should consult its tax advisor with regard to the U.S. federal income tax treatment of its investment in the US$ Notes.

YOU SHOULD CONSULT YOUR TAX ADVISORS AS TO THE U.S. FEDERAL, STATE, LOCAL, FOREIGN AND ANY OTHER TAX CONSEQUENCES TO YOU OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE US$ NOTES.

Opinions of Special Tax Counsel: Tax Classification of the Trust; Tax Characterization of the US$ Notes

In connection with the issuance of the US$ Notes pursuant to this prospectus and the prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP, as Special Tax Counsel to the Trust, will render an opinion to the effect that, subject to the qualifications, limitations, assumptions, and representations set forth therein:

•	the US$ Notes will be treated as debt for U.S. federal income tax purposes; and

•	the Trust will not be classified as an association or publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

US$ Noteholders will agree, by acquiring US$ Notes, to treat such Notes as debt for United States federal, state and local income and franchise tax purposes.

The remainder of this discussion of certain other U.S. federal income tax matters is not the opinion of Special Tax Counsel and is included as a convenience to investors.

Payment of Interest and Original Issue Discount

Interest on the US$ Notes generally will be taxable to a U.S. Holder as ordinary income at the time it is paid or accrued in accordance with such U.S. Holder’s method of accounting for U.S. federal income tax purposes. If the prospectus supplement states that a class of US$ Notes is to be treated as issued with original issue discount (“OID”), a holder of any such notes will be required to include such OID in its gross income as ordinary interest income as it accrues under a constant yield method, regardless of the holder’s regular method of accounting. Interest income on a US$ Note generally will be considered foreign source income and generally will constitute “passive category income” for foreign tax credit purposes.

Sale, Exchange, Retirement, or Other Disposition

A U.S. Holder generally will recognise taxable gain or loss upon the sale, exchange, redemption, or other disposition of the US$ Notes in an amount equal to the difference between the amount realised upon the disposition (other than any amount attributable to accrued and unpaid interest not previously included in income, which will be taxable as ordinary income) and the U.S. Holder’s adjusted tax basis in the notes. A U.S. Holder’s adjusted tax basis in a US$ Note generally will be equal to the purchase price of such note decreased by any payments of principal received on the note. If the prospectus supplement states that a class of US$ Notes is to be treated as issued with OID, a U.S. Holder’s adjusted tax basis generally will be increased by any OID included in the U.S. Holder’s income prior to the disposition of the US$ Note and decreased by any payments of principal received on the US$ Note. Any gain or loss recognised on a disposition of US$ Notes will be capital gain or loss, and will be long-term capital gain or loss if the notes have been held for more than one year. Long-term capital gains recognised by individuals and certain other non-corporate U.S. Holders generally are eligible for reduced rates of taxation. Deductions in respect of capital losses are subject to limitations. In most circumstances, gain realised by a U.S. Holder on the sale or other disposition of a US$ Note generally will be treated as U.S. source for foreign tax credit purposes.

Market Discount

Subject to a statutory de minimis exception, a U.S. Holder that purchases a US$ Note in the secondary market for an amount that is less than the amount payable on maturity of the note generally will be considered to have acquired the note with market discount in an amount equal to the excess of the amount payable on maturity of the note over the U.S. Holder’s tax basis in the note.

A U.S. Holder generally will be required to treat any principal payment on, or any gain recognised on the sale, exchange, retirement or other disposition of a US$ Note with market discount as ordinary interest income to the extent of the accrued market discount not previously included in income. In addition, a U.S. Holder may be required to defer, until the maturity of the US$ Note or its earlier disposition in a taxable transaction, the deduction of all or a portion of such U.S. Holder’s interest expense on any indebtedness incurred or maintained, or short-sale expenses incurred, to purchase or carry the US$ Note. Market discount generally will be considered to accrue rateably during the period from the date of the U.S. Holder’s purchase of the US$ Note to the maturity date of the note, unless the U.S. Holder makes an irrevocable election (on an instrument-by-instrument basis) to accrue market discount under a constant yield method.

A U.S. Holder may elect to include market discount in income currently as it accrues (under either a ratable or constant yield method), in which case the rules described in the preceding paragraph will not apply. The adjusted basis of a US$ Note subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the US$ Note. The election to include market discount in income currently, once made, applies to all market discount obligations acquired on or after the first day of the first taxable year to which the election applies, and may not be revoked without the consent of the IRS.

Amortisable Bond Premium

A U.S. Holder that purchases a US$ Note in the secondary market at an amount in excess of the amount payable on maturity of the note generally will be considered to have purchased the note with amortisable bond premium equal to the amount of such excess. Generally, a U.S. Holder may elect to amortise such bond premium as an offset to interest income, using a constant yield method, over the remaining term of the US$ Note. The U.S. Holder’s tax basis in the note will be reduced by the amount of the bond premium amortised. A U.S. Holder’s election to amortise bond premium applies to all taxable debt instruments then owned and thereafter acquired by such U.S. Holder and may be revoked only with the consent of the IRS.

Bond premium on a US$ Note held by a U.S. Holder that does not elect to amortise the premium will remain a part of the U.S. Holder’s tax basis in the note, thereby reducing any gain or increasing any loss on a sale or other taxable disposition of the US$ Note.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to certain payments of principal and interest on the US$ Notes and to the proceeds from the sale of a US$ Note unless the recipient is an exempt recipient (such as a corporation). Backup withholding at the then-applicable rate will apply to the payments if a U.S. Holder fails to provide its taxpayer identification number and otherwise comply with the applicable requirements of the U.S. backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a U.S. Holder may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, if the U.S. Holder timely provides the required information to the IRS.

Pursuant to the United States Hiring Incentives to Restore Employment Act enacted on March 18, 2010, an individual U.S. Holder may be required to submit to the IRS certain information with respect to his or her beneficial ownership of the US$ Notes, unless such notes are held on his or her behalf by a U.S. financial institution. The new law also imposes penalties if an individual U.S. Holder is required to submit such information to the IRS and fails to do so. U.S. Holders should consult their tax advisors regarding the application of the new law in their particular circumstances.

Non-U.S. Holders

A Non-U.S. Holder generally will not be subject to U.S. federal income or withholding tax on:

•

interest received in respect of the US$ Notes, unless those payments are effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States (and, if a treaty applies, those payments are attributable to the conduct of a trade or business through a permanent establishment or fixed base in the United States); or

•

gain realised on the sale, exchange, redemption or retirement of the US$ Notes, unless that gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, in the case of gain realised by an individual Non-U.S. Holder, that Non-U.S. Holder is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

Payments within the United States of principal and interest to a Non-U.S. Holder will not be subject to backup withholding tax and information reporting requirements if an appropriate certification is provided by the Non-U.S. Holder to the payor and the payor does not have actual knowledge or reason to know that the certification is incorrect.

AUSTRALIAN TAX MATTERS

The following taxation summary is of a general nature only and addresses the material Australian tax implications that may arise for a prospective Noteholder as a result of acquiring, holding or transferring the Notes. The following is not intended to be and should not be taken as a comprehensive taxation summary for prospective Noteholders.

The taxation summary has been prepared by Allen & Overy, Australian tax counsel to the Manager, and is based on the Australian taxation laws in force and the administrative practices of the Australian Taxation Office generally accepted as at the date of this prospectus. Any of these may change in the future without notice and legislation introduced to give effect to announcements may contain provisions that are currently not contemplated and may have retroactive effect.

Each prospective Noteholder should consult his or her own tax advisors concerning the tax implications, in their particular circumstances, of the purchase of the Notes.

Tax Status of the Trust

As the Trust is wholly owned by the Macquarie Group, it will be a member of the Macquarie Group tax consolidated group, and will be taken to be a part of the head company of that group for most Australian income tax purposes. The primary responsibility for income tax liabilities rests with the head company of a tax consolidated group. As a result, the Trust will not be subject to any income tax liability in respect of the income of the Trust in the first instance.

All members of the Macquarie Group tax consolidated group, including the Trust, can become jointly and severally liable for the tax liabilities of that group where the head company of that group defaults on those tax liabilities. However, where the members of that group have entered into a valid and effective tax sharing agreement, the liability of each member, including the Trust, will be limited to a reasonable allocation of the group’s tax liabilities. Under the Macquarie Group tax consolidated group’s tax sharing agreement, subject to certain assumptions regarding the operation of the Trust, the Trust would have a nil allocation of that group’s tax liabilities.

It is the opinion of Allen & Overy that the Macquarie Group tax consolidated group’s tax sharing agreement is consistent with the current guidance published by the Australian Commissioner of Taxation in relation to tax sharing agreements. It should be noted however that it is possible that the Australian Commissioner of Taxation could change his current views, and any ultimate determination rests with the Courts. In addition, certain prescribed circumstances can operate to invalidate a tax sharing agreement. Subject to those qualifications, it is the opinion of Allen & Overy that the tax consolidated group’s tax sharing agreement is valid and effective.

The Australian government has announced proposed changes to update the law regarding taxation of trusts. On the basis of currently available information, there is nothing to suggest that the law will necessarily be amended in a way that would cause the Trust to become subject to any liability in respect of taxes (including under the Macquarie Group tax consolidated group’s tax sharing agreement or tax funding agreement); however, it remains a possibility, and no draft legislation has been released.

Taxation of Interest on US$ Notes

Australian Noteholders

The Noteholders will derive interest income from their Notes. Noteholders will, if Australian tax residents, or non-residents that hold the Notes in carrying on business at or through a permanent establishment in Australia, be taxable by assessment on this interest income for Australian tax purposes. Whether this interest income will be recognised on a cash receipts or accruals basis for tax purposes will depend upon the tax status of the particular Noteholder.

Tax at the rate of 46.5% may be deducted from payments to a Noteholder who is an Australian tax resident and who does not provide the Issuer Trustee with a tax file number (“TFN”) or an Australian Business Number (“ABN”) (where applicable) or proof of a relevant exemption.

Non-Australian Noteholders – Interest Withholding Tax

Under current Australian tax laws, interest or an amount in the nature of interest which is:

•

paid by the Issuer Trustee to a non-resident of Australia and not derived in carrying on business at or through an Australian permanent establishment (an “Australian Establishment”), or to an Australian resident who derived the interest in carrying on business through a permanent establishment outside Australia; and

•	not an outgoing wholly incurred by the Issuer Trustee in carrying on business in a country outside Australia at or through a permanent establishment in that country,

will be subject to interest withholding tax at a rate (currently) of 10% of the amount of such payment.

Various exemptions are available from interest withholding tax, including the “public offer” exemption and the tax treaty exemption (both discussed below).

Public Offer Exemption

Pursuant to section 128F of the Australian Income Tax Assessment Act 1936 (Cth), an exemption from interest withholding tax applies if all of the following conditions are met:

•

the Issuer Trustee is a company as defined in section 128F(9) of the Australian Tax Act (which includes certain trusts, provided that all the beneficiaries are companies other than companies acting in the capacity of trustee);

•	the Issuer Trustee is a resident of Australia or is a non-resident carrying on business through an Australian Establishment when it issues the Notes;

•	the Issuer Trustee is a resident of Australia or is a non-resident carrying on business through an Australian Establishment when the interest is paid; and

•	the issue of the Notes satisfies the public offer test set out in section 128F(3), (3A) or (4) of the Australian Tax Act.

One or more underwriters have agreed with the Issuer Trustee to offer the US$ Notes for subscription or purchase in accordance with certain procedures intended to result in the public offer test being satisfied.

Under current Australian tax law, the public offer test will not be satisfied if, at the time of issue, the Issuer Trustee knew, or had reasonable grounds to suspect, that the US$ Notes, or an interest in the US$ Notes, was being, or would later be, acquired either directly or indirectly by an Offshore Associate of the Issuer Trustee, the income unitholder of the Trust or the capital unitholder of the Trust, other than in the capacity of a dealer, manager or underwriter in relation to the placement of the US$ Notes, or in the capacity of a clearing house, custodian, funds manager or responsible entity of a registered scheme. The term “Offshore Associate” means an associate (as defined in section 128F(9) of the Australian Tax Act) of an entity that is either:

•	a non-resident of Australia that does not acquire the Notes or an interest in the Notes in carrying on a business in Australia at or through a permanent establishment of the associate in Australia; or

•

a resident of Australia that acquires the Notes or an interest in the Notes in carrying on a business in a country outside Australia at or through a permanent establishment of the associate in that country.

The exemption under section 128F also does not apply to interest paid by the Issuer Trustee to an Offshore Associate of the Issuer Trustee, the income unitholder of the Trust or the capital unitholder of the Trust if, at the time of payment of the interest, the Issuer Trustee knows, or has reasonable grounds to suspect, that such person is an Offshore Associate and the Offshore Associate does not receive the payment in the capacity of a clearing house, paying agent, custodian, funds manager or responsible entity of a registered scheme.

Accordingly, the US$ Notes should not be acquired by any Offshore Associate of the Issuer Trustee, the income unitholder of the Trust or the capital unitholder of the Trust, subject to the exceptions referred to above.

The A$ Notes will not be offered in a manner which satisfies the public offer test in Section 128F and, accordingly, will not have the benefit of the section 128F exemption.

In the event that the exemption from interest withholding tax under section 128F does not apply, an exemption or reduction may nonetheless be available in certain circumstances under an applicable double tax agreement (referred to below).

Tax Treaty Exemption

The Australian government has entered into a number of new or amended double tax agreements (“Tax Treaties”) with certain countries including the United States of America, the United Kingdom, Norway, Finland, the Republic of France, Japan, the Republic of South Africa and New Zealand (each a “Specified Country”). The Tax Treaties, once in force, may apply to interest derived by a resident of a Specified Country in relation to a Note.

Where the Tax Treaties apply, withholding tax applying to interest derived by:

•	the government of the relevant Specified Country and certain governmental authorities and agencies in the Specified Country; and

•

certain unrelated banks, and financial institutions which substantially derive their profits by carrying on a business of raising and providing finance, which are resident in the Specified Country, and which are dealing wholly independently with the issuer, will be reduced from the interest withholding tax rate of 10% to zero.

However, back-to-back loans and economically equivalent arrangements will not obtain the benefit of the reduction in interest withholding tax and the anti-avoidance provisions in the Australian Tax Act may apply.

You should obtain your own independent tax advice as to whether any of the exemptions under the relevant Tax Treaties may apply to your particular circumstances.

Taxation of Profit on Sale

Under current Australian tax law, non-resident holders of US$ Notes will not be subject to Australian income tax on profits derived from the sale or disposal of the US$ Notes provided that:

•	the profits do not have an Australian source; or

•

where the non-resident holder is located in a country which has concluded a Tax Treaty with Australia, the US$ Notes are not held, and the sale or disposal of the US$ Notes does not occur, as part of a business carried on at or through a permanent establishment in Australia.

The source of any profit on the disposal of US$ Notes will depend on the factual circumstances of the actual disposal. Generally, where the US$ Notes are acquired and disposed of pursuant to contractual arrangements entered into and concluded outside Australia, and the originator and the purchaser are non-residents of Australia (but residents of a country with which Australia has a Tax Treaty) and do not have an Australian permanent establishment, the profits should not have an Australian source.

Where the US$ Notes are held, and the sale or disposal occurs, as part of a business carried on by the non-resident holder at or through a permanent establishment in Australia, the profits derived from the sale or disposal may be deemed to have an Australian source under the applicable Tax Treaty.

Non-resident Withholding Tax Regime

There are certain obligations to withhold an amount in respect of certain payments and non-cash benefits that are made to non-residents as prescribed by regulations.

Regulations introduced to date will not affect the payments of interest on US$ Notes. This is consistent with the non-resident withholding provisions which provide that the regulations will not apply to interest and other payments which are already subject to the current withholding tax rules.

Regulations which prescribe payments to which withholding applies can only be made where the Australian Minister for Revenue and Assistant Treasurer is satisfied that the payment could reasonably be related to assessable income of non-residents. Accordingly, the regulations should not apply to repayments of principal under the Notes as such amounts will generally not be reasonably related to assessable income of non-residents.

Mutual assistance in the collection of tax debts

Under Division 263 of Schedule 1 of the Australian Taxation Administration Act 1953 (Cth), the Commissioner may have the power to collect a taxation debt on behalf of a foreign taxation authority if formally requested to do so, or to take conservancy measures to ensure the collection of that debt. Conservancy is concerned with preventing a taxpaying entity from dissipating its assets when it has a tax related liability. The provisions also treat Australian tax debts collected and remitted to Australia by a foreign tax authority as tax debts collected in Australia. As a result, in certain circumstances, any foreign tax liabilities of a non-resident Noteholder the subject of the measures may be collected by Australia on behalf of another country.

Taxation of Financial Arrangements

The Australian Tax Laws Amendment (Taxation of Financial Arrangements) Act 2009 (the “TOFA Act”) received Royal Assent on March 26, 2009.

The TOFA Act inserts Division 230 into the Australian Tax Act. Division 230 sets out principles and rules for the tax timing and character treatment of gains and losses from “financial arrangements”, which are broadly defined to include arrangements under which you have “cash settlable” legal or equitable rights or obligations to receive or provide a financial benefit of a monetary nature in the future.

The US$ Notes will constitute “financial arrangements” as defined in Division 230.

The legislation sets out six methods of recognizing the quantum and timing of the income and expenses arising from a financial arrangement – accruals, realization, fair value, retranslation, hedging, and reliance on financial reports.

Generally, the TOFA Act rules treat gains as assessable and losses you make in gaining or producing your assessable income as deductible.

The TOFA Act rules will apply to income tax years commencing on or after July 1, 2010, unless a taxpayer elects to apply the TOFA Act rules to income years commencing on or after July 1, 2009.

There are a number of exceptions from the application of the TOFA Act rules.

You should obtain your own independent taxation advice as to whether the TOFA Act rules apply in respect of your investment in the US$ Notes and the taxation impact of such application (if any).

The TOFA Act rules will not override any exemption available under section 128F of the Australian Tax Act.

GST

The Trust will be treated as a separate entity that makes supplies and acquisitions for purposes of the goods and services tax (“GST”) under the “GST Law”, which is defined by section 195-1 of the Australian A New Tax System (Goods and Services Tax) Act 1999 (Cth) to include several acts in relation to GST (including assessment, imposition and administration acts). Accordingly, reference to the “Issuer Trustee” in this part are references to the Issuer Trustee in its capacity as trustee of the Trust.

Under the GST Law, GST is payable on “taxable supplies”. However, GST is not payable on supplies that fall within a category of “input taxed” or “GST-free” supplies. Certain financial supplies are input taxed, whereas certain supplies to non-residents may be GST-free.

Based on the current GST Law, the Issuer Trustee would not make taxable supplies when it issues the Notes or pays interest or principal on the Notes to Noteholders.

Subject to the comments below in relation to grouping, if a supply by the Issuer Trustee is:

•

“Taxable”, the Issuer Trustee will have to pay GST equal to 1/11 of the total consideration provided in connection with that supply (subject to the application of the market value substitution rules for supplies between associates);

•

“GST free”, the Issuer Trustee does not have to pay GST on the supply and can obtain input tax credits for GST included in the consideration provided for acquisitions to the extent that they relate to the making of such a supply; or

•

“input taxed” which includes “financial supplies”, as defined by regulation 40-5.09 of the Australian A New Tax System (Goods and Services Tax) Regulations 1999, the Issuer Trustee does not have to pay GST on the supply, but may not be able to claim input tax credits for GST included in the consideration provided for acquisitions to the extent they relate to the making of the input taxed supply, unless one of the relevant exceptions applies, such as acquisitions that are eligible for a reduced input tax credit.

In addition to the above supplies, GST may be “reverse-charged” on acquisitions from off-shore suppliers. In the opinion of Allen & Overy, the Issuer Trustee will not be liable to pay GST by way of a reverse-charge.

It is expected that the Issuer Trustee would mainly make input taxed “financial supplies” and therefore will not be entitled to claim full input tax credits for acquisitions that relate to those supplies. Where the Issuer Trustee makes supplies (e.g. issues notes) to non-residents of Australia that are not in Australia, the Issuer Trustee would also make GST-free supplies. In this case, the Issuer Trustee’s ability to claim input tax credits would increase.

Most of the services that the Issuer Trustee would acquire are expected to be taxable supplies. Supplies from members of the same GST group will be disregarded for GST purposes. This includes services acquired from the Manager, the Servicer, and the Fixed Rate Swap Provider. Where a taxable supply that is not disregarded is made, it will generally be the service provider who is liable to pay GST on such supplies. Whether a service provider is able to recoup an additional amount from the Issuer Trustee on account of the service provider’s GST liability will depend on the terms of the contract with that service provider.

The acquisitions made by the Issuer Trustee from the Issuer Trustee (in its personal capacity), the Manager, the Servicer, the Security Trustee and the Custodian (if the Custodian is not Macquarie Leasing or some other member of the same GST group) are expected to be acquisitions of taxable supplies. Under the Series Supplement, the Issuer Trustee (in its personal capacity), the Manager, the Servicer and Macquarie Leasing (who, among other things, may act as Custodian) are each expressly precluded from claiming, in addition to its respective fee and from the assets of the Trust, a reimbursement for, or additional payment in relation to, any GST liability it may have in relation to a taxable supply it makes under or in connection with the Trust. However there are certain circumstances in which the fees payable may be adjusted on account of GST.

If amounts payable by the Issuer Trustee are treated as the consideration for a taxable supply under the GST Law and they are increased on account of GST (noting that the Issuer Trustee’s ability to claim input tax credits on an acquisition is not pre-conditioned on there being a contractual amount on account of GST payable to a supplier), the Issuer Trustee may be restricted in its ability to claim an input tax credit in respect of the GST component. In these circumstances, the expenses of the Trust would increase, resulting in a decrease in the funds available to the Issuer Trustee to pay Noteholders. However, input tax credits may be available in the following circumstances:

•

a “reduced input tax credit” may be claimed for “reduced credit acquisitions” that relate to the making of financial supplies by the Trust. Where available, the amount of the reduced input tax credit is currently 75% of the GST payable by the service provider on the taxable supplies made to the Issuer Trustee;

•

input tax credits will be available if the Issuer Trustee does not breach the “financial acquisitions threshold” (“FAT”). In this regard, it is expected that the Issuer Trustee will breach the FAT and as such, that input tax credits will not be available in this regard; and

•	input tax credits are available for acquisitions relating to a financial supply that consists of a borrowing provided the borrowing relates to supplies that are not input taxed.

As indicated above, the Depositor intends that the Trust form part of the GST group of which Macquarie Group Limited is the representative member. Supplies and acquisitions between members of that GST group will be disregarded for GST purposes (such supplies and acquisitions have been identified above). The Depositor notes in this regard that the input tax credit entitlement in respect of acquisitions made by the Trust will depend not only on the nature of the acquisitions made by the Trust but also the nature of the acquisitions of the broader GST group.

An additional effect of grouping for GST is that the GST payable on a taxable supply or a taxable importation that is made by a member of a GST group is payable by the representative member of that group. Where the Trust joins the GST group of which Macquarie Group Limited is a representative member, Macquarie Group Limited will be liable to pay the GST on any taxable supply or importation made by the Trust while it remains a member of that GST group. Similarly, Macquarie Group Limited will be entitled to any input tax credit on any creditable acquisition or importation made by the Trust while it remains part of that GST group.

Notwithstanding the obligations on the representative member to pay GST as outlined above, members of a GST group are jointly and severally liable to pay any indirect tax amount that is payable by a representative member under an indirect tax law unless the members of a GST group enter into an indirect tax sharing agreement that complies with section 444-90 of the Australian Taxation Administration Act 1953 (Cth). Where a valid indirect tax sharing agreement is in place, the liability of a particular member of the group to pay an indirect tax amount may be limited to a “contribution amount”.

It is the opinion of Allen & Overy that the GST group of which Macquarie Group Limited is representative member, has a valid indirect tax sharing agreement in place and that on accession of the Trust to that agreement, the liability of the Trust will be limited to a “contribution amount”.

In this regard, on the basis that the Trust will be predominantly making financial supplies and will not be making any acquisitions from offshore suppliers that will give rise to a reverse charge liability, the “contribution amount” for the Trust, calculated in accordance with the formula contained in the applicable indirect tax sharing agreement, would be A$1.

Stamp Duty

In the opinion of Allen & Overy, no stamp duty would apply to the issue, the transfer and the redemption of the Notes under the law currently applying in all States and Territories of Australia.

Apart from in relation to SMART Receivable Rights which are located in South Australia for stamp duty purposes, a legal assignment of the SMART Receivable Rights (such as in the case of a Perfection of Title Event as set out in “Description of the Transaction Documents—The Master Sale and Servicing Deed—Perfection of Title Event” in this prospectus) would be subject to nil or nominal duties. Where SMART Receivable Rights (other than Loan Contracts which are secured by a Chattel Mortgage and any SMART Receivable Rights related thereto) are located in South Australia at the time of a legal assignment, a liability to ad valorem conveyance duty will arise upon legal assignment but relief is available from the South Australian Revenue Authority.

Any “retransfer” of the SMART Receivable Rights from the Issuer Trustee to Macquarie Leasing will operate by way of extinguishment of the Issuer Trustee’s equitable interest in those SMART Receivable Rights; accordingly, based on the current Australian legislation, published guidelines, and factual assumptions as to the activities of the Trust, in the opinion of Allen & Overy, such “retransfer” would not be subject to duty in any Australian State or Territory. It should be noted that it is open for an Australian State or Territory Revenue Authority or a Court to form a different opinion. However, Revenue Rulings and other non-binding correspondence have indicated that securitisation transactions will not be subject to duty in South Australia.

ENFORCEMENT OF FOREIGN JUDGMENTS IN AUSTRALIA

Each of Macquarie Leasing, the Manager and Perpetual Trustee Company Limited is an Australian company registered with limited liability under the Australian Corporations Act 2001 (Cth). Any final and conclusive judgment of any New York State or United States Federal Court sitting in the Borough of Manhattan in the City of New York having jurisdiction recognised by the relevant Australian jurisdiction in respect of an obligation of Macquarie Leasing, the Manager or Perpetual Trustee Company Limited in respect of a US$ Note, which is for a fixed or readily calculable sum of money and which has not been stayed in full, would be recognised by the courts of the relevant Australian jurisdiction so as to give rise to an action to enforce the judgment against Macquarie Leasing, the Manager or Perpetual Trustee Company Limited (as applicable) in the courts of the relevant Australian jurisdiction which will enable a further judgment, capable of enforcement in the courts of the relevant jurisdiction against Macquarie Leasing, the Manager or Perpetual Trustee Company Limited (as applicable), to be obtained without a re-examination or re-litigation of the merits of the matters disposed of or adjudicated by that action, unless:

•	the judgment was obtained in proceedings which contravene the principles of natural justice;

•	the judgment is contrary to the public policy of the relevant Australian jurisdiction;

•	the judgment was obtained by fraud or duress or was based on a clear mistake of fact;

•	the judgment is a penal or revenue judgment;

•

there has been a prior judgment in another court between the same parties concerning the same issues as are dealt with in the judgment of the New York State or United States Federal Court, as applicable; or

•	the judgment is one in respect of which the Australian Commonwealth Attorney-General has made a declaration or order under the Australian Foreign Proceedings (Excess of Jurisdiction) Act 1984 (Cth).

However, the Depositor has been advised by Allen & Overy that, based on the restrictions discussed in this section, there is doubt as to the enforceability in the Commonwealth of Australia, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated upon the federal securities laws of the United States.

A judgment by a court may be given in some cases only in Australian dollars.

Neither Macquarie Leasing nor the Manager has explicitly agreed to submit to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York for purposes of any suit, action or proceeding arising out of this offering. Each of Macquarie Leasing and the Manager has appointed Macquarie Bank Limited Representative Office, Attention: Legal Risk Management, Fixed Income, Currencies and Commodities, 125 West 55th Street, 22nd Floor, New York, NY 10019, Phone: (212) 231-1000, as its agent upon whom process may be served in any action arising out of this offering.

Perpetual Trustee Company Limited has agreed to submit to the jurisdiction of New York State and United States Federal Courts sitting in the Borough of Manhattan in the City of New York only with respect to any legal action or proceedings which may be brought at any time relating in any way to the US$ Note Trust Deed. Perpetual Trustee Company Limited has appointed CT Corporation System, 111 Eighth Avenue, New York, NY 10011, as its agent upon whom process may be served in any action arising out of this offering.

The directors and officers of Macquarie Leasing, the Manager and Perpetual Trustee Company Limited may reside outside of the United States. Substantially all or a substantial portion of the assets of all or many of such persons are based in Australia. As a result, it may be difficult for US$ Noteholders to effect service of process within the United States upon such persons or enforce against them any judgments obtained in United States courts, including a judgment based upon the civil liability provisions of the federal securities laws of the United States.

ERISA CONSIDERATIONS

General Investment Considerations

The Employee Retirement Income Security Act of 1974, or “ERISA,” and the Code impose certain duties and requirements on employee benefit plans and other retirement plans and arrangements (such as individual retirement accounts and Keogh plans) that are subject to Title I of ERISA and/or Section 4975 of the Code, referred to as “plans,” and certain entities (including insurance company general accounts) whose assets are deemed to include assets of plans, and on persons who are fiduciaries of plans. Any person who exercises any authority or control over the management or disposition of a plan’s assets is considered to be a fiduciary of that plan. In accordance with ERISA’s general fiduciary standards, before investing in the US$ Notes, a plan fiduciary should determine, among other factors:

•	whether the investment is permitted under the plan’s governing documents;

•	whether the fiduciary has the authority to make the investment;

•	whether the investment is consistent with the plan’s funding objectives;

•	the tax effects of the investment;

•

whether under the general fiduciary standards of investment prudence and diversification an investment in any notes of a trust is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan’s investment portfolio; and

•	whether the investment is prudent.

In addition, ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a plan and persons who are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code. A violation of these rules may result in the imposition of significant excise taxes and other liabilities.

A fiduciary of any plan should carefully review with its legal and other advisors whether the purchase or holding of any US$ Notes could give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code, and should read “ERISA Considerations” in both this prospectus and the prospectus supplement regarding any restrictions on the purchase and/or holding of the US$ Notes offered by this prospectus and the prospectus supplement.

Prohibited Transactions

Whether or not an investment in the US$ Notes will give rise to a transaction prohibited or otherwise impermissible under ERISA or Section 4975 of the Code will depend on the structure of the Trust and whether the assets of the Trust will be deemed to be “plan assets” of a plan investing in US$ Notes issued by the Issuer Trustee. Pursuant to a regulation issued by the U.S. Department of Labor, or the “plan assets regulation,” a plan’s assets may be deemed to include an interest in the underlying assets of the Trust if the plan acquires an “equity interest” in the Trust and none of the exceptions contained in the plan assets regulation are applicable. In general, an “equity interest” is defined under the plan assets regulation as any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Although there is little guidance on the subject, it is believed that, at the time of their issuance, the US$ Notes should be treated as indebtedness of the Trust without substantial equity features for purposes of the plan assets regulation. This determination is based upon the traditional debt features of the US$ Notes, including the reasonable expectation of purchasers of US$ Notes that the notes will be repaid when due, traditional default remedies, as well as on the absence of conversion rights, warrants and other typical equity features. The debt treatment of the US$ Notes for ERISA purposes could change subsequent to their issuance if the Trust incurred losses that impaired the credit quality of the US$ Notes. This risk of recharacterisation is enhanced for US$ Notes that are subordinated to other classes of securities. In the event of a withdrawal or downgrade to below investment grade of the rating of the US$ Notes or a characterization of the notes as other than indebtedness under applicable local law, the subsequent purchase of the US$ Notes or any interest therein by or with the assets of a plan is prohibited.

Without regard to whether the US$ Notes are treated as debt for ERISA purposes, the purchase and holding of the US$ Notes by or on behalf of a plan could be considered to give rise to a direct or indirect prohibited transaction under ERISA or Section 4975 of the Code if the Trust, the Issuer Trustee, the US$ Note Trustee, any underwriter or any of their respective affiliates, including Macquarie Leasing, is or becomes a “party in interest” under ERISA or a “disqualified person” under Section 4975 of the Code with respect to the plan. In such case, exemptions from the prohibited transaction rules could be applicable to the purchase and holding of US$ Notes by a plan depending on the type and circumstances of the plan fiduciary making the decision to purchase a Note. Included among these exceptions are:

•	prohibited transaction class exemption, or “PTCE,” 84-14, regarding transactions effected by qualified professional asset managers,

•	PTCE 90-1, regarding transactions entered into by insurance company pooled separate accounts,

•	PTCE 91-38, regarding transactions entered into by bank collective investment funds,

•	PTCE 95-60, regarding transactions entered into by insurance company general accounts, and

•	PTCE 96-23, regarding transactions effected by in-house asset managers.

In addition, Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code provide an exemption for certain transactions between a plan and a person that is a party in interest or disqualified person with respect to a plan solely by reason of providing services to the plan or a relationship with such a service provider (other than a party in interest or a disqualified person that is, or is an affiliate of, a fiduciary with respect to the assets of the plan involved in the transaction), provided the plan pays no more than, and receives no less than, adequate consideration in connection with the transaction. However, even if the conditions specified in one or more of the foregoing exemptions are met, the scope of relief provided by these exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Any plan, or entity whose assets are deemed to include assets of a plan, that purchases and holds US$ Notes of any class will be deemed to have represented that its purchase and holding of the US$ Notes does not constitute and will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code due to the applicability of a statutory or administrative exemption from the prohibited transaction rules.

Certain Benefit Plans Not Subject to ERISA or the Internal Revenue Code

Certain employee benefit plans, such as governmental plans, foreign plans and certain church plans (each as defined or described in ERISA) are not subject to the prohibited transaction provisions of ERISA and Section 4975 of the Code. However, such plans may be subject to provisions of other federal, state, local or non-U.S. laws or regulations that are substantially similar to Title I of ERISA or Section 4975 of the Code. In addition, any such plan that is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code. Each plan that is subject to any laws or regulations substantially similar to Title I of ERISA or Section 4975 of the Code that purchases and holds US$ Notes will be deemed to have represented that its purchase and holding of the US$ Notes does not constitute and will not result in a violation of such similar laws or regulations.

The sale of US$ Notes to a plan is in no respect a representation by the Issuer Trustee, the underwriters or any other person that such an investment meets all relevant legal requirements with respect to investments by plans generally or any particular plan or that such an investment is appropriate for plans generally or any particular plan.

WHERE YOU CAN FIND MORE INFORMATION

The registration statement and the exhibits thereto, and reports and other information filed by the Depositor and each Issuing Entity with the SEC pursuant to the Exchange Act, can be read and copied at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549 on official business days between the hours of 10 a.m. and 3 p.m. The SEC file number of the Depositor is 333-181822. A separate SEC file number will be assigned for each Issuing Entity.

You may obtain more information about the operation of the Public Reference Room and copying costs by calling the SEC at 1-800-SEC-0330. The SEC maintains a website at http://www.sec.gov where you can find reports, information statements and other information for registrants that file electronically with the SEC.

For the time period that each Issuing Entity is required to report under the Exchange Act, the Depositor will file for each Issuing Entity annual reports on Form 10-K and distribution reports on Form 10-D, any current reports on Form 8-K, and amendments to those reports with the SEC. Such reports and other information will also be posted to the internet website maintained by the Depositor and specified under “Description of the Notes—Reports to Noteholders” in the prospectus supplement as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Depositor “incorporates by reference” certain information it files with the SEC, which means that the Depositor can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus. Information that the Depositor files later with the SEC will automatically update the information in this prospectus. In all cases, you should rely on the later information over different information included in this prospectus or the accompanying prospectus supplement. The Depositor incorporates by reference any monthly noteholder reports on Form 10-D and current reports on Form 8-K subsequently filed by or on behalf of the Issuing Entity prior to the termination of the offering of the US$ Notes (including any market-making transactions with respect to such US$ Notes unless exempt from the registration requirements of the United States Securities Act of 1933, as amended (the “Securities Act”)).

The Depositor will provide or cause to be provided without charge to each person to whom this prospectus and the prospectus supplement are delivered in connection with the offering of one or more classes of the US$ Notes, upon written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related US$ Notes, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.

Requests should be directed in writing to:

Macquarie Leasing Pty Limited

Level 3

9 Hunter Street

Sydney, NSW 2000

Australia

Telephone: +61 (2) 8232-5006

The Depositor may provide static pool information, in response to Item 1105 of Regulation AB, through an internet website, and if the Depositor decides to provide information through such means, the applicable prospectus supplement accompanying this prospectus will disclose the specific internet address where such information is posted.

PLAN OF DISTRIBUTION

The Issuer Trustee may sell the US$ Notes in any of three ways:

•	through underwriters or dealers;

•	directly to a limited number of purchasers or to a single purchaser; or

•	through agents.

The prospectus supplement will set forth the terms of the offering of the US$ Notes including:

•	the name or names of any underwriters, dealers or agents;

•	the purchase price of the US$ Notes and the proceeds to the Issuer Trustee from the sale;

•	any underwriting discounts and other items constituting underwriters’ compensation; and

•	any discounts and commissions allowed or paid to dealers.

Any initial public offering prices and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If any US$ Notes are sold through underwriters, the prospectus supplement will describe the nature of the obligation of the underwriters to purchase the Notes. The US$ Notes may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more underwriting firms acting alone. The underwriter or underwriters for a particular underwritten offering of US$ Notes will be named in the prospectus supplement relating to that offering, and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of the prospectus supplement. Unless otherwise described in a prospectus supplement, the obligation of the underwriters to purchase any US$ Notes will be subject to various conditions precedent, and the underwriters will be obligated to purchase all of the US$ Notes if any are purchased.

If so specified in the prospectus supplement, Macquarie Leasing or an affiliate may purchase or retain some or all of one or more classes or sub-classes of US$ Notes and thereafter from time to time offer and sell, pursuant to this prospectus, some or all of such US$ Notes through one or more underwriters at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

Affiliates of Macquarie Leasing and the Issuer Trustee, including Macquarie Capital (USA) Inc., may act as agents or underwriters in connection with the sale of US$ Notes. Securities sold, offered or recommended by Macquarie Capital (USA) Inc. are not deposits, are not insured by the Federal Deposit Insurance Corporation, are not guaranteed by, and are not otherwise obligations of, Macquarie Capital (USA) Inc. and involve investment risks, including the possible loss of principal.

The Issuer Trustee for any Trust may invest funds in authorised short-term investments issued by the Depositor, underwriters, dealers, agents or affiliates of any of them.

Macquarie Leasing and Macquarie Management will indemnify the underwriters against certain liabilities, including liabilities under the federal securities laws, or contribute to payments the underwriters may be required to make for those liabilities.

There is currently no secondary market for the US$ Notes. The Issuer Trustee does not intend to make a secondary market for the US$ Notes. There can be no assurance that a secondary market for the US$ Notes will develop or, if it does develop, that it will continue.

ANNUAL COMPLIANCE REPORTS

The Servicer will deliver annually to the Manager, the Depositor, the Issuer Trustee, the related US$ Note Trustee and the related Hired Rating Agencies a compliance certificate, an assessment of compliance and an attestation report by a registered public accounting firm as required under Item 1122 of Regulation AB under the Securities Act.

LEGAL MATTERS

Skadden, Arps, Slate, Meagher & Flom LLP will review or provide opinions on certain legal matters with respect to the US$ Notes described in the prospectus supplement, including the material U.S. federal income tax matters of the US$ Notes, for the Trust, the Issuer Trustee, the Depositor, the Servicer and the Manager. Allen & Overy will review or provide opinions on certain legal matters, including the material Australian tax matters and the enforceability of foreign judgments, with respect to the US$ Notes described in the prospectus supplement for the Trust, the Issuer Trustee, the Depositor, the Servicer and the Manager. Counsel identified in the prospectus supplement will review or provide opinions on certain legal matters relating to the US$ Notes for the underwriters.

APPENDIX A:

INDEX OF DEFINED TERMS

Page
A$	B-1
A$ Exchange Rate	B-1
A$ Noteholders	68
A$ Notes	68
ABN	145
Accrued Interest Adjustment	59
ACL	133
ADI	29
Adjustment Advance	B-1
Adverse Document Custody Audit Report	54
Adverse Effect	B-1
Agency Agreement	109
Agent	109
Agent Bank	32
AML/CTF Act	138
AML/CTF Rules	138
APRA	29
ASIC Act	23,133
Australian Consumer Credit Code	B-1
Australian dollars	B-1
Australian Establishment	145
Australian National Credit Code	B-1
beneficial owner	74
Charge	115
Chattel Mortgage	B-1
Chattel Mortgage Contract	43
Clearstream, Luxembourg	72
Closing Date	27
Code	139
Collateral Security	B-1
Commercial Obligors	36
Consumer Loan	43
Consumer Obligors	37
Consumer Receivables	37
CTP Insurance	129
Custodial Delegate	53
Custodian	52
Cut-Off Date	56
Definitive Notes	76
Depositor	30
Distribution Date	B-2
Document Transfer Event	54

DTC	72
equity interest	156
ERISA	155
Euroclear	72
Event of Default	116
Exchange Act	71
Extraordinary Resolution	B-2
Fair Market Value	B-3
Fair Trading Act	23,134
FAT	151
Finance Lease	41
General Security Deed	B-3
Grantor	115
GST	149
GST Law	149
Hire Purchase Contract	41
Hired Rating Agency	B-3
Initial Invested Amount	69
Insolvency Event	B-4
Interest Periods	68
Invested Amount	69
Investors	B-4
Issuer Trustee	28
Issuer Trustee Default	82
Issuer Trustee Fee	81
Issuing Entity	27
Lease Contract	41
Letter of Offer	57
Loan Contract	41
Losses	113
Macquarie Bank	29
Macquarie Capital Products Limited	31
Macquarie Group	29
Macquarie Group Limited	29
Macquarie Leasing	29
Macquarie Management	30
Management Fee	85
Manager	31
Manager Default	85
Master Sale and Servicing Deed	B-5
Master Security Trust Deed	B-5
Master Trust Deed	B-5
Monthly Period	B-5
Mortgage	B-5
NCCP Act	43
Non-U.S. Holder	140
Noteholders	35
Notes	27

Novated Lease	42
Obligor	B-5
Offshore Associate	146
OID	140
Operations Manual	45
Originator	30
Other Loans	34
passive category income	140
Paying Agent	110
Perfection of Title Event	98
Perpetual Trustee Company Limited	27
Personal Lease	43
plan assets	155
plan assets regulation	156
plans	155
PPS Register	B-5
PPSA	12,130
Prescribed Period	B-6
Principal Paying Agent	32
PTCE	156
Rating Notification	B-6
Receivables	41
Regulation AB	B-6
Regulation AB Compliance Agreement	127
Related Bodies Corporate	B-6
Relevant Investors	90
Relevant Party	113
Resolution	B-6
Retained Title Rights	B-6
Revolving Period	72
REVS	129
Scheduled Principal Balance	47
SEC	iv
Secured Creditors	B-7
Secured Moneys	B-7
Secured Property	102
Securities Act	159
Security	115
Security Trust	35
Security Trustee	32
Seller	52
Seller Trust	34
Series Supplement	27
Servicer	30
Servicer Default	96
Servicing Fee	95
Servicing Standards	45
Settlement Date	49

Shortfall	110
SMART Receivable Documents	58
SMART Receivable Rights	58
SMART Receivables	41
SMART Receivables Pool	B-7
Specified Country	147
Sponsor	30
Tax Treaties	147
Termination Event Date	92
Termination Payment Date	B-7
TFN	145
TOFA Act	148
Transaction Documents	B-7
Transfer Proposal	57
Transitional Security Interest	130
Trust	27
Trust Creation Deed	27
Trust Indenture Act	B-7
U.S. Holder	139
Unitholders	88
Units	27
US$ Note Conditions	101
US$ Note Register	110
US$ Note Registrar	32
US$ Note Trust	34
US$ Note Trust Deed	101
US$ Note Trustee	32
US$ Noteholders	68
US$ Notes	68
Voting Entitlement	B-8
Voting Secured Creditors	35
Warehouse Trust	B-8

APPENDIX B:

GLOSSARY OF CERTAIN DEFINED TERMS

A$ and Australian dollars	means the lawful currency for the time being of the Commonwealth of Australia.

A$ Exchange Rate	means 1 divided by the US$ exchange rate specified in the prospectus supplement.

Adjustment Advance	means an amount, as determined by the Manager and specified in the applicable Transfer Proposal, not exceeding an amount equal to the interest accrued and unpaid on the SMART Receivables for the period commencing on and including the Cut-Off Date and ending on (but excluding) the Closing Date, less any accrued but unpaid costs and expenses for such period.

Adverse Effect	means an event which materially and adversely affects the amount of any payment to be made to any Investor (to the extent that it affects any Investor other than Macquarie Leasing or any Related Body Corporate of Macquarie Leasing) or materially and adversely affects the timing of such payment.

Australian Consumer Credit Code	means, as applicable, the Australian Consumer Credit Code set out in the Appendix to the Consumer Credit (Queensland) Act 1994, the provisions of the Consumer Credit Code set out in the Appendix to the Consumer Credit (Western Australia) Act 1996 or any equivalent legislation of any Australian jurisdiction and includes any amendments, re-enactments or replacements thereof.

Australian National Credit Code	means the Australian National Credit Code set out in Schedule 1 to the Australian National Consumer Credit Protection Act 2009 (Cth) and any other applicable provisions of the Australian National Consumer Credit Protection Act 2009 (Cth), or any equivalent legislation of any Australian jurisdiction.

Chattel Mortgage	means, in relation to a Receivable, the Mortgage or bill of sale granted by the obligor in favour of Macquarie Leasing as security for the payment to Macquarie Leasing of that Receivable.

Collateral Security

means, in respect of a SMART Receivable:

•       any security interest, guarantee, indemnity or other assurance which secures or otherwise provides for the repayment or payment of the SMART Receivable but does not include a Mortgage relating to the SMART Receivable; and

• any present or future insurance policy in respect of any Mortgage, Collateral Security or Retained Title Rights in relation to that SMART Receivable.

Distribution Date	means the Distribution Date specified in the prospectus supplement.

Extraordinary Resolution

(a)    in relation to a meeting of all the Voting Secured Creditors under and for the purposes of the Master Security Trust Deed and the General Security Deed means:

•       where the US$ Note Trustee is the only Voting Secured Creditor, a written direction by the US$ Note Trustee (acting at the direction of the US$ Noteholders or otherwise in its absolute discretion where no such directions are forthcoming); or

•       where the US$ Noteholders are the only Voting Secured Creditors, a resolution passed at a meeting of the US$ Noteholders duly convened and held in accordance with the provisions contained in the US$ Note Trust Deed by a majority consisting of not less than 75% of the votes cast at the meeting or a resolution in writing in accordance with the provisions contained in the US$ Note Trust Deed signed by all the US$ Noteholders; or

•       otherwise:

•       a resolution which is passed at a meeting of the Voting Secured Creditors duly convened and held in accordance with the provisions of the Master Security Trust Deed and the General Security Deed by a majority consisting of not less than 75% of the votes of the persons present and voting at the meeting who are Voting Secured Creditors or representing Voting Secured Creditors, or if a poll is demanded, then by the Voting Secured Creditors holding or representing between them Voting Entitlements comprising in aggregate a number of votes which is not less than 75% of the aggregate number of votes comprised in the Voting Entitlements held or represented by all the persons present at the meeting voting on such poll; or

•       a resolution in writing pursuant to the Master Security Trust Deed and the General Security Deed signed by all the Voting Secured Creditors;

(b)    in relation to a meeting of US$ Noteholders under and for the purposes of the US$ Note Trust Deed means:

•       a resolution passed at a meeting of the US$ Noteholders duly convened and held in accordance with the provisions contained in the US$ Note Trust Deed by a majority consisting of not less than 75% of the votes cast at the meeting; or

•       a resolution in writing in accordance with the provisions contained in the US$ Note Trust Deed signed by all the US$ Noteholders; and

(c)    in relation to a meeting of Relevant Investors under and for the purposes of the Master Trust Deed means:

•       a resolution passed at a meeting of the Relevant Investors duly convened and held in accordance with the provisions contained in the Master Trust Deed by a majority consisting of not less than 75% of the votes cast at the meeting; or

•       a resolution in writing in accordance with the provisions contained in the Master Trust Deed signed by all the Relevant Investors.

Fair Market Value	means, in respect of a SMART Receivable, the fair market price for the purchase of that SMART Receivable agreed between the Manager and Macquarie Leasing (or, in the absence of agreement, determined by Macquarie Leasing’s external auditors) and which price reflects the performance status, underlying nature and franchise value of the SMART Receivable. If the offered price is at least equal to the principal outstanding plus accrued interest for a SMART Receivable, the Issuer Trustee is entitled to assume that this price is the Fair Market Value.

General Security Deed	means the General Security Deed for the relevant Trust entered into by and among the Security Trustee, the Manager, the Issuer Trustee and the US$ Note Trustee.

Hired Rating Agency	means each rating agency engaged by the Sponsor to rate the US$ Notes.

Insolvency Event

means, in relation to a body corporate, the happening of any of the following:

•      a winding up order is made in respect of the body corporate;

•       a liquidator, provisional liquidator, controller (as defined in the Australian Corporations Act 2001 (Cth)) or administrator is appointed in respect of the body corporate or a substantial portion of its assets;

•       except to reconstruct or amalgamate on terms reasonably approved by the Issuer Trustee (or in the case of a reconstruction or amalgamation by the Issuer Trustee, reasonably approved by the Manager), the body corporate enters into, or resolves to enter into, a scheme of arrangement, deed of company arrangement or composition with, or assignment for the benefit of, all or any class of its creditors;

•       the body corporate resolves to wind itself up, or otherwise dissolve itself, or gives notice of intention to do so, except to reconstruct or amalgamate on terms reasonably approved by the Issuer Trustee (or in the case of the Issuer Trustee, reasonably approved by the Manager) or is otherwise wound up or dissolved;

•       the body corporate is or states that it is insolvent;

•       as a result of the operation of Section 459F(1) of the Australian Corporations Act 2001 (Cth), the body corporate is taken to have failed to comply with a statutory demand;

•       the body corporate takes any step to obtain protection or is granted protection from its creditors, under any applicable legislation;

•       any writ of execution, attachment, distress or similar process is made, levied or issued against or in relation to a substantial portion of the body corporate’s assets and is not satisfied or withdrawn or contested in good faith by the body corporate within 21 days; or

•       anything analogous or having a substantially similar effect to any of the events specified above happens under the law of any applicable jurisdiction.

Investors	means the Noteholders and Unitholders of the Trust or, where relevant, the Noteholders and beneficiaries of the other trusts constituted under the Master Trust Deed.

Master Sale and Servicing Deed	means the Master Sale and Servicing Deed dated February 27, 2007, by and among the Issuer Trustee, the Manager and Macquarie Leasing, as Seller and Servicer, as amended and supplemented from time to time.

Master Security Trust Deed	means the Master Security Trust Deed dated February 27, 2007, by and among the Security Trustee, the Manager and the Issuer Trustee, as amended and supplemented from time to time.

Master Trust Deed	means the Master Trust Deed dated March 11, 2002, by and between the Manager and the Issuer Trustee (as successor in interest to Permanent Custodians Limited ACN 001 426 384), as amended and supplemented from time to time.

Monthly Period	means a period of approximately 1 calendar month. The first Monthly Period commences on (and includes) the Cut-Off Date and ends on (and includes) the last day of the calendar month after the calendar month in which the Cut-Off Date occurs. Each subsequent Monthly Period commences on (and includes) the day after the previous Monthly Period and ends on (and includes) the last day of the calendar month after the calendar month in which the previous Monthly Period ended. The final Monthly Period is the Monthly Period ending immediately before the Termination Payment Date.

Mortgage	means, in relation to a SMART Receivable, any chattel mortgage and any mortgage over any asset that appears on the security register as securing the repayment of that SMART Receivable and the payment of interest and all other moneys in respect of that SMART Receivable (notwithstanding that by its terms the Mortgage may secure other liabilities). If a Mortgage is substituted or added as security for an existing Mortgage at any time, then the term “Mortgage” will mean the substituted Mortgage or include the additional Mortgage, as the case may be, with effect from the date of such addition or substitution.

Obligor	means the person or persons obliged to make payments under a SMART Receivable and includes, where the context requires, the grantor of the security interest created by a Mortgage in relation to that SMART Receivable.

PPS Register	means the register of security interests maintained in accordance with the PPSA.

Prescribed Period	means a period of 120 days (including the last day of the period) commencing on (i) in the case of any SMART Receivables sold to the Trust by a Warehouse Trust, the closing date for the transfer of such SMART Receivables from Macquarie Leasing to such Warehouse Trust or (ii) in the case of any SMART Receivables transferred directly to the Trust by Macquarie Leasing, the Closing Date.

Rating Notification	in relation to an event or circumstance means that the Manager (or, where specified, Macquarie Leasing) has confirmed in writing to the Issuer Trustee that the Manager (or, where specified, Macquarie Leasing) has notified the Hired Rating Agencies (and, in the case of clause (b) below, any rating agencies hired by the Sponsor to rate such notes) of that event or circumstance, as applicable, and that the Manager (or, where specified, Macquarie Leasing) is satisfied in its discretion and on a reasonable basis that that event or circumstance will not result (a) in a reduction or withdrawal of any ratings then assigned by such Hired Rating Agencies to the Notes issued by the Issuer Trustee in its capacity as trustee of the Trust or (b) where specified, in a reduction or withdrawal of any ratings then assigned to any notes issued by Perpetual Trustee Company Limited in its capacity as trustee of any trust established under the Master Trust Deed by any rating agency hired by the Sponsor to rate such notes.

Regulation AB	means Subpart 229.1100 – Asset Backed Securities (Regulation AB), 17 C.F.R. §§ 229.1100-229.1123, as that regulation may be amended from time to time, and subject to such clarification and interpretation as have been provided by the SEC in the adopting release (Asset-Backed Securities, Securities Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (January 7, 2005) or by the staff of the SEC, or as may be provided by the SEC or its staff from time to time.

Related Bodies Corporate	means a company that, in relation to another company, is: • a subsidiary of that other company; • a holding company of that other company; or • a subsidiary of a holding company of that other company.

Resolution	in respect of the US$ Noteholders means a resolution passed at a meeting of the US$ Noteholders convened and held in accordance with the US$ Note Trust Deed by a majority consisting of not less than 1 vote over 50% of the votes cast at the meeting.

Retained Title Rights	means, in relation to a SMART Receivable arising under or pursuant to a Hire Purchase Contract or a Lease Contract, any right, title, interest or power of Macquarie Leasing in the asset or assets that is or are the subject of that Hire Purchase Contract or Lease Contract, including the proceeds from the sale of the asset or assets.

Secured Creditors	means each US$ Noteholder, each A$ Noteholder, any fixed rate swap provider or other interest rate swap or cap provider, the currency swap provider, Macquarie Bank, the US$ Note Trustee, the Principal Paying Agent, any other Paying Agent, the US$ Note Registrar, the Agent Bank, the Manager, the Servicer and Macquarie Leasing.

Secured Moneys	means the aggregate of all moneys the payment or repayment of which from time to time form part of the obligations and liabilities of the Issuer Trustee to the Security Trustee and the Secured Creditors under, arising from or in connection with the Transaction Documents or the underwriting agreement identified in the prospectus supplement which are secured under the Master Security Trust Deed and the General Security Deed.

SMART Receivables Pool	means, for each Trust, the pool of SMART Receivables selected by the Manager from the indicative receivables pool or other available Receivables, as described in the relevant prospectus supplement, and purchased by the Issuer Trustee of such Trust with effect from the Cut-Off Date.

Termination Payment Date	means the Distribution Date by which the Issuer Trustee reasonably believes that the sale and distribution of the assets of the Trust will be completed and which is declared by the Issuer Trustee on the direction of the Servicer and the Manager to be the Termination Payment Date of the Trust.

Trust Indenture Act	means the United States Trust Indenture Act of 1939, as amended.

Transaction Documents	means the Series Supplement, the Master Trust Deed insofar as it relates to the relevant Trust, any Trust Creation Deed, the fixed rate swap agreement and the swap confirmations entered into under such agreement, each currency swap agreement and the currency swaps entered into under such agreements, the Master Sale and Servicing Deed insofar as it relates to the relevant Trust, any Letter of Offer or Transfer Proposal under which the SMART Receivables will be sold to the Issuer Trustee, the Master Security Trust Deed insofar as it relates to the relevant Trust, the General Security Deed, the US$ Note Trust Deed, each Note, the US$ Note Conditions, the Agency Agreement, the Regulation AB Compliance Agreement and any other document which the Manager and the Issuer Trustee agree will be a Transaction Document with respect to the relevant Trust.

Voting Entitlement

means the number of votes which the Voting Secured Creditors would be entitled to exercise on a particular date if a meeting of Voting Secured Creditors were held on that date. In respect of a given Voting Secured Creditor and subject to the General Security Deed, this number is calculated:

•       by dividing the Secured Moneys owing to that Voting Secured Creditor in respect of the relevant Trust by 10; and

•       rounding the resulting figure to the nearest whole number (exact half numbers to be rounded up).

The US$ Note Trustee will have a Voting Entitlement equal to the aggregate Voting Entitlement (determined in accordance with the foregoing) for all US$ Noteholders.

In calculating the Secured Moneys for the purpose of the definition of “Voting Entitlements” and “Voting Secured Creditors”, any Secured Moneys owing to US$ Noteholders will be converted to Australian dollars from U.S. dollars at the A$ Exchange Rate.

Warehouse Trust	means a trust established under the Master Trust Deed for the warehousing of Receivables.

You should rely only on the information contained in this prospectus supplement or the prospectus. We have not authorised anyone to provide you with different information. We are not offering the US$ notes in any state or jurisdiction where the offer is not permitted.

SMART ABS Series 2012-4US Trust

Issuing Entity or Trust

Perpetual Trustee Company Limited

(ABN 42 000 001 007)

in its capacity as trustee of the Trust

Issuer Trustee

Macquarie Leasing Pty Limited

(ABN 38 002 674 982)

Depositor, Sponsor, Originator and Servicer

Macquarie Securities Management Pty Limited

(ABN 26 003 435 443)

Manager

US$600,000,000

US$144,000,000	Class A-1 Asset Backed Fixed Rate Notes

{US$186,000,000}	Class A-2a Asset Backed Fixed Rate Notes
Class A-2b Asset Backed Floating Rate Notes

{US$188,000,000}	Class A-3a Asset Backed Fixed Rate Notes
Class A-3b Asset Backed Floating Rate Notes

{US$82,000,000}	Class A-4a Asset Backed Fixed Rate Notes
Class A-4b Asset Backed Floating Rate Notes

PROSPECTUS SUPPLEMENT

Joint Lead Managers and Bookrunners for the US$ notes

J.P. Morgan and RBS

Joint Lead Manager for the US$ notes

Macquarie

Co-Manager for the US$ notes

ANZ Securities

Dealer Prospectus Delivery Obligation. Until 90 days after the date of this prospectus supplement all dealers that effect transactions in these securities, whether or not participating in the offering, may be required to deliver a prospectus supplement and prospectus. This is in addition to the dealers’ obligation to deliver a prospectus supplement and prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.